     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1999



                                                      REGISTRATION NO. 333-78731

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------



                                AMENDMENT NO. 1


                                       TO




                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                       ANTHONY & SYLVAN POOLS CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                OHIO                                 1799                              31-1522456
    (STATE OR OTHER JURISDICTION         (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER IDENTIFICATION NO.)
 OF INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)


                                 220 PARK DRIVE
                              CHARDON, OHIO 44024

                                 (440) 285-7946

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                STUART D. NEIDUS

                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER


                       ANTHONY & SYLVAN POOLS CORPORATION

                                 220 PARK DRIVE
                              CHARDON, OHIO 44024

                                 (440) 285-7946

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:
                            MARY ANN JORGENSON, ESQ.
                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                               127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1304
                                 (216) 479-8500
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
            Upon consummation of the transactions described herein.
                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                                                    PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AMOUNT TO                          AGGREGATE VALUE OF       AMOUNT OF
       SECURITIES TO BE REGISTERED          BE REGISTERED(1)    PRICE PER UNIT(2)    TRANSACTION(3)       FILING FEE(4)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                      4,094,021            $19.66          $316,412,842.50         $63,283
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) Represents the number of common shares of Anthony & Sylvan Pools Corporation to be issued in connection with the split-off of Anthony & Sylvan from Essef.


(2) Represents an estimate of the price per unit determined pursuant to Rule 0-11(c)(1) and Rule 0-11(a)(4) of the Exchange Act based on the sum of (a) the cash payment of $19.09 per Essef common share and (b) the book value of Anthony & Sylvan as of March 31, 1999, per Anthony & Sylvan share to be issued in connection with the split-off, which is $1.13 per share.



(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 14a-6(i)(4) and Rule 0-11(c)(1) of the Exchange Act, based on the (a) the cash payment of $19.09 per Essef common share; (b) the number of Essef common shares outstanding as of March 31, 1999, which was 13,073,400, plus the number of Essef common shares subject to options exerciseable prior to the expected effective date of the merger which is 3,302,682; and (c) the book value of Anthony & Sylvan as of March 31, 1999.



(4) The registration fee of $63,283 for the securities registered hereby has been calculated pursuant to Rule 14a-6(i)(4) and Rule 0-11(c)(1) of the Exchange Act. In accordance with Rule 0-11(a)(2) under the Exchange Act, the $6,638.00 previously paid by Anthony & Sylvan upon the filing of its registration statement on Form S-1, File No. 333-63573, has been credited against the registration fee payable in connection with this filing. The remaining amount, $56,645, has been previously paid by Essef under the reference "Essef."

                            ------------------------

THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ESSEF LOGO

                 MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

                                         , 1999

Dear Shareholder:

     As you may know, the board of directors of Essef Corporation has agreed on a merger with Pentair, Inc. The merger will give you the opportunity to realize the substantial value we have achieved in our swimming pool and spa equipment and water treatment and systems equipment businesses. If we complete the merger, Essef will become a wholly-owned subsidiary of Pentair. We need approval of our shareholders to complete the merger.


     Concurrently with the merger, we will distribute all the common shares of Anthony & Sylvan Pools Corporation to our shareholders on a pro rata basis. For purposes of the securities laws, we may be deemed to be an underwriter of Anthony & Sylvan common shares. The split-off of Anthony & Sylvan common shares will allow you to continue to participate in the swimming pool sales and installation business.


     In exchange for each common share of Essef you own:


     - Pentair will pay you $18.97 in cash; and


     - we will distribute to you 0.25 of a share of Anthony & Sylvan.

     TO READ ABOUT RISKS IN CONNECTION WITH THE MERGER AND THE SPLIT-OFF AND RISKS ASSOCIATED WITH OWNING THE ANTHONY & SYLVAN COMMON SHARES THAT WE WILL DISTRIBUTE TO YOU IN THE SPLIT-OFF, SEE "RISK FACTORS" BEGINNING ON PAGE 13 OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

     We cannot complete the merger unless the holders of two-thirds of our shares vote for adoption of the merger agreement. We have scheduled a special meeting for you to vote on this matter. YOUR VOTE IS VERY IMPORTANT.


     If you owned shares of Essef at the close of business on June 14, 1999, you are entitled to vote at the meeting.



     Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you need assistance in voting your shares, please call our proxy solicitor, Morrow & Co., Inc., toll free at (800) 662-5200. The meeting will be held:



    FRIDAY, AUGUST 6, 1999


    9:00 A.M.

    220 PARK DRIVE
    CHARDON, OHIO 44024

     The accompanying proxy statement/prospectus provides detailed information about the meeting, the proposed merger, and the split-off of the common shares of Anthony & Sylvan. In addition, the proxy statement/prospectus describes Anthony & Sylvan's business, management, and financial condition. We encourage you to read all of the proxy statement/prospectus carefully. In addition, you can find more information about us and about Anthony & Sylvan in documents that we have filed with the Securities and Exchange Commission.

     Your board strongly supports this combination with Pentair, and recommends that you vote in favor of the merger.

                                          --------------------------------------
                                          Ralph T. King
                                          Chairman of the Board
                                          Essef Corporation

                                          --------------------------------------
                                          Thomas B. Waldin
                                          President and Chief Executive Officer
                                          Essef Corporation

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE ANTHONY & SYLVAN COMMON SHARES TO BE DISTRIBUTED TO YOU UNDER THIS PROXY STATEMENT/PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement/prospectus is dated                , 1999 and is being
first mailed to shareholders on or about                , 1999.

                             ADDITIONAL INFORMATION

     This proxy statement/prospectus incorporates important business and financial information about Essef that is not included in or delivered with this document. This information is available to you without charge upon written or oral request. You may obtain information about us by requesting information from the person and at the address or telephone number listed below:

     Mark E. Brody
     Vice President, Finance
     Essef Corporation
     220 Park Drive
     Chardon, Ohio 44024
     (440) 286-2200


     IF YOU WOULD LIKE TO REQUEST ANY DOCUMENTS FROM US, PLEASE DO SO BY JULY 30, 1999 TO ENSURE TIMELY DELIVERY.



     See "Where You Can Find More Information" beginning on page 100.

                               ESSEF CORPORATION

                                 220 PARK DRIVE
                              CHARDON, OHIO 44024

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 6, 1999



     A special meeting of the shareholders of Essef Corporation will be held on Friday, August 6, 1999 at 9:00 a.m., Eastern time, at Essef's headquarters, 220 Park Drive, Chardon, Ohio 44024. At that meeting, we will ask you to:


     - consider and vote on a proposal to adopt a merger agreement among Essef, Pentair, Inc., and Northstar Acquisition Company; and

     - consider any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

     Concurrently with the merger, we will distribute all the common shares of Anthony & Sylvan Pools Corporation to our shareholders on a pro rata basis. In exchange for each common share of Essef you own:


     - Pentair will pay you $18.97 in cash; and


     - we will distribute to you 0.25 of a share of Anthony & Sylvan.

After the merger, Essef will be a wholly-owned subsidiary of Pentair. After the split-off, Anthony & Sylvan will operate as an independent public company. The merger and split-off will occur on the terms and conditions contained in the merger agreement and the related documents.


     If you owned shares of Essef at the close of business on June 14, 1999, you are entitled to vote at the special meeting and at any adjournments and postponements of that meeting.


     Whether or not you expect to attend the meeting, please fill in, sign, and date the enclosed proxy card and promptly return it in the postage-paid return envelope provided to:


          National City Bank


          4100 West 150th Street


          3rd Floor, North Annex


          Cleveland, Ohio 44135


In order to avoid the additional expense of more solicitation, we ask you to cooperate in mailing your proxy card promptly.

     If you decide later that you will attend the meeting or, for any other reason, you decide to revoke or change your proxy, you may do so at any time before we vote your proxy.

     PLEASE DO NOT SEND ANY SHARE CERTIFICATES WITH YOUR PROXY CARD.

     After we complete the merger, Bank of America National Trust and Savings Association, the depositary, will send you instructions on how to receive your cash payment and share certificates for the Anthony & Sylvan common shares.

                                          By order of the board of directors,

                                          --------------------------------------
                                          Mary Ann Jorgenson
                                          Secretary of Essef Corporation
Cleveland, Ohio
             , 1999

     To find any one of the principal sections identified below, simply bend the document slightly to expose the gray tabs and open the document to the tab which corresponds to the title of the section you wish to read.

                                                               TABLE OF CONTENTS
                            QUESTIONS AND ANSWERS ABOUT THE PENTAIR/ESSEF MERGER
                                                                         SUMMARY
                                                                    RISK FACTORS
                                                 THE SPECIAL SHAREHOLDER MEETING
                                                                      THE MERGER
                                                            THE MERGER AGREEMENT
                                                                   THE SPLIT-OFF
                                                                ANTHONY & SYLVAN
                          FINANCIAL INFORMATION ABOUT ESSEF AND ANTHONY & SYLVAN MANAGEMENT'S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                                  OPERATIONS OF ANTHONY & SYLVAN
                                                          ADDITIONAL INFORMATION
                                             WHERE YOU CAN FIND MORE INFORMATION

                                                                         ANNEXES



                                        FINANCIAL STATEMENTS OF ANTHONY & SYLVAN

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE PENTAIR/ESSEF MERGER........    1
SUMMARY.....................................................    3
  The Companies.............................................    3
  Reasons for the Merger....................................    3
  Board Recommendation to Shareholders......................    4
  Special Shareholder Meeting...............................    4
  The Merger................................................    4
  The Split-Off.............................................    8
  Summary Consolidated Financial Data.......................   10
RISK FACTORS................................................   13
THE SPECIAL SHAREHOLDER MEETING.............................   18
  Purpose of the Special Shareholder Meeting................   18
  Record Date; Voting Rights; Proxies.......................   18
  Quorum....................................................   19
  Required Vote.............................................   19
  Solicitation of Proxies...................................   19
  Exchange of Certificates After We Complete the Merger.....   19
THE MERGER..................................................   21
  Background of the Merger..................................   21
  Reasons for the Merger; Recommendation of Our Board.......   22
  Cautionary Statement Concerning Forward-Looking
     Statements.............................................   25
  Fairness Opinion of Financial Advisor.....................   26
  Interests of Executive Officers and Directors in the
     Merger.................................................   35
       Outstanding Stock-Based Awards.......................   35
       Employment Agreements................................   36
       Anthony & Sylvan Stock Options.......................   36
  Certain Effects of the Merger.............................   36
  Material Federal Income Tax Consequences..................   37
  Regulatory Matters........................................   38
  Dissenters' Rights........................................   38
THE MERGER AGREEMENT........................................   40
  The Merger................................................   40
  Effective Date............................................   40
  Conversion of Our Common Shares...........................   40
  Conversion of Our Stock Options...........................   41
  Conduct of Business Prior to Effective Time...............   42
  No Solicitation...........................................   44
  Termination...............................................   45
       Termination Rights...................................   45
       Termination Fees; Termination Fee Triggers...........   46
  Amendment; Waiver.........................................   46
  Conditions to Completion of the Merger....................   47
       Conditions to Pentair's Obligation and Essef's
        Obligation to Complete the Merger...................   47
       Conditions to Our Obligation to Complete the
        Merger..............................................   47
       Conditions to Obligations of Pentair and Northstar
        Acquisition to Complete the Merger..................   47
  Representations and Warranties............................   48
THE SPLIT-OFF...............................................   49
  Anticipated Structure of the Split-Off....................   49
  Transition Agreement......................................   49
       Operations of Anthony & Sylvan.......................   50
       Intercompany Liabilities and Intercompany Dividend...   50
       Transferred Employees................................   51


                                                               TABLE OF CONTENTS

       Employee Benefits........................................................................         51
       Transition Services......................................................................         51
       Representations and Warranties; Disclaimers..............................................         52
       Release and Indemnification..............................................................         52
       Use of Names; Intellectual Property......................................................         53
       Conditions to the Split-Off..............................................................         53
       Termination..............................................................................         54
       Amendment or Modification................................................................         54
  Tax Sharing Agreement.........................................................................         54
       Overview.................................................................................         54
       Tax Benefit to Pentair...................................................................         55
       Determination of Tax Benefit to Pentair..................................................         55
       Tax Benefit Payment......................................................................         56
  Relationship and Transactions with Essef Following the Split-Off..............................         56
ANTHONY & SYLVAN................................................................................         57
  Business......................................................................................         57
  Swimming Pool Sales and Installation Industry.................................................         57
  Marketing and Sales...........................................................................         57
  Competition in the Swimming Pool Sales and Installation Industry..............................         58
  Principal Suppliers and Subcontractors........................................................         58
  Facilities....................................................................................         58
  Legal Proceedings.............................................................................         58
  Non-Management Employees......................................................................         59
  Management....................................................................................         59
       Directors, Executive Officers and Key Employees..........................................         59
       Committees of the Board of Directors.....................................................         60
       Compensation.............................................................................         62
       Indemnification..........................................................................         62
       Executive Compensation...................................................................         62
       Employment Agreements....................................................................         63
       1999 Long-Term Incentive Plan............................................................         64
  Principal Shareholders........................................................................         70
  Description of Capital Stock of Anthony & Sylvan..............................................         72
       Possible Effects of Certain Provisions of Anthony & Sylvan's
          Organizational Documents and Ohio Law.................................................         73
       Transactions and Relationships with Interested Parties...................................         74
       Chapter 1704 Transactions................................................................         75
       Admission for Listing on Nasdaq SmallCap Market..........................................         75
  Dividend Policy...............................................................................         76
  Capitalization................................................................................         77
SELECTED CONSOLIDATED FINANCIAL DATA OF ESSEF CORPORATION.......................................         78
SELECTED CONSOLIDATED FINANCIAL DATA OF ANTHONY & SYLVAN........................................         79
UNAUDITED PRO FORMA FINANCIAL DATA OF ANTHONY & SYLVAN..........................................         81
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS THREE MONTHS ENDED MARCH 31, 1999..................         81
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS YEAR ENDED DECEMBER 31, 1998.......................         82
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ANTHONY
  & SYLVAN......................................................................................         83
  Overview......................................................................................         83
  Results of Operations.........................................................................         84
  Quarterly Results of Operations...............................................................         87
  Liquidity and Capital Resources...............................................................         88
  Cyclicality and Seasonality...................................................................         89
  Inflation.....................................................................................         89


TABLE OF CONTENTS

  Year 2000 Matters.............................................................................         89
PRINCIPAL SHAREHOLDERS..........................................................................         91
MARKET PRICES AND DIVIDEND POLICY...............................................................         94
MATERIAL DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS OF ESSEF AND ANTHONY & SYLVAN................         95
  Authorized Shares.............................................................................         95
  Amendments to Articles of Incorporation or Code of Regulations................................         95
  Special Meetings of Shareholders..............................................................         96
  Number of Directors; Classified Board of Directors............................................         96
  Removal of Directors..........................................................................         96
  Vote Required to Approve Merger, Consolidation, Sale of Substantially All Assets..............         97
OTHER MATTERS...................................................................................         98
LEGAL MATTERS...................................................................................         98
EXPERTS.........................................................................................         98
SHAREHOLDER PROPOSALS...........................................................................         98
WHERE YOU CAN FIND MORE INFORMATION.............................................................        100
ANNEX A -- Agreement and Plan of Merger.........................................................        A-1
ANNEX B -- Transition Agreement.................................................................        B-1
ANNEX C -- Tax Sharing Agreement................................................................        C-1
ANNEX D -- Fairness Opinion of Rhone Group LLC..................................................        D-1
ANNEX E -- Section 1701.85 of the Ohio Revised Code.............................................        E-1
FINANCIAL STATEMENTS OF ANTHONY & SYLVAN........................................................        F-1


                                                               TABLE OF CONTENTS

                        QUESTIONS AND ANSWERS ABOUT THE
                              PENTAIR/ESSEF MERGER

Q: WHY ARE PENTAIR AND ESSEF PROPOSING TO MERGE?

A: Pentair is acquiring Essef as part of its strategy to grow its existing water technologies business by expanding its product line into our water treatment systems and equipment and swimming pool and spa equipment businesses. The products offered by Pentair and Essef have very little overlap. The combined product lines will enhance Pentair's ability to add to market share in the water treatment and systems market. The Essef board believes the transaction maximizes value to our shareholders, allows our shareholders to continue to participate in part of the business and puts the two other business segments into a company with synergistic businesses and more access to capital.

Q: WHAT DO I NEED TO DO NOW?


A: Just mail your signed and dated proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special shareholder meeting to vote on the merger. The meeting will take place on August 6, 1999. Our board of directors unanimously recommends the merger.


Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send in a later-dated, signed proxy card before the meeting or attend the meeting in person and vote.

   You may send a new proxy card to the following address:


   National City Bank


   4100 West 150th Street


   3rd Floor, North Annex


   Cleveland, Ohio 44135


Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker may vote your shares only if you provide instructions on how to vote. Please tell your broker how to vote your shares. If you do not tell your broker how to vote, your broker will not vote your shares.

Q: SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A: No. If you continue to hold your Essef shares when we complete the merger, Bank of America National Trust and Savings Association, the depositary, will send you written instructions describing how to turn in your old Essef share certificates in exchange for your cash payment from Pentair and shares of Anthony & Sylvan from Essef.

Q: DO THE PENTAIR SHAREHOLDERS NEED TO ADOPT THE MERGER WITH PENTAIR?

A: No, the Pentair shareholders do not need to adopt the merger.

Q: WILL I STILL BE A SHAREHOLDER OF ESSEF AFTER THE MERGER?

A: No, you will not. Pentair will pay you cash and we will distribute common shares of Anthony & Sylvan in exchange for your Essef common shares. Essef common shares will be delisted from the Nasdaq National Market, and Pentair will own all of them.

                            QUESTIONS AND ANSWERS ABOUT THE PENTAIR/ESSEF MERGER

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working to complete the merger as quickly as possible. We hope to complete the merger during the third quarter of 1999. However, we may complete the merger later if:

   - all applicable antitrust waiting periods have not expired by that time; or

   - other conditions to the merger have not been satisfied by that time.

Q: WILL THE ANTHONY & SYLVAN SHARES BE LISTED ON A PUBLIC MARKET OR EXCHANGE?


A: Yes. Anthony & Sylvan intends to apply to have its common shares listed on the Nasdaq SmallCap Market. Its proposed symbol is "SWIM." However, we cannot assure you that a market for Anthony & Sylvan common shares will develop or, if a market develops, that it will continue. If Anthony & Sylvan does not meet the qualifications for listing on the Nasdaq SmallCap Market, you will be able to trade your Anthony & Sylvan shares on the over-the-counter market.


Q: WHEN WILL I BE ABLE TO TRADE MY ANTHONY & SYLVAN SHARES?

A: You will be able to trade your Anthony Sylvan shares as soon as we complete the merger.

Q: WHAT IF I HAVE QUESTIONS?


A: If you have more questions about how to exchange your shares of Essef for cash and shares of Anthony & Sylvan, you should contact:



   National City Bank


   4100 West 150th Street


   3rd Floor, North Annex


   Cleveland, Ohio 44135


Q: WHAT MUST I DO TO BE ABLE TO EXERCISE MY DISSENTERS' RIGHTS?

A: You may exercise your dissenters' rights only if you did not vote for the merger, and within 10 days after the special shareholder meeting you must send us your demand for payment.


   You may find more information from various sources as described under "Where You Can Find More Information" beginning on page 100.



Q: WHAT IS THE ROLE OF ESSEF IN THE DISTRIBUTION OF MY ANTHONY & SYLVAN SHARES?



A: Unless and until we complete the split-off, Essef will own indirectly 100% of the outstanding shares of Anthony & Sylvan. As a result, Essef may be deemed an underwriter of the distribution of the Anthony & Sylvan shares to you. Therefore, Essef may be subject to liability if the information in this proxy statement/prospectus is incorrect or misleading.


QUESTIONS AND ANSWERS ABOUT THE PENTAIR/ESSEF MERGER

                                    SUMMARY


     Because this is a summary, it does not contain all the information that may be important to you. Before you decide how to vote, you should carefully read this entire proxy statement/prospectus and all of its annexes and all the documents to which it refers. For a description of the documents referred to in this proxy statement/prospectus, you should review "Where You Can Find More Information" beginning on page 100.


THE COMPANIES

Pentair, Inc.
Waters Edge Plaza
1500 County Road B2 West
Saint Paul, Minnesota 55113-3105
(651) 636-7920

     Pentair is a diversified industrial manufacturer that acquires, operates and develops manufacturing companies. Pentair conducts its business in three operating groups: the Professional Tools and Equipment Group comprising the manufacture of power tools and equipment for professionals and do-it-yourselfers; the Water and Fluid Technologies Group comprising the development of technologies and products related to the treatment and transportation of water, wastewater and other fluids; and the Electrical and Electronic Enclosures Group comprising the manufacture of metallic and composite enclosures that house and protect sensitive electrical controls and electronic components. Pentair employs approximately 10,000 people in 60 manufacturing and distribution locations in North America, Europe and Asia.

Essef Corporation
220 Park Drive
Chardon, Ohio 44024
(440) 286-2200

     We design, manufacture and distribute products and technologies used in moving, treating, storing and enjoying water. We operate in three segments: the swimming pool and spa equipment segment comprising the manufacture and distribution of filtration systems, pumps, heaters, control valves, lights, accessories and tile; the water treatment and systems equipment segment comprising the manufacture and distribution of fiberglass-reinforced pressure vessels and subsystems for water and other liquids; and the swimming pool sales and installation segment comprising the sale and installation of residential in-ground concrete swimming pools. Not including our swimming pool sales and installation business, we employ approximately 2,000 people and operate from 12 manufacturing and distribution locations throughout the United States, Europe and India. In our swimming pool sales and installation business, we employ approximately 700 people and operate in 40 sales offices throughout the United States.

REASONS FOR THE MERGER

     We believe that the merger with Pentair will give you the opportunity to realize the substantial value we have achieved in our swimming pool and spa equipment and water treatment and systems equipment businesses. In addition, the split-off will allow you to continue to participate in the swimming pool sales and installation business. To review our

                                                                         SUMMARY
reasons for the merger in detail, as well as how we came to agree on the merger, see "The Merger -- Reasons for the Merger; Recommendations of Our Board" beginning on page 22.


BOARD RECOMMENDATION TO SHAREHOLDERS

     OUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED MERGER IS IN YOUR BEST INTERESTS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

SPECIAL SHAREHOLDER MEETING


     If you owned Essef shares as of the close of business on June 14, 1999, you are entitled to vote at the special shareholder meeting. As of that date, a total of 13,077,566 shares were eligible to vote at the meeting. At the meeting, you will consider and vote upon a proposal to adopt the merger agreement.


THE MERGER

     THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY
STATEMENT/PROSPECTUS. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT IN ITS ENTIRETY BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

  WHAT WILL HAPPEN TO ESSEF AT THE TIME OF THE MERGER (SEE PAGE 40)

     At the time of the merger, Pentair will pay you cash and we will distribute shares of Anthony & Sylvan to you in exchange for your shares of Essef. Upon completion of the merger,

     - we will be a wholly-owned subsidiary of Pentair; and

     - Anthony & Sylvan will be an independent public company.

  WHAT YOU WILL RECEIVE IN THE MERGER (SEE PAGE 40)

     Concurrently with the merger, we will distribute all the shares of Anthony & Sylvan to our shareholders on a pro rata basis. In exchange for each share of Essef you own:


     - Pentair will pay you $18.97 in cash; and


     - we will distribute to you 0.25 of a share of Anthony & Sylvan.

     We will not distribute fractional shares of Anthony & Sylvan in the split-off. Therefore, the total number of Anthony & Sylvan shares that we will distribute as partial payment for your Essef common shares will be rounded down to the nearest whole number. We will send you a cash payment based on the value of the remaining fraction of a share of Anthony & Sylvan that you would otherwise be entitled to receive. Neither we nor Pentair will pay you any interest on the cash portion of the merger consideration.


     Example: If you own 100 shares of Essef, then as a result of the merger and split-off, you will be entitled to receive $1,897 in cash and 25 shares of Anthony & Sylvan.


SUMMARY

  CONVERSION OF ESSEF STOCK OPTIONS (SEE PAGE 41)

     In addition, if you own any option to purchase shares of Essef, those stock options will become exercisable and vested. Your option will then be converted into the right to receive:


     - from Pentair, $18.97 less the exercise price per share of the stock option; and


     - from Essef, 0.25 of a share of Anthony & Sylvan.

     If you are to become an Anthony & Sylvan employee or director and you own any option to purchase shares of Essef, your option and its exercise price will be allocated on a pro-rata basis between:


     - an option to acquire Essef shares, which will be converted into the right to receive from Pentair $18.97 less the portion of the exercise price per share of your option allocable to the part of Essef being merged into Pentair; and



     - an option to acquire Anthony & Sylvan shares at the portion of the exercise price per share of your option allocable to the Anthony & Sylvan part of the Essef business.



     Formulas describing this process are described on page 43.


  PAYMENT FOR YOUR SHARES (SEE PAGE 40)

     Immediately before the merger, Pentair will deposit the cash portion of the merger consideration with the depositary, Bank of America National Trust and Savings Association. At the same time, we will deposit the shares of Anthony & Sylvan with Bank of America. As soon as we complete the merger, Bank of America will mail you a letter of transmittal and instructions for you to use to turn in your Essef share certificates in exchange for cash and shares of Anthony & Sylvan.

  RISK FACTORS (SEE PAGE 13)

     This proxy statement/prospectus describes the merger and Anthony & Sylvan, including a number of risks associated with the swimming pool sales and installation business. We discuss those risks beginning on page 13.

  INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE 35)

     Some of our executive officers have interests in the merger in addition to their interests as our shareholders. These other interests exist because of:

     - rights that the executive officers have under our employee incentive, benefit, and compensation plans; and

     - other employment agreements that the executive officers have with us.

     As a result of the merger, unvested stock options of executive officers granted under Essef plans will become exercisable. In addition, because of the federal income tax consequences of the vesting of those options, other benefits will be payable to one of our executive officers pursuant to the terms of his employment agreement. Finally, several executive officers will receive stock options relating to shares of Anthony & Sylvan to replace a portion of their Essef stock options rather than receiving shares of Anthony & Sylvan.

                                                                         SUMMARY

  CONDITIONS TO THE MERGER (SEE PAGE 47)


     The completion of the merger has a number of conditions, including the following, any of which may be waived by one party or the other:

     - accuracy of the representations and warranties made in the merger agreement;

     - adoption of the merger agreement by our shareholders;

     - expiration of waiting periods under antitrust laws;

     - absence of other orders by any court or governmental entity, statute or law which would prohibit or materially restrict consummation of the merger;

     - performance by the parties in all material respects of their agreements contained in the merger agreement; and

     - satisfaction of all conditions to the split-off.


  TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 45)



     We can agree to terminate the merger agreement without completing the merger. In addition, either of us acting alone can terminate the merger agreement under the circumstances described on page 45.



  TERMINATION FEES (SEE PAGE 46)



     The merger agreement provides for termination fees that could discourage other companies from trying or proposing to combine with us before we complete the merger. The merger agreement requires us to pay to Pentair a termination fee if the merger agreement is terminated under the circumstances described beginning on page 45. The amount of the termination fee is dependent on the reason for termination. We discuss how the termination fee is determined beginning on page 46. Termination provisions are customary for transactions like the merger. We agreed to the amount of the fees and the circumstances under which they are payable after extensive negotiation. Our financial advisor advised our board that the amount of these fees is within a customary range when compared to similar transactions.


  REGULATORY MATTERS (SEE PAGE 38)

     Under federal antitrust law, we must submit information to regulatory authorities about the merger and about us and Pentair. Before we complete the merger, the waiting periods required under those antitrust laws must have expired.


  FAIRNESS OPINION OF FINANCIAL ADVISOR (SEE PAGE 26)


     In deciding to approve the merger, our board considered the opinion from our financial advisor as to the fairness from a financial point of view of the cash and Anthony & Sylvan shares to be received by our shareholders.


     We received an opinion from our financial advisor, Rhone Group LLC, that as of the date of its opinion, the original merger consideration to be received by the holders of Essef common shares pursuant to the merger agreement was fair to those holders from a financial point of view.


SUMMARY

     After April 30, 1999, Essef agreed to reduce the cash portion of the merger consideration. Rhone Group confirmed to Essef that subject to the matters set forth in its opinion dated April 30, 1999, it could have delivered the same opinion on April 30, 1999 if the cash portion of the merger consideration on that date had been $18.97 per Essef common share instead of $19.09 per Essef common share.



  MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 37)


     To the extent that you have held your Essef shares for more than one year and to the extent that those shares are capital assets, you will recognize long-term capital gain as a result of the merger. The amount of long-term capital gain you will recognize will be equal to the amount by which the sum of the following two amounts exceeds your federal income tax basis in your Essef shares:

     - amount of any cash you receive, including cash you receive in lieu of Anthony & Sylvan fractional shares; and

     - the fair market value, as of the time of the merger, of the shares of Anthony & Sylvan you receive.


  DISSENTERS' RIGHTS (SEE PAGE 38)



     Ohio law permits you to dissent from the merger and have the fair value of your shares appraised by a court and paid to you in cash. In order to do this, you must follow required procedures, including filing required notices and not voting your shares in favor of the merger. In particular you must comply with
Section 1701.85 of the Ohio Revised Code. HOLDERS OF ESSEF SHARES WHO WANT TO EXERCISE THEIR DISSENTERS' RIGHTS MUST NOT VOTE IN FAVOR OF THE MERGER AT THE ESSEF SPECIAL SHAREHOLDER MEETING AND MUST SEND A WRITTEN DEMAND FOR PAYMENT FOR THEIR SHARES WITHIN 10 DAYS AFTER THE SPECIAL MEETING. The full text of Section 1701.85 is attached as Annex E to this proxy statement/prospectus. WE ENCOURAGE YOU TO READ SECTION 1701.85 IN ITS ENTIRETY. You will not receive the $18.97 per share in cash or shares of Anthony & Sylvan, if you dissent and follow all of the required procedures. Instead, you will receive only cash in the amount of the value of your Essef shares.



  VOTES REQUIRED (SEE PAGE 19)


     Two-thirds of the outstanding shares must vote to adopt the merger for it to be approved. A majority of our issued and outstanding shares must be present either in person or by proxy for any vote to be valid.


  MARKET PRICES OF ESSEF COMMON SHARES (SEE PAGE 94)


     On April 29, 1999, the last day of trading before we announced our proposed merger with Pentair, the following were the sales prices of our common shares as quoted on the Nasdaq National Market:

     - high price, $19.00 per share;

     - low price, $18.50 per share; and

     - closing price, $18.56 per share.

                                                                         SUMMARY

     On June 21, 1999, the most recent practicable date before we printed this proxy statement/prospectus, the following were the sales prices of our common shares as quoted on the Nasdaq National Market:



     - high price, $19.50 per share;



     - low price, $19.125 per share; and



     - closing price, $19.125 per share.


THE SPLIT-OFF

     THE TRANSITION AGREEMENT GOVERNS THE RELATIONSHIP BETWEEN US AND ANTHONY & SYLVAN BEFORE AND AFTER THE MERGER AND IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS. WE ENCOURAGE YOU TO READ THE TRANSITION AGREEMENT IN ITS ENTIRETY BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE SPLIT-OFF.


  HOW THE SPLIT-OFF WILL OCCUR (SEE PAGE 49)


     Anthony & Sylvan is an indirect wholly-owned subsidiary of Essef. Immediately before we complete the merger, Anthony & Sylvan will be split off from Essef through the partial redemption of Essef shares with Anthony & Sylvan shares.


  REASONS FOR THE SPLIT-OFF (SEE PAGE 49)


     The split-off is an integral part of the transaction and is being done to address the competitive concerns of our swimming pool and spa equipment customers. Pentair did not desire to acquire our swimming pool sales and installation business. It will also allow our shareholders to continue to participate in the swimming pool sales and installation business.


  TERMS OF THE SPLIT-OFF (SEE PAGE 50)


     In connection with the split-off, Essef and Anthony & Sylvan have agreed to the following:

     - Anthony & Sylvan will pay Essef an intercompany dividend in the amount of $17,000,000 that may be:

       - increased by the amount by which Anthony & Sylvan's net assets on June 30, 1999 exceed $40,836,000; and

       - decreased by the amount by which the merger tax benefit realized by Pentair exceeds $4,200,000.

     - Anthony & Sylvan will pay Pentair, with a senior subordinated note, an amount equal to the amount, if any, by which the merger tax benefit realized by Pentair is less than $4,200,000;

     - Essef has agreed to forgive any intercompany liability at the same time as the payment of the intercompany dividend and has agreed that Anthony & Sylvan will treat those remaining intercompany liabilities as a contribution to the capital of Anthony & Sylvan;

     - Anthony & Sylvan has agreed to indemnify Pentair and Essef under the circumstances described beginning on page 53;

SUMMARY

     - Essef has agreed to indemnify Anthony & Sylvan under the circumstances described beginning on page 52; and



     - Anthony & Sylvan may request and we will provide the transition services described beginning on page 51.



  CONDITIONS TO THE SPLIT-OFF (SEE PAGE 53)


     The completion of the split-off has a number of conditions, including the following, any of which may be waived:

     - we and Pentair have satisfied the conditions to the merger;

     - the Securities and Exchange Commission has declared effective the registration statement of which this proxy statement/prospectus is a part;

     - we have received all third party consents or other approvals relating to the completion of the split-off have been received;

     - Anthony & Sylvan has paid the intercompany dividend to Essef; and

     - there is no order by any court or government entity preventing or materially restricting the completion of the merger.


  TERMINATION OF THE TRANSITION AGREEMENT (SEE PAGE 54)


     If the merger agreement is terminated, the transition agreement will be automatically terminated. In addition, the parties can agree in writing to terminate the transition agreement.


  TRADING MARKET (SEE PAGES 16 AND 75)



     Anthony & Sylvan intends to apply to have its common shares approved for quotation on the Nasdaq SmallCap Market. However, the company may not meet the admission requirements of the Nasdaq SmallCap Market. If Anthony & Sylvan does not meet the qualifications for listing on the Nasdaq SmallCap Market, you will be able to trade your Anthony & Sylvan shares on the over-the-counter market.


                                                                         SUMMARY

SUMMARY CONSOLIDATED FINANCIAL DATA

  ESSEF


     The following table provides selected consolidated financial data of Essef and subsidiaries for each of the fiscal years in the five-year period ended September 30, 1998 and for the six-month periods ended March 31, 1998 and 1999. We prepared the data as of and for each of the fiscal years in the five-year period ended September 30, 1998 using our consolidated audited financial statements. We prepared the selected historical data as of and for the six months ended March 31, 1998 and 1999 using our unaudited consolidated financial statements, and they include, in the opinion of management, all adjustments necessary to present fairly the data for those periods. You should read this selected consolidated financial data along with the historical financial statements and accompanying notes that we have included in this proxy statement/prospectus or incorporated by reference in our Annual Report on Form 10-K for the year ended September 30, 1998. You can obtain this report by following the instructions we have provided in this proxy statement/prospectus under "Where You Can Find More Information" beginning on page 100.


                                                                                             SIX MONTHS ENDED
                                                  YEARS ENDED SEPTEMBER 30,                      MARCH 31,
                                     ----------------------------------------------------   -------------------
                                       1994       1995       1996       1997       1998       1998       1999
                                     --------   --------   --------   --------   --------   --------   --------
                                                        (IN THOUSANDS EXCEPT PER SHARE DATA)
OPERATING DATA:
Net Sales..........................  $126,811   $149,255   $193,788   $306,061   $436,027   $171,374   $208,822
Income from operations.............    10,947     10,777     16,592     22,519     33,857      6,975      6,334
Income from
  operations -- Adjusted(1)........    10,947     10,777     16,592     26,019     33,857      6,975      6,334
Net income.........................     6,995      7,511      9,326     11,766     16,578      2,087      1,106
Net income -- Adjusted(1)..........     6,995      7,511      9,326     14,041     16,578      2,087      1,106
Per Diluted Share:
  Net Income.......................  $   0.49   $   0.51   $   0.62   $   0.81   $   1.12   $   0.14   $   0.07
  Net Income -- Adjusted(1)........      0.49       0.51       0.62       0.97       1.12       0.14       0.07
Return on Shareholders' Equity.....      20.6%      16.8%      17.4%      20.3%      23.1%       N/A        N/A
BALANCE SHEET DATA:
Total Assets.......................  $ 74,171   $106,624   $111,248   $214,883   $266,923   $271,990   $313,994
Working Capital....................    18,212     18,725     15,201     14,148     33,345     54,334     78,962
Long-Term Debt.....................    16,246     20,788     17,512     81,658    112,622    130,671    151,554
Total Debt.........................    17,682     27,693     25,978     87,527    117,334    136,594    157,614
Shareholders' Equity...............    37,896     51,426     53,338     65,446     83,678     67,675     83,732
Debt to Total Capital..............      31.8%      35.0%      32.8%      57.2%      58.4%      66.9%      65.3%
OTHER DATA:
Cash Flow from Operations..........  $  8,317   $ 11,287   $ 16,403   $ 33,077   $ 18,776   $(32,211)  $(34,377)
Capital Expenditures...............     4,906      8,387      6,580     16,058     15,407      9,625      4,717
Depreciation and Amortization......     5,147      5,896      5,467      7,621     12,148      5,413      7,418
Engineering and Development........     3,168      3,925      4,874      5,834      6,056      2,842      2,765
EBITDA.............................    16,733     17,274     22,317     30,004     45,755      7,007      6,212
EBITDA -- Adjusted(1)..............    16,733     17,274     22,317     33,504     45,755      7,007      6,212
Average Shares Outstanding
  Basic............................    12,961     13,809     12,785     12,810     12,893     12,850     13,065
  Diluted..........................    14,387     14,683     15,127     14,541     14,854     14,769     14,967
Market Price of Shares
  High.............................  $   6.86   $   6.95   $   6.95   $  14.67   $  20.91   $  18.18   $  20.91
  Low..............................      4.32       5.26       5.35       6.48      12.40      12.40      13.86
  at Period End....................      5.35       6.57       6.57      14.26      15.91      17.16      15.25
Market Capitalization at Period
  End..............................  $ 69,383   $ 90,783   $ 84,051   $182,615   $206,815   $221,477   $199,307

---------------

(1) "Adjusted" amounts exclude $3,500,000, or $2,275,000 after tax, in plant closing costs incurred in 1997.

SUMMARY

  ANTHONY & SYLVAN


     The following table sets forth summary historical and pro forma operating results, balance sheet and operating data of Anthony & Sylvan. We prepared the summary historical financial data for the year ended December 31, 1996 and for the four-month period ended April 30, 1997, using the audited financial statements of Anthony & Sylvan's predecessor before Anthony & Sylvan's May 1997 acquisition of substantially all of the assets of that predecessor corporation. We prepared the summary historical financial data for the eight months ended December 31, 1997 and the year ended December 31, 1998, using the audited financial statements of Anthony & Sylvan. We prepared the summary historical financial data for the three months ended March 31, 1998 and March 31, 1999, using the unaudited financial statements of Anthony & Sylvan. The summary historical financial data for the three months ended March 31, 1998 and March 31, 1999 include, in the opinion of management, all adjustments necessary to present fairly the data for those periods. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that Anthony & Sylvan may achieve for the fiscal year ending December 31, 1999 or any future period. The summary pro forma data for the year ended December 31, 1998 give effect to the split-off as if it had occurred on January 1, 1998. The summary pro forma data for the three months ended March 31, 1999 give effect to the split-off as if it had occurred on January 1, 1999. The summary pro forma balance sheet data for the three months ended March 31, 1999 give effect to the split-off as if it had occurred as of March 31, 1999. The pro forma operating results for the year ended December 31, 1998 and three months ended March 31, 1999 are not necessarily indicative of what would have occurred had the split-off been made at the beginning of the earliest period presented, and they are not necessarily indicative of results which may occur in the future. You should read the data presented below along with the financial statements and the accompanying notes and other financial information that we have included in this proxy statement/prospectus, set forth on pages 79 and 81 through 91.


                                                                         SUMMARY

                        ANTHONY & SYLVAN'S PREDECESSOR         ANTHONY & SYLVAN
                       --------------------------------   ---------------------------
                                                            FOR THE
                                                             PERIOD
                           YEAR        FOR THE PERIOD     MAY 1, 1997        YEAR
                          ENDED        JANUARY 1, 1997         TO           ENDED
                       DECEMBER 31,          TO           DECEMBER 31,   DECEMBER 31,
                         1996(1)      APRIL 30, 1997(1)     1997(2)          1998
                       ------------   -----------------   ------------   ------------
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Net sales............    $112,167          $28,883          $98,829        $155,765
Cost of sales........      82,018           22,291           70,814         113,873
                         --------          -------          -------        --------
  Gross profit.......      30,149            6,592           28,015          41,892
Selling expenses.....      18,875            6,073           13,578          23,342
Administrative
  expenses...........       9,049            3,980            5,598          13,012
                         --------          -------          -------        --------
  Total operating
    expenses.........      27,924           10,053           19,176          36,354
                         --------          -------          -------        --------
Income/(loss) from
  operations.........       2,225           (3,461)           8,839           5,538
Interest and other
  expense............         354              303            1,637           1,916
                         --------          -------          -------        --------
Income/(loss) before
  taxes..............       1,871           (3,764)           7,202           3,622
Income tax
 expense/(benefit)...         704           (1,350)           2,649           1,434
                         --------          -------          -------        --------
Net income/(loss)....    $  1,167          $(2,414)         $ 4,553        $  2,188
                         ========          =======          =======        ========
Pro forma shares
  outstanding:
  Basic(4)...........                                         3,382           3,357
  Diluted(5).........
Pro forma net
  income/(loss) per
  share:
  Basic(4)...........                                       $  1.35        $   0.65
  Diluted(5).........
BALANCE SHEET DATA:
Working capital......
Total assets.........
Total debt...........
Equity...............
OTHER DATA:
Number of pools
  installed..........       3,803              949            3,162           5,153

                                      ANTHONY & SYLVAN
                       ----------------------------------------------
                                                            PRO FORMA
                        PRO FORMA      THREE      THREE       THREE
                           YEAR        MONTHS     MONTHS     MONTHS
                          ENDED        ENDED      ENDED       ENDED
                       DECEMBER 31,    MARCH      MARCH     MARCH 31,
                         1998(3)      31, 1998   31, 1999    1999(3)
                       ------------   --------   --------   ---------
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Net sales............    $155,765     $18,040    $26,422     $26,422
Cost of sales........     113,873      13,669     20,719      20,719
                         --------     -------    -------     -------
  Gross profit.......      41,892       4,371      5,703       5,703
Selling expenses.....      23,342       3,857      6,333       6,333
Administrative
  expenses...........      14,212       2,520      3,172       3,472
                         --------     -------    -------     -------
  Total operating
    expenses.........      37,554       6,377      9,505       9,805
                         --------     -------    -------     -------
Income/(loss) from
  operations.........       4,338      (2,006)    (3,802)     (4,102)
Interest and other
  expense............       1,360         479      1,095         340
                         --------     -------    -------     -------
Income/(loss) before
  taxes..............       2,978      (2,485)    (4,897)     (4,442)
Income tax
 expense/(benefit)...       1,179        (984)    (1,939)     (1,759)
                         --------     -------    -------     -------
Net income/(loss)....    $  1,799     $(1,501)   $(2,958)    $(2,683)
                         ========     =======    =======     =======
Pro forma shares
  outstanding:
  Basic(4)...........       3,357       3,382      3,353       3,353
  Diluted(5).........
Pro forma net
  income/(loss) per
  share:
  Basic(4)...........    $   0.54     $ (0.44)   $ (0.88)    $ (0.80)
  Diluted(5).........
BALANCE SHEET DATA:
Working capital......                            $(3,046)    $(3,046)
Total assets.........                             58,568      58,568
Total debt...........                             27,661      17,444
Equity...............                              3,783      14,000
OTHER DATA:
Number of pools
  installed..........       5,153         655        971         971

---------------
     (1) In March 1996, Anthony and Sylvan's predecessor acquired the assets of Anthony Pools. This acquisition was accounted for as a purchase, and, accordingly, the results of operations of Anthony Pools are included in Anthony and Sylvan's predecessor's financial statements from the date of acquisition. As a result, period to period comparisons are not necessarily meaningful.
     (2) The acquisition of the Anthony & Sylvan predecessor's assets by Anthony & Sylvan in May 1997 was accounted for as a purchase with the purchase price being allocated to the assets and liabilities based on their estimated fair value as of the date of the acquisition.

     (3) Reflects pro forma adjustments to interest expense as the result of the $17,000,000 payment to Essef funded by external bank financing at the time of the split-off, the contribution to capital of the remaining intercompany debt of Anthony & Sylvan with Essef, and the addition of estimated stand-alone public company administrative expenses to be incurred by Anthony & Sylvan following the split-off.

     (4) Pro forma net income/(loss) per share assumes the conversion of Essef shares and Essef options into Anthony & Sylvan common shares assuming the split-off occurred at the end of each period presented. Historical net income per share prior to the acquisition of Anthony & Sylvan's predecessor by Anthony & Sylvan in May 1997 is not presented as it would not be meaningful.
     (5) Diluted shares and earnings per share are not presented as the utilization of the treasury stock method of calculating earnings per share requires information about Anthony & Sylvan's share price and the exercise price for the stock options to be issued to Anthony & Sylvan employees and directors, which information is not determinable at this time. See pages 41 and 42 for a further description of these stock options.

SUMMARY

                                  RISK FACTORS

     This proxy statement/prospectus contains forward-looking statements which involve a number of risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause actual results to differ materially include, without limitation, the risk factors discussed below and elsewhere in this proxy statement/prospectus. In addition to the other information contained in this proxy statement/prospectus, you should consider the following risk factors carefully before you make a decision on the merger.

THE TERMINATION FEES MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO COMBINE WITH US.

     The merger agreement provides for termination fees that could discourage other companies from trying or proposing to combine with us in an alternative transaction before we complete the merger. An alternative transaction involving us may be more advantageous to our shareholders than the merger. If the merger is terminated for other reasons, termination fees could have a material negative impact on our earnings and financial condition. This may discourage other companies from trying to or proposing to combine with us.


A COURT COULD PREVENT US FROM COMPLETING THE MERGER.



     Even though we have received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Act of 1976, a court could delay or prevent the merger before or after you adopt the merger, and could still require us to divest one or more of our product lines or to agree to various operating restrictions before or after you approve the merger. We cannot guarantee that we could complete any required divestiture for a fair market price.


PENTAIR MAY NOT BE ABLE TO OBTAIN FINANCING TO PAY THE CASH PORTION OF THE MERGER CONSIDERATION.


     Pentair needs to obtain financing for the cash portion of the merger consideration. Pentair has told us that it will use existing credit facilities or proceeds from a public offering of securities. However, we cannot assure you that Pentair's existing credit facilities will be available or sufficient, or that any securities offering by Pentair will be successful. If Pentair cannot pay the cash portion of the merger consideration because it cannot obtain financing, it will breach its obligations under the merger agreement.


A HIGHER THAN EXPECTED TRADING PRICE FOR ANTHONY & SYLVAN MAY ADVERSELY AFFECT ANTHONY & SYLVAN'S OPERATIONS AND ABILITY TO OBTAIN FINANCING.

     The merger consideration to be paid to you is predicated on Pentair receiving a tax benefit from the merger equal to $4,200,000. If the tax benefit is less than $4,200,000, Anthony & Sylvan is required to issue a senior subordinated promissory note to Pentair in a principal amount equal to the tax benefit deficiency. Anthony & Sylvan's issuance of the subordinated promissory note may adversely affect Anthony & Sylvan's ability to obtain financing and to use cash flow from operations to grow its business.

     A key element in determining the tax benefit of the merger is the trading value of Anthony & Sylvan shares immediately following the merger. The higher the Anthony & Sylvan trading value is immediately following the merger, the higher the tax Essef, and therefore Pentair, will owe on the gain resulting from the split-off of Anthony & Sylvan. A higher gain on the split-off of Anthony & Sylvan may result in a lower tax benefit to Pentair.

                                                                    RISK FACTORS

We have discussed the calculation of the tax benefit to Pentair in the merger beginning on page 55.


IF WE COMPLETE THE MERGER AND YOU BECOME AN ANTHONY & SYLVAN SHAREHOLDER, YOU WILL BE SUBJECT TO THE RISKS OF INVESTING IN ANTHONY & SYLVAN.

     If you become an Anthony & Sylvan shareholder, you will continue to be subject to the risks associated with the swimming pool sales and installation business. In addition, you will be subject to the risks affecting Anthony & Sylvan specifically.

ANTHONY & SYLVAN'S GROWTH STRATEGY INVOLVES A VARIETY OF RISKS.

     Anthony & Sylvan has experienced substantial growth in recent years resulting in significant increases in the size, scope and geographic distribution of its operations. Anthony & Sylvan plans to continue its growth strategy through acquisitions and internal expansion. There are risks involved in this growth strategy, including the following:

     - inability to identify, attract or acquire acquisition candidates or identify opportunities for internal growth;

     - difficulties in integrating acquired businesses into Anthony & Sylvan's operations, which could cost money and divert Anthony & Sylvan from other important matters;

     - inability to manage the impact of growth on Anthony & Sylvan's personnel, information systems and financial systems;

     - diversion of management's attention from other ongoing business concerns;

     - difficulty in recruiting additional managers with the skills necessary to operate successfully in new markets or to enhance the management of acquired companies;

     - failure to retain key personnel at acquired companies; and

     - failure of new operations and acquisitions to achieve expected results.

     The costs of expansion and integration of acquisitions may have adverse short-term effects on Anthony & Sylvan's operating results. These costs could include:

     - integration costs, including:

       - converting computer systems;

       - combining space; and

       - standardizing processes and procedures;

     - restructuring charges;

     - accounting and legal fees;

     - investment banking fees; and

     - recognition of transaction-related obligations.

ANTHONY & SYLVAN MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL TO TAKE ADVANTAGE OF ITS GROWTH STRATEGY.

     Anthony & Sylvan may choose to finance future acquisitions by using its shares for all or a portion of the purchase price. If Anthony & Sylvan pays for an acquisition with shares,

RISK FACTORS
the acquisition would reduce the percentage ownership of the then current shareholders. In addition, shares used to finance an acquisition may have rights, preferences or privileges senior to those of then existing shareholders. The extent to which Anthony & Sylvan is willing or able to use shares for acquisitions will depend on its market value from time to time and the willingness of sellers of acquisition targets to accept shares as payment. Because of these factors, Anthony & Sylvan may have difficulty financing acquisitions. If acquisition candidates are unwilling to accept Anthony & Sylvan shares as part of the purchase price, Anthony & Sylvan would be required to use more of its cash resources, if available, to initiate and maintain its acquisition program. In those instances, Anthony & Sylvan may not be able to find sufficient cash resources on acceptable terms, and its growth may be limited.

     Anthony & Sylvan is required to make an intercompany dividend to Essef in connection with the split-off. The amount of this intercompany dividend will be $17,000,000. However, in addition to downward adjustments, this amount may be increased by the amount of the value of the net assets of Anthony & Sylvan as of June 30, 1999 over $40,836,000. Anthony & Sylvan expects to borrow funds from a group of financial institutions under a revolving line of credit to finance the payment of the intercompany dividend. Anthony & Sylvan also intends to borrow funds to finance its working capital needs. If the intercompany dividend is significantly more than $17,000,000, Anthony & Sylvan's ability to obtain financing for working capital purposes will, in turn, be inhibited. We cannot assure you that financial institutions will be willing to provide Anthony & Sylvan with financing in a sufficient amount or on terms acceptable to Anthony & Sylvan.

ANTHONY & SYLVAN HAS NO OPERATING HISTORY AS A STAND-ALONE COMPANY.

     After the merger, Anthony & Sylvan will be a stand-alone public company operating through various subsidiaries. Anthony & Sylvan's previous financial results as our subsidiary may not be representative of what its results would have been had it been a separate, stand-alone public company during the periods presented. For a year after the split-off, Pentair has agreed to provide some tax, legal and technical support services to Anthony & Sylvan on a cost basis as agreed to between Essef and Anthony & Sylvan, if necessary.

     As a stand-alone company, Anthony & Sylvan may experience some difficulties and inefficiencies it did not experience when it was part of Essef. Those difficulties and inefficiencies may include:

     - corporate personnel previously available may not be available to it; and

     - buying power for some services and supplies.

A DOWNTURN IN THE ECONOMY COULD ADVERSELY AFFECT ANTHONY & SYLVAN'S BUSINESS AND FINANCIAL CONDITION.

     Anthony & Sylvan's business is cyclical. Because the majority of Anthony & Sylvan's customers finance their pool installations, its sales are particularly sensitive to interest rate fluctuations and credit availability. If there is a downturn in the economy, Anthony & Sylvan may experience sustained periods of declining sales which could adversely affect its business and financial condition.

SEASONALITY AND WEATHER MAY SIGNIFICANTLY IMPACT ANTHONY & SYLVAN'S SALES.

     Anthony & Sylvan's business is highly seasonal. Historically, approximately 70% of Anthony & Sylvan's net sales have been generated in the second and third quarters of the

                                                                    RISK FACTORS
year, the peak season for swimming pool installation and use. Moreover, Anthony & Sylvan typically incurs net losses during the first and fourth quarters of the year. Unseasonably cold weather or extraordinary amounts of rainfall during the peak sales season can significantly reduce pool purchases and disrupt installation schedules, and, in doing so, can adversely affect Anthony & Sylvan's sales and operating profit.


CHANGES IN ANTHONY & SYLVAN'S KEY PERSONNEL MAY HAVE AN ADVERSE EFFECT ON ITS SUCCESS.

     Anthony & Sylvan's future success depends heavily upon the continued involvement of a number of key employees. Anthony & Sylvan has entered into employment agreements with some of its key employees. If any of Anthony & Sylvan's key personnel leave the company, its profitability and growth may be adversely affected.

YOU MAY FIND IT HARD TO SELL YOUR ANTHONY & SYLVAN SHARES.


     There will be no public market for the Anthony & Sylvan shares immediately after the merger. Although Anthony & Sylvan intends to apply to have its common shares approved for listing on the Nasdaq SmallCap Market, the company may not meet the admission requirements of the Nasdaq SmallCap Market. Even if Anthony & Sylvan's common shares are listed on the Nasdaq SmallCap Market, an active trading market may not develop. In addition, the stock may not be followed by market analysts or the investment community unless a large number of the shares are held by investors other than Anthony & Sylvan affiliates. A limited following by market analysts or the investment community may reduce the amount of market activity in Anthony & Sylvan common shares and make it more difficult for you to sell your shares. Accordingly, you may be required to bear the financial risks of your investment for an indefinite period of time.



     If the Anthony & Sylvan common shares are not approved for listing on the Nasdaq SmallCap Market, we would expect that trading of the Anthony & Sylvan common shares would be conducted on an electronic bulletin board established for securities that do not meet the Nasdaq listing requirements or in what is commonly referred to as the "pink sheets." As a result, you may find it more difficult to dispose of, or obtain accurate quotations as to the price of, Anthony & Sylvan common shares. We cannot assure you that investors will develop an interest in Anthony & Sylvan common shares so that a trading market develops or, if a trading market does develop, how active that trading market will be or whether it will be sustained.


     Even if a trading market for your shares does develop, the market price of the Anthony & Sylvan shares could be highly volatile, fluctuating in response to a wide variety of factors, some of which may be out of our control. Some shareholders who receive shares of Anthony & Sylvan may decide that they do not want to invest in the swimming pool sales and installation market. Those shareholders could decide to sell their shares and those sales could cause the trading value of your shares to decline.

     Immediately after the split-off, Anthony & Sylvan will have the same shareholders as Essef had immediately before the split-off and you will own the same proportional interest in Anthony & Sylvan as you did in Essef. As has been true for Essef, there will initially be a few large blocks of Anthony & Sylvan shares, and those large blocks of shares do not trade frequently. Therefore, even trading of a small number of shares of Anthony & Sylvan could have a large impact on the trading price of your shares.

RISK FACTORS

CONCENTRATION OF LARGE BLOCKS OF SHARES MAY DEPRESS THE TRADING VALUE OF YOUR SHARES.


     Following the split-off, a large number of shares of Anthony & Sylvan will be concentrated in the hands of relatively few shareholders. If these shareholders decide to sell all or a portion of their shares, or the market perceives that those sales could occur, the trading value of your shares may decline.


ANTHONY & SYLVAN'S ARTICLES AND REGULATIONS AND OHIO LAW CONTAIN PROVISIONS THAT COULD DETER A TAKEOVER ATTEMPT, EVEN AT A PRICE ATTRACTIVE TO SHAREHOLDERS.

     Anthony & Sylvan's articles of incorporation and regulations, along with Ohio and federal law, may make it difficult to change or gain control of Anthony & Sylvan, even at a price attractive to shareholders. As a result, shareholders who might desire to participate in a change of control transaction may not have an opportunity to do so. These provisions may reduce the market price of Anthony & Sylvan's shares. Some of these provisions may also make the removal of the current board of directors or management more difficult. These provisions include:

     - restrictions on the acquisition of Anthony & Sylvan's equity securities;

     - classification of the terms of the board of directors;

     - restrictions on calling shareholders' meetings; and

     - ability of the board to issue serial preferred stock and additional common shares without shareholder approval.

COMPUTER SYSTEMS FAILURE OR MISCALCULATIONS RESULTING FROM AN INABILITY TO INTERPRET DATES BEYOND 1999 COULD MATERIALLY AND ADVERSELY AFFECT ANTHONY & SYLVAN'S OPERATIONS.

     Any computer equipment that uses two digits instead of four to specify the year will be unable to interpret dates beyond the year 1999. This "year 2000" issue could result in system failures or miscalculations causing disruptions of operations. The major areas within Anthony & Sylvan's business that could be affected critically are financial and operating systems and third-party relationships with suppliers and service providers. Anthony & Sylvan has developed plans to address these exposures.


     Anthony & Sylvan's operations are not highly dependent on computerized recordkeeping, financial reporting and other systems. In addition, some of the Anthony & Sylvan's vendors and other third parties with which Anthony & Sylvan conducts business may use computer systems that could be adversely affected by year 2000-related programming errors. Although Anthony & Sylvan is evaluating its computer systems and endeavoring to identify and correct any year 2000-related problems, we cannot guarantee that it, or third parties, will identify and correct all these problems. In addition, Anthony & Sylvan's business may be adversely affected if it or other organizations with which it does business are unsuccessful in timely completing the conversion to year 2000 compliant applications.


     Although we cannot guarantee it, we believe that Anthony & Sylvan's internal systems will be year 2000 compliant. However, the failure of major suppliers and service providers to achieve year 2000 compliance could materially and adversely affect Anthony & Sylvan's results of operations. See page 88 for further details regarding year 2000 matters.

                                                                    RISK FACTORS

                        THE SPECIAL SHAREHOLDER MEETING

PURPOSE OF THE SPECIAL SHAREHOLDER MEETING


     At the special meeting of shareholders to be held at Essef's headquarters, at 220 Park Drive, Chardon, Ohio 44024 on August 6, 1999 at 9:00 a.m., Eastern time, and at any adjournment or postponement of that meeting, as a holder of our shares, you will consider and vote on a proposal to adopt the merger agreement and any other matters that properly come before the meeting.


     Along with each copy of this proxy statement/prospectus, we are sending a form of proxy for use at the meeting.

     OUR BOARD HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED IN THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE; VOTING RIGHTS; PROXIES


     If you owned our shares at the close of business on June 14, 1999, you are entitled to notice of and to vote at the meeting.



     As of June 14, 1999, there were 13,077,566 shares issued and outstanding and entitled to vote at the meeting. For each of your shares, you are entitled to one vote. Shares held by us as treasury shares or shares of any of our subsidiaries do not have voting rights.


     All shares represented by properly executed proxies will, unless those proxies have been revoked before the vote, be voted in accordance with the instructions indicated in the proxies. If your shares are represented by more than one properly executed proxy, the proxy bearing the most recent date will be voted at the meeting. IF YOUR PROXY CARD DOES NOT SHOW HOW YOU WANT TO VOTE, YOUR ESSEF COMMON SHARES WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT.


     If you give the proxy we are soliciting, you may revoke it at any time before it is exercised by giving written notice to Morrow & Co., Inc., 445 Park Avenue, 5th Floor, New York, NY 10022, Attention: Proxy Department, by signing and returning a later-dated proxy or by voting in person at the meeting. You should note that just attending the meeting without voting in person will not revoke an otherwise valid proxy.


     If you do not return a properly executed proxy and do not vote at the meeting, your shares will not be voted. That would have the same effect as a vote "against" adoption of the merger agreement.

     Inspectors of election will tabulate votes cast by proxy or in person at the meeting and will determine whether a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining whether there is a quorum but as unvoted for purposes of determining whether any matter submitted to the shareholders for a vote is approved. As a result, abstentions will have the same effect as a vote "against" adoption of the merger agreement. Under Nasdaq rules, brokers who hold our shares in "street name" for the beneficial owners of those shares cannot vote those shares on the adoption of the merger agreement without specific instruction from their customers.


     We have hired Morrow & Co., Inc., as proxy tabulator, to assist the inspectors of election.


THE SPECIAL SHAREHOLDER MEETING

QUORUM

     A majority of the issued and outstanding Essef common shares must be present either in person or by proxy for any vote on the merger to be valid.

REQUIRED VOTE

     Under Ohio law and our articles of incorporation, holders of two-thirds of the outstanding shares must vote for adoption of the merger agreement for it to be approved. A quorum must be present at the meeting, either in person or by proxy, for the vote to be valid. If a quorum is not present at the meeting, we expect to adjourn or postpone the meeting to allow additional time to obtain additional proxies or votes. Whenever we reconvene the meeting, all proxies we receive before the adjournment or postponement will be voted in the manner they would have been voted at the original convening of the meeting. However, any proxies that have been effectively revoked or withdrawn, even if they were effectively voted on the same or any other matter at a previous meeting, will be voted as revoked or withdrawn.


     As of June 14, 1999, our directors and executive officers and their affiliates beneficially owned an aggregate of 5,421,973 of our shares entitled to vote at the meeting. This number amounts to 41.46 percent of our shares outstanding and entitled to vote at the meeting on that date. Our directors and executive officers and the directors and executive officers of our affiliates have indicated that they intend to vote their shares in favor of adoption of the merger agreement. See "The Merger -- Interests of Executive Officers and Directors in the Merger" beginning on page 35.


     THE MATTERS TO BE CONSIDERED AT THE MEETING ARE OF GREAT IMPORTANCE TO YOU. THEREFORE, WE URGE YOU TO READ AND CONSIDER CAREFULLY THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS. WE ALSO URGE YOU TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

SOLICITATION OF PROXIES


     We will bear our own cost of solicitation of proxies. In addition to any solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, facsimile transmission or otherwise. Those directors, officers and employees will not receive additional compensation for their solicitation efforts, but we may reimburse them for out-of-pocket expenses they incur in connection with these efforts. We will reimburse brokerage houses, fiduciaries, nominees and others for the out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of shares held in their names. In addition, we have engaged Morrow & Co., Inc. to act as our proxy solicitor and have agreed to pay it $7,500 plus expenses for these proxy solicitation services.


     YOU SHOULD NOT SEND YOUR SHARE CERTIFICATES WITH YOUR PROXY CARDS. AFTER THE MERGER, THE DEPOSITARY WILL SEND YOU A LETTER OF TRANSMITTAL WITH INSTRUCTIONS ON HOW TO SURRENDER YOUR SHARE CERTIFICATES.

EXCHANGE OF CERTIFICATES AFTER WE COMPLETE THE MERGER


     We have designated Bank of America as depositary to hold and then to deliver the merger consideration to you. Immediately prior to the closing, Pentair will make cash available to the depositary in amounts necessary to pay the cash portion of the merger


                                                 THE SPECIAL SHAREHOLDER MEETING
consideration when you surrender your share certificates. We will make available to the depositary enough shares of Anthony & Sylvan and cash for payment in lieu of fractional shares for distribution to you. Promptly after we complete the merger, the depositary will mail to you:

     - a letter of transmittal; and

     - instructions for use when you surrender your share certificates in exchange for the merger consideration.

     When you send your share certificates to the depositary for cancellation, together with a properly executed letter of transmittal and any other documents that the depositary may require, you will be entitled to receive the cash and shares of Anthony & Sylvan in exchange for the Essef shares that your surrendered certificates represent. After we complete the merger, until you surrender your Essef share certificates, you will have only the right to receive cash and shares of Anthony & Sylvan when you surrender your Essef share certificates. Neither we nor Pentair will pay any interest to you and no interest will accrue on the merger consideration payable to you.

THE SPECIAL SHAREHOLDER MEETING

                                   THE MERGER

BACKGROUND OF THE MERGER

     As companies serving the water treatment industry, we and Pentair and our managements have maintained a business relationship for a number of years. On February 11, 1998, Thomas B. Waldin, our president and chief executive officer, met with Richard J. Cathcart, executive vice president of Pentair, to discuss a possible business transaction and the potential strategic fit between us and Pentair.

     On February 12, 1998, we retained Rhone Group LLC to advise us with respect to a variety of financial matters, including the appropriateness of various financial and strategic alternatives. About that time, we also retained, Squire, Sanders & Dempsey L.L.P. to assist with legal and regulatory matters related to any potential acquisition or combination transaction.

     Between February 12, 1998 and April 7, 1998, Mr. Waldin and Mr. Cathcart continued to discuss a possible business transaction. In furtherance of the discussions between Mr. Waldin and Mr. Cathcart, we entered into a confidentiality agreement with Pentair on April 7, 1998. After we signed the confidentiality agreement, Mr. Waldin, Mr. Cathcart and Winslow Buxton, president and chief executive officer of Pentair, met to discuss further the potential strategic fit of Pentair's product lines as well as possible transaction structures.

     On June 11, 1998, Mr. Waldin and members of Essef's management met in New York City at the offices of Rhone Group with Mr. Buxton, Mr. Cathcart, and other Pentair representatives. At this meeting, representatives from Rhone Group reviewed different possible forms of transactions, but Pentair was not interested in acquiring all of Essef's business. Pricing was not discussed during the meeting and the parties concluded that a transaction would not be possible at that time.

     In October 1998, at Pentair's initiative, discussions resumed between representatives of us and Pentair. Effective October 1, 1998, we and Pentair entered into another confidentiality agreement to replace the previous confidentiality agreement. At our November 18, 1998 board meeting, Mr. Waldin informed our board that discussions had taken place between us and Pentair. Our board took no action relating to the discussions with Pentair at that meeting. On November 20, 1998, representatives of the management of Pentair and Credit Suisse First Boston met with our management and representatives from Rhone Group at our facilities in Chardon, Ohio to learn more about the water treatment systems and equipment and swimming pool and spa equipment businesses and review possible transaction structures. Again, pricing was not discussed, but we did agree to provide some diligence materials to Pentair.

     On December 7, 1998, Mr. Cathcart sent an indication of interest letter to Mr. Waldin. The stated purpose of this letter was to clarify the various issues previously discussed by our and Pentair's representatives. After reviewing the letter, our management and representatives determined that several of the issues set forth in Mr. Cathcart's letter were unclear or unacceptable and as a result, we took no formal action regarding the letter.

     On December 23, 1998, Mr. Cathcart sent a second indication of interest letter to Mr. Waldin in order to further clarify the issues set forth in Pentair's December 7, 1998 letter. On December 24, 1998, our board held an informational conference call to discuss Pentair's December 23, 1998 indication of interest. Our board took no formal action during

                                                                      THE MERGER
the conference call but did support management's continued discussions with Pentair. Consequently, we invited representatives of Pentair to conduct limited due diligence relating to us and our operations.

     During the week of January 4, 1999, representatives of Pentair conducted confidential due diligence at the offices of our legal counsel, Squire, Sanders & Dempsey L.L.P. in Cleveland, Ohio. During this time, Rhone Group also continued its due diligence investigation of us. On January 11, 1999, our management issued a press release stating that we were in discussions regarding a possible transaction but did not identify Pentair as a party to those discussions. We issued that press release in response to increased trading activity in our stock on January 8, 1999. During the week of January 11, 1999, negotiations with Pentair were terminated between us and Pentair as we were unable to reach agreement on terms and conditions. On January 15, 1999, we issued a press release stating that merger discussions had been terminated, again not identifying Pentair as a party to those discussions.

     In late February 1999, representatives from Pentair once again contacted us regarding a possible transaction. After several weeks of negotiation, Essef authorized Squire, Sanders & Dempsey L.L.P. to prepare drafts of definitive transaction documents. On March 22, 1999, Squire Sanders & Dempsey delivered a preliminary draft of a merger agreement on our behalf to Pentair. Between March 24, 1999 and April 25, 1999, we and our representatives met numerous times with Pentair and its representatives to negotiate the terms of the merger agreement and the related agreements.

     On April 26 and 27, 1999, special meetings of the Pentair board were held to review the terms of the merger agreement and the material factors for and against the merger. Representatives from Credit Suisse First Boston made presentations to the Pentair board concerning the proposed merger. On April 27, 1999, the Pentair board unanimously approved the merger and all related transactions, the merger agreement, the transition agreement and the tax sharing agreement.


     On April 30, 1999, our board met to review the terms of the merger agreement and the material factors for and against the merger. At this meeting, representatives from Rhone Group made presentations to our board concerning the proposed merger. These representatives advised our board that as of such date, the original merger consideration that Essef shareholders will receive was fair to them from a financial point of view. At this meeting, our board unanimously approved the merger and all related transactions, the merger agreement, the transition agreement and the tax sharing agreement.


     On April 30, 1999, we and Pentair entered into the merger agreement, transition agreement and tax sharing agreement and issued separate press releases announcing the transaction.

REASONS FOR THE MERGER; RECOMMENDATION OF OUR BOARD

     Our board believes that the merger and the separation of the swimming pool sales and installation business from the swimming pool and spa equipment and water treatment and systems equipment businesses will accomplish a number of important business objectives. The merger and cash payment will allow you to liquidate your holdings and realize the value of our existing swimming pool and spa equipment and water treatment and systems equipment businesses. Receiving Anthony & Sylvan shares will allow you to continue to participate in the swimming pool sales and installation business. Our board believes that the split-off of Anthony & Sylvan from our other businesses will permit Anthony & Sylvan

THE MERGER
management to adopt strategies and pursue investment opportunities without having to consider the concerns of customers of the swimming pool and spa equipment business who compete with Anthony & Sylvan. The split-off will:

     - allow Anthony & Sylvan to have its own publicly traded equity securities to finance its own growth opportunities;

     - increase the possibility that the long-term value of your investment in the swimming pool sales and installation business will increase;

     - allow you and others to evaluate better the performance and future prospects of the swimming pool sales and installation business; and

     - increase the likelihood that the market will recognize the performance and potential of Anthony & Sylvan.

     Our board of directors believes that the merger is fair to you from a financial point of view. At its April 30, 1999 meeting, our board approved the merger agreement. We have set forth below the material factors weighing in favor of the merger that our board considered in reaching its decision to approve the merger agreement and to recommend that you vote to adopt the merger agreement:

     - prospects of each of Essef and Pentair indicate that the combined businesses will have a stronger presence in their markets than either company standing alone;

     - ability to achieve a premium from the cash from Pentair plus the value of the Anthony & Sylvan shares to be distributed over the market price at which our shares had previously traded;

     - possibility that our future performance might not lead to a market price of our shares more than the consideration that you would receive as part of the proposed merger and split-off;

     - desire of several of our major shareholders to liquidate their investments:

       - in a manner that will provide them the opportunity to diversify their investment portfolio; and

       - at a sales price that may not be available either by selling their shares in the market or in a public offering;

     - possible enhancement of our existing businesses as a result of combining with those of Pentair, including the combined company's attractiveness as a supplier and its ability to fund its internal growth and research and development, attributable in part to the greater size and financial strength of the combined company;

     - relative value to us and our shareholders that could be generated from other various strategic alternatives available to us, including the alternative of remaining independent;

     - financial and business prospects of the combined company, including the potential for material cost savings and other synergies from integrating our water treatment and systems business and adding the swimming pool and spa equipment business to Pentair's businesses;

                                                                      THE MERGER

     - potential beneficial effects on our various constituencies, including our employees, customers and creditors and on the communities in which our plants and offices are located;

     - expiration in 2000 of 2,586,932 options, adjusted for stock splits and dividends, granted to Thomas B. Waldin when he was employed by us in 1990 that could trigger an obligation by us:

       - to purchase the underlying shares from him; or

       - to register the underlying shares for sale to the public;

     - our board's belief, after consultation with its legal counsel, that the competition approvals necessary to complete the merger could be obtained;


     - presentation by our financial advisor, Rhone Group LLC, on April 30, 1999 with respect to the merger and the opinion of Rhone Group dated as of April 30, 1999 that as of that date the original merger consideration to be received by the holders of the Essef common shares was fair to them from a financial point of view;


     - value to you of splitting off Anthony & Sylvan from our other businesses as compared to the value to you of keeping Anthony & Sylvan with our other businesses balanced against the need to separate Anthony & Sylvan from our swimming pool equipment business to alleviate competitive concerns of some of our swimming pool equipment customers that compete with Anthony & Sylvan;

     - taxation of shareholders at a capital gains rate for the merger consideration and avoidance of taxation at the corporate level if either of the businesses to be combined with Pentair had been sold separately;

     - increased ease of evaluating the performance and future prospects of the swimming pool sales and installation business and the likelihood the market will recognize the value of Anthony & Sylvan;

     - principal terms and conditions of the merger agreement, in particular:

       - extent to which Pentair's obligation to consummate the merger was unconditional other than for conditions that our board believes are typical or likely to be satisfied; and

       - our ability to respond to and engage in negotiations about, provide confidential information about, or otherwise facilitate unsolicited alternative proposals to acquire Essef that our board determines in good faith, after consultation with its outside counsel and its financial advisors, is necessary in order to avoid a breach of its fiduciary duties; and

     - our exploration over the last two years of potential business combinations with other third parties.

     We have set forth below the material factors weighing against the merger that our board considered in reaching its decision to approve the merger agreement and to recommend that you vote to adopt the merger agreement:


     - our obligation to pay Pentair a termination fee of $9,317,000 if the merger agreement is terminated because we accept a superior proposal;


THE MERGER

     - our obligation to pay Pentair a termination fee of $9,317,000 if the merger agreement is terminated because our board withdraws its recommendation that you vote for the merger;



     - our obligation to pay Pentair a termination fee of $4,658,000 if the merger agreement is terminated because the parties do not complete the merger by September 30, 1999 and we accept, within 12 months after termination, an acquisition proposal from someone who contacted us between April 30, 1999 and the termination date;



     - our obligation to pay up to $500,000 if the merger agreement is terminated due to excessive environmental or year 2000 non-compliance costs and transaction fees as described on page 46;


     - entire merger consideration being taxable to our shareholders instead of possibly separating Anthony & Sylvan from Essef in a manner that is tax free;

     - restrictions on our ability to engage in acquisition, merger or combination transactions before we complete the merger;

     - possibility that Anthony & Sylvan will not be able to obtain financing on favorable terms to operate and grow its businesses as a stand-alone company; and

     - possibility that you could achieve more value over the long-term from continued operation of Essef as an independent company.


     In considering all of these factors, our board was aware of the interests of our executive officers in the merger and the split-off as described beginning on page 35. Our board was also aware that we had requested and might obtain a ruling from the Internal Revenue Service that a spin-off of Anthony & Sylvan from Essef would be tax free to Essef and our shareholders in a transaction that would not include a sale of the other businesses.


     The merger and the split-off of Anthony & Sylvan from our other businesses were structured to achieve the strategic benefits discussed. Pentair was not interested in a transaction that would require it to acquire all of our businesses.

     Because of the variety of factors considered in connection with its evaluation of the merger, our board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. Individual members of our board may have assigned different weights to different factors or may have considered additional factors not listed above.

     Our board weighed both the material factors in favor of and against the merger and the merger agreement and determined that the material factors in favor of the merger outweighed the material factors against the merger. Consequently, it was our board's judgment that the merger agreement is in the best interests of our shareholders.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus, and the documents that have been incorporated by reference, include statements with respect to the merger and with respect to Anthony & Sylvan that are subject to risk and uncertainty, including statements that reflect expectations of our future financial condition, results of operations and business and expectations of

                                                                      THE MERGER

Anthony & Sylvan's future financial condition, results of operations and business. We believe those statements are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements also include other information concerning possible or assumed future results of operations of Essef and Anthony & Sylvan set forth under "Background of the Merger," "-- Reasons for the Merger; Recommendation of Our Board," and "--Fairness Opinion of Financial Advisor." Forward-looking statements also include those statements preceded by, followed by, or that include the words "believes," "expects," "anticipates" or similar expressions.


     We cannot guarantee that actual results or events will not differ materially from those estimated, assumed or anticipated in any of the forward-looking statements contained in this proxy statement/prospectus or in any of the documents incorporated by reference. In addition to those factors specifically noted in the forward-looking statements and those factors noted in "Risk Factors," other important factors that could result in these differences include:

     - global economic conditions, levels of consumer spending, and the unpredictability of markets;

     - casualty to, or other disruption of, facilities and operations;

     - results of product development activities;

     - dependence on existing management;

     - events that may impact the availability of bank financing;

     - year 2000 issues; and

     - other factors, including weather, that affect the swimming pool sales and installation business or the construction industry.

     We caution you not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or in the case of any document incorporated by reference, the date of that document.

     Whenever you read or hear any subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf, you should keep in mind the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

FAIRNESS OPINION OF FINANCIAL ADVISOR


     Essef retained Rhone Group to act as its financial advisor in connection with the merger and related matters based on its expertise and reputation and its familiarity with Essef. At the April 30, 1999 meeting of the Essef board, Rhone Group rendered its oral opinion to the Essef board, which it subsequently confirmed in writing. The opinion that Rhone Group gave was to the effect that, as of April 30, 1999, the original aggregate consideration, which consisted of $19.09 in cash per Essef common share and Anthony & Sylvan common shares, to be received by the holders of the Essef common shares pursuant to the merger agreement was fair to those holders from a financial point of view.


THE MERGER

     After April 30, 1999, Essef agreed to reduce the cash portion of the merger consideration from $19.09 per Essef common share to $18.97 per Essef common share. Rhone Group has confirmed to Essef that, subject to the matters set forth in its opinion dated April 30, 1999 and other matters as it deemed relevant, Rhone Group could have delivered the same opinion on April 30, 1999 if the cash portion of the merger consideration on that date had been $18.97 per Essef common share. In providing its confirmation, Rhone Group noted that Essef had not asked it to update its fairness opinion to June 23, 1999 and that it had not done so. Accordingly, Rhone Group did not perform any analysis that would be necessary to update its opinion. Rhone Group also noted that its confirmation in no way related to any date other than April 30, 1999.



     The Rhone Group opinion does not apply to holders who have properly exercised and perfected dissenters' rights under Section 1701.85 of the Ohio Revised Code.



     We have attached a copy of the full text of the written opinion of Rhone Group, dated April 30, 1999, which sets forth the assumptions made, matters considered and limits on the review undertaken, as Annex D to this proxy statement/prospectus. The Rhone Group opinion is directed to our board and addresses only the fairness, from a financial point of view, of the aggregate consideration to the holders of Essef common shares. For purposes of this section, the Rhone Group opinion contemplated the cash portion of the merger consideration to be $19.09 per Essef common share. It does not address any other aspect of the transactions contemplated by the merger agreement. In that regard, the opinion of Rhone Group is not directed separately as to either the cash portion of the merger consideration or the Anthony & Sylvan common shares included as part of the merger consideration. The opinion of Rhone Group is not intended to and does not constitute a recommendation to you as to how you should vote with respect to the transactions contemplated by the merger agreement. THE SUMMARY OF THE FAIRNESS OPINION INCLUDED BELOW SHOULD NOT BE VIEWED AS A SUBSTITUTE FOR THE ENTIRE FAIRNESS OPINION. WE URGE YOU TO READ THE RHONE GROUP OPINION IN ITS ENTIRETY.


     In connection with rendering its opinion to the Essef board, Rhone Group, among other things:

     - reviewed the financial terms of the merger agreement;

     - reviewed the financial terms of the transition agreement;

     - reviewed the financial terms of the tax sharing agreement;

     - analyzed certain publicly available historical business and financial information relating to Essef and pro forma historical business and financial information provided to Rhone Group by Essef for Anthony & Sylvan;

     - reviewed historical stock prices and trading volumes of the Essef common shares;

     - reviewed and discussed with representatives of the senior management of
       Essef:

       - Essef's budget for fiscal year 1999;

       - Essef's forecast for 1999 based on the fiscal year 1999 budget;

       - Essef's pro forma balance sheet;

       - Essef's projections for 2000-2003 based on Essef's 1999 forecasts with growth factors approved by Essef; and

       - expectations as to Anthony & Sylvan's ability to finance operating and capital requirements as a stand-alone company;

                                                                      THE MERGER

     - reviewed public information with respect to certain other public companies in lines of business generally comparable to the business of Essef;

     - reviewed certain publicly available security research reports regarding the business of Essef and forecasts for Essef;

     - considered the financial terms, to the extent publicly available, of certain business combinations in the water treatment industry specifically and in other industries; and

     - conducted such other financial studies, analyses and investigations as Rhone Group deemed appropriate.

     In conducting its analysis and in arriving at its opinion, Rhone Group:

     - assumed and relied upon the accuracy and the completeness of the financial and other information reviewed by it and did not assume any responsibility for any independent verification of such information;

     - after discussion and review of the Essef budget, forecasts and other financial data with Essef's management, assumed that the Essef budget, forecasts and other financial data were reasonably prepared on bases reflecting the best currently available information and judgments of the management of Essef;

     - assumed no responsibility for the budget and forecasts or the assumptions on which they were based;

     - was not requested to act and did not act as an appraiser and did not make any independent appraisals or evaluations with respect to the assets or liabilities, contingent or otherwise, of Essef or Anthony & Sylvan or concerning the solvency or fair value of Anthony & Sylvan for any state law or federal bankruptcy law purposes and was not furnished with any such appraisals or evaluations;

     - assumed that the transactions contemplated by the merger agreement, the transition agreement and the tax sharing agreement would be consummated pursuant to the terms and subject to the conditions contained in these agreements;

     - relied on Essef's estimate of the net tax benefit as that term is defined in the tax sharing agreement;

     - assumed that obtaining the necessary regulatory and governmental approvals for the consummation of the transactions contemplated by the merger agreement, the transition agreement and the tax sharing agreement and the waiver, if any, by Essef of any conditions to consummation would not have an adverse effect on Anthony & Sylvan or on the financial terms of the transactions contemplated by the merger agreement, the transition agreement and the tax sharing agreement; and

     - did not express any opinion as to the prices at which the Anthony & Sylvan common shares would trade, if issued, which will be a function of unpredictable market factors.

     The opinion of Rhone Group was also necessarily based on economic, monetary, market and other conditions existing on, and information made available to Rhone Group as of, the date of its opinion. The opinion of Rhone Group also does not address Essef's underlying business decision to effect the transactions contemplated by the merger agreement, the transition agreement and the tax sharing agreement.

     The following is a summary of the material analyses Rhone Group performed in connection with rendering its opinion dated April 30, 1999 as to the fairness, from a financial point of view, of the aggregate consideration to be received by the holders of Essef common

THE MERGER
shares. Rhone Group discussed these material analyses with the Essef board in connection with rendering its opinion.


  COMPARABLE PUBLICLY TRADED COMPANIES ANALYSES

     Rhone Group reviewed and compared certain publicly available actual and projected financial operating and stock market information of companies in lines of business believed to be comparable to those of Essef, including the business of Anthony & Sylvan. Rhone Group used projections for certain companies that may be considered comparable to Essef contained in published research reports and estimates for Essef provided by its management for earnings per share ("EPS") and earnings before income taxes, depreciation and amortization ("EBITDA") and publicly available information for Essef for sales and earnings before income taxes ("EBIT"). Rhone Group compared information for the comparable companies with information for Essef both with results from Anthony & Sylvan and without results from Anthony & Sylvan. Rhone Group noted that, although there were no public companies with precisely the same mix of businesses and financial conditions as Essef, Rhone Group believed that the companies analyzed in the comparable companies analysis were similar to the various businesses of Essef.

     Rhone Group analyzed companies in four different groups of industries which it believed engaged in lines of business comparable to the lines of business of
Essef:

     - diversified industrial;

     - water treatment;

     - pool and recreational equipment manufacturers and distributors; and

     - pool installation and home construction.

     Rhone Group analyzed the enterprise value, defined as market value of common equity plus short-term debt and long-term debt less cash and investments, of the groups of comparable companies:

     - as a multiple of the latest twelve months, and estimated 1999 and 2000 sales;

     - as a multiple of the latest twelve months, and estimated 1999 and 2000 EBITDA; and

     - as a multiple of the latest twelve months, and estimated 1999 and 2000 EBIT.

                                                                      THE MERGER

     Rhone Group also analyzed a public trading market price per share of the comparable companies as a multiple of latest twelve months and estimated calendar 1999 and 2000 EPS. We summarized the results of all of these analyses below:

                                                                                    MEAN OF             MEAN OF
                                                                                COMPARABLE POOL       COMPARABLE
                                                MEAN OF         MEAN OF        AND RECREATIONAL          POOL
                                               COMPARABLE      COMPARABLE          EQUIPMENT         INSTALLATIONS
                        ESSEF                 DIVERSIFIED        WATER           MANUFACTURERS         AND HOME
ENTERPRISE VALUE AS A  WITHOUT                 INDUSTRIAL      TREATMENT              AND            CONSTRUCTION
    MULTIPLE OF:       A&S(1)     ESSEF(2)    COMPANIES(3)    COMPANIES(4)      DISTRIBUTORS(5)      COMPANIES(6)
---------------------  -------    --------    ------------    ------------    -------------------    -------------
2000 Sales...........     1.3x       0.9x          1.3x            1.4x                0.9x               0.5x
1999 Sales...........     1.3        1.0           1.4             1.6                 0.8                0.6
Latest Twelve Months
  Sales..............     1.4        1.1           1.4             1.7                 0.9                0.6
2000 EBITDA..........      NA        9.6           8.1             8.8                 7.6                6.6
1999 EBITDA..........      NA       10.3           8.8            10.3                 8.1                7.4
Latest Twelve Months
  EBITDA.............    10.2       10.9           9.0            12.0                 9.5                8.7
2000 EBIT............    13.8       11.8          10.5            12.9                 9.4                8.3
1999 EBIT............    14.2       12.8          11.5            15.8                10.8                9.8
Latest Twelve Months
  EBIT...............    13.1       15.5          12.1            18.4                14.0               12.4
STOCK PRICE AS A
  MULTIPLE OF:
2000 EPS.............      NA       14.4x         16.0x           18.3x               13.6x               9.3x
1999 EPS.............      NA       16.5          17.8            23.3                16.6               11.4
Latest Twelve Months
  EPS................      NA       21.2          21.1            22.3                26.8               18.2

---------------

     (1) Assumes only the cash portion of the consideration is paid. 1999 and 2000 Sales and EBIT forecasts are from published research reports.

     (2) Using an enterprise value for Anthony & Sylvan of $70 million and a price of $19.09 per share for Essef common stock excluding the business of Anthony & Sylvan. 1999 and 2000 forecasts for Essef are from published research reports.

     (3) Includes Essef, Pentair, Danaher Corporation, Flowserve Corporation, IDEX Corporation, ITT Industries, Inc. and U.S. Industries, Inc.

     (4) Includes Ionics, Inc., Millipore Corporation, Osmonics, Incorporated and United States Filter Corporation.

     (5) Includes K2 Incorporated, SCP Pool Corporation, West Marine, Inc. and Zodiac SA.

     (6) Includes D.R. Horton Inc., Kaufman and Broad Home Corporation, U.S. Home Corporation, K2 Incorporated, SCP Pool Corporation and West Marine, Inc.

     No company used in the comparable company analysis is identical to Essef either with or without Anthony & Sylvan. Accordingly, any analysis of the value of Essef common shares based on the companies that may be considered comparable to Essef involves complex considerations and judgments concerning differences in potential financial and operating characteristics of the comparable companies and other factors in relation to the trading and acquisition values of the comparable companies. We cannot assure you that Essef would trade comparably or with any relevance to any of these companies.

THE MERGER

  SELECTED PRECEDENT TRANSACTIONS ANALYSIS

     Rhone Group reviewed and analyzed certain selected publicly available financial, operating and stock market information relating to certain acquisition transactions involving several of the companies referred to in the comparable companies analysis, and relating to certain acquisition transactions involving other related types of companies. Rhone Group noted that the reasons for, and the circumstances surrounding, each of the transactions analyzed were diverse and the characteristics of the companies involved were not directly comparable to Essef or the transactions contemplated by the merger agreement.

     We have summarized the results of the analysis of the selected transactions below:

                                               LOW     MEAN     MEDIAN    HIGH
                                              -----    -----    ------    -----
TRANSACTION ENTERPRISE VALUE AS A MULTIPLE
OF:
Latest Twelve Months Sales..................    0.6x     1.7x     1.3x      3.6x
Latest Twelve Months EBITDA.................    6.5     10.8     11.0      14.3
Latest Twelve Months EBIT...................    8.1     14.0     13.1      25.1
EQUITY PRICE PAID AS A MULTIPLE OF:
Latest Twelve Months Net Income.............   12.8x    25.3x    20.9x     48.2x

     The transactions provided for in the merger agreement implied the following multiples, when combined with a per share value of Anthony & Sylvan of $3.25, in each case using latest twelve months data through March 31, 1999:

TRANSACTION ENTERPRISE VALUE AS A MULTIPLE OF:
Latest Twelve Months Sales..................................      1.1x
Latest Twelve Months EBITDA.................................     10.9
Latest Twelve Months EBIT...................................     15.5
IMPLIED TOTAL VALUE PER SHARE AS A MULTIPLE OF:
Latest Twelve Months EPS....................................     21.2x

  DISCOUNTED CASH FLOW ANALYSIS

     Rhone Group analyzed the present value of Essef management's forecast of cash flow for the fiscal years 1999 through 2003, inclusive, and the estimated 2003 terminal values based upon a range of multiples of projected 2003 EBITDA. Rhone Group applied discount rates ranging from 9.0% to 11.0% and terminal multiples of EBITDA ranging from 6.0x to 9.0x for Essef's water treatment and pool equipment segments and 4.0x to 7.0x for Anthony & Sylvan. These analyses indicated an implied net present value per Essef common share ranging from $17.35 to $28.34.

     Rhone Group then adjusted the net present value of Essef by subtracting the value relating to Anthony & Sylvan based on the discounted cash flow analysis described above. This analysis indicated an implied net present value per Essef common share, after such subtraction, ranging from $14.11 to $22.66.

  HYPOTHETICAL STOCK PRICE ANALYSIS

     Rhone Group reviewed Essef management's EPS forecasts for Essef's 1999 fiscal year. Rhone Group then calculated Essef's estimated EPS for Essef's 2004 fiscal year by

                                                                      THE MERGER
increasing Essef's estimated 1999 EPS at a rate of 10% per year. Rhone Group then analyzed the hypothetical price of the Essef common shares of Essef by applying discount rates of 0%, 11% and 13% and terminal year forward price per earnings ("P/E") multiples ranging from 10.0x to 14.0x. We have summarized the results of these analyses below.

                                       IMPLIED VALUE PER ESSEF
                                      COMMON SHARE 2003 FORWARD
                                            P/E MULTIPLES
                                      --------------------------
           DISCOUNT RATE              10.0X     12.0X     14.0X
           -------------              ------    ------    ------
     0%.............................  $21.74    $26.09    $30.44
     11%............................   14.32     17.19     20.05
     13%............................   13.33     16.00     18.67

     Rhone Group then performed a similar analysis, but instead of assuming constant EPS growth of 10% per year, Rhone Group assumed constant EPS growth rates for fiscal 1999 through fiscal 2003 ranging from 4% per year to 20% per year. In this analysis, Rhone Group used terminal year P/E multiples ranging from 10.0x to 16.0x and applied a discount rate of 11% to calculate the present value of the hypothetical future stock price of the Essef common shares. We have summarized the results of these analyses below.

                               IMPLIED VALUE PER SHARE 2003 P/E MULTIPLES
                              --------------------------------------------
                               10.0X       12.0X       14.0X       16.0X
                              --------    --------    --------    --------
ANNUAL EPS &             4%    $10.82      $12.98      $15.15      $17.31
DIVIDEND GROWTH          6%     11.90       14.28       16.66       19.04
                         8%     13.07       15.68       18.29       20.91
                        10%     14.32       17.19       20.05       22.92
                        12%     15.67       18.81       21.94       25.08
                        14%     17.12       20.55       23.97       27.40
                        16%     18.68       22.41       26.15       29.88
                        18%     20.34       24.41       28.48       32.55
                        20%     22.13       26.55       30.98       35.41

  HISTORICAL STOCK PRICE PREMIUM REVIEW

     Rhone Group reviewed information regarding the historical price for the Essef common shares. The following table sets forth implied transaction premiums based on the market price

THE MERGER
of the Essef common shares as of April 27, 1999 and certain historical average stock prices using for those purposes an enterprise value for Anthony & Sylvan of $70 million.

                                         ESSEF SHARE       IMPLIED TRANSACTION
                                            PRICE                PREMIUM
                                      -----------------    -------------------
April 27, 1999......................       $17.00                   31%
1 Month Average.....................        15.36                   45
3 Month Average.....................        16.30                   37
1999 Year To Date Average...........        16.83                   33

12 Month Average....................       $17.00                   31%
12 Month High.......................        20.91                    7
12 Month Low........................        12.88                   73

3 Year Average......................       $12.24                   83%
3 Year High.........................        20.91                    7
3 Year Low..........................         5.45                  310

  ANTHONY & SYLVAN

     In estimating the enterprise value of Anthony & Sylvan, Rhone Group reviewed and analyzed certain selected publicly available financial, operating and stock market information relating to certain construction and recreational equipment companies and distributors and acquisition transactions involving several pool and spa equipment companies. Rhone Group noted that the reasons for, and the circumstances surrounding, each of the transactions analyzed were diverse and the characteristics of the companies involved were not directly comparable to Anthony & Sylvan or the split-off.

     We have summarized the results of the comparable publicly traded companies below:

      ENTERPRISE VALUE AS A MULTIPLE OF:         LOW     MEDIAN    HIGH
      ----------------------------------        -----    ------    -----
Latest Twelve Months Sales....................   0.53x    0.60x     1.86x
Latest Twelve Months EBITDA...................    5.6      8.4      12.5
Latest Twelve Months EBIT.....................    5.9     13.2      21.0

     We have summarized the results of the selected precedent transactions analysis below:

          TRANSACTION VALUE AS A MULTIPLE OF:             LOW     HIGH
          -----------------------------------            -----    -----
Latest Twelve Months Sales.............................    0.2x     2.7x
Latest Twelve Months EBITDA............................    6.5     15.1
Latest Twelve Months EBIT..............................    8.7     16.9
Net Income.............................................   12.8     29.9

                                                                      THE MERGER

     Rhone Group compared the results of the foregoing analyses with the multiples which resulted using various implied enterprise values for Anthony & Sylvan set forth below, in each case using the latest twelve months data through March 31, 1999.

                                 IMPLIED            IMPLIED            IMPLIED
                               ENTERPRISE         ENTERPRISE         ENTERPRISE
                                  VALUE              VALUE              VALUE
                                OF $66.1           OF $70.2           OF $74.3
                             (EQUAL TO $3.00    (EQUAL TO $3.25    (EQUAL TO $3.50
     AS A MULTIPLE OF:         PER SHARE)         PER SHARE)         PER SHARE)
     -----------------       ---------------    ---------------    ---------------
Latest Twelve Months
  Sales....................        0.40x              0.40x              0.50x
Latest Twelve Months
  EBITDA...................        12.4               13.1               13.9
Latest Twelve Months
  EBIT.....................        22.5               23.9               25.3

The foregoing results are not on a pro forma basis to take into full account acquisitions made by Anthony & Sylvan in 1998.

     Rhone Group also analyzed the present value of Anthony & Sylvan's estimated cash flow for the fiscal years 1999 through 2003, inclusive, and the estimated aggregate value of Anthony & Sylvan based upon a range of multiples of projected 2003 EBITDA. Rhone Group performed these analyses based on Essef's management forecasts and applied discount rates ranging from 9.0% to 12.0% and the terminal multiples of EBITDA ranging from 4.0x to 7.0x. These analyses indicated an implied aggregate value of Anthony & Sylvan ranging from $76 million to $124 million.

     Based on all of the factors set forth above, Rhone Group estimated the enterprise value of Anthony & Sylvan, on a fully-diluted basis, in the range of approximately $66,000,000 to $70,000,000. After attributing $17,000,000 of Essef debt to Anthony & Sylvan as a result of the split-off of Anthony & Sylvan, an equity value of approximately $49,000,000 to $53,000,000 was implied which, in turn, implies a value to each Essef shareholder of approximately $3.00 to $3.50 per share. Rhone Group's analyses are not indicative of actual trading values of the Anthony & Sylvan shares when we complete the merger, which will be a function of unpredictable market factors.

  SPECIAL CONSIDERATIONS

     The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or the summary set forth above, without considering the analyses as a whole, could create an incomplete or a misleading view of the process underlying the opinion of Rhone Group. No company or transaction used in the analyses as a comparison is identical to Essef or the transactions contemplated by the merger agreement.

     The analyses were prepared for the purpose of Rhone Group providing its opinion to the Essef board in connection with its consideration of the transactions contemplated by the merger agreement and do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may be significantly more or less favorable than as set forth in the analyses. Similarly, any estimate of values or forecasts of future results contained in the analyses is not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

THE MERGER

     In performing its analyses, Rhone Group made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Because the analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Essef or its advisors, none of Essef, Rhone Group or any other person assumes responsibility if future results or actual values are materially different from those forecasts or estimates contained in the analyses. As described above, the opinion of Rhone Group to the Essef board was one of many factors that the Essef board took into consideration in making its determination. The foregoing summary describes the material analyses performed by Rhone Group.

     Rhone Group is an investment banking firm and engages in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and other purposes.

     In connection with Rhone Group's services as investment banker to Essef, including its rendering of the opinion summarized above, Essef has agreed to pay Rhone Group approximately $3.7 million.

     Whether or not the transactions contemplated by the merger agreement are consummated, Essef has agreed to reimburse Rhone Group for its out-of-pocket expenses, including reasonable fees and expenses of its legal counsel, and to indemnify Rhone Group and other related parties against a number of liabilities, including a number of liabilities arising under U.S. securities laws.

     In the past, Rhone Group has provided investment banking and financial advisory service to Essef. In the ordinary course of business, Rhone Group and its affiliates may actively trade in securities of Essef for their own account and for the account of their customers and, accordingly, may at any time hold long or short positions in such securities.

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

     Several of our executive officers have interests in the merger in addition to their interests as our shareholders. Our board was aware of these interests and considered them, among other matters, in approving the merger agreement and the related transactions.

  OUTSTANDING STOCK-BASED AWARDS

     All currently outstanding agreements granting stock options to our executive officers contain change of control provisions. In the case of stock options, upon a change of control the options become fully exercisable. Consummation of the merger agreement will constitute a change of control for purposes of those agreements.

     As of May 12, 1999, the number of nonexercisable stock options to acquire our shares held by Stuart Neidus, our executive vice president and chief financial officer, that will become fully vested and exercisable when our shareholders approve the merger are 279,510 with a weighted average exercise price of $6.57. As of May 12, 1999, the number of nonexercisable stock options to acquire our shares held by Douglas Brittelle, an executive vice president, that will become fully vested and exercisable when our shareholders approve the merger are 61,226 with a weighted average exercise price of $6.13. As of May 12, 1999, the number of nonexercisable stock options to acquire our shares held by Mark Brody, our vice president-finance, that will become fully vested and exercisable when our shareholders approve the merger are 19,360 with a weighted average exercise price of $12.88.

                                                                      THE MERGER

  EMPLOYMENT AGREEMENTS

     We have an employment agreement with Stuart Neidus. Under that employment agreement, Mr. Neidus is entitled to receive a gross-up payment which, net of all taxes, is sufficient to put him in the same after-tax position as if no excise tax had been imposed under Section 4999 of the Internal Revenue Code on any payments made or benefits provided to him under his employment agreement. Because the vesting of Mr. Neidus' stock options is treated as a benefit which requires the payment of an excise tax, we anticipate that a gross-up payment of $700,000 will be made to him. This amount is subject to adjustment based on the ultimate trading value of Anthony & Sylvan.

     Under our original 1990 employment agreement with Thomas B. Waldin, our chief executive officer and president, he received a grant of 2,586,932 options, adjusted for stock splits and dividends, which expire in 2000. If the merger is not consummated, we could be obligated under Mr. Waldin's employment agreement to register for sale to the public or to purchase any or all shares underlying options that Mr. Waldin exercises before the options expire.

  ANTHONY & SYLVAN STOCK OPTIONS


     Pursuant to the merger agreement, Thomas Waldin, Stuart Neidus and Mark Brody will surrender their stock options to purchase our shares in exchange for modified options on our shares and newly-granted options on Anthony & Sylvan shares. The modified Essef options will then be cancelled and the executives will receive cash in exchange for those Essef options, based on the excess of $18.97 over the exercise price of each option. The terms of the Anthony & Sylvan stock options are intended, in conjunction with the modified Essef options, to provide the executives with the same aggregate economic benefit after the merger as they would have had if the options had not been modified. The modified options will not result in any charges to operations for Anthony & Sylvan in future periods. You may read more about the procedures for replacing the existing Essef stock options with the modified Essef stock options and the Anthony & Sylvan stock options under "The Merger Agreement -- Conversion of Our Stock Options" beginning on page 41.


CERTAIN EFFECTS OF THE MERGER

     If we complete the merger, you will not have any ownership interest in Essef and its swimming pool and spa equipment and water treatment and systems equipment businesses. Therefore, you will not share in the future earnings and growth of those businesses. If we complete the merger:

     - there will be no more public trading of our shares;

     - Nasdaq National Market System will no longer quote prices for our shares;

     - we will terminate the registration of shares under the Securities and Exchange Act of 1934; and

     - we will no longer file informational reports about those businesses with the Securities and Exchange Commission.

THE MERGER

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The split-off of the Anthony & Sylvan shares has been structured to occur in connection with the merger and pursuant to the terms of the merger agreement. According to the merger agreement, in exchange for each Essef share you own:


     - Pentair will pay you $18.97 in cash; and


     - we will distribute to you 0.25 of a share of Anthony & Sylvan.

     Under the long-standing position of the Internal Revenue Service, this type of transaction is treated as a purchase of Essef shares to the extent that the consideration, in this case, the cash, is supplied by Pentair. This type of transaction is treated as a redemption of Essef shares to the extent that the consideration, in this case, the Anthony & Sylvan common shares, is supplied by us.

     In addition, in determining whether the redemption portion of the transaction should be characterized as a dividend or as a sale or exchange, the authorities are also long-standing that the redemption will usually be treated as a complete termination of each shareholder's interest in us. As a complete termination of interest in us, the redemption will be treated as a sale or exchange of the redeemed Essef shares, so long as you do not have a continuing stock interest in us after the payment of both the cash consideration and the Anthony & Sylvan share consideration.

     Complex attribution rules apply in determining whether the redemption results in a complete termination of interest. However, those rules should prevent a complete termination of interest in us only in the very unlikely event that an Essef shareholder owns, either directly or indirectly through related individuals or entities, 50% or more of the stock of Pentair or in the equally unlikely event that a group of Essef shareholders owns, directly or through related individuals or entities, 50% or more of the stock of both Essef and Pentair. We believe that neither of these remote factual possibilities exists and as a result should not interfere with the conclusion that the merger will result in a complete termination of interest in us by each Essef shareholder. In connection with the opinion that our counsel is going to give regarding various federal income tax consequences of the merger, our counsel intends to request representations from the major Essef shareholders regarding their direct and indirect ownership of Pentair stock, both currently and as of the time of the merger.


     Accordingly, we believe it is highly unlikely that you will be regarded as owning, directly or by attribution, any of our shares after the merger. Accordingly, you will be treated for federal income tax purposes as having sold part of your Essef shares to Pentair in exchange for the $18.97 of cash consideration paid as part of the merger and as having sold the remainder of your Essef shares to Essef in exchange for the Anthony & Sylvan shares, or the cash received in lieu of fractional shares of Anthony & Sylvan, distributed as part of the merger.


     As a result, you will be treated for federal income tax purposes as recognizing taxable gain in the amount by which the sum of the following two amounts exceeds your federal income tax basis in your Essef shares surrendered in the merger:

     - amount of any cash you receive in the merger, including cash you receive in lieu of Anthony & Sylvan fractional shares; and

     - the fair market value, as of the time of the merger, of any shares of Anthony & Sylvan you receive in the merger.

                                                                      THE MERGER

     The gain will be treated as capital gain to the extent that the Essef shares are is a capital asset in your hands. That capital gain will be taxed as long-term capital gain to the extent that you have owned your Essef shares for more than one year.

     Although our counsel is giving us an opinion that the federal income tax consequences are as described above, we are not requesting a ruling to that effect from the Internal Revenue Service, and the opinion of counsel is not binding on the Internal Revenue Service. As noted above, the opinion of counsel is based on long-standing authorities applied by the Internal Revenue Service. Nevertheless, we cannot assure you that those authorities will not be modified or reversed after the merger or that any modification or reversal would not be applied retroactively so as to impact the federal income tax consequences of the merger.

REGULATORY MATTERS


     As required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, we filed a Notification and Report Form for review with the Federal Trade Commission and the Antitrust Division of the Justice Department in May, 1999. Under the Hart-Scott-Rodino Act, we may not complete the merger until we satisfy the waiting period requirements. On June 7, 1999, the Federal Trade Commission and the Antitrust Division of the Department of Justice granted early termination of the waiting period. Even though we received early termination of the waiting period, at any time before we complete the merger, the Department of Justice, the Federal Trade Commission or a court could take action under the antitrust laws seeking to enjoin the merger.


     We do not believe that additional governmental filings, other than the filing of the certificate of merger with the Secretary of State of the State of Ohio, are required in order to complete the merger.

DISSENTERS' RIGHTS

     You are entitled to dissenters' rights pursuant to Section 1701.85 of the Ohio Revised Code. Section 1701.85 generally provides that you will not be entitled to these rights absent compliance with Section 1701.85 and failure to take any one of the required steps may result in the termination or waiver of these rights. Specifically, as long as you do not vote your shares in favor of the merger, you may be entitled to be paid the fair cash value for your Essef common shares after the completion of the merger. To be entitled to this payment, you must deliver a written demand for payment to Essef on or before the tenth day following the meeting and must otherwise comply with Section 1701.85. Any written demand must specify your name and address, the number and class of shares held by you on the record date, and the amount claimed as the fair cash value of your Essef common shares.


     You will not receive the $18.97 per share in cash or shares of Anthony & Sylvan, if you dissent and follow all of the required procedures. Instead, you will receive only cash in the amount of the value of your Essef shares. We have attached the text of Section 1701.85 to this joint proxy statement/prospectus as Annex E for specific information on the procedure to be followed in exercising dissenters' rights. WE ENCOURAGE YOU TO READ SECTION 1701.85 IN ITS ENTIRETY.


     If Essef so requests, within fifteen days of this request, dissenting shareholders must submit their share certificates to Essef for endorsement that demand for appraisal has been made. Failure to comply with the request could terminate the dissenting shareholders' rights. Essef will promptly return these certificates to the dissenting shareholders. If Essef and any

THE MERGER
dissenting shareholder cannot agree upon the fair cash value of these Essef common shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Geauga County, Ohio for a determination of the fair cash value of these shares of Essef. The court may appoint one or more appraisers to determine the fair cash value. If this court approves the appraisers' report, judgment will be entered, and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as this court considers equitable.

     BECAUSE PROXY CARDS WHICH DO NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT, IF YOU WISH TO EXERCISE YOUR DISSENTERS' RIGHTS, YOU MUST EITHER NOT SIGN OR NOT RETURN YOUR PROXY CARD OR, IF YOU SIGN AND RETURN YOUR PROXY CARD, VOTE AGAINST OR ABSTAIN FROM VOTING ON THE ADOPTION OF THE MERGER AGREEMENT.

                                                                      THE MERGER

                              THE MERGER AGREEMENT

     The merger agreement contains the terms and conditions on which Essef will be merged into Northstar Acquisition and become a wholly-owned subsidiary of Pentair. THE SUMMARY OF THE MERGER AGREEMENT INCLUDED BELOW SHOULD NOT BE VIEWED AS A SUBSTITUTE FOR THE ENTIRE MERGER AGREEMENT. WE URGE YOU TO, AND YOU SHOULD, READ THE MERGER AGREEMENT IN ITS ENTIRETY. WE HAVE INCLUDED THE MERGER AGREEMENT AS ANNEX A TO THIS PROXY STATEMENT/PROSPECTUS.

THE MERGER

     When we complete the merger, two things will occur:

     - Northstar Acquisition Company, a wholly-owned subsidiary of Pentair, will merge into Essef; and


     - we will split off Anthony & Sylvan from Essef.


     After the merger, we will be a wholly-owned subsidiary of Pentair. As a result of the split-off Anthony & Sylvan will be an independent public company. Concurrently with the merger, we will distribute all the outstanding shares of Anthony & Sylvan to you on a pro rata basis. In exchange for each share of Essef you own:


     - Pentair will pay you $18.97 in cash; and


     - we will distribute to you 0.25 of a share of Anthony & Sylvan.


     The merger agreement as executed set the cash portion of the merger consideration at $19.09 per common share of Essef. The merger agreement, however, also provided a period during which Essef and Pentair would determine transaction costs and costs contemplated by environmental remediation activities. According to the merger agreement, if the sum of those amounts exceeded a specified figure, Essef could agree to a reduced cash consideration. The sum of those amounts did exceed that specified figure, and Essef has agreed to a reduction in the cash portion of the merger consideration from $19.09 per Essef common share to $18.97 per Essef common share.


     Because we and Northstar Acquisition are corporations that were formed under Ohio law, we must complete the merger in accordance with Ohio law.

EFFECTIVE DATE

     The merger will become effective on the date we file the certificate of merger with the Secretary of State of the State of Ohio. We plan to file the certificate of merger as soon as possible after all of the conditions described in the merger agreement have been satisfied.

CONVERSION OF OUR COMMON SHARES

     Just before we complete the merger, Pentair will deposit with Bank of America National Trust and Savings Association the cash portion of the merger consideration. Bank of America will act as the depositary for the merger. On that same date, we will deposit with Bank of America certificates representing all the outstanding shares of Anthony & Sylvan.

     As soon as practicable after we complete the merger, the depositary will mail to you a letter of transmittal and instructions for exchanging certificates representing our shares for cash and certificates evidencing shares of Anthony & Sylvan. You will have to follow the instructions and surrender your certificates for our shares, together with the properly executed

THE MERGER AGREEMENT
letter of transmittal, and any other required documents to the depositary. Until you surrender your share certificates, each outstanding certificate that represented our shares will evidence the right to the cash portion of the merger consideration and the ownership of the number of whole shares of Anthony & Sylvan into which our shares will be converted.

     We will not distribute fractional shares of Anthony & Sylvan in the split-off. Instead, you will receive cash. The cash amount will be in an amount equal to the fraction of a share to which you would otherwise have been entitled, multiplied by the mean between the high and low trading prices of Anthony & Sylvan common shares on the first full day of trading for the Anthony & Sylvan shares minus the amount of any withholding taxes that may be required on that payment. We will not pay you any interest on the fractional share payment. For purposes of paying cash instead of fractional shares, all certificates formerly representing our shares that you surrender in exchange by the same letter of transmittal will be added together. Consequently, you will receive cash instead of fractional shares for less than the value of one full Anthony & Sylvan common share.

     You will not be entitled to receive any dividends or other distributions by Anthony & Sylvan until you exchange your Essef share certificates for cash and certificates representing shares of Anthony & Sylvan. After you deliver your Essef share certificates to the depositary, Anthony & Sylvan will send you any accumulated dividends and distributions that have become payable on those Anthony & Sylvan shares for any date after the day we complete the merger. We will not pay any interest on dividends and distributions for the time between the record date and the date we actually pay you those dividends and distributions. In addition, we will not pay you any interest on any cash payable in place of fractional shares of Anthony & Sylvan.

     From the day we complete the merger, all Essef shares will automatically be cancelled and will cease to exist. From the day we complete the merger, you will not have any right with respect to Essef shares other than your right to receive Anthony & Sylvan shares, dividends or other distributions and cash as described above.

     If you want any certificate for shares of Anthony & Sylvan shares to be issued in a name other than the name in which the Essef certificate you surrendered is registered, you must endorse your Anthony & Sylvan certificate and put it in proper form for transfer. You also must pay to Anthony & Sylvan or its agent any resulting transfer or other tax, or establish to the satisfaction of Anthony & Sylvan that this tax has been paid or is not payable.

     We and Pentair will not be liable to you for any merger consideration delivered to a public official pursuant to any applicable abandoned property or similar law. The depositary will deduct from the merger consideration paid to you any amounts that the depositary is required to withhold under any provision of federal, state, local or foreign tax law.

     The depositary will deliver cash and Anthony & Sylvan shares in exchange for a lost, stolen or destroyed Essef certificate when it receives an affidavit of that fact by the owner of the certificate. However, we will require you to deliver a reasonable indemnity bond against any claim that may be made against us, Pentair or the depositary with respect to a certificate alleged to have been lost, stolen or destroyed.

CONVERSION OF OUR STOCK OPTIONS

     If you own an option to purchase our shares that we granted to you under any Essef stock option plan, deferred compensation program or employment arrangement and that

                                                            THE MERGER AGREEMENT
option is outstanding and unexercised immediately before we complete the merger, your option will become immediately exercisable and vested before we complete the merger. When we complete the merger, your stock options will be converted into the right to receive:


     - cash equal to the difference between $18.97 and the exercise price per share of the stock options; and


     - 0.25 of a share of Anthony & Sylvan for each option to acquire one Essef common share.

     If you hold options to acquire Essef common shares and you are an officer or director of Essef who will become an officer or director of Anthony & Sylvan your options will first be allocated on a pro rata basis between the right to acquire shares of Essef and the right to acquire shares of Anthony & Sylvan as follows:


     - you will be entitled to purchase the same number of Essef shares that your option represented before the merger at a new per share exercise price determined pursuant to the following formula:





    New Essef option                 Old Essef option                      $18.97
per share exercise price    =    per share exercise price   X   -----------------------------
                                                                       $18.97 plus 25%
                                                                     of the value of one
                                                                   Anthony & Sylvan share



     where,


     - the value of an Anthony & Sylvan common share equals the mean between the high and low trading value of Anthony & Sylvan common shares on the first full trading day following the merger;

     - you will be entitled to purchase a number of Anthony & Sylvan shares equal to 25% of the number of shares represented by Essef options at a per share exercise price determined pursuant to the following formula:

  Anthony & Sylvan option
    per share exercise      =      (      Old Essef option       -       New Essef option       )    X  4
           price                      per share exercise price       per share exercise price


     After the options are amended, the option to purchase Essef shares will be converted into the right to receive cash equal to $18.97 less the new Essef option exercise price.


     All applicable withholding taxes attributable to the payments on any options will be deducted from the amount payable to the option holder and all taxes attributable to the exercise of the stock options at the merger closing shall be withheld from the proceeds received in the merger.

CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME

     The merger agreement provides that from the day the merger agreement was signed until the effective date of the merger, except for the deposit of the cash consideration and the shares of Anthony & Sylvan with a depositary, or unless Pentair otherwise consents in writing, we and our subsidiaries must:

     - conduct our business in the ordinary course consistent with past practices;

     - use our reasonable best efforts to preserve intact our present business organizations;

THE MERGER AGREEMENT

     - use our reasonable best efforts to keep available the services of our present officers and employees; and

     - use our reasonable best efforts to preserve our relationships with customers, suppliers and others having business dealings with them.

     In addition, except as otherwise provided in the merger agreement, during this period we and our subsidiaries may not:

     - sell or pledge any of our capital stock;

     - amend our organizational documents;

     - declare dividends or make any other distribution with respect to our capital stock other than in a manner consistent with our prior practices;

     - redeem, purchase or acquire any shares of our capital stock;

     - issue or sell any of our equity securities convertible into or exchangeable for any of our equity securities other than pursuant to the exercise of our stock options;

     - acquire or sell or otherwise dispose of capital assets or any other assets in excess of $1,000,000 except as provided in our annual capital expenditure budget or other than in the ordinary course of business;

     - incur, assume or guaranty any indebtedness from third parties except as provided in our annual capital expenditure budget other than in the ordinary course for working capital purposes;

     - enter into any severance, termination pay, employment, deferred compensation or similar agreements with directors, officers or employees;

     - increase employee compensation, severance or other benefits other than in the ordinary course of business;

     - grant any awards under any bonus, incentive, performance or other compensation plan or arrangement except in the ordinary course of business or in a manner consistent with our past practices;

     - take any action to fund or to secure the payment of compensation or benefits under any plan or arrangement with employees other than in the ordinary course of business;

     - acquire or agree to acquire any business, corporation, partnership, association or other business organization or division; or

     - invest in any non-investment grade debt securities although we can create new wholly-owned subsidiaries.

     The merger agreement does not restrict Pentair in the conduct of its business. The merger agreement does, however, provide that if Pentair fails to consent to an acquisition proposed to be made by us and the merger agreement is later terminated, Pentair is then precluded from pursuing the same acquisition for a three year period.

                                                            THE MERGER AGREEMENT

NO SOLICITATION

     We have agreed that, until the termination of the merger agreement, we will not, with respect to our company:

     - take any action to solicit, initiate or encourage any acquisition proposal relating to us;

     - enter into any agreement with respect to any acquisition proposal; or

     - participate in discussions or negotiations or take any action that may reasonably be expected to lead to any acquisition proposal relating to us.

     We may, however, respond to any unsolicited communication regarding an acquisition proposal if our board determines, with advice of its outside counsel and financial advisor that the acquisition proposal constitutes a superior proposal. We must notify Pentair promptly if we receive any solicitation or inquiry regarding an acquisition proposal.

     The term "acquisition proposal" means any proposed:

     - merger, consolidation, share exchange or similar transaction involving us;

     - sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of 20% or more of our consolidated assets or the consolidated assets of our subsidiaries;

     - issuance, sale, or other disposition of, or acquisition of, securities representing 20% or more of our voting stock; or

     - transaction in which any person would acquire beneficial ownership of, or the right to acquire beneficial ownership of, 20% or more of any class of our equity.

     The term "superior proposal" means any acquisition proposal:

     - that we determine in good faith, after consultation with our financial advisors and outside counsel, is more favorable to you than the merger taking into account the nature of the acquisition proposal, the nature and amount of the consideration, the likelihood of completion and any other factors deemed appropriate by our board; and

     - that involves 50% or more of our consolidated assets or voting shares.

     Before furnishing nonpublic information to, or entering into discussions or negotiations with, any other persons or entities relating to any acquisition proposal, we must enter into a customary confidentiality agreement with that third person, but the confidentiality agreement may not include any provision calling for that party to have an exclusive right to negotiate with us.

     If we provide nonpublic information to a third party in connection with an acquisition proposal, we must advise Pentair of the nature of the nonpublic information delivered reasonably promptly following its delivery.

THE MERGER AGREEMENT

TERMINATION

  TERMINATION RIGHTS

     We can agree with Pentair to terminate the merger agreement without completing the merger, and either of us or Pentair acting alone can terminate the merger agreement if:

     - we do not complete the merger on or before September 30, 1999 and the terminating party is not otherwise in breach of the merger agreement;

     - our shareholders do not adopt the merger agreement and the terminating party is not otherwise in breach of the merger agreement;

     - any of the conditions to our obligation to complete the merger can no longer be satisfied; or

     - any injunction or other order by any court or other governmental entity that prohibits or prevents the merger becomes final and non-appealable.

     Pentair, acting alone, can terminate the merger agreement if:

     - there has been a material adverse change affecting us other than as a result of our environmental non-compliance or year 2000 non-compliance;

     - we enter into a definitive agreement providing for a superior proposal;

     - our board recommends or approves a superior proposal;

     - our board withdraws, modifies in a manner adverse to Pentair or refrains from making its recommendation in favor of the merger; as long as Pentair is not in material breach under the merger agreement and has sufficient funds to pay the cash consideration in the merger; or

     - the sum of the following is over $5,000,000 and we have refused to adjust the cash consideration:

     - costs identified by Pentair to correct any environmental non-compliance or year 2000 non-compliance in the businesses Pentair will acquire; and

     - the amount of transaction fees we incur after December 31, 1998 in excess of $4,000,000.

     Essef, acting alone, can terminate the merger agreement if:

     - our board has accepted or resolved to accept a superior proposal; or

     - the sum of the following is over $5,000,000 and Pentair has declined to close the merger anyway:

       - the costs identified by Pentair for us to correct any environmental non-compliance or year 2000 non-compliance; and

       - the amount of the transaction fees we incur after December 31, 1998 in excess of $4,000,000.

                                                            THE MERGER AGREEMENT

  TERMINATION FEES; TERMINATION FEE TRIGGERS

     Pursuant to the merger agreement, we must pay a termination fee to Pentair:


     - in the amount of $9,317,000 if the merger agreement is terminated:


       - by Pentair because we have entered into a definitive agreement providing for a superior proposal;

       - by Pentair because our board has approved or recommended a superior proposal;

       - by Pentair because our board has withdrawn, modified in a manner adverse to Pentair or refrained from making its recommendation for approval of the merger or disclosed its intention to change its recommendation; or

       - by us because our board has approved a superior proposal.


     - in the amount of $4,658,000 if the merger agreement is terminated by either Pentair or us where:


       - we do not complete the merger on or before September 30, 1999; and

       - within 12 months after the termination of the merger agreement, we enter into an agreement pursuant to a solicitation or inquiry regarding an acquisition proposal if that solicitation or inquiry was made between April 30, 1999 and the termination.

     - in an amount equal to actual expenses that Pentair incurs in connection with the merger, up to a limit of $500,000, if the merger agreement is terminated by either Pentair or us because the sum of the following is over $5,000,000:

       - costs identified by Pentair to correct any environmental non-compliance or year 2000 non-compliance in the businesses they acquire; and

       - the amount of the transaction fees we incur after December 31, 1998 in excess of $4,000,000.

     After input and discussions with our financial advisor, we negotiated the amount of the various termination fees based on the value of our company, the consideration being paid and an estimate of the opportunities that could be lost if the merger agreement were signed but then terminated. In addition, our financial advisor advised us that the amounts of these fees are within a customary range when compared to similar transactions.

AMENDMENT; WAIVER

     The merger agreement may be amended in writing if both Pentair and Essef sign the amendment. We may amend the merger agreement at any time before or after our shareholders adopt the merger agreement. However, after the meeting, we cannot make any amendment without our shareholders' further approval that would:

     - change the merger consideration you will receive;

     - change the articles of incorporation of the surviving corporation; or

     - materially adversely affect your rights.

     Pentair or Essef may:

     - extend the time for performance;

     - waive any inaccuracies by the other party in the representations and warranties under the merger agreement; or

THE MERGER AGREEMENT

     - waive compliance by the other party with any conditions or agreements under the merger agreement.

CONDITIONS TO COMPLETION OF THE MERGER

  CONDITIONS TO PENTAIR'S OBLIGATION AND ESSEF'S OBLIGATION TO COMPLETE THE
  MERGER

     The obligation of Pentair and Essef to complete the merger are subject to the satisfaction of the following conditions:

     - adoption by our shareholders of the merger agreement;

     - expiration or termination of applicable waiting periods under antitrust and competition laws;

     - lack of any statute, rule or regulation prohibiting or materially restricting consummation of the merger;

     - Essef must deposit the shares of Anthony & Sylvan to be issued in the split-off with the depositary; and

     - lack of any injunction or other order by any court or governmental entity prohibiting or preventing the merger.

  CONDITIONS TO OUR OBLIGATION TO COMPLETE THE MERGER

     Our obligation to complete the merger is also subject to the satisfaction of several conditions, including:

     - Pentair and Northstar Acquisition must have performed their obligations under the merger agreement in all material respects;

     - representations and warranties of Pentair and Northstar Acquisition contained in the merger agreement must have been true and correct, in all material respects, when made and as if made on the effective date of the merger; and

     - Pentair must deposit the cash portion of the merger consideration with the depositary.

  CONDITIONS TO OBLIGATIONS OF PENTAIR AND NORTHSTAR ACQUISITION TO COMPLETE THE MERGER

     The obligations of Pentair and Northstar Acquisition to complete the merger are also subject to the satisfaction of several conditions, including:

     - we and Anthony & Sylvan must have performed our obligations under the merger agreement in all material respects;

     - our representations and warranties contained in the merger agreement must have been true and correct, in all material respects, when made and as if made on the effective date of the merger; and

     - Pentair must have approved the form of promissory note issuable by Anthony & Sylvan for any deficient net tax benefit.

     Each of us could, to the extent permitted by applicable law, decide to waive the other's conditions to complete the merger even though one or more of these conditions have not been met. In the case of mutual conditions, however, both of us would have to decide to waive a condition to our obligations to complete the merger. We cannot guarantee that the

                                                            THE MERGER AGREEMENT
conditions to the merger will be satisfied or waived or that the merger will be completed at all.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains some customary representations and warranties made both by us and by Pentair, including representations and warranties relating to:

     - due organization and good standing;

     - corporate authorization to enter into the transactions contemplated by the merger agreement; and

     - governmental reviews and approvals required in connection with the transactions contemplated by the merger agreement.

     In addition, we made additional representations and warranties to Pentair relating to:

     - capitalization;

     - subsidiaries' organization, good standing and capitalization;

     - filings with the Securities and Exchange Commission;

     - financial statements;

     - absence of material changes or events;

     - receipt of fairness opinion from our financial advisor;

     - absence of undisclosed material liabilities;

     - tax matters;

     - determinations by our board;

     - actions required to approve the merger and required vote of our shareholders;

     - title to assets;

     - information included in this proxy statement/prospectus for the shares of Anthony & Sylvan;

     - litigation;

     - compliance with laws, including laws regarding takeovers;

     - product liability;

     - employee benefit plans and plan compliance;

     - material contracts;

     - patents and trademarks; and

     - insurance coverage.

     Northstar Acquisition has made some representations and warranties to us as to organization, capitalization, corporate authorization and financing.

     The representations and warranties in the merger agreement do not survive the effective date of the merger.

THE MERGER AGREEMENT

                                 THE SPLIT-OFF

     This section of the proxy statement/prospectus describes aspects of the proposed split-off. For purposes of the split-off and for purposes of governing the relationships between Essef and Anthony & Sylvan after the merger, we, Anthony & Sylvan and Pentair have entered into a transition agreement and a tax sharing agreement. The transition agreement is attached as Annex B to this proxy statement/prospectus. The tax sharing agreement is attached as Annex C to this proxy statement/prospectus. You should read the transition agreement and the tax sharing agreement in their entirety.

ANTICIPATED STRUCTURE OF THE SPLIT-OFF

     Anthony & Sylvan is an indirect wholly-owned subsidiary of Essef. Pursuant to the terms of the merger agreement and transition agreement, Anthony & Sylvan will be split off from Essef through the partial redemption of Essef shares with Anthony & Sylvan shares. Because of the structure of the transaction, it is possible that we will be deemed to be a statutory underwriter of the distribution of shares of Anthony & Sylvan to our shareholders. Although the split-off will not be effective until we close the merger, Anthony & Sylvan is required under the merger agreement to finance its operations on an independent basis starting on June 30, 1999.

     The split-off is an integral part of the transaction and is being done to address the competitive concerns of our swimming pool and spa equipment customers. Pentair did not desire to acquire our swimming pool sales and installation business. Our board believes that the split-off is in the best interest of our shareholders. Even if the merger does not occur, we intend to complete the separation of the swimming pool sales and installation business from our other businesses to alleviate competitive concerns of some of our swimming pool equipment customers that compete with Anthony & Sylvan. However, we cannot guarantee that we will complete the split-off on the terms described below, or at all.

     BEFORE THE SPLIT-OFF, ANTHONY & SYLVAN WILL AMEND AND RESTATE ITS ARTICLES OF INCORPORATION TO DO SEVERAL THINGS, INCLUDING TO INCREASE ITS AUTHORIZED CAPITAL STOCK. ANTHONY & SYLVAN WILL THEN ISSUE TO US THE NUMBER OF ANTHONY & SYLVAN SHARES NECESSARY TO COMPLETE THE SPLIT-OFF.


     The receipt of shares of Anthony & Sylvan in the split-off will be taxable to the recipients of shares. See "Material Federal Income Tax Consequences" beginning on page 37.


     WE DO NOT NEED SHAREHOLDER APPROVAL TO COMPLETE THE SPLIT-OFF, AND WE ARE NOT SEEKING YOUR APPROVAL OF THE SPLIT-OFF.

THE TRANSITION AGREEMENT

     The transition agreement contains the terms and conditions on which Anthony & Sylvan will be split off from us. THE SUMMARY OF THE TRANSITION AGREEMENT INCLUDED BELOW SHOULD NOT BE VIEWED AS A SUBSTITUTE FOR THE ENTIRE TRANSITION AGREEMENT. WE URGE YOU TO, AND YOU SHOULD, READ THE TRANSITION AGREEMENT IN ITS ENTIRETY. WE HAVE INCLUDED THE TRANSITION AGREEMENT AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS.

                                                                   THE SPLIT-OFF

  OPERATIONS OF ANTHONY & SYLVAN

     Prior to June 30, 1999, Anthony & Sylvan is required to operate its business in the ordinary course. In addition, by June 30, 1999 or as soon as practicable thereafter, Anthony & Sylvan is required to obtain financing to enable it to carry out the split-off, including the payment of the intercompany dividend.

     After June 30, 1999, Anthony & Sylvan will finance its operations on an independent basis. If the net assets of Anthony & Sylvan are more than $40,836,000 on June 30, 1999, Anthony & Sylvan must increase the amount of the intercompany dividend payable to us by the amount of increased net assets.

     After June 30, 1999, Anthony & Sylvan will be:

     - entitled to all income realized from its activities and operations;

     - responsible for all taxes on income realized from its activities and operations; and

     - entitled to any tax benefits attributable to any losses or other tax attributes resulting from its activities and operations.

  INTERCOMPANY LIABILITIES AND INTERCOMPANY DIVIDEND

     Pursuant to the terms of the transition agreement, before the split-off Anthony & Sylvan will declare and pay an intercompany cash dividend to us as payment for a portion of existing intercompany liabilities between us and Anthony & Sylvan. As of March 31, 1999, the total amount of existing intercompany liabilities was approximately $27.2 million.

     The intercompany dividend will be paid in the following manner:

     - immediately before we complete the merger and the split-off, Anthony & Sylvan will pay an initial distribution to Essef in amount equal to $17 million,

     - plus the amount, if any, by which the actual net assets of Anthony & Sylvan on June 30, 1999 exceed $40,836,000; and

     - minus the amount, if any, by which the tax benefit expected to be realized by Pentair in the merger exceeds $4,200,000.


     In determining the tax on the gain recognized by Essef as a result of the split-off, Anthony & Sylvan will initially use a pre-closing trading value for Anthony & Sylvan shares equal to the difference between the mean of the high and low trading prices of our common shares two days before the split-off and $18.97.



     This initial distribution by Anthony & Sylvan is required to allow Anthony & Sylvan to complete its transition to a stand alone company at the time of the split-off. Since the actual value of Anthony & Sylvan shares will not be known until after the completion of the split-off, Anthony & Sylvan agreed to use the pre-closing trading value of the Anthony & Sylvan shares and to recalculate and adjust the amount of the intercompany dividend once the actual value of the Anthony & Sylvan shares and the actual tax benefit realized by Pentair are determined. The determination of the actual value of the Anthony & Sylvan shares and the actual tax benefit realized by Pentair are described on page 55.


THE SPLIT-OFF

     If the intercompany dividend calculated using the actual tax benefit realized by Pentair is:

     - less than the amount of the intercompany dividend initially paid to us, Essef will make a cash payment to Anthony & Sylvan equal to the amount of the initial overpayment on the intercompany dividend; or

     - more than the amount of the intercompany dividend initially paid to us, Anthony & Sylvan will make an additional payment to Essef equal to the amount of the initial underpayment on the intercompany dividend, provided that the amount of this payment shall not be greater than the amount necessary to make the total intercompany dividend payment equal $17,000,000 plus any adjustment for the difference between actual net assets of Anthony & Sylvan on June 30, 1999 and $40,836,000.

     After the payment of the intercompany dividend, any remaining intercompany liabilities of Anthony & Sylvan to us other than trade payable liabilities incurred in connection with the purchase of swimming pool equipment from us and our subsidiaries will be converted and reclassified as a contribution to the capital of Anthony & Sylvan. Anthony & Sylvan shall have no further obligation with regard to these reclassified liabilities.

  TRANSFERRED EMPLOYEES

     Some individuals employed by Essef at its corporate level will become employees of Anthony & Sylvan.

  EMPLOYEE BENEFITS

     Anthony & Sylvan maintains a defined contribution plan and trust intended to qualify under Sections 401(a), 401(k) and 501(c) of the Internal Revenue Code for the benefit of all Anthony & Sylvan employees. Anthony & Sylvan also agrees to assume our responsibilities under our deferred compensation plan to any Anthony & Sylvan employees including any transferred employees and directors and to make all payments to these individuals under this plan. In connection with this agreement, immediately before the completion of the merger and split-off, we will pay to Anthony & Sylvan an amount equal to our accrued liability, net of income taxes.

     At the completion of the merger and split-off, Anthony & Sylvan employees will be transferred from our welfare benefit plans to welfare benefit plans set up and maintained by Anthony & Sylvan. However, Anthony & Sylvan employees will have the option to continue to participate in our group medical plan until December 31, 1999. After an Anthony & Sylvan employee has been transferred to the Anthony & Sylvan welfare benefit plans, we will be responsible only for benefit claims incurred by Anthony & Sylvan employees before the completion of the merger and split-off.

  TRANSITION SERVICES

     After we complete the merger and the split-off, Anthony & Sylvan will have the option, for up to one year after the split-off, to obtain the following services from us:

     - tax preparation and filing services;

     - legal services;

                                                                   THE SPLIT-OFF

     - information and technology support; and

     - other additional services as we and Anthony & Sylvan may agree.

     We will provide the services on a cost basis as agreed between us and Pentair. We will not have any liability for any loss, liability or damage that Anthony & Sylvan incurs or that arises out of our providing these services.

     We will also allow Anthony & Sylvan to continue to occupy and use without charge its corporate offices for two months after we complete the merger and split-off.

  REPRESENTATIONS AND WARRANTIES; DISCLAIMERS

     In connection with the split-off, Anthony & Sylvan made representations and warranties to us relating to:

     - existence of any contract or agreement between us and Anthony & Sylvan;

     - absence of intercompany transfers, dividends and payments since December 31, 1998 other than in the ordinary course;

     - ownership or use of any assets, properties, licenses or rights necessary to the operation of our business;

     - use of any Anthony & Sylvan assets in our business since December 31, 1998;

     - our liability in connection with Anthony & Sylvan liabilities after the split-off; and

     - conduct of Anthony & Sylvan's business in the ordinary course since December 31, 1998.

     In addition, we, Pentair and Anthony & Sylvan agreed that:

     - no representation or warranty was being made as to the value or freedom from encumbrance of any Anthony & Sylvan assets;

     - the Anthony & Sylvan assets were being transferred on an as is, where is basis; and

     - Anthony & Sylvan will bear the risk that any conveyance of Anthony & Sylvan assets might be insufficient, subject to our obligation to provide any necessary further assurances.

     The representation and warranties in the transition agreement will survive for a period of three years following the completion of the split-off. However, the representations and warranties will not survive any termination of the transition agreement.

  RELEASE AND INDEMNIFICATION

     We agreed to indemnify, defend and hold Anthony & Sylvan and each of its directors, officers, agents or employees harmless from and against any and all claims arising from:

     - any breach of any agreement or covenant in the transition agreement by Pentair;

     - any breach of the transition agreement by us after we complete the merger and split-off;

     - the conduct of our business after we complete the merger and split-off;
       and

THE SPLIT-OFF

     - any false or misleading statement or any omission with respect to a material fact in this proxy statement/prospectus relating to Pentair or Northstar Acquisition or their affiliates based on information provided by Pentair.

     Anthony & Sylvan agreed to indemnify, defend and hold us and our subsidiaries, other than Anthony & Sylvan, and each of its directors, officers, employees and agents harmless from and against any and all damages, losses, liabilities and claims arising from:

     - any misrepresentation or breach of any warranty in the transition agreement by us before we complete the merger and split-off;

     - any misrepresentation or breach of any warranty, agreement or covenant in the transition agreement by Anthony & Sylvan;

     - any breach of any agreement or covenant in the transition agreement by us before we complete the merger and split-off;

     - any liability of Anthony & Sylvan;

     - the conduct of Anthony & Sylvan's business after we complete the merger and split-off;

     - any transfer of assets to Anthony & Sylvan in connection with the split-off;

     - any false or misleading statement or any omission with respect to a material fact in this proxy statement/prospectus relating to Anthony & Sylvan based on information provided other than by Pentair, Northstar Acquisition or their affiliates;

     - any actions we or our subsidiaries take in connection with the forming of a holding company structure for Anthony & Sylvan; and

     - any transaction suit resulting from a false or misleading statement in this proxy statement/prospectus, the business of Anthony & Sylvan or from the exercise of dissenters' rights with respect to the value of the Anthony & Sylvan common shares distributed in the split-off.

     The release and indemnification obligations contained in the transition agreement will survive for three years after the split-off and will continue as to any claims for indemnification that are asserted before that period expires.

  USE OF NAMES; INTELLECTUAL PROPERTY

     When we complete the merger, we will assign to Anthony & Sylvan or its designee the name "Anthony & Sylvan Pools Corporation" and all rights related to the name plus any other trademarks, trade names, service marks or other proprietary names that Anthony & Sylvan owns or uses.

  CONDITIONS TO THE SPLIT-OFF

     Pursuant to the transition agreement, the obligations of Anthony & Sylvan and Essef to consummate the split-off will be subject to the fulfillment or waiver of each of the following conditions:

     - Pentair shall have notified Essef that it is prepared to accept the Essef common shares in exchange for its payment of the cash portion of the merger consideration;

     - we shall have deposited share certificates representing the shares of Anthony & Sylvan with the depositary;

     - registration statement of which this proxy statement/prospectus is a part must have been declared effective by the Securities and Exchange Commission;

                                                                   THE SPLIT-OFF

     - all necessary third party consents or other approvals arising or relating to the consummation of the split-off or necessary in order to avoid a material default by us under any contract or agreement must have been obtained;

     - Anthony & Sylvan must have paid the intercompany dividend to us; and

     - no temporary restraining order, preliminary or permanent injunction or other order or other legal restraint prohibiting, preventing or materially restricting the consummation of the split-off shall be in effect.

     We may not waive any of the conditions to the split-off without the prior written consent of Pentair. However, Pentair may waive the conditions related to third party consents, approvals or the existence of any injunction or other order if it believes that completing the split-off will have no material adverse effect on Anthony & Sylvan and it agrees to indemnify Anthony & Sylvan for any material adverse effect suffered as a result of this waiver.

  TERMINATION

     If the merger agreement is terminated, the transition agreement will automatically terminate. In addition, the parties may agree in writing to terminate the transition agreement and abandon the split-off at any time before we complete the merger. If the transition agreement is terminated under those circumstances, no party will have any liability to any other party except for any breach of the transition agreement before the date of termination.

  AMENDMENT OR MODIFICATION

     Essef, Anthony & Sylvan and Pentair can amend the transition agreement only by written agreement.

TAX SHARING AGREEMENT

     The tax sharing agreement contains the terms and conditions of the allocation among Essef, Pentair and Anthony & Sylvan of the tax attributes resulting from the merger and the split-off. THE SUMMARY OF THE TAX SHARING AGREEMENT INCLUDED BELOW SHOULD NOT BE VIEWED AS A SUBSTITUTE FOR THE ENTIRE TAX SHARING AGREEMENT. WE URGE YOU TO, AND YOU SHOULD, READ THE TAX SHARING AGREEMENT IN ITS ENTIRETY. WE HAVE INCLUDED THE TAX SHARING AGREEMENT AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS.

  OVERVIEW

     Under the tax sharing agreement,

     - Anthony & Sylvan agreed to indemnify Essef for any taxes Anthony & Sylvan incurs after June 30, 1999; and

     - Essef and Pentair agreed to indemnify Anthony & Sylvan for any taxes that Anthony & Sylvan incurs on or before June 30, 1999.

     In addition, Essef and Pentair agreed to indemnify Anthony & Sylvan for any other taxes arising out of Anthony & Sylvan's being included in the Essef consolidated federal income tax return and for any other taxes for which Essef may be liable. Amounts that the parties may owe to one another under the tax sharing agreement could be subject to the results of later audits by federal, state and local taxing authorities. Therefore, they may not

THE SPLIT-OFF
be finally determined for a substantial period of time after we complete the merger and split-off.

  TAX BENEFIT TO PENTAIR

     In determining the amount of cash consideration paid by Pentair in the merger, we and Pentair agreed that Pentair would realize a tax benefit from the merger and the split-off equal to $4,200,000. In addition, Essef and Pentair agreed that:


     - if the tax benefit realized by Pentair is more than $4,200,000, Essef will pay to Anthony & Sylvan an amount equal to the excess in the manner described on page 56; and



     - if the tax benefit realized by Pentair is less than $4,200,000, Anthony & Sylvan will pay to Essef an amount equal to the deficiency in the manner described on page 56.


  DETERMINATION OF TAX BENEFIT TO PENTAIR

     As structured, the merger and split-off will result in the following tax consequences to Essef, as a wholly-owned subsidiary of Pentair:

     - a tax deduction to Essef for payments in cancellation of compensatory stock options to employees of Essef in the merger; and

     - a tax on the gain realized by Essef from the split-off.

     In determining the tax benefit to Pentair, the net of these tax consequences is then:

     - increased by the amount, if any, by which the aggregate stock option exercise price for the compensatory stock options exceeds $6,050,000;

     - decreased by the amount, if any, by which such aggregate exercise price is less than $5,550,000; and

     - reduced to take account of any nondeductible amounts that Essef may have to pay on account of the exercise of compensatory stock options.

     For purposes of determining the tax benefit, the tax imposed on Essef as a result of the split-off will be calculated based on the trading value of the Anthony & Sylvan shares. The tax sharing agreement provides that the trading value of the Anthony & Sylvan shares will equal the average between the high and low trading prices for the Anthony & Sylvan shares on the first full trading day following the merger. However, if either Anthony & Sylvan or Pentair believes that this amount does not represent the proper value for purposes of determining the amount of gain resulting from the split-off, the tax sharing agreement requires that:

     - Pentair, Essef and Anthony & Sylvan negotiate an alternative value considering all relevant factors and circumstances, including:

       -  the trading pattern of the Anthony & Sylvan shares;

       -  an appraisal from the Rhone Group; and

       - if Pentair, Essef and Anthony & Sylvan are unable to agree on a value, then they will refer the matter to an arbitrator.

                                                                   THE SPLIT-OFF

     If the parties disagree on the trading value of the Anthony & Sylvan shares, it may take several months or longer for the arbitrator to determine the proper valuation for the Anthony & Sylvan shares, which will delay the final calculation of the tax benefit. Therefore, it may also take several months or longer to determine whether a payment adjustment is required.

  TAX BENEFIT PAYMENT


     If the actual tax benefit realized by Pentair is greater than $4,200,000, the intercompany dividend will be reduced by this amount in the manner described on page 55.


     If Anthony & Sylvan is required to make an additional payment to Essef because the tax benefit to Pentair is less than $4,200,000, Anthony & Sylvan has the option of paying cash or issuing a senior subordinated note:

     - bearing interest at a fixed rate equal to Anthony & Sylvan's initial bank financing plus a basis point spread of between 225 and 550 basis points determined based on Anthony & Sylvan's debt to pro-forma earnings before interest, taxes, depreciation and amortization ratio maintenance requirement;

     - due three years and one day following the completion of the merger;

     - redeemable by Anthony & Sylvan:

       -  at Anthony & Sylvan's option;

       - in the event of sale, merger or other disposition involving Anthony & Sylvan; or

       - in the event of a sale of substantially all of Anthony & Sylvan's assets;

     - ranking:

       -  junior to all Anthony & Sylvan bank financing; and

       -  senior to:

          -  all other indebtedness of Anthony & Sylvan; and

          -  all equity interests in Anthony & Sylvan;

       - containing default provisions similar to the default provisions governing Anthony & Sylvan's initial bank financing; and

       - containing the same covenants made by Anthony & Sylvan in its initial bank financing.

RELATIONSHIP AND TRANSACTIONS WITH ESSEF FOLLOWING THE SPLIT-OFF

     We expect that Anthony & Sylvan will continue to purchase equipment and other supplies from us and our subsidiaries following the split-off. Neither of us is bound by any formal supply agreement, and either of us may discontinue this relationship at any time. We believe that there are currently a number of other suppliers which could provide that equipment and those supplies to Anthony & Sylvan on comparable terms.

THE SPLIT-OFF

                                ANTHONY & SYLVAN

BUSINESS

     Anthony & Sylvan was formed in 1997 to acquire the assets and business of a predecessor corporation. That predecessor corporation was the successor to the pool installation businesses of Pennsylvania-based Sylvan Pools and California-based Anthony Pools. Sylvan Pools was founded by Herman Silverman in 1946 and grew to become the leading pool installer in the Northeast, with operations stretching out to the Southeast, Texas and Nevada. Anthony Pools was founded by Phil Anthony in 1947 and eventually established itself as one of the largest pool companies in the United States. In 1996, the parent company of Sylvan Pools purchased Anthony Pools and combined the two businesses under the name "Anthony & Sylvan." Anthony & Sylvan has built over 300,000 pools in its history.

     Anthony & Sylvan believes it is the largest installer of residential in-ground concrete swimming pools in the United States. Anthony & Sylvan has a network of 40 sales offices serving 15 states. The majority of Anthony & Sylvan's pools range in price from $15,000 to $40,000. Historically, Anthony & Sylvan's sales have been seasonally strongest in the second and third quarters and weakest in the first and fourth quarters. Anthony & Sylvan built 5,153 pools in 1998.

     In addition to installing residential pools, Anthony & Sylvan:

     - markets pool renovation services in selected markets;
     - operates a commercial pool installation business in the Northeast focused primarily on smaller hotel chains and clubs;
     - operates 16 retail locations that sell chemicals, replacement parts, accessories, equipment and inflatables; and
     - operates four field service operations that offer post-installation services such as pool openings, closings and weekly maintenance.

     Sales from these businesses accounted for $18.2 million, or 11.7%, of Anthony & Sylvan's 1998 sales.

SWIMMING POOL SALES AND INSTALLATION INDUSTRY

     Anthony & Sylvan estimates that the installation of residential in-ground swimming pools is a $3.5 billion per year industry in the United States. According to the National Spa & Pool Institute, the total number of residential in-ground swimming pools installed annually in the United States has grown from 121,000 in 1994 to 160,000 in 1997. In each of these years, the percentage of residential in-ground swimming pools installed using formative structures made of concrete, vinyl liners and pre-molded fiberglass has remained fairly consistent and in 1997 represented 68.8%, 28.7% and 2.5%, respectively, of total residential in-ground swimming pools installed. While other sectors of the residential in-ground swimming pool business, such as manufacturing, distribution and retailing of pool products and equipment, have undergone significant consolidation in recent years, the sales and installation industry has remained highly fragmented.

MARKETING AND SALES

     Anthony & Sylvan sells its products to a large number of customers, primarily residential homeowners. Anthony & Sylvan's principal sales activities are conducted by a dedicated sales force of approximately 175 employees who have responsibility for developing and maintaining customer relationships. Sales visits are conducted in the customer's home or at an Anthony & Sylvan office near the customer's home. The introduction of the laptop

                                                                ANTHONY & SYLVAN

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

computer as a selling tool in recent years has significantly enhanced the quality and professionalism of Anthony & Sylvan's sales presentations and reinforced Anthony & Sylvan's image as an expert installer. As a service to its customers, Anthony & Sylvan maintains relationships with lenders that provide financing for its customers.

     Anthony & Sylvan does most of its advertising in local newspapers and Yellow Pages. Anthony & Sylvan has advertised, to a lesser extent, using radio, television, billboards and direct mail and has also attracted buyers as a result of referrals from previous customers and realtors, among others.

COMPETITION IN THE SWIMMING POOL SALES AND INSTALLATION INDUSTRY


     Anthony & Sylvan primarily faces competition from regional and local installers. Anthony & Sylvan believes that there are a small number of swimming pool companies that compete with Anthony & Sylvan on a national basis. Barriers to entry in the swimming pool sales and installation industry are relatively low.


     Anthony & Sylvan believes that the principal competitive factors in the pool installation business are the quality and level of customer service, product pricing, breadth and quality of products offered, ability to procure labor and materials on a market-by-market basis from local and regional sources, financial integrity and stability, and consistency of business relationships with customers. Anthony & Sylvan believes it competes favorably with respect to each of these factors.

PRINCIPAL SUPPLIERS AND SUBCONTRACTORS


     Anthony & Sylvan regularly evaluates supplier relationships and considers alternate sourcing as appropriate to assure competitive costs and quality standards. Anthony & Sylvan currently does not have long-term contracts with any of its suppliers. Anthony & Sylvan believes there are currently a number of other suppliers of that equipment and those supplies on comparable terms.


     Anthony & Sylvan utilizes both company employees as well as subcontractors to install pools; however, the majority of Anthony & Sylvan's installation labor base consists of subcontractors. Anthony & Sylvan personnel act as field supervisors to oversee all aspects of the installation process and as schedulers who coordinate the activities of the craftsmen and communicate information to the customer.

FACILITIES


     Anthony & Sylvan currently operates 40 sales offices in 15 states. Anthony & Sylvan's executive offices are located in Chardon, Ohio. Anthony & Sylvan believes that no single property is material to its operations and that alternate sites are presently available at market rates.


LEGAL PROCEEDINGS


     From time to time, Anthony & Sylvan is involved in litigation and proceedings arising in the ordinary course of its business. Although the outcome of litigation and claims is uncertain, Anthony & Sylvan does not believe that there are any pending proceedings which could be expected to have a material adverse effect on Anthony & Sylvan's financial condition or its results of operations.


ANTHONY & SYLVAN

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NON-MANAGEMENT EMPLOYEES

     At March 31, 1999, Anthony & Sylvan employed:

     - 661 persons on a full-time basis, of whom:

       - 247 were management, administration and operations employees;

       - 237 were installation employees; and

       - 177 were commissioned sales personnel; and

     - 42 persons on a part-time basis, all of whom were employed at Anthony & Sylvan's retail stores.

     No employees are covered by collective bargaining agreements. Anthony & Sylvan believes it has satisfactory relations with its employees.

MANAGEMENT

  DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The directors, executive officers and key employees of Anthony & Sylvan are as follows:

                NAME                   AGE                     POSITION
                ----                   ---                     --------
Stuart D. Neidus.....................  48     Chairman of the Board and Chief Executive
                                              Officer
Howard P. Wertman....................  54     President
Mark E. Brody........................  37     Executive Vice President and Chief
                                              Financial Officer
Richard M. Kelso.....................  50     Executive Vice President
Edward W. Andrews III................  40     Vice President
Thomas J. Casey......................  38     Vice President
Lawrence M. Mazzenga.................  46     Vice President
Phillip A. Pascucci..................  52     Vice President
Mary Ann Jorgenson...................  58     Director
Thomas B. Waldin.....................  56     Director

     Mr. Neidus has served as Chairman of the board of directors and Chief Executive Officer of Anthony & Sylvan since September 1998 and as a Director since May 1997. He served as Chief Financial Officer of Anthony & Sylvan from September 1998 through April 1999. In addition, Mr. Neidus has served as Executive Vice President and Chief Financial Officer of Essef since September 1996. Prior to that, from 1992 to 1996 Mr. Neidus served with Premier Farnell plc, successor to Premier Industrial Corporation, most recently as Executive Vice President. Prior to joining Premier Farnell plc, Mr. Neidus spent 19 years as an independent public accountant with KPMG Peat Marwick, including eight years as a partner.

     Mr. Wertman has served as President of Anthony & Sylvan since October 1995. He previously served as Divisional Vice President of Sylvan Pools from 1990 to 1995. Mr. Wertman's career in the swimming pool industry began in 1973, and since then he has served in various management positions with both Anthony Pools and Sylvan Pools.

     Mr. Brody has served as Executive Vice President and Chief Financial Officer since April 1999. He served as Vice President of Anthony & Sylvan from January 1998 through April 1999. In addition, Mr. Brody has served as Vice President-Finance of Essef since

                                                                ANTHONY & SYLVAN

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

August 1997. Prior to that, from 1987 to 1997, Mr. Brody served with Sudbury, Inc., most recently as Vice President and Chief Financial Officer. Prior to joining Sudbury, Inc., Mr. Brody spent five years as an independent public accountant with Ernst & Young, L.L.P.

     Mr. Kelso has served as Executive Vice President of Anthony & Sylvan since 1996. His experience in the pool industry includes service as Vice President of Anthony Pools from 1989 to 1996. Prior to that, from 1979 to 1988 Mr. Kelso was the General Manager of the Washington, D.C. division of Anthony Pools. His career includes 23 years of pool service, all in management positions with Anthony Pools.

     Mr. Andrews has served as Vice President of Anthony & Sylvan since August 1998, following the Andrews Acquisition. Mr. Andrews was the founder of Pools by Andrews, Inc., established in 1983, and served as its President for 15 years. His more than 20 years of experience in the swimming pool industry includes service as a General Manager of Andrews Gunite Company, a New England based swimming pool builder.

     Mr. Casey has served as Vice President of Anthony & Sylvan since 1998 and as the National Sales Manager since 1995. Prior to that, he served as Sales Manager and a sales designer with Sylvan Pools from 1986 to 1995.

     Mr. Mazzenga has served as Vice President of Anthony & Sylvan since 1996. He served as Vice President of Sylvan Pools from 1994 to 1996. Prior to that, from 1979 to 1994 he served in various operational and management positions with Anthony Pools.

     Mr. Pascucci has served as Vice President of Anthony & Sylvan since 1997. Prior to that, from 1992 to 1997 he served as General Manager of the Las Vegas Division of Sylvan Pools. Mr. Pascucci has served in various operational and management positions with Sylvan Pools during the period 1986-1992.

     Ms. Jorgenson has served as a director of Anthony & Sylvan since September 1998. Ms. Jorgenson is a partner and head of the corporate practice in the law firm of Squire, Sanders & Dempsey L.L.P., and has been associated with that firm since 1975. She is a director of the general partner of Cedar Fair, L.P., the owner of five regional amusement parks. She is also a director of S2 Golf Inc., a manufacturer and distributor of golf clubs and bags, and a director of Continental Business Enterprises, Inc., an Ohio-based metal stamping company.

     Mr. Waldin has served as a director of Anthony & Sylvan since May 1997. Mr. Waldin has served as Chief Executive Officer and President of Essef since 1990 and a Director since 1991.

  COMMITTEES OF THE BOARD OF DIRECTORS

     GENERAL. Anthony & Sylvan's amended and restated regulations will provide for a minimum of three and a maximum of nine directors. Initially there will be three directors on the Anthony & Sylvan board. Anthony & Sylvan expects to increase the size of the board to as many as six directors after the split-off and to seek qualified candidates with expertise in consumer products industries and other areas of importance to Anthony & Sylvan's business. Anthony & Sylvan's regulations will also provide that whenever there are more than five directors, the board of directors will be divided into at least two classes of at least three directors each, with staggered terms. All directors shall serve three year terms.

     All officers of Anthony & Sylvan serve at the pleasure of the board of directors.

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

     COMMITTEES. Immediately following the split-off, Anthony & Sylvan's board of directors will establish three committees:

     - executive committee will have all authority of the board between meetings of the board. However, the executive committee will not have the authority to:

       - declare dividends;

       - appoint or elect officers;

       - determine compensation for officers; or

       - fill vacancies on the board or on any committee of the board.

     The executive committee will be chaired by Mr. Waldin, and the other members will be Mr. Neidus and Ms. Jorgenson.

     - compensation committee responsible for compensation and employee benefits matters including the following:

       - recommending to the board of directors and Anthony & Sylvan's management the overall compensation programs of Anthony & Sylvan;

       - reviewing and approving the compensation payable to the senior management personnel of Anthony & Sylvan;

       - reviewing and monitoring the executive development efforts of Anthony & Sylvan to assure development of a core of management and executive personnel adequate for orderly management succession;

       - reviewing significant changes in employee benefits plans and stock related plans; and

       - serving as the committee responsible for the management of the 1999 Long-Term Incentive Plan.

     The compensation committee will consist of three members at least two of whom will be non-employee directors as that term is defined in Rule 16b-3 under the Exchange Act of 1934, and will also be outside directors as that term is defined in Section 162(m) of the Internal Revenue Code of 1986.

     - audit committee responsible for financial affairs and accounting methods, including the following:

       - reviewing the scope and results of Anthony & Sylvan's annual independent audit;

       - reviewing the scope of other services provided by independent accountants;

       - proposing changes in financial and accounting standards and principles;

       - proposing changes to internal accounting, auditing and financial control policies and procedures;

       - selecting and retaining independent accountants;

       - reviewing all related party transactions; and

       - monitoring the ethics and compliance program.

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

     The audit committee will consist of three members at least two of whom will be independent directors as that term is defined in the rules of the Nasdaq National Market.

     The board of directors may, from time to time, establish other committees to facilitate its work.

  COMPENSATION

     Employee directors will receive no compensation for their services as directors. Non-employee directors will receive reimbursement of reasonable expenses incurred in serving as a director. In addition, each non-employee directors of Anthony & Sylvan will receive:

     - a grant of 2,000 nonqualified options to purchase shares of Anthony & Sylvan on the date that person first becomes a director that will vest in equal amounts over the director's initial three year term and have an exercise price of $16.00 per share;

     - an annual grant of 1,000 non-qualified options at each annual meeting of shareholders under the 1999 Long-Term Incentive Plan; and

     - deferred compensation in the form determined by the compensation committee equivalent in value to $25,000.

  INDEMNIFICATION

     Anthony & Sylvan will enter into indemnification agreements with each of its directors and executive officers. These indemnification agreements will provide the maximum indemnification allowed to directors and executive officers under the laws of Ohio. In addition, as authorized by Anthony & Sylvan's amended and restated regulations and Ohio law, the indemnification agreements will provide that Anthony & Sylvan will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification.

     However, Anthony & Sylvan will not indemnify the directors and executive officers:

     - if the director or executive officer is found to have been in willful misfeasance or willful disregard of duties;

     - if the director or executive officer must pay a fine for improper use of insider information;

     - if the director or executive officer improperly gained personal profit or gain; or

     - in any action that the director or executive officer commenced himself or herself.

  EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid by Essef to the chairman of the board and chief executive officer of Anthony & Sylvan and by Anthony & Sylvan to the

ANTHONY & SYLVAN

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

other four most highly compensated executive officers of Anthony & Sylvan who received an annual salary and bonus in excess of $100,000 for services rendered during 1998.

                         SUMMARY COMPENSATION TABLE(1)

                                                      ANNUAL COMPENSATION
                                             -------------------------------------
                                                                        OTHER
                                     YEAR    SALARY      BONUS     COMPENSATION(3)
                                     ----    -------    -------    ---------------
Stuart D. Neidus, chairman of the
  board and chief executive
  officer(2).......................  1998    228,461    129,000        10,734
Howard P. Wertman, president.......  1998    174,300    114,344         8,576
Richard M. Kelso, executive vice
  president........................  1998    135,300     90,879         7,664
Mark E. Brody, executive vice
  president and chief financial
  officer(2).......................  1998    135,000     76,217         9,600
Thomas J. Casey, vice president....  1998    100,000     66,439         8,573

---------------

     (1) Since Anthony & Sylvan was not a reporting company during the three immediately preceding fiscal years, only the information with respect to the most recently completed fiscal year is noted in the table.

     (2) Represents amounts earned by Messrs. Neidus and Brody in their capacities as officers of Essef. Those amounts were paid by Essef and a portion for Mr. Neidus was allocated to Anthony & Sylvan.

     (3) Includes for each named officer matching contributions under either Essef's or Anthony & Sylvan's 401(k) profit sharing plan.

     Grants and Exercises. No stock options were granted to the executive officers of Anthony & Sylvan, and the executive officers of Anthony & Sylvan did not exercise any options, to purchase Essef shares or Anthony & Sylvan shares during 1998.

  EMPLOYMENT AGREEMENTS

     Anthony & Sylvan currently has employment agreements with four of its executive officers: Messrs. Neidus, Wertman, Kelso and Brody.


     Each of the agreements expires on December 31, 2000, unless it is terminated or extended according to its terms. As compensation for his service as chief executive officer of Anthony & Sylvan, Mr. Neidus will receive an annual base salary of at least $229,000 and performance-based bonuses targeted at 60% of his annual salary. In addition, at the time of the split-off, Mr. Neidus will be granted options to purchase 75,000 common shares at an exercise price equal to $16.00 per share exercisable 25% per year following the second anniversary of the split-off. As compensation for his service as president, Mr. Wertman will receive an annual base salary of $175,000 and performance-based bonuses targeted at 50% of his annual salary. In addition, at the time of the split-off, Mr. Wertman will be granted options to purchase 30,000 common shares at an exercise price equal to $16.00 per share exercisable 25% per year following the second anniversary of the split-off. As compensation for his services as executive vice president, Mr. Kelso will receive an annual base salary of $137,000 and performance-based bonuses targeted at 50% of his annual salary. In addition, at the time of the split-off, Mr. Kelso will be granted options to purchase 25,000 common


                                                                ANTHONY & SYLVAN
shares at an exercise price equal to $16.00 per share exercisable 25% per year following the second anniversary of the split-off. As compensation for his service as executive vice president and chief financial officer, Mr. Brody will receive an annual base salary of $140,000 and performance-based bonuses targeted at 35% of his salary. In addition, at the time of the split-off, Mr. Brody will be granted options to purchase 25,000 common shares at an exercise price equal to $16.00 per share exercisable 25% per year following the second anniversary of the split-off.


     If any of Messrs. Neidus, Wertman, Kelso or Brody is terminated by Anthony & Sylvan without cause, he will be entitled to receive salary for a period of one year, or in the case of Mr. Neidus, until the later of one year or December 31, 2000, along with the pro rata portion of any bonus payable for such fiscal year. Messrs. Wertman, Kelso and Brody also would receive the right to exercise, for three months, any options to acquire shares of Anthony & Sylvan granted to them that are exercisable. Mr. Neidus will be entitled to exercise, for one year, any options to acquire shares of Anthony & Sylvan granted to him whether or not exercisable. Mr. Neidus will be deemed to have been terminated without cause if, among other things, Anthony & Sylvan at any time materially changes his duties and responsibilities without his consent.

     Upon a change in control of Anthony & Sylvan, Mr. Neidus shall have the right to terminate his employment with Anthony & Sylvan and receive the same rights and benefits to which he would be entitled upon his termination without cause. The split-off is not included as a change in control under Mr. Neidus' employment agreement.

  1999 LONG-TERM INCENTIVE PLAN


     OVERVIEW. All key employees and directors of Anthony & Sylvan and its direct and indirect subsidiaries and other persons who the compensation committee determines will be eligible to receive awards under the 1999 Long-Term Incentive Plan, including the executives named in the summary compensation table on page 63.


     The compensation committee will administer the long-term incentive plan. The Anthony & Sylvan compensation committee will have authority to:

     - interpret the plan;

     - grant waivers of plan restrictions; and

     - adopt any rules, regulations and policies for carrying out the plan as it deems necessary or proper to further the purposes of the plan;

     - select participants;

     - determine the number and type of awards to be granted;

     - determine the terms and conditions to any award granted in a manner consistent with the terms of the plan;

     - interpret the terms and provisions of the plan and any award granted;

     - prescribe the form of any agreement or instrument executed in connection with any award; and

     - establish, amend and rescind any rules, regulations and policies for the administration of the plan as it may deem advisable from time to time.

ANTHONY & SYLVAN

     Awards under the long-term incentive plan may be in the form of:

     - incentive stock options within the meaning of Section 422 of the Internal Revenue Code;

     - nonstatutory stock options;

     - stock appreciation rights;

     - restricted shares;

     - performance shares; or

     - stock awards.

     Stock options will be exercisable in whole or in installments and at the times and upon the terms as the compensation committee determines. However, no stock options will be exercisable more than ten years after the date of grant. The exercise price of any stock option granted to an employee may not be less than the fair market value of a share of Anthony & Sylvan shares on the date of the grant. Participants may pay the exercise price of a stock option in:

     - cash;

     - shares of Anthony & Sylvan; or

     - a combination of cash and shares of Anthony & Sylvan.

     Stock appreciation rights entitle the recipient to receive a payment, either in cash or in shares of Anthony & Sylvan. The amount of the payment will equal the appreciation in market value of a stated number of shares of Anthony & Sylvan from the exercise price to the average value of the shares on the ten days before the date of exercise. Anthony & Sylvan may grant stock appreciation rights either separately or in conjunction with other awards granted under the long-term incentive plan. Anthony & Sylvan may grant any stock appreciation right related to a nonstatutory stock option at the same time as the nonstatutory stock option is granted or at any time thereafter before its exercise or expiration. Anthony & Sylvan must grant any stock appreciation right related to an incentive stock option at the same time it grants the incentive stock option. Any stock appreciation right related to an option will be exercisable only to the extent the related option is exercisable and that stock appreciation right, or the applicable portion thereof, will terminate and will no longer be exercisable upon the termination or exercise of the related option. Similarly, upon the exercise of a stock appreciation right as to some or all of the shares of Anthony & Sylvan covered by a related option, the related option will be canceled automatically to the extent of the stock appreciation rights exercised, and those shares of Anthony & Sylvan will not thereafter be eligible for grant.

     Anthony & Sylvan may award restricted shares in numbers and at times as the compensation committee determines. Restricted shares will be subject to such terms, conditions or restrictions as the compensation committee deems appropriate including, without limitation:

     - restrictions on transferability;

     - requirements of continued employment;

                                                                ANTHONY & SYLVAN

     - individual performance; or

     - financial performance of Anthony & Sylvan.

     The compensation committee will establish periods of vesting and forfeiture restrictions at the time of grant. No restriction period may be less than 12 months. During the period in which any restricted shares are subject to forfeiture restrictions, the compensation committee may, in its discretion, grant to the participant to whom those shares have been awarded all or any of the rights of a shareholder with respect to those restricted shares, including the right to vote those shares and to receive dividends with respect to those shares.

     Anthony & Sylvan may award performance shares in the form of shares of Anthony & Sylvan that are earned only after Anthony & Sylvan attains predetermined performance targets established by the compensation committee at the time an award is made. A performance target may be based upon one or any combination of the following:

     - revenues;

     - operating income;

     - net income;

     - earnings per share;

     - return on equity;

     - cash flow;

     - shareholder total return;

     - return on assets;

     - return on investment;

     - asset turnover;

     - liquidity;

     - capitalization;

     - stock price;

     - expenses;

     - operating profit and margin;

     - retained earnings;

     - market share;

     - sales to targeted customers;

     - customer satisfaction;

     - quality measures;

     - productivity;

     - safety measures; or

     - educational and technical skills of employees.

     The compensation committee is allowed to make adjustments when it determines whether performance targets have been attained. Those adjustments may reflect extraordinary or nonrecurring items or events or unusual nonrecurring gains or losses identified in Anthony & Sylvan's financial statements. Those adjustments are made in a manner consistent with Section 162(m) of the Internal Revenue Code to the extent applicable. Awards of performance shares must be made to participants subject to Section 162(m) of the Internal Revenue Code are intended to qualify under Section 162(m) and provisions of those awards

ANTHONY & SYLVAN
will be interpreted in a manner consistent with that intent to the extent appropriate. This paragraph is also applicable to awards of restricted shares to the extent those awards of restricted shares are subject to the financial performance of Anthony & Sylvan. At the end of the applicable performance period, performance shares will be converted into shares of Anthony & Sylvan, cash or a combination of shares and cash and then distributed to participants based upon the applicable performance entitlement. Award payments made in cash rather than the issuance of shares of Anthony & Sylvan will not, by reason of the cash payment, result in additional shares being available under the long-term incentive plan.

     Anthony & Sylvan may make stock awards in common shares of Anthony & Sylvan or on a basis valued in whole or in part by reference to, or otherwise based upon, shares of Anthony & Sylvan. Stock awards will be subject to conditions established by the compensation committee.


     The aggregate number of shares of Anthony & Sylvan common stock that Anthony & Sylvan may award under the long-term incentive plan shall be 500,000 shares. This number may be adjusted in the event of any change in the number of outstanding shares by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or capital stock of Anthony & Sylvan. No more than 500,000 shares are available for the grant of incentive stock options under the plan and Anthony & Sylvan may not award more than 120,000 shares to any individual participant in any one calendar year. Shares issuable under the plan may consist of authorized and unissued shares of Anthony & Sylvan or shares of Anthony & Sylvan held in treasury. Immediately after the split-off, 93,674 options will be outstanding under the long term incentive plan representing options resulting from the modification of the Essef options held by Messrs. Neidus and Waldin. In addition, a total of 200,000 options will be granted under the long term incentive plan to nine key employees including options granted under the employment agreements described on page 63.


     In the event of a change in control of Anthony & Sylvan, as defined in the long-term incentive plan, and except as the Anthony & Sylvan board expressly provides otherwise:

     - all stock options or stock appreciation rights then outstanding will become fully exercisable as of the date of the change in control, whether or not then otherwise exercisable;

     - all restrictions and conditions of all awards of restricted shares then outstanding shall be deemed satisfied as of the date of the change in control; and

     - all awards of performance shares will be deemed to have been fully earned as of the date of the change in control.

     For purposes of the long-term incentive plan, a change in control of Anthony & Sylvan occurs when:

     - Anthony & Sylvan is:

       - merged, consolidated or reorganized into or with another corporation or entity; and

       - immediately after the merger, consolidation or reorganization less than a majority of the voting power of the combined entity is held by the Anthony & Sylvan shareholders;

                                                                ANTHONY & SYLVAN

     - Anthony & Sylvan sells all or substantially all of its assets and immediately after the sale the Anthony & Sylvan shareholders hold less than a majority of the voting power of the purchasing entity;

     - a person other than shareholders immediately after the split-off becomes a beneficial owner of more than 50% of the voting power of Anthony & Sylvan; and

     - Anthony & Sylvan files a report or proxy statement with the Securities and Exchange Commission that a change of control of Anthony & Sylvan has or may occur.

     The Anthony & Sylvan board may amend, suspend or terminate the long-term incentive plan at any time. However, the Anthony & Sylvan board may not take any action that would impair the rights under an outstanding award without the participant's consent. Similarly, the Anthony & Sylvan board may amend the terms of any outstanding award, prospectively or retroactively, but no amendment may:

     - impair the rights of any participant without the participant's consent;
       and

     - no amendment may, for any employee subject to Section 162(m) of the Internal Revenue Code, increase the amount of any award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for that participant.

     Unless otherwise provided in the relevant award agreement, no one other than the participant to whom it was granted may assign, transfer, receive payment under or exercise any award or benefit under the long-term incentive plan.

     FEDERAL INCOME TAX CONSEQUENCES OF THE LONG-TERM INCENTIVE PLAN. The following summary describes all material federal income tax consequences under current tax laws of events under the long-term incentive plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to Anthony & Sylvan. In addition, it does not describe foreign, state or local tax consequences.

     No income will result to a participant when Anthony & Sylvan grants an incentive stock option or when the participant exercises the incentive stock option. This is true as long as:

     - the participant does not dispose of stock received upon exercise of an incentive stock option within two years from the date Anthony & Sylvan grants the incentive stock option or within one year from the date the participant exercises the incentive stock option;

     - the participant is an employee of Anthony & Sylvan or a subsidiary of Anthony & Sylvan at all times from the date of grant until three months before the date of exercise; and

     - for a participant who is totally and permanently disabled, he or she is an employee of Anthony & Sylvan or a subsidiary of Anthony & Sylvan at all times from the date of grant until one year before the date of exercise.

     If a participant disposes of stock he or she receives on exercise of an incentive stock option after the incentive stock option holding periods have been satisfied, any gain or loss usually will be taxable as capital gain or loss. The gain or loss is equal to the difference between the amount realized on the disposition and the option price. If a participant disposes of stock he or she receives on exercise of an incentive stock option before the expiration of the incentive stock option holding periods, the participant will recognize ordinary income

ANTHONY & SYLVAN

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

equal to the excess of the fair market value of the stock at the time of exercise, or the amount realized upon the disposition, if less, over the option price. If the amount realized on the disqualifying disposition exceeds the fair market value of the stock at the time of exercise, the excess will be taxable as capital gain.

     Anthony & Sylvan may not take any deduction on the grant or exercise of an incentive stock option. If a participant in the long-term incentive plan recognizes ordinary income as a result of a disposition of stock he or she received upon exercise of an incentive stock option before the expiration of the incentive stock option holding periods, Anthony & Sylvan usually will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

     No income is recognized when Anthony & Sylvan grants a nonstatutory stock option to a participant in the long-term incentive plan. The participant recognizes ordinary income upon exercise of the nonstatutory stock option equal to the excess of the fair market value of the stock received upon exercise of the stock option on the date of exercise over the option price. That ordinary income, in the case of an employee, is subject to withholding. The participant's tax basis in these shares will be equal to fair market value of the shares when purchased. On subsequent sale of those shares, gain or loss will be recognized in an amount equal to the difference between the tax basis of the shares and the amount realized on the sale of the shares.

     A participant in the long-term incentive plan will not be taxed when Anthony & Sylvan awards a stock appreciation right. When the participant exercises the stock appreciation right, the participant will recognize ordinary income equal to the amount of cash received and Anthony & Sylvan will be entitled to a corresponding deduction. If a participant receives shares upon the exercise of a stock appreciation right, the participant will recognize ordinary income equal to the value of the shares at the time of exercise. If the participant is an employee, any ordinary income recognized upon the exercise of a stock appreciation right is treated as wages subject to withholding.

     A participant in the long-term incentive plan usually will not recognize taxable income when Anthony & Sylvan grants restricted shares. The recognition of any income will be postponed until the time that the restrictions on the shares lapse. At that time the participant will recognize ordinary income equal to the fair market value of the restricted shares at the time these restrictions lapse. A participant may elect to be taxed at the time of the grant of restricted stock and, if this election is made, the participant will recognize ordinary income equal to the fair market value of the restricted shares at the time of grant determined without regard to any of the restrictions on the shares. If the participant is an employee, any ordinary income recognized with respect to restricted shares will be subject to withholding.

     When a participant earns performance shares and Anthony & Sylvan issues stock as a result, a participant in the long-term incentive plan will realize ordinary income, equal to the fair market value of the performance shares. If the participant is an employee, any ordinary income recognized as a result of the share issuance will be subject to withholding.

     A participant in the long-term incentive plan will recognize ordinary income upon the receipt of a stock award, other than an award of performance shares or restricted shares, equal to the fair market value of that stock on the award date. If the participant is an employee, any ordinary income recognized as a result of a stock award is treated as wages subject to withholding.

                                                                ANTHONY & SYLVAN

     Anthony & Sylvan usually will be entitled to a deduction equal to the ordinary income recognized by the participant in the long-term incentive plan in the same taxable year in which the participant recognizes ordinary income with respect to nonstatutory stock options, restricted stock, performance shares, stock appreciation rights and stock awards.

PRINCIPAL SHAREHOLDERS

     The following table gives information about the beneficial ownership of Anthony & Sylvan common shares upon completion of the split-off. We have supplied information about:


     - each person who, known by us, will own beneficially more than 5% of our voting shares;


     - each of Anthony & Sylvan's directors and executive officers; and

     - all of Anthony & Sylvan's executive officers and directors as a group.

                                                             ANTHONY & SYLVAN
                                                               COMMON SHARES
                                                           ---------------------
                                                            NUMBER      PERCENT
               NAME OF BENEFICIAL OWNER(1)                 OF SHARES    OF CLASS
               ---------------------------                 ---------    --------
5% Shareholders:
  KeyBank National Association(2)(3)(4)(5)...............    667,780     19.89%
     127 Public Square
     Cleveland, Ohio 44114
  Thomas B. Waldin(9)....................................    691,508     16.89
     220 Park Drive
     Chardon, Ohio 44024
  The Jane B. King Irrevocable Trust
     Ralph T. King and Alexander S. Taylor,
       Trustees(6).......................................    309,457      9.22
     30050 Chagrin Boulevard, Suite 150
     Pepper Pike, Ohio 44124
  Fenimore Asset Management..............................    343,194     10.22
     118 North Grand Street
     Cobleskill, New York 12043
  James A. Horner Trust
     James A. Horner, Jr., Douglas M. Horner and Mary Ann
       Jorgenson, Trustees(5)(7)(8)......................    191,774      5.71
     4900 Key Tower
     Cleveland, Ohio 44114
Directors and Executive Officers:
  Stuart D. Neidus(10)...................................     87,119      2.13
  Howard P. Wertman......................................        925      0.02
  Mark E. Brody(11)......................................      6,655      0.16
  Edward W. Andrews III..................................      6,010      0.18
  Thomas J. Casey........................................        275      0.01
  Thomas B. Waldin(9)....................................    691,508     16.89
  Mary Ann Jorgenson(5)..................................    932,488     27.78
All directors and executive officers as a group (7
  persons)...............................................  1,724,880     42.14

---------------

 (1) Rule 13d-3 of the Securities Exchange Act of 1934 defines beneficial ownership as the sole or shared power to vote, or to direct the sale of, a security. For purposes of this table, a person is deemed to have beneficial ownership of any security that the person

ANTHONY & SYLVAN
     has the right to acquire within 60 days of June 14, 1999. For purposes of this table, beneficial ownership does not include common shares issuable upon exercise of options that are not scheduled to vest within 60 days of June 14, 1999. Unless noted otherwise:


     - information as to beneficial ownership is based on statements made by the beneficial owners to us; and

     - shareholders will possess sole voting and sales power with respect to shares listed on this table.

     Upon completion of the split-off, there will be approximately 3,357,024 issued and outstanding Anthony & Sylvan shares, adjusted for fractional shares.

 (2) Keybank National Association will exercise:

     (a) sole voting and shared dispositive power over 609,357 shares; and

     (b) shared voting and dispositive power over 36,192 shares held by a trust of which Keybank National Association is one of three trustees and noted in notes 3(a) and 5(b) below.

 (3) James H. Dempsey, Jr. will share dispositive power over 609,357 shares as one of three trust advisors noted in notes 2(a) above and 4 and 5(d), and will also be the beneficial owner of:

     (a) 36,192 shares held by a trust of which he is one of three trustees with shared voting and dispositive power and noted in notes 2(b) above and 5(b) below; and

     (b) 22,227 shares held by a trust of which he is a co-trustee with shared voting and dispositive power and noted in note 5(c) below.

     Mr. Dempsey disclaims the benefits of ownership of any of the aforementioned shares. Mr. Dempsey is a partner in the law firm of Squire, Sanders & Dempsey L.L.P., which we retain as our outside general counsel.

 (4) James P. Oliver will share dispositive power over 609,357 shares as one of three trust advisors noted in notes 2(a) and (3) above and 5(d) below. Mr. Oliver disclaims the benefits of ownership of any of the aforementioned shares. Mr. Oliver is a partner in the law firm of Squire, Sanders & Dempsey L.L.P., which we retain as our outside general counsel.

 (5) Mary Ann Jorgenson shares voting and dispositive power as co-trustee and is also beneficial owner of:

     (a) 23,026 shares will be held by six trusts of which she is sole trustee with sole voting and dispositive power;


     (b) 36,192 shares will be held by a trust of which she is a one of three trustees with shared voting and dispositive power and noted in notes 2(b) and 3(a) above;


     (c) 22,227 shares will be held by a trust of which she is a co-trustee with shared voting and dispositive power and noted in note 3(b) above;

     (d) 609,357 shares will be held by two trusts over which she has shared dispositive power as one of three trust advisors and noted in notes 2(a), 3 and 4 above; and

     (e) 49,912 shares will be held by trusts of which she is one of three trustees with shared voting and dispositive power.

     Ms. Jorgenson disclaims the benefits of ownership of any of the aforementioned shares. Ms. Jorgenson is a partner in the law firm of Squire, Sanders & Dempsey L.L.P., which Anthony & Sylvan retains as its outside general counsel.

 (6) Ralph T. King will share voting and dispositive power as co-trustee and is also beneficial owner of (a) 41,238 shares owned directly; and (b) 7,440 shares held by a foundation of which he is a trustee with shared dispositive power.

                                                                ANTHONY & SYLVAN

 (7) James A. Horner, Jr. will share voting and dispositive power as co-trustee and will also be the beneficial owner of:

     (a) 208,332 shares owned by or benefiting him or his children directly or indirectly; and

     (b) 44,912 shares held by trusts for the benefit of his children, nieces and nephews, of which he is one of three trustees sharing voting and dispositive power, and noted in notes 5(e) above and 8(b) below.

 (8) Douglas A. Horner, Jr. will share voting and dispositive power as co-trustee and will also be the beneficial owner of:

     (a) 95,232 shares owned by or benefiting him or his children directly or indirectly; and

     (b) 49,912 shares held by trusts for the benefit of his children, nieces and nephews, of which he is one of three trustees sharing voting and dispositive power, and noted in notes 5(e) and 7(b) above.

 (9) Thomas B. Waldin will be the beneficial owner of 691,508 shares owned by or benefiting him, his wife or child directly, 652,320 shares consisting of fully vested options to purchase Anthony & Sylvan shares.

(10) Stuart D. Neidus will be the beneficial owner of 87,119 shares owned by or benefiting him, his wife or children directly, 83,187 shares consisting of fully vested options to purchase Anthony & Sylvan shares.

(11) Mark E. Brody will be the beneficial owner of 6,665 shares owned by or benefiting him, his wife or children directly, 6,050 shares consisting of fully vested options to purchase Anthony & Sylvan shares.

DESCRIPTION OF CAPITAL STOCK OF ANTHONY & SYLVAN

     Set forth below is a description of material provisions of Anthony & Sylvan's capital stock that will be authorized for issuance upon the effectiveness of Anthony & Sylvan's amended and restated articles of incorporation. Anthony & Sylvan will cause these amended and restated articles and regulations to become effective before the merger.

     Anthony & Sylvan will be authorized to issue 30,000,000 common shares, without par value, and 1,000,000 serial preferred shares, without par value. No serial preferred shares have been issued as of the date of this proxy statement/prospectus, and no serial preferred shares will be outstanding immediately following the merger. Anthony & Sylvan's articles will permit its board of directors to fix the rights and designations of the serial preferred shares, to the extent allowed by Ohio law.

     Common shareholders will be entitled to one vote per share on all matters submitted to a vote of shareholders, and will not have the right to vote cumulatively in the election of directors.

     Common shareholders will have equal rights to receive dividends ratably, as and when declared by the Anthony & Sylvan's board out of funds legally available, subject to the dividend rights of serial preferred shareholders that may be issued in the future. In the event of any liquidation, dissolution or winding up of Anthony & Sylvan, holders of common shares will receive the assets of Anthony & Sylvan available for distribution on a pro rata basis.

     No holder of common shares will have any preemptive or preferential rights to purchase or subscribe to any shares of any class of Anthony & Sylvan, except to the extent provided by the board of directors.

ANTHONY & SYLVAN

     The transfer agent and registrar for the common shares is National City Bank, Cleveland, Ohio.

  POSSIBLE EFFECTS OF CERTAIN PROVISIONS OF ANTHONY & SYLVAN'S ORGANIZATIONAL DOCUMENTS AND OHIO LAW

     Anthony & Sylvan's strategy focuses primarily on the goal of building value for the benefit of long-term shareholders. Our board of directors believes that, if we complete the merger, this goal can best be attained by Anthony & Sylvan's operation as an independent entity. Under Ohio law, the directors have the responsibility for selecting the time frame for achieving corporate goals. In order to assure that the directors can carry out that responsibility, Anthony & Sylvan's articles and regulations will contain some provisions which may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire the business of Anthony & Sylvan. If they discourage potential takeover bids, these provisions could limit the opportunity for Anthony & Sylvan's shareholders to sell their shares at a premium over then prevailing market prices. Such provisions are intended to help preserve for the public shareholders of Anthony & Sylvan the long-term value inherent in their investment in the common shares and guard against offers which are not, or are otherwise made at a time or in a manner which is not, in the best interests of Anthony & Sylvan and its shareholders.

     We believe that the Anthony & Sylvan board of directors will be in the best position to consider all of the factors that may be relevant to a determination of whether a control bid is in the best interests of Anthony & Sylvan and its shareholders. A transaction that is negotiated and approved by the Anthony & Sylvan board of directors can be carefully planned and undertaken at an opportune time in order to obtain maximum value for Anthony & Sylvan and its shareholders, with due consideration given to matters such as:

     - the management and business of the acquiror;

     - the interests of other constituencies of Anthony & Sylvan; and

     - maximum strategic development of the assets of Anthony & Sylvan.

     By contrast, we believe that non-negotiated takeover attempts present to shareholders the risk of a sale on terms which may be less favorable than might otherwise be available. Those non-negotiated takeover offers may be timed to exploit fluctuations in the stock market to capture for the acquiror the intrinsic value of the target company's capital stock at the expense of the target company's public shareholders. Moreover, although a tender offer or other takeover attempt may be made at a price substantially above the prevailing market price for the target company's shares, those offers are sometimes made for less than all of the outstanding target company shares, presenting shareholders with the alternatives of:

     - partially liquidating their investment at a time that may be disadvantageous; or

     - retaining their investment in an enterprise which is under different management and whose objectives may not be similar to, or as attractive as, those of the remaining shareholders.

     Tender offers may also be made for illegitimate or improper purposes which seek to enrich the bidder at the expense of the target company and its shareholders and may cause significant disruption of the target company's business and management.

                                                                ANTHONY & SYLVAN

     Accordingly, we believe that the provisions described below, which encourage potential acquirors to negotiate with the board of directors and discourage the use of improper and coercive tactics, are in the best interests of Anthony & Sylvan and its shareholders. In addition to these provisions, the Anthony & Sylvan board of directors may, in the future, adopt other measures designed to discourage non-negotiated takeover attempts, including a shareholder rights plan. We are not aware of any plan by any third party to effect a change of control in Anthony & Sylvan.

     SPECIAL VOTE REQUIRED FOR SOME AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. Some provisions in Anthony & Sylvan's articles, such as those set forth in Article SIXTH governing control share acquisitions, will not be subject to amendment, alteration or repeal except by the affirmative vote of at least 80% of the outstanding voting shares of the company. That 80% vote will also required to amend, alter or repeal any of the provisions governing the number of directors or the classification, election and term of office of directors or the removal of directors, unless the proposed amendment has been recommended by at least two-thirds of the directors.

     OTHER PROVISIONS. Some other provisions of Anthony & Sylvan's articles and regulations may also tend to discourage attempts to acquire control of Anthony & Sylvan. These will include:

     - advance notice requirements for director nominations and shareholder proposals;

     - provisions which require the unanimous written consent of the holders of all voting shares in order for the shareholders to take action without a meeting;

     - provisions which permit a special meeting to be called by shareholders only with the approval of the holders of 50% or more of outstanding voting shares;

     - provisions which permit shareholders to set the number of directors only upon the recommendation of the board of directors; and

     - provisions which permit Anthony & Sylvan to repurchase outstanding shares of its capital stock as permitted by law.

  TRANSACTIONS AND RELATIONSHIPS WITH INTERESTED PARTIES

     The articles will contain provisions intended to clarify the duties and obligations of directors and officers of Anthony & Sylvan with respect to related party transactions. The articles will provide that no contract or arrangement between Anthony & Sylvan and Essef, or between Anthony & Sylvan and any director or officer of Anthony & Sylvan or Essef, will be void or voidable solely because:

     - Essef or that officer or director is a party; or

     - that officer or director participated in, or voted with respect to, the authorization of that contract or arrangement in question.

     Further, the articles will provide that if Essef or any of its officers or directors, in good faith, take any action or exercise any right in connection with a contract or arrangement

ANTHONY & SYLVAN
between Anthony & Sylvan and Essef, they will not be liable to Anthony & Sylvan or its shareholders for:

     - breach of any fiduciary duty or duty of loyalty;

     - failure to act in the best interests of Anthony & Sylvan; or

     - the derivation of any improper personal benefit.

  CHAPTER 1704 TRANSACTIONS


     Chapter 1704 of the Ohio Revised Code applies to Anthony & Sylvan. Under Chapter 1704, the Anthony & Sylvan board must approve in advance specified transactions with a person or entity that controls 10% or more of Anthony & Sylvan's voting power for three years after that person or entity becomes a 10% shareholder. The types of transactions covered by Chapter 1704 include:


     - mergers;

     - assets and stock sales; and

     - other financing transactions.

     Chapter 1704 transactions with a 10% shareholder who has held the Anthony & Sylvan shares for three years from transactions not approved by the directors in advance are subject to additional shareholder approval requirements or fairness criteria. The provisions of Chapter 1704 may deter or prevent takeover bids that have not been approved in advance by the directors. Therefore, the provisions of Chapter 1704 may decrease the chances of shareholders realizing a premium over market price for their common shares as a result of a takeover bid not approved in advance by the Anthony & Sylvan board.


  ADMISSION FOR LISTING ON NASDAQ SMALLCAP MARKET



     Anthony & Sylvan intends to apply to have its common shares approved for listing on the Nasdaq SmallCap Market. The companies listed on Nasdaq SmallCap Market are usually followed by market analysts and the investment community, making it more likely that an active trading market will develop. However, Anthony & Sylvan may not meet the admission requirements of the Nasdaq SmallCap Market.



     To qualify for listing on the Nasdaq SmallCap Market, the Anthony & Sylvan common shares must:



     - be registered under the Securities Exchange Act of 1934;



     - have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid;



     - for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,000 in market capitalization, or $750,000 in net income in two of the last three years, or if operating history is less than one year then market capitalization must be at least $50,000,000;



     - have at a public float of at least 1,000,000 shares with a value of at least $5,000,000;



     - have a minimum bid price of $4.00 per share; and



     - have at least 300 beneficial shareholders.


                                                                ANTHONY & SYLVAN

     If Anthony & Sylvan does not meet the qualifications for listing on Nasdaq SmallCap Market, it intends to apply for listing of its common shares on the NASD OTC bulletin board. The over-the-counter market differs from national and regional stock exchanges in that:



     - it is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and



     - securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" which acts in the stock exchanges. To qualify for quotation on the NASD OTC bulletin board, an equity security must have one registered broker-dealer, known as the market maker, who is willing to list bid or sale quotations and to sponsor the listing.



     If it meets the qualifications for the NASD OTC bulletin board, Anthony & Sylvan's common shares will trade on the electronic bulletin board until some future time, if at all, that the company applies and qualifies for listing on the Nasdaq SmallCap Market. If it does not meet the qualifications for the NASD OTC bulletin board, Anthony & Sylvan's common shares will trade on what is commonly referred to as the "pink sheets."


DIVIDEND POLICY

     Anthony & Sylvan has never paid any cash dividends on its common shares. Other than the intercompany dividend contemplated by the split-off, Anthony & Sylvan does not anticipate paying any cash dividends in the foreseeable future. Anthony & Sylvan has indicated that it intends to retain any future earnings for reinvestment in its business. Any future determination as to the payment of dividends will be made at the discretion of the Anthony & Sylvan board of directors and will depend upon:

     - operating results;

     - its financial condition;

     - its capital requirements;

     - general business conditions;

     - the terms of Anthony & Sylvan's credit facility; and

     - any other facts that the board of directors deems relevant.

ANTHONY & SYLVAN

CAPITALIZATION

     The following table sets forth the capitalization of Anthony & Sylvan at March 31, 1999 on an actual and adjusted basis after giving effect to the following:

     - the issuance of common shares in connection with the split-off of Anthony & Sylvan from Essef;

     - expected borrowings of $17 million to fund the payment to Essef at the time of the split-off; and

     - contribution of the balance of the payable to Essef to the capital of Anthony & Sylvan.

     You should read this table along with Anthony & Sylvan's financial statements and the related notes included elsewhere in this proxy statement/prospectus.

                                                                 MARCH 31, 1999
                                                             -----------------------
                                                                              AS
                                                              ACTUAL       ADJUSTED
                                                             ---------    ----------
                                                             (DOLLARS IN THOUSANDS)
Current maturities of long-term debt.......................   $   239       $   239
Payable to Essef...........................................    27,217             0
                                                              -------       -------
     Total current debt....................................    27,456           239
Long-term debt.............................................       205           205
Bank debt..................................................         0        17,000
Shareholders' equity:
  Preferred shares (1,000,000 shares authorized; no shares
     outstanding)..........................................         0             0
  Common Shares, no par value (30,000,000 shares
     authorized, 100 shares outstanding actual, 3,353,000
     as adjusted)(1).......................................         0        10,217
  Retained earnings........................................     3,783         3,783
                                                              -------       -------
          Total shareholders' equity.......................     3,783        14,000
                                                              -------       -------
          Total capitalization.............................   $31,444       $31,444
                                                              =======       =======

---------------

(1) Excludes 500,000 shares of Anthony & Sylvan reserved for issuance under the 1999 Long-Term Incentive Plan and additional Anthony & Sylvan stock options which may be issued to Anthony & Sylvan employees and directors in substitution for some of their Essef stock options. See pages 41 and 42 for a further description of these options.

                                                                ANTHONY & SYLVAN

                      SELECTED CONSOLIDATED FINANCIAL DATA
                              OF ESSEF CORPORATION


     The following table provides selected consolidated financial data of Essef and subsidiaries for each of the fiscal years in the five-year period ended September 30, 1998 and for the six-month periods ended March 31, 1998 and 1999. We prepared the data as of and for each of the fiscal years in the five-year period ended September 30, 1998 using our consolidated audited financial statements. The selected historical data as of and for the six months ended March 31, 1998 and 1999 have been derived from the unaudited consolidated financial statements of Essef, and include in the opinion of management, all adjustments necessary to present fairly the data for such periods. You should read this selected consolidated financial data along with the historical financial statements and accompanying notes that we have included or incorporated by reference in our Annual Report on Form 10-K for the year ended September 30, 1998. You can obtain this report by following the instructions we have provided in this proxy statement/prospectus under "Where You Can Find More Information" beginning on page 100.


     The following table also provides selected operating results for the six months ended March 31, 1999. Those operating results are not necessarily indicative of the results we may achieve for the year ending September 30, 1999.

                                                                                             SIX MONTHS ENDED
                                                  YEARS ENDED SEPTEMBER 30,                      MARCH 31,
                                     ----------------------------------------------------   -------------------
                                       1994       1995       1996       1997       1998       1998       1999
                                     --------   --------   --------   --------   --------   --------   --------
                                                        (IN THOUSANDS EXCEPT PER SHARE DATA)
OPERATING DATA:
Net Sales..........................  $126,811   $149,255   $193,788   $306,061   $436,027   $171,374   $208,822
Income from operations.............    10,947     10,777     16,592     22,519     33,857      6,975      6,334
Net income.........................     6,995      7,511      9,326     11,766     16,578      2,087      1,106
Per Diluted Share: Net Income......  $   0.49   $   0.51   $   0.62   $   0.81   $   1.12   $   0.14   $   0.07
Return on Shareholders' Equity.....      20.6%      16.8%      17.4%      20.3%      23.1%       N/A        N/A
BALANCE SHEET DATA:
Total Assets.......................  $ 74,171   $106,624   $111,248   $214,883   $266,923   $271,990   $313,994
Working Capital....................    18,212     18,725     15,201     14,148     33,345     54,334     78,962
Long-Term Debt.....................    16,246     20,788     17,512     81,658    112,622    130,671    151,554
Total Debt.........................    17,682     27,693     25,978     87,527    117,334    136,594    157,614
Shareholders' Equity...............    37,896     51,426     53,338     65,446     83,678     67,675     83,732
Debt to Total Capital..............      31.8%      35.0%      32.8%      57.2%      58.4%      66.9%      65.3%
OTHER DATA:
Cash Flow from Operations..........  $  8,317   $ 11,287   $ 16,403   $ 33,077   $ 18,776   $(32,211)  $(34,377)
Capital Expenditures...............     4,906      8,387      6,580     16,058     15,407      9,625      4,717
Depreciation and Amortization......     5,147      5,896      5,467      7,621     12,148      5,413      7,418
Engineering and Development........     3,168      3,925      4,874      5,834      6,056      2,842      2,765
Average Shares Outstanding
  Basic............................    12,961     13,809     12,785     12,810     12,893     12,850     13,065
  Diluted..........................    14,387     14,683     15,127     14,541     14,854     14,769     14,967
Market Price of Stock
  High.............................  $   6.86   $   6.95   $   6.95   $  14.67   $  20.91   $  18.18   $  20.91
  Low..............................      4.32       5.26       5.35       6.48      12.40      12.40      13.86
  at Period End....................      5.35       6.57       6.57      14.26      15.91      17.16      15.25
Market Capitalization at Period
  End..............................  $ 69,383   $ 90,783   $ 84,051   $182,615   $206,815   $221,477   $199,307

FINANCIAL INFORMATION

                      SELECTED CONSOLIDATED FINANCIAL DATA
                              OF ANTHONY & SYLVAN


     The following table sets forth selected historical operating results and balance sheet data for Anthony & Sylvan. We prepared the selected historical financial data as of and for the year ended December 31, 1994 by using the unaudited financial statements of Anthony & Sylvan's predecessor before Anthony & Sylvan's May 1997 acquisition of substantially all of the assets of that predecessor corporation. The selected historical financial data as of and for the years ended December 31, 1995 and 1996 were derived from the audited financial statements of Anthony & Sylvan's predecessor. We prepared the selected historical financial data as of and for the eight months ended December 31, 1997 and the year ended December 31, 1998 by using the audited financial statements of Anthony & Sylvan. We prepared the selected financial data as of and for the three months ended March 31, 1998 and 1999 by using the unaudited financial statements of Anthony & Sylvan. The selected financial data for the three month periods ended March 31, 1998 and 1999 include, in the opinion of management, all adjustments necessary to present fairly the data for those periods. The results for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the year ending December 31, 1999 or for any future period. You should read the selected consolidated financial data along with other financial statements and information included in this joint proxy/prospectus and the "Management's Discussion and Analysis of Financial Condition and Results of Operations of Anthony & Sylvan" beginning on page 83.

                                       ANTHONY & SYLVAN'S PREDECESSOR                        ANTHONY & SYLVAN
                         -----------------------------------------------------------   -----------------------------
                                                                      FOR THE PERIOD   FOR THE PERIOD
                             YEAR           YEAR           YEAR         JANUARY 1,         MAY 1,           YEAR
                            ENDED          ENDED          ENDED          1997 TO          1997 TO          ENDED
                         DECEMBER 31,   DECEMBER 31,   DECEMBER 31,     APRIL 30,       DECEMBER 31,    DECEMBER 31,
                           1994(1)        1995(1)        1996(1)         1997(1)          1997(2)           1998
                         ------------   ------------   ------------   --------------   --------------   ------------
                                                                                         (IN THOUSANDS, EXCEPT PER
                                                                                                SHARE DATA)
OPERATING RESULTS:
Net sales..............    $56,418        $58,569        $112,167        $28,883          $98,829         $155,765
Cost of sales..........     40,899         42,454          82,018         22,291           70,814          113,873
                           -------        -------        --------        -------          -------         --------
 Gross profit..........     15,519         16,115          30,149          6,592           28,015           41,892
Selling expenses.......      8,662          9,373          18,875          6,073           13,578           23,342
Administrative
 expenses..............      4,876          5,695           9,049          3,980            5,598           13,012
                           -------        -------        --------        -------          -------         --------
 Total operating
   expenses............     13,538         15,068          27,924         10,053           19,176           36,354
                           -------        -------        --------        -------          -------         --------
Income/(loss) from
 operations............      1,981          1,047           2,225         (3,461)           8,839            5,538
Interest and other
 (income)/expense......        (15)           101             354            303            1,637            1,916
                           -------        -------        --------        -------          -------         --------
Income/(loss) before
 taxes.................      1,996            946           1,871         (3,764)           7,202            3,622
Income tax
 expense/(benefit).....        725            342             704         (1,350)           2,649            1,434
                           -------        -------        --------        -------          -------         --------
Net income/(loss)......    $ 1,271        $   604        $  1,167        $(2,414)         $ 4,553         $  2,188
                           =======        =======        ========        =======          =======         ========
Pro forma shares
 outstanding:
 Basic (3).............                                                                     3,382            3,357
 Diluted (4)
Pro forma net
 income/(loss) per
 share:
 Basic (3).............                                                                   $  1.35         $   0.65
 Diluted (4)
BALANCE SHEET DATA:
Working capital........    $    99        $  (156)       $ (3,636)                        $   966         $  2,176
Total assets...........      8,722          8,721          20,658                          42,620           54,273
Total debt.............        881            949           9,790                          24,638           29,865
Equity.................      2,360          1,943          (3,402)                          4,553            6,741

                           ANTHONY & SYLVAN
                         ---------------------
                           THREE       THREE
                          MONTHS      MONTHS
                           ENDED       ENDED
                         MARCH 31,   MARCH 31,
                           1998        1999
                         ---------   ---------
OPERATING RESULTS:
Net sales..............   $18,040     $26,422
Cost of sales..........    13,669      20,719
                          -------     -------
 Gross profit..........     4,371       5,703
Selling expenses.......     3,857       6,333
Administrative
 expenses..............     2,520       3,172
                          -------     -------
 Total operating
   expenses............     6,377       9,505
                          -------     -------
Income/(loss) from
 operations............    (2,006)     (3,802)
Interest and other
 (income)/expense......       479       1,095
                          -------     -------
Income/(loss) before
 taxes.................    (2,485)     (4,897)
Income tax
 expense/(benefit).....      (984)     (1,939)
                          -------     -------
Net income/(loss)......   $(1,501)    $(2,958)
                          =======     =======
Pro forma shares
 outstanding:
 Basic (3).............     3,382       3,353
 Diluted (4)
Pro forma net
 income/(loss) per
 share:
 Basic (3).............   $ (0.44)    $ (0.88)
 Diluted (4)
BALANCE SHEET DATA:
Working capital........   $  (467)    $(3,046)
Total assets...........    51,006      58,568
Total debt.............    31,543      27,661
Equity.................     3,052       3,783

                                                           FINANCIAL INFORMATION

---------------

(1) In March 1996, Anthony and Sylvan's predecessor acquired the assets of Anthony Pools. This acquisition was accounted for as a purchase, and, accordingly, the results of operations of Anthony Pools are included in Anthony and Sylvan's predecessor's financial statements from the date of acquisition. As a result, period to period comparisons are not necessarily meaningful.

(2) The acquisition of the assets of Anthony and Sylvan's predecessor by Anthony & Sylvan in May 1997 was accounted for as a purchase, with the purchase price being allocated to the assets and liabilities based on the estimated fair value thereof as of the date of the acquisition.

(3) Pro forma net income/(loss) per share assumes the conversion of shares of Essef and Essef stock options held other than by officers or directors of Anthony & Sylvan into shares of Anthony & Sylvan assuming the split-off occurred at the end of each period presented. Historical net income per share prior to the acquisition of Anthony & Sylvan's predecessor by Anthony & Sylvan in May 1997 is not presented as it would not be meaningful.


(4) Diluted shares and earnings per share are not presented as the utilization of the treasury stock method of calculating earnings per share requires information about Anthony & Sylvan's stock price and the exercise price of Anthony & Sylvan stock options for the options held by officers and directors of Essef who will become officers or directors of Anthony & Sylvan. That information is not determinable at this time. See pages 41 and 42 for a further description of these stock options.


FINANCIAL INFORMATION

             UNAUDITED PRO FORMA FINANCIAL DATA OF ANTHONY & SYLVAN

     We prepared the following unaudited pro forma financial data by applying pro forma adjustments to Anthony & Sylvan's historical financial data included elsewhere in this proxy statement/prospectus. The unaudited pro forma statements of operations for the periods presented give effect to the split-off as if it had been consummated as of the beginning of the earliest period presented. The adjustments are described in the accompanying notes. The unaudited pro forma financial data do not purport to represent what Anthony & Sylvan's results of operations actually would have been if the split-off had been consummated on the date indicated, or what results will be for any future period.

     You should read the unaudited pro forma financial data along with the financial statements and the accompanying notes included elsewhere in this proxy statement/prospectus.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1999

                                                             PRO FORMA
                                              HISTORICAL    ADJUSTMENTS    PRO FORMA
                                              ----------    -----------    ---------
                                                 (IN THOUSANDS EXCEPT SHARE DATA)
Net sales...................................   $26,422                      $26,422
Cost of sales...............................    20,719                       20,719
                                               -------                      -------
  Gross profit..............................     5,703                        5,703
Selling and administrative expenses.........     9,505       $    300(1)      9,805
                                               -------       --------       -------
  Loss from operations......................    (3,802)          (300)       (4,102)
Interest and other expense/(income).........     1,095           (755)(2)       340
                                               -------       --------       -------
  (Loss)/income before income taxes.........    (4,897)           455        (4,442)
                                               -------       --------       -------
(Benefit)/provision for income taxes........    (1,939)           180(3)     (1,759)
                                               -------       --------       -------
  Net (loss)/income.........................   $(2,958)      $    275       $(2,683)
                                               =======       ========       =======
Pro forma shares outstanding
  Basic(4)..................................     3,353                        3,353
  Diluted(5)
Pro forma net loss per share
  Basic(4)..................................   $ (0.88)                     $ (0.80)
  Diluted(5)

     The accompanying notes are an integral part of this statement.

                                                           FINANCIAL INFORMATION

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                                            PRO FORMA
                                             HISTORICAL    ADJUSTMENTS    PRO FORMA
                                             ----------    -----------    ---------
                                               (IN THOUSANDS, EXCEPT SHARE DATA)
Net sales.................................    $155,765                    $155,765
Cost of sales.............................     113,873                     113,873
                                              --------                    --------
  Gross profit............................      41,892                      41,892
Selling and administrative expenses.......      36,354       $1,200(1)      37,554
                                              --------       ------       --------
  Income/(loss) from operations...........       5,538       (1,200)         4,338
Interest and other expense/(income).......       1,916         (556)(2)      1,360
                                              --------       ------       --------
  Income/(loss) before income taxes.......       3,622         (644)         2,978
Provision /(benefit) for income taxes.....       1,434         (255)(3)      1,179
                                              --------       ------       --------
  Net income/(loss).......................    $  2,188       $ (389)      $  1,799
                                              ========       ======       ========
Pro forma shares outstanding
  Basic(4)................................       3,357                       3,357
  Diluted(5)
Pro forma net income per share
  Basic(4)................................    $   0.65                    $   0.54
  Diluted(5)

     The accompanying notes are an integral part of this statement.

                  NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA

(1) Anthony & Sylvan is an indirect wholly-owned subsidiary of Essef and, as such, will incur additional costs as a stand-alone public company. The pro forma financial statements have been adjusted to include these costs, which are estimated to be $1,200,000 annually. These costs include incremental managerial, legal, risk management and investor relations costs and the costs associated with an independent board of directors.

(2) Represents a reduction in interest expense that Anthony & Sylvan will incur as a result of the $17,000,000 payment to Essef funded by external bank financing at an assumed interest rate of 8.0%, and the elimination of historical interest expense charged on intercompany debt that will be contributed to the capital of Anthony & Sylvan at the time of the split-off.

(3) Recognition of income taxes, at Anthony & Sylvan's effective rate of 39.6%, on the pro forma adjustments described in (a) and (b).

(4) Represents the shares of Anthony & Sylvan expected to be issued in connection with the split-off.


(5) Diluted shares and earnings per share are not presented as the utilization of the treasury stock method of calculating earnings per share requires information about Anthony & Sylvan's stock price and the exercise price of stock options for the options held by officers and directors of Essef who will become officers or directors of Anthony & Sylvan. That information is not determinable at this time. See pages 41 and 42 for a further description of these stock options.


FINANCIAL INFORMATION

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                         OPERATIONS OF ANTHONY & SYLVAN


     You should read the following discussion in conjunction with Anthony & Sylvan's consolidated financial statements and related notes contained elsewhere in this proxy statement/prospectus.

OVERVIEW

     In May 1997, Anthony & Sylvan acquired the assets of its predecessor company. As reflected in the periods presented before May 1997, the predecessor operated as a wholly-owned subsidiary of General Aquatics, Inc. As reflected in the periods presented after May 1997, Anthony & Sylvan has operated as an indirect wholly-owned subsidiary of Essef.

     After the split-off, Anthony & Sylvan will operate as a stand alone company. As a stand alone company, Anthony & Sylvan expects to incur additional legal, audit, risk management, administrative and other incremental expenses that it did not experience as an indirect wholly-owned subsidiary of Essef. The financial information included in this proxy statement/prospectus is not necessarily indicative of Anthony & Sylvan's future results of operations, financial position and cash flows.

     Anthony & Sylvan's expenses principally consist of the following:

     - swimming pool and spa installation expenses;

     - expenses related to the purchase of products used in swimming pool and spa installation; and

     - operating expenses, consisting of:

          - administrative expenses;

          - occupancy expenses;

          - marketing and advertising expenses; and

          - sales commissions.

                                            MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

     The following table shows Anthony & Sylvan's operating results for the periods presented expressed as a percentage of net sales. The percentage of net sales data is derived from Anthony & Sylvan's and its predecessor's statement of operations for the periods presented.

                                                        AS A PERCENT OF NET SALES
                                  ----------------------------------------------------------------------
                                                   FOUR         EIGHT
                                      YEAR        MONTHS        MONTHS          YEAR       THREE MONTHS
                                     ENDED         ENDED        ENDED          ENDED           ENDED
                                  DECEMBER 31,   APRIL 30,   DECEMBER 31,   DECEMBER 31,     MARCH 31,
                                      1996         1997          1997           1998       1998    1999
                                  ------------   ---------   ------------   ------------   -----   -----
Net sales.......................     100.0%        100.0%       100.0%         100.0%      100.0%  100.0%
Cost of sales...................      73.1          77.2         71.7           73.1       75.8     78.4
                                     -----         -----        -----          -----       -----   -----
Gross profit....................      26.9          22.8         28.3           26.9       24.2     21.6
Operating expenses:
  Selling expenses..............      16.8          21.0         13.7           15.0       21.4     24.0
  Administrative expenses.......       8.1          13.8          5.7            8.4       14.0     12.0
                                     -----         -----        -----          -----       -----   -----
      Total.....................      24.9          34.8         19.4           23.4       35.4     36.0
                                     -----         -----        -----          -----       -----   -----
Income/(loss) from operations...       2.0         (12.0)         8.9            3.5       (11.2)  (14.4)
Interest and other expense......       0.3           1.1          1.7            1.2        2.7      4.1
Provision/(benefit) for income
  taxes.........................       0.6          (4.7)         2.7            0.9       (5.5)    (7.3)
                                     -----         -----        -----          -----       -----   -----
Net income/(loss)...............       1.1%         (8.4%)        4.6%           1.4%      (8.4%)  (11.2%)
                                     =====         =====        =====          =====       =====   =====

  THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31,
  1998

     NET SALES. Net sales increased by $8.4 million to $26.4 million for the three months ended March 31, 1999 from $18.0 million for the same period in the prior year. The increase was attributable to the combination of:

     - $6.0 million due to the acquisition of Pools by Andrews completed in August of 1998;

     - $1.0 million due to increased volume within existing markets; and

     - approximately $1.4 million due to increases in average selling prices.

     GROSS PROFIT. Gross profit increased to $5.7 million in 1999 from $4.4 million in 1998 as a result of the increase in net sales. Gross profit as a percentage of net sales for the three months decreased from 24.2% of net sales in the prior year to 21.6% in the current period. The decrease is primarily attributable to material and subcontractor cost increases.

     OPERATING EXPENSES. Operating expenses consisting of sales and marketing and administrative expenses increased by $3.1 million to $9.5 million in 1999 or 36.0% of sales from $6.4 million in 1998 or 35.4% of sales. The increase was attributable to the combination of:

     - $1.6 million due to the acquisition of Pools by Andrews; and

     - increased spending for sales, marketing and lead generating activities to support the higher level of sales.

MANAGEMENT'S DISCUSSION AND ANALYSIS

     INTEREST AND OTHER EXPENSE. Interest and other expense increased $0.6 million from $0.5 million for the three months ended March 31, 1998 to $1.1 million for the same period in the current year. The increase is attributable to increased borrowings from Essef, the proceeds of which were used to finance operations and the acquisition of Pools by Andrews in August 1998.

     BENEFIT FOR INCOME TAXES. The effective tax rate remained consistent at 39.6% in both periods.

     NET LOSS. As a result of the above items, the net loss increased $1.5 million to $3.0 million for the three months ended March 31, 1999 from $1.5 million for the same period in the prior year.

  YEAR ENDED DECEMBER 31, 1998 COMPARED TO FOUR MONTH PERIOD ENDED APRIL 30, 1997 FOR ANTHONY & SYLVAN'S PREDECESSOR AND EIGHT MONTH PERIOD ENDED DECEMBER 31, 1997 FOR ANTHONY & SYLVAN

     Anthony & Sylvan's predecessor was a wholly-owned subsidiary of General Aquatics, Inc. during the four months ended April 30, 1997. Periodic references have been made to the combined results of operations for the twelve months ended December 31, 1997 throughout this discussion and analysis. These references are made without giving effect to any pro forma adjustments which may be required to present combined results on a consistent basis of accounting.

     NET SALES. Net sales increased $28.1 million, or 22.0%, to $155.8 million for the year ended December 31, 1998 from $127.7 million in 1997, consisting of $28.9 million for the four month period ended April 30, 1997 and $98.8 million for the eight month period ended December 31, 1997. The increase was attributable to the combination of:

     - $15.8 million due to increased volume within existing markets;

     - $10.2 million due to the acquisitions of Tango Pools in January 1998 and Pools by Andrews in August 1998; and

     - approximately $2.1 million due to increases in average selling prices.

     GROSS PROFIT. Gross profit increased to $41.9 million in 1998 from $34.6 million for the year ended December 31, 1997 as a result of the increase in net sales. Gross profit as a percentage of net sales decreased slightly from 27.1% in 1997, comprised of 28.3% for the eight month period ended December 31, 1997 and 22.8% for the four month period ended April 30, 1997, to 26.9% in 1998. The gross profit percentage differences between the year ended December 31, 1998, the four month period ended April 30, 1997 and the eight month period ended December 31, 1997 were primarily related to the seasonality of Anthony & Sylvan's business.

     OPERATING EXPENSES. Operating expenses consisting of sales and marketing and administrative expenses increased $7.2 million to $36.4 million in 1998 from $29.2 million in the 1997. The expense in 1998 consisted of $19.2 million for the eight month period ended December 31, 1997 and $10 million for the four month period ended April 30, 1997. Operating expenses as a percentage of sales were 23.4% in 1998 compared to 19.4% in the eight month period ended December 31, 1997 and 34.8% for the four month period ended April 30, 1997. The percentage decrease in 1998 compared to the four month period ended April 30, 1997 is due to the fact that this period of the year is a seasonally slow period of

                                            MANAGEMENT'S DISCUSSION AND ANALYSIS
sales and the majority of the company's operating expenses are relatively constant. The higher percentage in 1998 compared to the eight month period ended December 31, 1997 is primarily attributable to the inclusion of the lower sales first four months of 1998.

     INTEREST AND OTHER EXPENSE. Interest and other expense of $1.9 million was consistent with 1997. Interest of $0.3 million for the four month period ended April 30, 1997 was charged by Anthony & Sylvan's predecessor. Interest for the eight month period ended December 31, 1997 of $1.6 million and for the year ended December 31, 1998 of $1.9 million was charged by Essef based on the average outstanding payable to Essef. Increased borrowings in 1998 were offset by a lower average borrowing rate than that charged in the eight month period ended December 31, 1997.

     PROVISION FOR INCOME TAXES. The effective tax rate increased from 36.8% in the eight month period ended December 31, 1997 to 39.6% for the year ended December 31, 1998. The increase is attributable to permanent differences in the basis of goodwill being amortized for financial reporting and income tax purposes and increased state income taxes. Anthony & Sylvan's predecessor's effective tax rate was 35.9% for the four month period ended April 30, 1997.

     NET INCOME. As a result of the above items, net income in 1998 was $2.2 million compared to $4.6 million for the eight month period ended December 31, 1997 and a loss of $2.4 million for the four months ended April 30, 1997.

  FOUR MONTH PERIOD ENDED APRIL 30, 1997 FOR ANTHONY & SYLVAN'S PREDECESSOR AND EIGHT MONTH PERIOD ENDED DECEMBER 31, 1997 FOR ANTHONY & SYLVAN COMPARED TO YEAR ENDED DECEMBER 31, 1996 FOR ANTHONY SYLVAN'S PREDECESSOR

     Anthony & Sylvan's predecessor was a wholly-owned subsidiary of General Aquatics, Inc. during the four months ended April 30, 1997 and the year ended December 31, 1996. Periodic references have been made to the combined results of operations for the twelve months ended December 31, 1997 throughout this discussion and analysis. These references are made without giving effect to any pro forma adjustments which may be required to present combined results on a consistent basis of accounting.

     NET SALES. Net sales increased $15.5 million, or 13.9%, to $127.7 million for 1997, consisting of $28.9 million for the four month period ended April 30, 1997 and $98.8 million for the eight month period ended December 31, 1997, from $112.2 million in the year ended December 31, 1996. The increase was primarily attributable to the combination of:

     - $9.5 million due to increased volume within existing markets and the inclusion of a full year's results from the operations of Anthony Pools which was acquired March 6, 1996; and

     - $6.0 million due to increases in average selling prices.

     GROSS PROFIT. Gross profit increased to $34.6 million for 1997 from $30.1 million in 1996. Gross profit as a percentage of net sales increased from 26.9% in 1996 to 27.1% for 1997, comprised of 22.8% for the four month period ended April 30, 1997 and 28.3% for the eight month period ended December 31, 1997. The gross profit percentage differences between the year ended December 31, 1996, the four month period ended April 30, 1997 and eight month period ended December 31, 1997 were primarily related to the seasonality of the business.

MANAGEMENT'S DISCUSSION AND ANALYSIS

     OPERATING EXPENSES. Operating expenses consisting of sales and marketing and administrative expenses increased $1.3 million to $29.2 million in 1997 from $27.9 million in 1996. Operating expenses as a percentage of sales were 24.9% in 1996 compared to 19.4% in the eight month period ended December 31, 1997 and 34.8% for the four month period ended April 30, 1997. Compared to 1996, the percentage of sales increase in the four month period ended April 30, 1997 is due to that period being a seasonally slow period of sales, while the percentage of sales decrease in the eight month period ended December 31, 1997 is in line with the normal seasonal increase in sales and the inclusion of a full year of cost savings arising from the consolidation activities undertaken following the acquisition of Anthony Pools.

     INTEREST AND OTHER EXPENSE. Interest and other expense was $1.9 million for 1997. Interest for the eight month period ended December 31, 1997 of $1.6 was charged by Essef based on the average outstanding payable at a rate of 10.25%. Interest for the four month period ended April 30, 1997 of $0.3 million and for the year ended December 31, 1996 of $0.4 million was charged by Anthony & Sylvan's predecessor.

     PROVISION FOR INCOME TAXES. The effective tax rate was 36.8% for the eight month period ended December 31, 1997. The effective tax rate was 35.9% for the four month period ended April 30, 1997 and 37.6% for the year ended December 31, 1996. The difference in tax rates between the periods is primarily due to the impact of goodwill amortization and state income taxes.

     NET INCOME. As a result of the above items, net income was $4.6 million for the eight month period ended December 31, 1997 compared with a net loss of $2.4 million for the four month period ended April 30, 1997 and net income of $1.2 million for the year ended December 31, 1996.

QUARTERLY RESULTS OF OPERATIONS

     The following table presents certain unaudited quarterly financial information for the nine consecutive quarters ended March 31, 1999. In the opinion of Anthony & Sylvan's management, this information has been prepared on the same basis as the audited financial statements appearing elsewhere in this proxy statement/prospectus and includes all adjustments, consisting of only normal and recurring adjustments, necessary to present fairly the unaudited quarterly results set forth herein. Anthony & Sylvan expects that it will continue to experience significant fluctuations in its quarterly operating results. In the past, these fluctuations have been caused by a variety of factors, including the seasonality of the swimming pool industry and sensitivity to fluctuations in the overall economy, which cannot be predicted with any degree of certainty. Anthony & Sylvan's quarterly results have in the past been subject to fluctuations, and therefore the operating results for any quarter or quarters are not necessarily indicative of results for any future period. We discuss reasons for

                                            MANAGEMENT'S DISCUSSION AND ANALYSIS
and risks associated with these fluctuations under the heading "Risk Factors" beginning on page 13.

                                       1997                                    1998                     1999
                       -------------------------------------   -------------------------------------   -------
                         Q1        Q2        Q3        Q4        Q1        Q2        Q3        Q4        Q1
                       -------   -------   -------   -------   -------   -------   -------   -------   -------
Net sales............  $14,166   $44,091   $44,831   $24,624   $18,040   $52,415   $53,037   $32,273   $26,422
% of total year......     11.1%     34.5%     35.1%     19.3%     11.6%     33.7%     34.0%     20.7%       --
Gross profit.........    2,484    12,985    13,005     6,133     4,371    15,487    14,498     7,536     5,703
(Loss)/income from
  operations.........  $(3,199)  $ 3,599   $ 4,306   $   672   $(2,006)  $ 4,793   $ 4,269   $(1,518)  $(3,802)

LIQUIDITY AND CAPITAL RESOURCES

     Since its acquisition by Essef on May 1, 1997, Anthony & Sylvan has relied upon internal cash flow from operations and interest bearing advances from Essef to provide the necessary financing for its operating and investing activities. Anthony & Sylvan's advances from Essef also include an allocation of debt incurred by Essef in connection with the acquisition of Anthony & Sylvan. At March 31, 1999, these advances aggregated $27.2 million. At the time of the split-off, Anthony & Sylvan will pay $17 million to Essef, subject to some adjustments, and all remaining debt with Essef will be contributed to the capital of Anthony & Sylvan. Anthony & Sylvan intends to establish a revolving credit facility with a group of banks to finance the dividend and its working capital needs. We discuss reasons for and risks associated with the revolving credit facility under "Risk Factors" beginning on page 13.

     For the year ended December 31, 1998, Anthony & Sylvan generated $1,019,000 of cash from operating activities. Offsetting cash flow from operating activities were $4,747,000 in acquisition payments and $2,407,000 of capital expenditures. Such amounts were funded through an increase in Anthony & Sylvan's intercompany debt to Essef of $4,382,000 and proceeds from asset sales of $1,404,000. Due to the changes in ownership and the capital structure of Anthony & Sylvan related to Anthony & Sylvan's acquisition by Essef in May 1997, cash flow data for the previous periods are not presented as period to period comparisons are not necessarily meaningful.

     For the three months ended March 31, 1999, Anthony & Sylvan generated $3,625,000 of cash from operating activities, an increase of $7,061,000 from the same period in the prior year. The increase in operating cash flow came principally from an increase in accrued expenses associated with excess progress payments for pools under installation. Capital expenditures were $712,000 for the three-month period compared with $972,000 in the prior year. The prior year period also includes acquisition related payments of $2,139,000. The increase in cash flow from operating activities and reduction in cash used in investing activities resulted in repayments of intercompany debt to Essef of $2,144,000 in 1999 compared with additional advances of $6,258,000 required in the prior year.


     As discussed on page 41, stock options held by employees of Essef who will become either employees or directors of Anthony & Sylvan following the split-off will be allocated on a pro rata basis between the right to acquire Essef common shares and the right to acquire shares of Anthony & Sylvan. The options allocated to acquire Anthony & Sylvan common shares will not result in future charges to Anthony & Sylvan because at the date of the split-off they will be fully vested and not subject to any performance criteria.


MANAGEMENT'S DISCUSSION AND ANALYSIS

     Anthony & Sylvan believes that existing cash and cash equivalents, internally generated funds and funds that will be advanced from Essef until June 30, 1999 will be sufficient to meet Anthony & Sylvan's presently anticipated short-term working capital, capital expenditure and acquisition financing requirements. Following that date Anthony & Sylvan is required to finance its operations as an independent company, as Anthony & Sylvan will no longer have access to advances from Essef. After the split-off Anthony & Sylvan believes that it will have access to bank or other forms of debt financing. However, we cannot assure you that additional financing will be available on terms favorable to Anthony & Sylvan or at all. We discuss "Risk Factors" beginning on page 13.

CYCLICALITY AND SEASONALITY

     Anthony & Sylvan believes that the in-ground swimming pool industry is strongly influenced by general economic conditions and tends to experience periods of decline during economic downturns. Since the majority of Anthony & Sylvan's swimming pool installation purchases are financed, pool sales are particularly sensitive to interest rate fluctuations and the availability of credit. A sustained period of high interest rates could result in declining sales, which could have a material adverse effect on Anthony & Sylvan's condition and results of operations.

     Historically, approximately 70% of Anthony & Sylvan's net sales have been generated in the second and third quarters of the year, the peak season for swimming pool installation and use. Conversely, Anthony & Sylvan typically incurs net losses during the first and fourth quarters of the year. Unseasonably cold weather or extraordinary amounts of rainfall during the peak sales season can significantly reduce pool purchases. In addition, unseasonably early or late warming trends can increase or decrease the length of the swimming pool season, significantly affecting sales and operating profit.

INFLATION

     Anthony & Sylvan does not believe that inflation has had a significant impact on its results of operations or financial condition for the periods presented. To reduce the impact of inflation on its operations, Anthony & Sylvan attempts to pass price increases through to its customers when received.

YEAR 2000 MATTERS

     In 1997, as part of an overall modernization and upgrade of its information systems, Anthony & Sylvan began preparing its computer systems and applications for the date change in the year 2000. To date, this process has involved modifying or replacing certain hardware and upgrading certain software and has not involved material costs to Anthony & Sylvan. Management believes that substantially all of the necessary systems and applications changes will be completed during the third quarter of 1999, that Anthony & Sylvan's level of preparedness is appropriate and that the amount of additional costs, if any, needed to address the year 2000 issue will be immaterial.

     Anthony & Sylvan is initiating communications with certain of its largest suppliers and service providers regarding year 2000 preparedness. However, management does not believe that Anthony & Sylvan would have any difficulty securing alternate sources of supply in the event any of its current suppliers and service providers experience year 2000 difficulties. In addition, because of the seasonal nature of Anthony & Sylvan's business, which is slowest in the first and fourth quarters of the calendar year, management believes that any problems arising on January 1, 2000, either with Anthony & Sylvan's systems or the systems of its

                                            MANAGEMENT'S DISCUSSION AND ANALYSIS
major suppliers and service providers, can be substantially remedied before the start of the peak swimming pool installation season.

     The costs of the project and the date on which Anthony & Sylvan believes it will complete the year 2000 modifications are based on management's best estimates, including the continued availability of certain resources, third party modification plans and other factors. However, Anthony & Sylvan cannot guarantee that these estimates can be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.

MANAGEMENT'S DISCUSSION AND ANALYSIS

                             PRINCIPAL SHAREHOLDERS


     The following table gives information about who has beneficial ownership of Essef's common shares as of June 21, 1999. We have supplied information about:



     - each person known by us to own beneficially more than 5% of Essef voting stock;



     - each of Essef's directors and executive officers; and



     - all of Essef's executive officers and directors as a group.


                                                             ESSEF COMMON SHARES
                                                            ----------------------
                                                            NUMBER OF   PERCENT OF
               NAME OF BENEFICIAL OWNER (1)                  SHARES       CLASS
               ----------------------------                 ---------   ----------
5% Shareholders:
  KeyBank National Association (2)(3)(4)(9)...............  2,671,120     20.43%
     127 Public Square
     Cleveland, Ohio 44114
  Thomas B. Waldin (8)....................................  2,766,034     16.89
     220 Park Drive
     Chardon, Ohio 44024
  The Jane B. King Irrevocable Trust
     Ralph T. King and Alexander S. Taylor, Trustees
     (5)..................................................  1,237,830      9.47
     30050 Chagrin Boulevard, Suite 150
     Pepper Pike, Ohio 44124
  Fenimore Asset Management...............................  1,372,777     10.50
     118 North Grand Street
     Cobleskill, New York 12043
  James A. Horner Trust
  James A. Horner, Jr., Douglas M. Horner and Mary Ann
     Jorgenson, Trustees (6)(7)(9)........................   767,096       5.87
     4900 Key Tower
     Cleveland, Ohio 44114
Directors and Executive Officers:
  James M. Biggar.........................................     6,534       0.05
  Gordon D. Harnett (10)..................................    30,332       0.23
  George M. Humphrey, II (10).............................    40,653       0.31
  Mary Ann Jorgenson (9)..................................  3,729,958     28.53
  Ralph T. King (5).......................................  1,432,543     10.96
  Thomas B. Waldin (8)....................................  2,766,034     16.89
  Douglas J. Brittelle (11)...............................   116,949       0.71
  Mark E. Brody (11)......................................    26,620       0.16
  Stuart D. Neidus (11)...................................   348,480       2.13
All directors and executive officers as a group (9
  Persons)................................................  8,498,103     51.91

---------------


 (1) Rule 13d-3 of the Securities Exchange Act of 1934 defines beneficial ownership as the sole or shared power to vote, or to direct the sale of, a security. For purposes of this table in the event that the proposed merger results in a change in control which will result in vesting of outstanding options, a person is deemed to have beneficial ownership of any security that the person has the right to acquire within 60 days of June 14, 1999. For purposes of this table, beneficial ownership does not include shares of common stock issuable upon exercise of options that are not scheduled to vest within 60 days of June 14, 1999. Unless noted otherwise:


                                                          ADDITIONAL INFORMATION

     - information as to beneficial ownership is based on statements made by the beneficial owners to us; and

     - shareholders possess sole voting and sales power with respect to shares listed on this table.


     As of June 21, 1999, there were 13,073,400 issued and outstanding Essef shares.


 (2) Keybank National Association exercises:

     (a) sole voting and shared dispositive power over 2,437,428 shares; and

     (b) shared voting and dispositive power over 144,769 shares held by a trust of which Keybank National Association is one of three trustees and noted in notes 3(a) and 9(b) below.

 (3) James H. Dempsey, Jr. shares dispositive power over 2,437,428 shares as one of three trust advisors noted in notes 2(a) above and 4 and 9(d) below, and is also the beneficial owner of:

     (a) 144,769 shares held by a trust of which he is one of three trustees with shared voting and dispositive power and noted in 2(b) above and 9(b) below; and

     (b) 88,910 shares held by a trust of which he is a co-trustee with shared voting and dispositive power and noted in 9(c) below.

     Mr. Dempsey disclaims the benefits of ownership of any of the aforementioned shares. Mr. Dempsey is a partner in the law firm of Squire, Sanders & Dempsey L.L.P., which we retain as our outside general counsel.

 (4) James P. Oliver shares dispositive power over 2,437,428 shares as one of three trust advisors noted in notes 2(a) and (3) above and 9(d) below. Mr. Oliver disclaims the benefits of ownership of any of the aforementioned shares. Mr. Oliver is a partner in the law firm of Squire, Sanders & Dempsey L.L.P., which we retain as our outside general counsel.

 (5) Ralph T. King by him shares voting and dispositive power as co-trustee and is also beneficial owner of (a) 164,953 shares owned directly; and (b) 29,760 shares held by a foundation of which he is a trustee with shared dispositive power.

 (6) James A. Horner, Jr. shares voting and dispositive power as co-trustee and is also beneficial owner of:

     (a) 833,328 shares owned by or benefiting him or his children directly or indirectly; and

     (b) 199,650 shares held by trusts for the benefit of his children, nieces and nephews, of which he is one of three trustees sharing voting and dispositive power, and noted in notes 7(b) and 9(e) below.

 (7) Douglas A. Horner, Jr. shares voting and dispositive power as co-trustee and is also beneficial owner of:

     (a) 380,930 shares owned by or benefiting him or his children directly or indirectly; and

     (b) 199,650 shares held by trusts for the benefit of his children, nieces and nephews, of which he is one of three trustees sharing voting and dispositive power, and noted in notes 6(b) above and 9(e) below.

 (8) Thomas B. Waldin is the beneficial owner of 2,766,034 shares owned by or benefiting him, his wife or child directly, 2,609,282 shares consisting of fully vested options to purchase Essef shares.

ADDITIONAL INFORMATION

 (9) Mary Ann Jorgenson shares voting and dispositive power as co-trustee and as beneficial owner of:

     (a) 92,105 held by six trusts of which she is sole trustee with sole voting and dispositive power;

     (b) 144,769 shares held by a trust of which she is a one of three trustees with shared voting and dispositive power and noted in notes 2(b) and 3(a) above;

     (c) 88,910 shares held by a trust of which she is a co-trustee with shared voting and dispositive power and noted in notes 3(b) above;

     (d) 2,437,428 shares held by two trusts over which she has shared dispositive power as one of three trust advisors and noted in notes
         (2), (3) and (4) above; and

     (e) 199,650 shares held by trusts of which she is one of three trustees with shared voting and dispositive power and noted in notes 6(b) and 7(b) above.

     Ms. Jorgenson disclaims the benefits of ownership of any of the aforementioned shares.

     Ms. Jorgenson is a partner in the law firm of Squire, Sanders & Dempsey L.L.P., which we retain as our outside general counsel.

(10) Includes shares held by trustee of the Essef Corporation deferred compensation plan for directors as of March 31, 1999.

(11) Includes shares underlying options which are either fully vested or will become fully vested in the event of a change of control of Essef:

     - Douglas J. Brittelle           109,898

     - Stuart D. Neidus               332,750

     - Mark E. Brody                   24,200

                                                          ADDITIONAL INFORMATION

                       MARKET PRICES AND DIVIDEND POLICY

     The table below sets forth the high and low sales prices per share of our common shares, as reported by the Nasdaq National Market, for the calendar quarters indicated.


                                                           HIGH     LOW
                                                          ------   ------
1996:  First Quarter...................................   $ 6.95   $ 5.35
       Second Quarter..................................     6.67     5.92
       Third Quarter...................................     6.76     5.45
       Fourth Quarter..................................     6.95     5.92
1997:  First Quarter...................................     6.95     6.48
       Second Quarter..................................     8.99     6.48
       Third Quarter...................................    10.12     8.16
       Fourth Quarter..................................    14.67     9.71
1998:  First Quarter...................................    14.67    12.40
       Second Quarter..................................    18.18    12.40
       Third Quarter...................................    20.91    15.91
       Fourth Quarter..................................    20.46    14.89
1999:  First Quarter...................................    17.84    13.86
       Second Quarter..................................    20.91    14.00
       Third Quarter (through June 21, 1999)...........    21.00    12.88



     On April 29, 1999, the last trading day before we announced the merger, the high and low sale prices of our common stock as reported by the Nasdaq National Market were $19.00 and $18.50. On June 21, 1999, the high and low sales prices of our common stock as reported by the Nasdaq National Market were $19.50 and $19.125. YOU SHOULD GET A CURRENT PRICE QUOTATION FOR YOUR SHARES OF COMMON STOCK BEFORE YOU VOTE.


     Essef has never paid any cash dividends on our common shares, and we do not anticipate paying any cash dividends in the foreseeable future.

ADDITIONAL INFORMATION

               MATERIAL DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS
                         OF ESSEF AND ANTHONY & SYLVAN

     In connection with the merger, the holder of each of our common shares will receive 0.25 of an Anthony & Sylvan common share. As a result, our shareholders will become shareholders of Anthony & Sylvan, an Ohio corporation. Anthony & Sylvan's articles of incorporation and regulations and Ohio law will govern your rights in these new Anthony & Sylvan shares. The following is a summary of the material differences between the rights you have as an Essef shareholder and the rights you will have as an Anthony & Sylvan shareholder. These differences arise from differences between various provisions of Essef's articles of incorporation and regulations and Anthony & Sylvan's articles of incorporation and regulations. Although it is impractical to compare all of the aspects in which the companies' governing instruments differ with respect to shareholders' rights, the following discussion summarizes the material significant differences between them.

     We encourage you to read the relevant provisions of the each of Anthony & Sylvan's articles of incorporation and regulations and our articles of incorporation and regulations

AUTHORIZED SHARES

  ANTHONY & SYLVAN

     The Anthony & Sylvan articles will authorize the issuance of up to 30,000,000 common shares, without par value, and 1,000,000 serial preferred shares, without par value. If the serial preferred shares were to be issued, the rights of holders of Anthony & Sylvan common shares would be subordinated in some respects to the rights of the holders of the serial preferred shares.

  ESSEF

     The Essef articles authorize the issuance of up to 40,000,000 common shares, without par value, and 10,000,000 serial preferred shares, without par value. No serial preferred shares are currently outstanding.

AMENDMENTS TO ARTICLES OF INCORPORATION OR CODE OF REGULATIONS

  ANTHONY & SYLVAN

     In general, an amendment to the Anthony & Sylvan articles of incorporation will require the approval of a majority of the outstanding voting shares and an amendment to Anthony & Sylvan's regulations will require the approval of two-thirds of the outstanding voting shares. Some provisions in the articles, such as those governing control share acquisitions, may not be amended without the approval of at least 80% of the outstanding voting shares. That 80% vote will also be required to amend, repeal or alter any of the provisions in the regulations governing the number, classification, election or term of office of directors or removal of directors, unless the proposed amendment is recommended by at least two-thirds of the Anthony & Sylvan directors.

  ESSEF

     An amendment to the Essef articles of incorporation requires the approval of a majority of the outstanding voting shares. However, any amendment to the provisions governing control share acquisitions and procedures for amending the articles requires the approval of

                                                          ADDITIONAL INFORMATION

66 2/3% of the outstanding voting shares. An amendment to Essef's regulations generally requires the approval of a majority of the outstanding voting shares. However, provisions governing the number, classification, election or term of office of directors or removal of directors, may be amended only with the approval of 66 2/3% of the outstanding voting shares.

SPECIAL MEETINGS OF SHAREHOLDERS

  ANTHONY & SYLVAN

     The Anthony & Sylvan regulations will provide that a special meeting of the shareholders of Anthony & Sylvan may be called at any time by the chairman, the chief executive officer or a majority of directors. In addition, holders representing at least 50% of the outstanding voting shares will have the authority to call a special meeting.

  ESSEF

     The Essef regulations are essentially the same as Anthony & Sylvan's.

NUMBER OF DIRECTORS; CLASSIFIED BOARD OF DIRECTORS

  ANTHONY & SYLVAN

     The Anthony & Sylvan regulations will provide that the number of directors will be no fewer than three nor more than nine. The exact number of directors will be determined from time to time by the recommendation of a majority of the directors. In addition, by a majority vote of the directors, the board may change the number of directors and may fill any vacancy that is created by an increase in the number of directors. If there are more than five directors, the regulations will also provide for at least two classes of directors of at least three directors each with three year terms. These provisions may render it more difficult for a potential purchaser to obtain control of Anthony & Sylvan's board of directors.

  ESSEF

     The Essef regulations provide that the number of directors will be no fewer than six nor more than fifteen, with the exact number of directors to be determined by a majority vote of the outstanding voting shares at an annual or special meeting entitled to vote on such proposal, or by a majority of the directors then in office. The regulations provide that if there are nine or more directors, then the directors will be separated into three classes. If the number of directors is less than nine, then the directors will be separated into two classes. Each director serves a three year term.

REMOVAL OF DIRECTORS

  ANTHONY & SYLVAN

     The Anthony & Sylvan regulations will provide that a director may be removed by the affirmative vote of 80% of the outstanding voting shares. Amendment or repeal of the removal provision requires the vote of holders representing at least 80% of the outstanding voting shares, unless the proposed amendment has been recommended by at least two-thirds of the directors, in which case only a two-thirds vote of the outstanding voting shares is required.

ADDITIONAL INFORMATION

  ESSEF

     The Essef regulations provide that a director may be removed without cause by the affirmative vote of 66 2/3% of the outstanding voting shares.

VOTE REQUIRED TO APPROVE MERGER, CONSOLIDATION, SALE OF SUBSTANTIALLY ALL ASSETS

  ANTHONY & SYLVAN

     Except as otherwise provided by the Anthony & Sylvan articles of incorporation or the code of regulations, the holders of a majority of the outstanding voting shares are authorized to act on any matter which may properly come before them in a shareholder meeting.

  ESSEF

     The holders of two-thirds of Essef's outstanding voting shares must agree to authorize Essef to approve a merger, consolidation or sale of substantially all its assets.

                                                          ADDITIONAL INFORMATION

                                 OTHER MATTERS

     We do not expect that any matters other than those described in this proxy statement/prospectus will be brought before the meeting. If any other matters are presented, however, we intend to vote your proxy in accordance with our discretion.

                                 LEGAL MATTERS

     The validity of the shares of Anthony & Sylvan to be issued in the split-off is being passed upon for Anthony & Sylvan by Squire, Sanders & Dempsey L.L.P.

                                    EXPERTS

     The financial statements of Essef for the years ended September 30, 1996, 1997 and 1998, included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing in this proxy statement/prospectus. The financial statements of Anthony & Sylvan Pools Corporation as of December 31, 1997 and 1998 and for the eight months ended December 31, 1997 and the year ended December 31, 1998; and the financial statements of Anthony & Sylvan Pools, Inc. for the year ended December 31, 1996 and the four month period ended April 30, 1997, included in this proxy statement/prospectus and related financial statement schedule included elsewhere in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing in this proxy statement/prospectus. Those audited financial statements are included herein in reliance upon the reports of Deloitte & Touche LLP, given upon their authority as experts in accounting and auditing.

                             SHAREHOLDER PROPOSALS


     Under Essef's bylaws, shareholders who intend to bring any business before an annual meeting of shareholders, including nominations of persons for election as directors, must give prior written notice to our corporate secretary regarding the business they intend to present or the persons they intend to nominate. Essef's principle executive office must have received the notice within the time period and the notice must be accompanied by the information and documents required in the bylaws. You may obtain a copy of the bylaws by writing to Essef's corporate secretary.


     The provisions of the bylaws we described above do not affect your right to request to include a proposal in the proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. However, you must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934.


     If we complete the merger, we will become a wholly-owned subsidiary of Pentair. If that occurs, Essef will not hold an annual meeting of shareholders in 2000. If our shareholders do not adopt the merger agreement or if the merger otherwise does not occur, we would anticipate holding Essef's next annual meeting of shareholders on or about February 3, 2000. In that event, any proposal of shareholders that would be presented at the that annual meeting would have to be received by our corporate secretary no later than December 10, 1999.


ADDITIONAL INFORMATION

     We will also consider recommendations by shareholders for directors to be nominated at the next annual meeting if that meeting is held. You must make any recommendations in writing and you must include sufficient biographical and other relevant information so that an informed judgment as to the proposed nominee's qualifications can be made. You must include with your recommendation a notarized statement executed by the proposed nominee consenting to be named in the proxy statement if nominated and to serve as a director if elected. Any recommendations received that comply with all these requirements and are received by our corporate secretary at our principal executive office at least six months before the meeting will be referred to and will be considered by the executive committee.

     You should review all applicable rules and, if you have questions, consult your own legal counsel before you submit a nomination or a proposal to us. We did not receive any recommendations or proposals from shareholders within the required period before the annual meeting relating to the fiscal year 1998.

                                                          ADDITIONAL INFORMATION

                      WHERE YOU CAN FIND MORE INFORMATION


     Essef files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. This proxy statement/prospectus is our proxy statement for the meeting. The registration statement, of which the proxy statement/ prospectus is a part, contains additional relevant information. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information contained in the registration statement.



     You may read and copy any reports, statements or other information Essef files at the Securities and Exchange Commission's Public Reference Rooms at the following locations:


Public Reference Room       New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.      7 World Trade Center        Citicorp Center
Room 1024                   Suite 1300                  500 West Madison Street
Washington, DC 20549        New York, NY 10048          Suite 1400
                                                        Chicago, IL 60661-2511


     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Essef's Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."


     In addition, our filings can be inspected at the offices of NASDAQ, 9801 Washingtonian, Gaithersburg, Maryland 20878, (202) 496-2500.

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to other information we have filed with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that Essef has previously filed with the Securities and Exchange Commission. These documents contain important information about us.


                                                    PERIOD OR
   ESSEF'S SEC FILINGS (FILE NO. 0-15902)          DATE FILED
   --------------------------------------          ----------
Annual Report on Form 10-K                     Year ended:          - September 30, 1998
Quarterly Report on Form 10-Q                  Quarter ended:       - December 31, 1998
Quarterly Report on Form 10-Q                  Quarter ended:       - March 31, 1999
Current Report on Form 8-K                     Filed on:            - May 7, 1999


     We are also incorporating by reference additional documents that we file with the Securities and Exchange Commission between the date of this proxy statement/prospectus and the date of the meeting. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

WHERE YOU CAN FIND MORE INFORMATION

     You can request a free copy of all or any of these documents, other than the exhibits to these documents unless those exhibits are specifically incorporated by reference into these documents, by writing to or calling:

                                 Mark E. Brody
                            Vice President, Finance
                               Essef Corporation
                                 220 Park Drive
                               Chardon, OH 44024
                                 (440) 286-2200


     If you would like to request documents from us, please do so by July 30, 1999 to receive these before the meeting.


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO DECIDE HOW TO VOTE ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL OR TO ASK FOR OFFERS TO EXCHANGE OR BUY THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THOSE ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                             WHERE YOU CAN FIND MORE INFORMATION

                                                                         ANNEX A

                               AGREEMENT AND PLAN
                                   OF MERGER
                                  DATED AS OF
                                 APRIL 30, 1999
                                     AMONG
                                 PENTAIR, INC.,
                         NORTHSTAR ACQUISITION COMPANY
                                      AND
                               ESSEF CORPORATION

                                                                         ANNEXES

                                        A

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
                                    ARTICLE I
                                   THE MERGER
Section 1.1    The Merger..................................................    2
Section 1.2    Effective Time of the Merger................................    2

                                   ARTICLE II
                            THE SURVIVING CORPORATION
Section 2.1    Articles....................................................    2
Section 2.2    Regulations.................................................    2
Section 2.3    Board of Directors; Officer.................................    2
Section 2.4    Effects of Merger...........................................    2

                                   ARTICLE III
                              CONVERSION OF SHARES
Section 3.1    Conversion of Shares of Company Common Stock................    2
Section 3.2    Surrender and Payment.......................................    3
Section 3.3    Dissenting Shares...........................................    5
Section 3.4    Stock Options...............................................    5
Section 3.5    Shareholders' Meetings......................................    7
Section 3.6    Assistance in Consummation of the Merger....................    7
Section 3.7    Closing.....................................................    7
Section 3.8    Filing of Certificate of Merger.............................    7

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
Section 4.1    Organization and Qualification..............................    8
Section 4.2    Authority Relative to this Merger Agreement.................    8
Section 4.3    Consents and Approvals; No Violations.......................    8
Section 4.4    Financial Advisor...........................................    9
Section 4.5    Financing...................................................    9

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 5.1    Organization and Qualification..............................    9
Section 5.2    Capitalization..............................................    9
Section 5.3    Subsidiaries................................................    9

                                                                         ANNEXES

                                                                             PAGE
                                                                             ----
Section 5.4    Authority Relative to this Merger Agreement.................   10
Section 5.5    Consents and Approvals; No Violations.......................   10
Section 5.6    Reports and Financial Statements............................   11
Section 5.7    Absence of Certain Changes or Events........................   11
Section 5.8    Litigation..................................................   11
Section 5.9    Information in Disclosure Documents.........................   12
Section 5.10   Employee Benefit Plans......................................   12
Section 5.11   ERISA.......................................................   13
Section 5.12   Company Action..............................................   14
Section 5.13   Fairness Opinion............................................   14
Section 5.14   Financial Advisor...........................................   14
Section 5.15   Compliance with Applicable Laws.............................   14
Section 5.16   Liabilities.................................................   14
Section 5.17   Taxes.......................................................   15
Section 5.18   Certain Agreements..........................................   16
Section 5.19   Patents, Trademark, Etc.....................................   16
Section 5.20   Title to Assets; Liens......................................   16
Section 5.21   Required Vote...............................................   16
Section 5.22   Insurance...................................................   17

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER
Section 6.1    Conduct of Business by the Company Pending the Merger.......   17
Section 6.2    Notice of Breach............................................   19

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS
Section 7.1    Access and Information; Environmental and Year 2000
               Compliance..................................................   19
Section 7.2    Shareholders' Meeting; Filings..............................   22
Section 7.3    Employment Arrangements.....................................   22
Section 7.4    Employee Benefits...........................................   22
Section 7.5    Indemnification.............................................   22
Section 7.6    Consents....................................................   23
Section 7.7    Antitrust Filings...........................................   23
Section 7.8    Additional Agreements.......................................   24
Section 7.9    No Solicitation.............................................   25
Section 7.10   Split-Off of A&S............................................   26
Section 7.11   Confidentiality.............................................   27

ANNEXES

                                                                             PAGE
                                                                             ----
                                  ARTICLE VIII
                              CONDITIONS PRECEDENT
Section 8.1    Conditions to Each Party's Obligation to Effect the
               Merger......................................................   27
Section 8.2    Conditions to Obligation of the Company to Effect the
               Merger......................................................   28
Section 8.3    Conditions to Obligation of Parent and Sub to Effect the
               Merger......................................................   28

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER
Section 9.1    Termination.................................................   29
Section 9.2    Effect of Termination.......................................   30
Section 9.3    Amendment...................................................   30
Section 9.4    Waiver......................................................   30

                                    ARTICLE X
                               GENERAL PROVISIONS
Section 10.1   Non-Survival of Representations, Warranties and
               Agreements..................................................   31
Section 10.2   Notices.....................................................   31
Section 10.3   Fees and Expenses...........................................   32
Section 10.4   Publicity...................................................   32
Section 10.5   Specific Performance........................................   33
Section 10.6   Interpretation..............................................   33
Section 10.7   Third Party Beneficiaries...................................   33
Section 10.8   Miscellaneous...............................................   33
Section 10.9   Cure Period.................................................   34
Section 10.10  Validity....................................................   34

Exhibit A      Transition Agreement
Exhibit B      Tax Sharing Agreement

                                                                         ANNEXES

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of April 30, 1999, by and among PENTAIR, INC., a Minnesota corporation ("Parent"), NORTHSTAR ACQUISITION COMPANY, an Ohio corporation and a wholly owned subsidiary of Parent ("Sub"), and ESSEF CORPORATION, an Ohio corporation (the "Company").

                                    RECITALS

     WHEREAS, the respective boards of directors of Parent, Sub and the Company have determined that it is fair to, and in the best interests of their respective stockholders to consummate the acquisition of the Company (other than the swimming pool installation business thereof) by Parent upon the terms and subject to the conditions set forth herein; and

     WHEREAS, as part of the Merger (as defined below), Anthony & Sylvan Pools Corporation, an Ohio corporation and an indirect wholly-owned subsidiary of the Company (including any successor in interest, "A&S"), will be split-off from the Company, in a manner (as provided in the Transition Agreement, dated as of the date hereof, among the Company, A&S and the Parent attached hereto as Exhibit A (the "Transition Agreement")) whereby the holder of shares of Company common stock, without par value ("Company Common Stock") will receive 100% of the shares of common stock, without par value, of A&S (the "Split-Off") in consideration for the redemption of a portion of their shares of Company Common Stock; and

     WHEREAS, in furtherance of the acquisition, the respective boards of directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "Merger") in accordance with the Ohio General Corporation Law ("OGCL") whereby each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock held by the Company as treasury stock or owned by Parent, Sub or any other Subsidiary (as defined in Section 10.6 below) of Parent immediately prior to the Effective Time and other than Dissenting Shares (as defined in Section 3.3 hereof)), will be converted into the right to receive (i) the Cash Consideration (as defined in Section 3.1(c) hereof) and (ii) the Split-Off Consideration (as defined in Section 3.1(c) hereof) as set forth below; and

     WHEREAS, as set forth in Section 7.10(a) hereof, as a condition to and in consideration of the transactions contemplated hereby, following the date hereof the Company, A&S and certain other parties will enter into a Tax Sharing Agreement substantially in the form attached hereto as Exhibit B with such changes as shall have been properly approved prior to the consummation of the Merger (the "Tax Sharing Agreement" and together with the Transition Agreement, hereafter collectively referred to as the "Ancillary Agreements"); and

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                                                                         ANNEXES

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof and in accordance with the OGCL, at the Effective Time (as defined below in Section 1.2), Sub shall be merged into the Company and the separate existence of Sub shall thereupon cease, and the name of the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger be "Essef Corporation."

     Section 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Ohio in accordance with the OGCL, which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Merger Agreement in accordance with Section
3.8. When used in this Merger Agreement, the term "Effective Time" shall mean the date and time at which such filing shall have been made.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     Section 2.1 ARTICLES. The Surviving Corporation shall adopt the Articles of Incorporation of Sub in effect immediately prior to the Merger as the Articles of Incorporation of the Surviving Corporation until amended in accordance with its terms and as provided by law and this Merger Agreement.

     Section 2.2 REGULATIONS. The Surviving Corporation shall adopt the Regulations of Sub as in effect at the Effective Time as the Regulations of the Surviving Corporation.

     Section 2.3 BOARD OF DIRECTORS; OFFICERS. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified in the manner provided in the Articles of Incorporation and Regulations of the Surviving Corporation.

     Section 2.4 EFFECTS OF MERGER. The Merger shall have the effects set forth in the applicable provisions of the OGCL. Without limiting the generality of the foregoing, and subject thereto at the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all restrictions, debts, liabilities and duties of the Sub.

                                  ARTICLE III

                              CONVERSION OF SHARES

     Section 3.1 CONVERSION OF SHARES OF COMPANY COMMON STOCK. At the Effective Time:

          (a) CANCELLATION OF CERTAIN STOCK. Each share of Company Common Stock held by the Company as treasury stock or owned by Parent, Sub or any other Subsidiary of

ANNEXES

     Parent immediately prior to the Effective Time shall automatically be cancelled and retired and cease to exist, and no payment shall be made with respect thereto; provided, that shares of Company Common Stock held beneficially or of record by any plan, program or arrangement sponsored or maintained for the benefit of employees of Parent or the Company or any Subsidiaries thereof shall not be deemed to be held by Parent or the Company regardless of whether Parent or Company has, directly or indirectly, the power to vote or control the disposition of such shares of Company Common Stock.

          (b) CAPITAL STOCK OF SUB. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value $0.01, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.


          (c) CONVERSION OF SHARES. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall, except as otherwise provided in Sections 3.1(a) and 3.3 hereof, be converted into the right to receive Nineteen Dollars and Nine Cents ($19.09) per share, without interest (the "Cash Consideration") and 0.25 shares of A&S Common Stock (as defined in the Transition Agreement) (the "Split-Off Consideration").


     Section 3.2  SURRENDER AND PAYMENT.

     (a) Prior to the Effective Time, Parent and Company shall jointly appoint a depositary (the "Depositary") for the purpose of exchanging certificates representing shares of Company Common Stock for the Cash Consideration and the Split-Off Consideration. The Depositary shall be Bank of America National Trust and Savings Association. Parent will pay to the Depositary immediately prior to the Effective Time, the Cash Consideration, and the Company shall cause A&S to deposit with the Depositary the Split-Off Consideration (comprised of shares of A&S Common Stock and cash sufficient to pay any fractional shares), to be paid in respect of the shares of Company Common Stock. For purposes of determining the Cash Consideration and the Split-Off Consideration to be so paid, Parent and Company shall assume that no holder of shares of Company Common Stock will perfect his right to appraisal of his shares of Company Common Stock. Promptly after the Effective Time, Parent will send, or will cause the Depositary to send, but in no event later than three (3) business days after the Effective Time, to each holder of shares of Company Common Stock at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing shares of Company Common Stock to the Depositary) and instructions for use in effecting the surrender of shares of Company Common Stock in exchange for the Cash Consideration and Split-Off Consideration, and no interest shall accrue or be paid on any Cash Consideration payable upon the surrender of certificates.

     (b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Cash Consideration and Split-Off Consideration, upon surrender to the Depositary of a certificate or certificates properly representing such shares of Company Common Stock, together with a properly completed letter of transmittal covering such shares of Company Common Stock, will be entitled to receive the Cash Consideration and Split-Off Consideration payable in respect of such shares of Company Common Stock less any amounts required to be withheld under applicable federal, state, local or foreign income tax

                                                                         ANNEXES
regulations. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Cash Consideration and Split-Off Consideration. No certificates representing fractional shares of A&S Common Stock shall be issued upon the surrender for exchange of shares of Company Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any other rights as a shareholder of A&S. Each holder of shares of Company Common Stock who would otherwise be entitled to receive a fractional share of A&S Common Stock shall receive from the Depositary an amount in cash (the "Fractional Share Payment") equal to the product obtained by multiplying (i) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by
(ii) the mean between the high and low trading prices of A&S Common Stock on the first full day of trading following the Closing (as defined in Section 3.7 below) (the "Trading Value").

     (c) If any portion of the Cash Consideration and Split-Off Consideration is to be paid to a Person other than the registered holder of the shares of Company Common Stock represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Depositary any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares of Company Common Stock or establish to the satisfaction of the Depositary that such tax has been paid or is not payable. For purposes of this Merger Agreement, "Person" means an individual, a corporation, limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     (d) After the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, certificates representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article
III. From and after the Effective Time, holders of certificates theretofore evidencing shares of Company Common Stock shall cease to have any rights as shareholders of the Company, except as provided herein or by law.

     (e) Any portion of the Cash Consideration paid to the Depositary pursuant to Section 3.2(a) that remains unclaimed by the holders of shares of Company Common Stock one year after the Effective Time shall be returned to the Surviving Corporation, including any interest thereon, and any portion of the Split-Off Consideration (including, any interest on the cash deposited for Fractional Share Payments) paid to the Depositary pursuant to Section 3.2(a) that remains unclaimed by the holders of shares of Company Common Stock one year after the Effective Time shall be returned to A&S, upon written demand, and any such holder who has not exchanged his shares of Company Common Stock for the Cash Consideration and Split-Off Consideration in accordance with this Section 3.2(a) prior to that time shall thereafter look only to the Surviving Corporation for payment of the Cash Consideration and A&S for payment of the Split-Off Consideration in respect of his shares of Company Common Stock, without any interest thereon. Notwithstanding the foregoing, Parent, Sub and the Surviving Corporation shall not be liable to any holder of shares of Company Common Stock for any amount paid to a public official pursuant to applicable

ANNEXES
abandoned property laws. Any Cash Consideration or Split-Off Consideration remaining unclaimed by holders of shares of Company Common Stock on the day immediately prior to such times as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, in the case of the Cash Consideration become the property of Parent, and in the case of the Split-Off Consideration become the property of A&S, free and clear of any claims or interest of any Person previously entitled thereto.

     (f) Any portion of the Cash Consideration and Split-Off Consideration paid to the Depositary pursuant to Section 3.2(a) hereof to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to the Surviving Corporation and A&S, respectively, upon written demand.

     Section 3.3 DISSENTING SHARES. Notwithstanding Section 3.1 hereof, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected appraisal rights under Section 1701.85 of the OGCL (the "Dissenting Shares"), shall not be converted into the right to receive the Cash Consideration and Split-Off Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to said Section 1701.85; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose his right to appraisal and payment under the OGCL, such holder's shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Cash Consideration and Split-Off Consideration, without any interest thereon, and such shares of Company Common Stock shall no longer be Dissenting Shares. The Company shall give Parent (i) prompt notice of any written demands for payment, withdrawals of demands for payment and any other instruments served pursuant to the OGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment under the OGCL. The Company will not voluntarily make any payment with respect to any demands for payment and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

     Section 3.4  STOCK OPTIONS.

     (a) Except as provided in Section 3.4(c) below, the Company shall take all actions (including, but not limited to, obtaining any and all consents from employees to the matters contemplated by this Section 3.4) necessary to provide that all outstanding options and other rights to acquire shares ("Stock Options") granted under any stock option or deferred compensation plan, program or similar arrangement or any employment agreement of the Company or any Subsidiaries other than options, if any, of A&S, each as amended (the "Option Plans"), shall become fully exercisable and vested on the date (the "Vesting Date") which shall be set by the Company and which, in any event, shall be not less than thirty (30) days prior to the Effective Time, whether or not otherwise exercisable and vested. All Stock Options which are outstanding immediately prior to the Effective Time shall be cancelled as of the Effective Time and the holders thereof shall be entitled to receive from the Company, for each share of Company Common Stock subject to such Stock Option, (i) an amount in cash equal to the difference between the Cash Consideration and the exercise price per share of such Stock Option, which amount shall be payable at the Effective Time, plus (ii) 0.25 shares of A&S Common Stock (and in the case of fractional shares, the Fractional Share Payment), which shall be held by the Depositary pending delivery after the Effective Time. All applicable withholding taxes attributable to the payments made hereunder or to

                                                                         ANNEXES
distributions contemplated hereby shall be deducted from the amounts payable under clauses (i) and (ii) above and all such taxes attributable to the exercise of Stock Options on or after the Vesting Date shall be withheld from the proceeds received in the Merger, in respect of the shares of Company Common Stock issuable on such exercise.

     (b) Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Option Plans, (i) the Option Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement, providing for the issuance or grant by the Company or any of its Subsidiaries of any interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted as of the Effective Time and (ii) the Company shall use all reasonable efforts to ensure that following the Effective Time no holder of Stock Options or any participant in the Option Plans or any other such plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

     (c) (i) With respect to the employees identified on Schedule 3.4(c) of the Company Disclosure Schedule who will remain as employees or directors of A&S (the "Optionees" and individually an "Optionee"), the Company agrees to take all actions (including, but not limited to, obtaining any and all consents from the Optionees to the matters contemplated by this Section 3.4(c) and causing A&S to take such actions as are necessary to accomplish the matters contemplated by this Section 3.4(c)) necessary to provide that (A) the Stock Options identified on Schedule 3.4(c) of the Company Disclosure Schedule are amended in such a fashion that each Optionee has the right under such options to purchase (subsequent to the Merger) that number of shares of Company Common Stock that represents the same proportionate interest in the Company that such Optionee had the right to purchase prior to the Merger (such option hereafter referred to as the "Post-Merger Company Option") with appropriate adjustments (if necessary as specified below) in the exercise price of such Option and (B) such Optionee is granted a stock option (with terms equivalent to the terms in the Optionee's option to purchase Company Common Stock and with an exercise price as specified in this Section 3.4(c)) to purchase that number of shares of A&S Common Stock that represents a proportionate interest in A&S equal to the proportionate interest in the Company that the Optionee's option to purchase Company Common Stock represented (the "A&S Option").


     (ii) (A) The amendment contemplated by Section 3.4(c)(i)(A) shall be accomplished by reducing the option price of the Post-Merger Company Option to a price equal to the option price (immediately before the Merger) multiplied by a fraction, the numerator of which is the aggregate value of Company Common Stock immediately subsequent to the Merger (utilizing $19.09 as the per share value of such Common Stock) and the denominator of which is the sum of such aggregate value of the Company Common Stock and the aggregate value of A&S Common Stock immediately subsequent to the Merger (based on the value of A&S Common Stock as determined pursuant to Section 5 of the Tax Sharing Agreement) and (B) the A&S Option shall have a per-share exercise price that bears the same relation to the per-share value of A&S Common Stock as the per-share exercise price of the Post-Merger Company Option (adjusted as provided in clause (A)) bears to $19.09.


     (iii) Immediately after the amendment contemplated in Section 3.4(c)(i)(A), all Post-Merger Company Options shall be cancelled and the holders thereof shall be entitled to receive from the Company for each share of Company Common Stock subject to such Post-

ANNEXES

Merger Company Option an amount in cash equal to the difference between the Cash Consideration and the exercise price of such Post-Merger Company Option.

     (iv) For all purposes of this Section 3.4(c), the term "proportionate interest" shall be determined on the basis of the percentage interest of Company or A&S Common Stock (as the case may be) that such Optionee would own after the exercise of all Stock Options (as defined in Section 3.4(a)) in the case of the Company and all A&S Options in the case of A&S.

     Section 3.5 SHAREHOLDERS' MEETINGS. (a) In order to consummate the Merger, the Company, acting through its board of directors, shall, in accordance with applicable law, the Company's Third Amended Articles of Incorporation and its Regulations:

          (i) duly call, give notice of, convene and hold a special meeting of its shareholders for the purpose of considering and taking action upon this Merger Agreement (the "Shareholders' Meeting");

          (ii) subject to its fiduciary duties under applicable laws as advised by counsel, include in the proxy statement or information statement prepared by the Company for distribution to shareholders of the Company in advance of the Shareholders' Meeting in accordance with Regulation 14A promulgated under the Exchange Act (the "Company Proxy Statement") the recommendation of its board of directors; and

          (iii) use its best efforts to (A) obtain and furnish the information required to be included by it in the Company Proxy Statement, and, after consultation with Parent, respond promptly to any comments made by the Commission with respect to the Company Proxy Statement and any preliminary version thereof and cause the Company Proxy Statement to be mailed to its shareholders and (B) obtain the necessary approvals of this Merger Agreement by its shareholders.

     (b) Parent will provide the Company with information concerning Parent and Sub required to be included in the Company Proxy Statement and will vote, or cause to be voted, all shares of Company Common Stock owned by it or its Subsidiaries in favor of approval and adoption of this Merger Agreement.

     Section 3.6 ASSISTANCE IN CONSUMMATION OF THE MERGER. Each of Parent, Sub and the Company shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Merger Agreement. Parent shall cause Sub to perform all of its obligations in connection with this Merger Agreement.

     Section 3.7 CLOSING. The closing (the "Closing") of the transactions contemplated by this Merger Agreement shall take place (i) at the offices of Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1304, at 9:00 A.M. local time on the second business day after the day on which the last of the conditions set forth in Article VII is fulfilled or waived, provided, however, that the closing shall take place on or within 10 days after the last day of a month, or (ii) at such other time and place as Parent and the Company shall agree in writing (the "Closing Date").

     Section 3.8 FILING OF CERTIFICATE OF MERGER. Upon the terms and subject to the conditions hereof as soon as practicable following the Closing, the Company shall execute and file a certificate of merger in the manner required by the OGCL and the parties hereto

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

shall take all such other and further actions as may be required by applicable law to make the Merger effective.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company, except as set forth in a disclosure schedule delivered by Parent and Sub concurrently herewith (the "Parent and Sub Disclosure Schedule"), as follows:

     Section 4.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as it is now being conducted or currently proposed to be conducted.

     Section 4.2 AUTHORITY RELATIVE TO THIS MERGER AGREEMENT. Each of Parent and Sub has the corporate power to enter into this Merger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the boards of directors of Parent and Sub. This Merger Agreement constitutes a valid and binding obligation of each of Parent and Sub enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent or Sub are necessary to authorize the Merger Agreement and the transactions contemplated hereby.

     Section 4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Neither Parent nor Sub is subject to or obligated under (i) any charter, by-law, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to either of them or any of Parent's Subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Merger Agreement other than, in the case of clause (ii) only, the laws and regulations referred to in the next sentence. Except as referred to herein or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), and other governmental approvals required under the applicable laws of any foreign jurisdiction ("Foreign Laws") and the environmental, corporation, securities or blue sky laws or regulations of the various states ("State Laws") (all of which required consents and approvals under Foreign Laws and State Laws are identified in Schedule 4.3 to the Parent and Sub Disclosure Schedule), no filing by Parent or Sub or registration by Parent with any public body or authority is necessary for, nor is any authorization, consent or approval of any public body or authority required to be obtained by Parent or Sub for, the consummation of the Merger or the other transactions contemplated by this Merger Agreement.

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     Section 4.4  FINANCIAL ADVISOR.  Except for Credit Suisse First Boston
Corporation, financial advisor to Parent and Sub ("Credit Suisse First Boston"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Parent and Sub.

     Section 4.5 FINANCING. Sub currently has sufficient funds, or has a firm written commitment from one or more financial institutions and/or from Parent (copies of all of which have been delivered to the Company), to enable it to finance the consummation of the Merger.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub, except as set forth in a disclosure schedule delivered by the Company concurrently herewith (the "Company Disclosure Schedule"), as follows:

     Section 5.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a Company Material Adverse Effect (as defined in Section 10.6). Complete and correct copies as of the date hereof of the articles of incorporation and regulations of the Company and each of its Subsidiaries have, to the extent requested, been delivered to Parent as part of the Company Disclosure Schedule.

     Section 5.2 CAPITALIZATION. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock, without par value ("Company Preferred Stock"). As of February 28, 1999 and as adjusted to reflect the stock dividend paid by the Company on March 10, 1999 to the shareholders of record on February 19, 1999 (the "Stock Dividend"), 13,062,741 shares of Company Common Stock were validly issued and outstanding, fully paid and nonassessable, 618,127 shares of Company Common Stock were held in treasury, no shares of Preferred Stock had been issued, and there have been no material changes (other than as a result of the Stock Dividend) in such numbers of shares through the date hereof. Except for Stock Option exercises, no shares of Company Common Stock have been issued since February 28, 1999. Schedule 5.2 of the Company Disclosure Schedule sets forth as of the date of this Merger Agreement each outstanding Stock Option issued under the Option Plans, including the holder, date of grant, exercise price and number of shares of Company Common Stock subject thereto. Except for such Stock Options, there are no outstanding options, warrants, calls or other rights, agreements or commitments obligating the Company to issue, deliver or sell shares of its capital stock or debt securities or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

     Section 5.3 SUBSIDIARIES. Schedule 5.3 of the Company Disclosure Schedule lists each Subsidiary of the Company. Each of such Subsidiaries is a corporation duly organized,

                                                                         ANNEXES
validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each of such Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a Company Material Adverse Effect. All the outstanding shares of capital stock of each of such Subsidiaries are validly issued, fully paid and nonassessable and those owned by the Company or by a Subsidiary of the Company are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Subsidiaries of the Company other than A&S. Except as set forth in Schedule 5.3 of the Company Disclosure Schedule, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.

     Section 5.4 AUTHORITY RELATIVE TO THIS MERGER AGREEMENT. The Company has the corporate power to enter into this Merger Agreement, subject to the requisite approval of this Merger Agreement by the holders of Company Common Stock, and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of the Company and to the extent necessary by the board of directors of A&S. This Merger Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the requisite approval of the holders of Company Common Stock, no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement and the transactions contemplated hereby.

     Section 5.5 CONSENTS AND APPROVALS; NO VIOLATIONS. The Company is not subject to or obligated under (i) any charter, by-law, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Merger Agreement, other than, in the case of clause (ii) only, the laws and regulations referred to in the next sentence. Except as referred to herein or, with respect to the Merger or the transactions contemplated thereby, in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, the Foreign Laws and the State Laws (all of which required consents and approvals under Foreign Laws and State Laws are identified in Schedule 5.5 to the Company Disclosure Schedule), no filing by the Company or registration by the Company with any public body or authority is necessary for, nor is any authorization, consent or approval of any public body or authority required to be obtained by the Company for, the consummation of the Merger or the other transactions contemplated hereby.

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                                      A-10

     Section 5.6 REPORTS AND FINANCIAL STATEMENTS. The Company has previously furnished Parent with true and complete copies of its (i) Annual Reports on Form 10-K for the three years ended September 30, 1996, 1997, and 1998, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 30, 1998, June 30, 1998, and December 31, 1998 as filed with the Commission,
(iii) proxy statements related to all meetings of its shareholders (whether annual or special) since December 31, 1996 and (iv) all other reports or registration statements filed by the Company with the Commission since December 31, 1996 which are all the documents (other than preliminary materials) that the Company was required to file with the Commission since that date (such documents identified in clauses (i) through (iv) (except registration statements on Form S-8 relating to employee benefit plans and the Form S-1 (as defined in the Transition Agreement (or any other registration statement contemplated to be filed pursuant to the terms of the Transition Agreement)) being referred to herein collectively as the "Company SEC Reports")). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the Company SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its Subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

     Section 5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports, since December 31, 1998, there has not been (i) any event, condition, transaction, commitment, dispute or other circumstance (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having a Company Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a Company Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company; or (iv) any entry into any commitment or transaction material to the Company and its Subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

     Section 5.8  LITIGATION.

     (a) Except as disclosed in the Company SEC Reports, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which, either alone or in the aggregate, has, or is reasonably likely to have, a Company Material Adverse Effect or would prevent, delay or otherwise interfere with any of the transactions contemplated by this Merger Agreement, nor

                                                                         ANNEXES
is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its Subsidiaries having, or reasonably likely to have, either alone or in the aggregate, a Company Material Adverse Effect or would prevent, delay or otherwise interfere with any of the transactions contemplated by this Merger Agreement. Schedule 5.8 of the Company Disclosure Schedule sets forth all claims with respect to the Company or any of its Subsidiaries, whether or not accrued for or covered by insurance, where the amount in controversy exceeds $200,000. Schedule 5.8 of the Company Disclosure Schedule sets forth all claims with respect to Products (as defined in 5.8(b)(i) below) liability that have not been accrued for by the Company in its consolidated financial statements or are not covered by the Company's insurance policies. There has not been any adverse change in the number, type or severity of claims with respect to Products during the last three years. To the knowledge of the Company, none of the Products is the subject of any Recall Campaign (as defined in 5.8(b)(ii) below) and no facts or conditions exist which could reasonably be expected to result in such a Recall Campaign, in each case, where the costs of such a Campaign would exceed $200,000.

     (b) For purposes of this Section 5.8, capitalized terms have the following meanings:

          (i) "Products" shall mean any and all products currently or at any time previously designed, manufactured, distributed or sold by the Company or its Subsidiaries, or by any predecessor of the Company or its Subsidiaries.

          (ii) "Recall Campaign" shall mean any formal action by the Company or its Subsidiaries to order the return of any Product from all known customers for such Product for repair, substitution or replacement.

     Section 5.9 INFORMATION IN DISCLOSURE DOCUMENTS. None of the information with respect to the Company or its Subsidiaries to be included or incorporated by reference in the Company Proxy Statement or the Form S-1 (or any other registration statement contemplated to be filed pursuant to the terms of the Transition Agreement) will, in the case of the Company Proxy Statement or any amendments or supplements thereto, and at the time of the Shareholders' Meeting to be held in connection with the Merger, or in the case of Form S-1 (or any other registration statement contemplated to be filed pursuant to the terms of the Transition Agreement), at the time it becomes effective and at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company Proxy Statement and the Form S-1 (or any other registration statement contemplated to be filed pursuant to the terms of the Transition Agreement) will comply in all material respects with the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder).

     Section 5.10 EMPLOYEE BENEFIT PLANS. Except as disclosed in the Company SEC Reports or as set forth in Schedule 5.10 of the Company Disclosure Schedule, there are no employee benefit, compensation or severance plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans or post-employment life insurance plans, maintained by the Company or any of its Subsidiaries or collective bargaining agreements to which the Company or any of

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                                      A-12
its Subsidiaries is a party (together, the "Company Benefit Plans"). To the knowledge of the Company, no default exists with respect to the obligations of the Company or any of its Subsidiaries under such Company Benefit Plans. Since December 31, 1998, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation occurring or threatened under such Company Benefit Plans, which have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Company Benefit Plans, by the Company or its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any other party thereto. Since December 31, 1998, there have been no strikes, lockouts or work stoppages or slowdowns, or to the knowledge of the Company and its Subsidiaries, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of the Company or its Subsidiaries. Except as disclosed in the Company SEC Reports or as set forth in
Schedule 5.10 of the Company Disclosure Schedule, neither the execution of the Merger Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of additional events or acts) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company or any of its Subsidiaries. Notwithstanding anything stated in this Section 5.10 to the contrary, with respect to the severance plans or arrangements for the officers of the Company and its Subsidiaries, Schedule 5.10 of the Disclosure Schedule sets forth to the knowledge of the Company only such plans or arrangements for which the costs will exceed $100,000 per individual plan or arrangement or $500,000 in the aggregate for all such plans or arrangements.

     Section 5.11 ERISA. The Company Benefit Plans have been administered in compliance in all material respects with applicable laws and regulations such that no condition exists with respect to the Company Benefit Plans that could have a Company Material Adverse Effect. Each of the Company Benefit Plans which is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and the Company knows of no fact which is likely to have a material adverse effect on the qualified status of such plans. To the knowledge of the Company, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Company Benefit Plans which could subject the Company, its Subsidiaries or Parent to the penalty or tax imposed under
Section 502(i) of ERISA or Section 4975 of the Code. Except as set forth in
Schedule 5.11 of the Company Disclosure Schedule, no Company Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated, no proceedings to completely or partially terminate any Company Benefit Plan have been instituted within the meaning of Subtitle C of said Title IV of ERISA; and no reportable event, within the meaning of Section 4043(c) of said Subtitle C for which the 30-day notice requirement of ERISA has not been waived, has occurred with respect to any Company Benefit Plan. Neither the Company nor any of its Subsidiaries has made a complete or partial withdrawal, within the meaning of Section 4201 of ERISA, from any multiemployer plan which has resulted in, or is reasonably expected to result in, any withdrawal liability to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged in any transaction described in Section 4069 of ERISA within the last five (5) years. To the knowledge of the Company, there does not now exist, nor do any circumstances exist that could result in, any material liability of the Company or any of its Subsidiaries (or any entity, trade or business that is or

                                                                         ANNEXES
was at any time required to be aggregated with the Company or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code) under Title IV of ERISA, Section 302 of ERISA, Sections 412 and 4971 of the Code, the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Company Benefit Plans, that would have a Company Material Adverse Effect or a Parent Material Adverse Effect (as defined in Section 10.6) following the Effective Time.

     Section 5.12 COMPANY ACTION. The board of directors of the Company (at a meeting duly called and held) has by the requisite vote of directors (a) determined that the Merger is advisable and fair and in the best interests of the Company and its shareholders, (b) approved the Merger in accordance with the provisions of Section 1701.78 of the OGCL, and (c) recommended the approval of this Merger Agreement and the Merger by the holders of the Company Common Stock and directed that the Merger be submitted for consideration by the Company's shareholders entitled to vote thereon at the Shareholders' Meeting.

     Section 5.13 FAIRNESS OPINION. The Company has received the opinion of Rhone Group LLC, financial advisor to the Company ("Rhone Group"), dated the date hereof, to the effect that the Cash Consideration and Split-Off Consideration to be received by the holders of shares of Company Common Stock pursuant to the terms of this Merger Agreement are fair from a financial point of view to such holders, a copy of which has been or will be delivered to Parent.

     Section 5.14 FINANCIAL ADVISOR. Except for Rhone Group, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement and the Transition Agreement based upon arrangements made by or on behalf of the Company. Schedule 5.14 of the Company Disclosure Schedule contains a true and correct copy of the Company's engagement letter with Rhone Group.

     Section 5.15 COMPLIANCE WITH APPLICABLE LAWS. (i) The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals (the "Company Permits") of all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity") necessary for the operation of the businesses of the Company and its Subsidiaries; (ii) to the knowledge of the Company, the Company and its Subsidiaries are in compliance with the terms of the Company Permits; (iii) except as disclosed in the Company SEC Reports, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity; and
(iv) no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending, or threatened, nor has any Governmental Entity indicated an intention to conduct the same.

     Section 5.16 LIABILITIES. As of December 31, 1998, neither the Company nor any of its Subsidiaries had any liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are not disclosed or provided for in the most recent Company SEC Reports or which could result in a Company Material Adverse Effect. To the knowledge of the Company, there was no basis, as of December 31, 1998, for any claim or liability (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the

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                                      A-14
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consolidated financial statements prepared in accordance with GAAP which is not reflected in the Company SEC Reports.

     Section 5.17 TAXES. Except as otherwise disclosed in Schedule 5.17 of the Company Disclosure Schedule or as reflected in the Company SEC Reports and except for those matters which, either individually or in the aggregate, would not result in a Company Material Adverse Effect:

          (a) The Company and each of its Subsidiaries have filed (or have had filed on their behalf) or will file or cause to be filed, all Tax Returns (as defined in Section 5.17(h)(iii) hereof) required by applicable law to be filed by any of them prior to the Effective Time.

          (b) The Company and each of its Subsidiaries have paid (or have had paid on their behalf) all Taxes (as defined in Section 5.17(h)(ii) hereof) due with respect to any period ending prior to or as of the Effective
     Time), or where payment of Taxes is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established before the consummation of the Merger, an adequate accrual for the payment of all such Taxes which have accrued prior to the Effective Time other than Taxes directly attributable to the transactions contemplated by the Transition Agreement.

          (c) No Audit (as defined in Section 5.17(h)(i)) is pending with respect to any Taxes due from the Company or any Subsidiary. There are no outstanding waivers extending the statutory period of limitations relating to the payment of Taxes due from the Company or any Subsidiary for any taxable period ending prior to the Effective Time which are expected to be outstanding as of the Effective Time.

          (d) Neither the Company nor any Subsidiary is a party to, is bound by, or has any obligation under, a tax sharing contract or other agreement or arrangement for the allocation, apportionment, sharing, indemnification, or payment of Taxes, other than the Tax Sharing Agreement.

          (e) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

          (f) Neither the Company nor any of its Subsidiaries has received any written notice of deficiency, assessment or adjustment from the Internal Revenue Service or any other domestic or foreign governmental taxing authority that has not been fully paid or finally settled, and any such deficiency, adjustment or assessment shown on such schedule is being contested in good faith through appropriate proceedings and adequate reserves have been established on the Company's financial statements therefor. To the knowledge of the Company, there are no other deficiencies, assessments or adjustments threatened, pending or assessed with respect to the Company or any of its Subsidiaries.

          (g) Except as contemplated by this Agreement and the Ancillary Documents or as disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries is a party to any agreement, contract or other arrangement that would result, separately or in the aggregate, in the requirement to pay any "excess parachute payments" within the meaning of
     Section 280G of the Code or any gross-up in connection with such an agreement, contract or arrangement. Schedule 5.17 of the Company Disclosure Schedule lists any agreement, contract or other arrangement in which the Company or any

                                                                         ANNEXES

                                      A-15
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     Retained Subsidiary is a party providing for any such "excess parachute payments" or gross-ups.

          (h) For purposes of this Section 5.17, capitalized terms have the following meanings:

             (i) "Audit" shall mean any audit, assessment or other examination of Taxes or Tax Returns by the Internal Revenue Service or any other domestic or foreign governmental authority responsible for the administration of any Taxes, proceedings or appeal of such proceedings relating to Taxes.

             (ii) "Taxes" shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments, charges, or other fees imposed by a governmental authority, together with any interest, additions to tax, or penalties imposed with respect thereto.

             (iii) "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

     Section 5.18 CERTAIN AGREEMENTS. Except as filed as an exhibit to the Company SEC Reports, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, agreement, arrangement, commitment or understanding (whether written or oral) which as of the date hereof, is a "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the Commission). Schedule
5.18 to the Company Disclosure Schedule contains true and correct copies of all indemnification agreements between the Company and officers, directors and employees of the Company and its Subsidiaries.

     Section 5.19 PATENTS, TRADEMARK, ETC. The Company and its Subsidiaries owns or possesses adequate licenses or other valid rights to use all patents, trademarks, trade names, service marks, trade secrets, copyrights and licenses and other proprietary intellectual property rights and licenses ("Intellectual Property Rights") as are necessary in connection with the conduct of the businesses of the Company and its Subsidiaries. The Company does not have any knowledge of any infringement by any other person of the Company's or its Subsidiaries' Intellectual Property Rights and, to the knowledge of the Company, the Company and its Subsidiaries are not infringing the Intellectual Property Rights of another person.

     Section 5.20 TITLE TO ASSETS; LIENS. The Company has good and marketable title to all of its inventory, accounts receivable, property, equipment and other assets, and except as disclosed in the Company's SEC Reports such assets are free and clear of any mortgages, liens, charges, encumbrances, or title defects of any nature whatsoever. The Company and its Subsidiaries have valid and enforceable leases for the premises and the equipment, furniture and fixtures purported to be leased by them.

     Section 5.21 REQUIRED VOTE. The affirmative vote of the holders of shares of Company Common Stock representing at least two-thirds of the votes entitled to be cast at the Shareholders' Meeting is required to approve this Merger Agreement. No other vote of any class or series of stock of the Company is required by law, the Third Amended Articles of Incorporation or Regulations of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

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                                      A-16
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     Section 5.22  INSURANCE.  The Company has previously delivered to Parent a schedule of all policies of property, casualty, worker's compensation, product liability, general liability and other insurance as maintained by the Company and its Subsidiaries. All such policies are valid, outstanding and enforceable and no notice of cancellation or termination has been received with respect to any such policy.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Prior to the Effective Time and except as provided in Section 7.10 or the Transition Agreement, unless Parent shall otherwise agree in writing after written notice provided by the Company specifying in reasonable detail the basis for any action by the Company or its Subsidiaries outside the scope of agreed upon activities set forth in this Section 6.1 and at Parent's election, a meeting with officials from the Company or its Subsidiaries, as the case may be, to discuss the basis for such action:

          (i) the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in the same manner as heretofore conducted, and shall, and shall cause its Subsidiaries to, use their diligent efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. The Company shall, and shall cause its Subsidiaries to (A) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (B) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its Subsidiaries; (C) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (D) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect;

          (ii) the Company shall not and shall not propose to (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its Subsidiaries, (B) amend its Third Amended Articles of Incorporation or Regulations, (C) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than dividends declared, set aside or paid in a manner consistent with the Company's past practice), or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Company capital stock;

          (iii) the Company shall not, nor shall it permit any of its Subsidiaries to, (A) issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than

                                                                         ANNEXES

                                      A-17
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     issuances of Company Common Stock pursuant to the exercise of Stock
     Options, (B) except as provided for in the Company's capital expenditure budget for the fiscal year ending September 30, 1999 (the "Capital Expenditure Budget"), acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets in excess of $1,000,000 or any other assets other than in the ordinary course of business, (C) incur additional indebtedness other than in the ordinary course of business for working capital purposes or as provided for in the Capital Expenditure Budget or encumber or grant a security interest in any asset in connection with such indebtedness; or (D) enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (iv) the Company shall not, nor shall it permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; provided, however, that if after notice provided by the Company to Parent, Parent fails to agree to any such merger, consolidation or acquisition and this Agreement is later terminated, Parent and its respective Affiliates shall be precluded from undertaking such merger, consolidation or acquisition for a period of three
     (3) years following the date of such termination;

          (v) except as set forth in Schedule 6.1 of the Company Disclosure Schedule, the Company shall not, nor shall it permit, any of its Subsidiaries to, except as required to comply with applicable law and except as provided in Section 7.4 hereof, (A) adopt, enter into, terminate, expand the applicability of or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefit of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its Subsidiaries relative to the level in effect prior to such amendment),
     (C) pay any benefit not provided under any existing plan or arrangement,
     (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder) except in the ordinary course of business or in a manner consistent with past practice, (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan other than in the ordinary course of business consistent with past practice, or (F) adopt, enter into, amend or terminate any binding contract, agreement, commitment or arrangement to do any of the foregoing; and

          (vi) the Company shall not, nor shall it permit any of its Subsidiaries to, make any investments in non-investment grade securities; provided, however, that the Company will be permitted to create new wholly owned Subsidiaries in the ordinary course of business.

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     Section 6.2  NOTICE OF BREACH.  Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Merger Agreement and will use its best efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Company Disclosure Schedule or the Parent and Sub Disclosure Schedule.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     Section 7.1  ACCESS AND INFORMATION; ENVIRONMENTAL AND YEAR 2000
COMPLIANCE.

     (a) Upon reasonable notice delivered to and at reasonable times scheduled as soon as practicable following such notice by the Company's Vice President-Finance all in a manner that will minimize disruptions of the business and operations of the Company and its Subsidiaries and that is sensitive to time and resource demands of the peak business periods of the Company's pool equipment segment, (i) between the date of this Agreement and the Cut-Off Date (as defined in Section 7.1(b) below), the Company will give Parent and its authorized representatives, including Dames & Moore Group or another mutually agreed upon nationally recognized environmental consultant ("Parent's Environmental Consultant") and Deloitte & Touche LLP or another mutually agreed upon nationally recognized year 2000 consultant ("Parent's Year 2000 Consultant"), access to all offices and other facilities and to senior management of it and its Subsidiaries, and will cause its officers and those of its Subsidiaries to furnish Parent with (A) such financial, environmental and operating data and other information with respect to the Company and its Subsidiaries as Parent may from time to time reasonably request, or (B) any other financial, environmental and operating data which materially impacts the Company and its Subsidiaries and (ii) between the period beginning on the Cut-Off Date and continuing through the Effective Time, the Company will give Parent full and complete access to the Company's continuing businesses, personnel and records, including, without limitation, a review of business plans, major customers and suppliers, potential synergies and cost savings, post-acquisition management and organizational configuration, key employees, and capital plans. Notwithstanding the foregoing if during the period beginning on the date of this Agreement and ending on the Cut-Off Date, the parties reasonably believe that the Established Claims (as determined in Section 7.1(b) below) will not exceed the Claim Basket (as defined and determined in Section 7.1(b) below), then the Company will accommodate (subject to the notice requirements and sensitivities described above) increased due diligence as contemplated in clause (ii) above by the Parent prior to the Cut-Off Date. Without limiting the foregoing, between the date of this Merger Agreement and the Effective Time, the Company promptly will provide Parent with monthly management reports, including interim financial statements of the Company, and such other management reports as and when they are available.

     (b) In connection with the performance of its due diligence, Parent shall have the right at any time prior to the thirtieth day following the date of this Agreement (the "Cut-Off Date") to deliver to the Company a written claim (the "Claim Notice") specifying an amount reasonably determined to be necessary to indemnify Parent for (i) the Company's Environmental Non-Compliance Costs (as defined in Section 7.1(c)(ii) below), or (ii) the Company's Year 2000 Non-Compliance Costs (as defined in Section 7.1(c)(iv) below);

                                                                         ANNEXES
provided, however, that if Parent's Environmental Consultant, based on its initial environmental investigation, reasonably determines that additional environmental investigation is required to assess the Company's Environmental Non-Compliance Conditions (as defined in Section 7.1(c)(i) below), then Parent shall have an additional fifteen (15) day period in which to deliver to the Company a Claim Notice with respect to the Company's Environmental Non-Compliance Conditions and the "Cut-Off Date" shall mean the forty-fifth day following the date of this Agreement. The Claim Notice must set forth in reasonable detail the nature of the claim and be accompanied by reports of Parent's Environmental Consultant and Parent's Year 2000 Consultant with respect to the Company's Environmental Non-Compliance Conditions and Year 2000 Non-Compliance Conditions (as defined in Section 7.1(c)(iii) below) providing reasonable backup for such claims. If the cost of any claim resulting from the Environmental Non-Compliance Conditions at a Company property or location is equal to or exceeds $1,000,000 (an "Extraordinary Claim"), then the Company shall have five (5) days after the Company's receipt of the Claim Notice to provide Parent with a written notice disputing such Extraordinary Claims (a "Counter Notice"). After providing a Counter Notice to Parent, the Company shall have the right to retain Earth Sciences Consultants, Inc. ("Company's Environmental Consultant") to consult, for a period of (15) days after the Company's receipt of the Claim Notice, with Parent's Environmental Consultant as to the appropriateness of, and the amount of costs of remediation associated with, such Extraordinary Claims as set forth in Parent's Environmental Consultant's Report. Within five (5) days after the end of such fifteen (15) day period, Parent shall provide to the Company a revised Claim Notice (the "Final Claim Notice") reflecting any modifications Parent's Environmental Consultant have made, in their sole discretion, to their report after taking into account such consultation with Company's Environmental Consultant. The dollar amount of damages with respect to claims for the Company's Environmental Non-Compliance Conditions and Year 2000 Non-Compliance Conditions (each, an "Established Claim") shall be (i) the dollar amount of damages claimed by Parent as set forth in its Claim Notice in the case of claims for the Company's Year 2000 Non-Compliance Conditions and (ii) the dollar amount of damages claimed by Parent as set forth in its Claim Notice, or if such Claim Notice is disputed by the Company, as set forth in the Final Claim Notice, in the case of claims for the Company's Environmental Non-Compliance Conditions. If, as of ten (10) days after delivery of the Final Claim Notice to the Company, the sum of all Established Claims is less than the amount (the "Claim Basket") equal to (x) $5,000,000 less (y) any Excess Transaction Costs (as determined pursuant to
Section 10.3(c)), then Parent agrees to absorb all such costs without further remedy. If, on the other hand, as of ten (10) days after delivery of the Final Claim Notice to the Company, the sum of all Established Claims equals or exceeds the Claim Basket, then each of the Parent and the Company shall have the right to terminate this Agreement pursuant to Sections 9.1(d)(ii) and 9.1(e)(ii), respectively. Notwithstanding the foregoing, if the dollar amount of damages with respect to claims relating to the Company's Environmental Non-Compliance Conditions and Year 2000 Non-Compliance Conditions, as set forth in either the Claim Notice, or if such Claim Notice is disputed by the Company the Final Claim Notice, equals or exceeds the Claim Basket, then the Company shall have the right to terminate this Agreement pursuant to Section 9.1(d)(ii) immediately upon receipt of such a Claim Notice. This Section 7.1(b) shall constitute Parent's sole and exclusive remedy with regard to the Company's Environmental Non-Compliance Conditions and Year 2000 Non-Compliance Conditions and the Company's sole and exclusive remedy with respect to disputes relating to claims with respect to the

ANNEXES

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Company's Environmental Non-Compliance Conditions and Year 2000 Non-Compliance
Conditions.

     (c) For purposes of this Section 7.1, capitalized terms have the following meanings:

          (i) "Environmental Non-Compliance Condition" shall mean (A) the presence of a hazardous substance discharge at any property owned, leased or previously owned or leased by the Company or its Subsidiaries or their predecessors in interest or at any location where the Company or its Subsidiaries could be held responsible for investigation or cleanup activities resulting from actual or alleged offsite disposal of hazardous substances or (B) non-compliance with any federal, state, local or foreign statute, regulation, administrative order, rule, law, license, permit or ordinance concerning human health or safety or pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, emission, reporting, notification, discharge, release, threatened release, control, or clean-up of any hazardous materials, substances or wastes, including, for the purposes of this Section 7.1(c)(i), actual and reasonably anticipated fines, penalties and forfeitures related to such Environmental Non-Compliance, as such statutes, regulations and ordinances are enacted and in effect on or prior to the Cut-Off Date.

          (ii) "Environmental Non-Compliance Costs" shall mean an amount reasonably determined based on good faith estimates and assumptions by Parent and Parent's Environmental Consultant to be necessary to indemnify Parent for any known or reasonably anticipated claims, losses, damages, costs (including attorneys' and consultants' fees and expenses) associated with any action that would need to be taken to evaluate, defend a proceeding, investigate, remediate or otherwise respond to, or liabilities resulting from, an Environmental Non-Compliance Condition, that (i) is the subject of an environmental claim by a third party, (ii) in the opinion of Parent's environmental counsel, imposes upon the Company or its Subsidiaries a duty to act, or (iii) in the opinion of Parent's Environmental Consultant or environmental counsel, is of a nature or severity that it is proper environmental compliance practice or necessary to act to avoid the risk of either non-compliance with environmental law or for the avoidance or mitigation of any environmental claims.

          (iii) "Year 2000 Non-Compliance Condition" shall mean (A) with respect to Date Data (as defined below), the failure of such data to be in proper format for all dates in the twentieth and twenty-first centuries, and (B) with respect to Date Sensitive Systems (as defined below), the inability of each such system to accurately process all Date Data, including for the twentieth and twenty-first centuries, without loss of any functionality or performance, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data, when used as a stand-alone system or in combination with other software or hardware. As used herein, (x) "Date Data" means any data of the Company of any type that includes date information or which is otherwise derived from, dependent on or related to date information, and (y) "Date Sensitive System" means any software, microcode or hardware system or component or other personal property or equipment, including any electric or electronically controlled system or component, that processes any Date Data and that is installed, in development or on order by the Company or any Subsidiary of the Company for their internal use, or which the

                                                                         ANNEXES

     Company or any Subsidiary of the Company sells, leases, licenses, assigns or otherwise provides, or the provision or operation of which the Company and any Subsidiary of the Company provides the benefit, to its customers, vendors, suppliers, affiliates or any other third party.

          (iv) "Year 2000 Non-Compliance Cost" shall mean an amount reasonably determined to be necessary based on good faith estimates and assumptions by Parent or Parent's Year 2000 Consultant to be necessary to indemnify Parent for any known or reasonably anticipated claims, losses, damages, costs (including attorneys' and consultants' fees and expenses) associated with any actions to avoid disruption of the Company's or its Subsidiaries' business as a result of, or liabilities resulting from a Year 2000 Non-Compliance Condition; except as provided for in, or demonstrated by the Company to be part of, the Capital Expenditure Budget.

     Section 7.2 SHAREHOLDERS' MEETING; FILINGS. (a) In connection with the Shareholders' Meeting, the Company shall (i) use its reasonable efforts to obtain the necessary approval by its shareholders of this Merger Agreement and the transactions contemplated hereby and (ii) otherwise comply in all material respects with all legal requirements applicable to such meeting.

     (b) Parent and the Company shall make all necessary filings with respect to the Merger, under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

     Section 7.3 EMPLOYMENT ARRANGEMENTS. After the Effective Time, Parent shall, or shall cause the Surviving Corporation to, honor in accordance with their terms, all written or announced employment, severance, consulting and other compensation contracts between the Company or any of its Subsidiaries and any current or former director, officer or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under any Company Benefit Plan, each as of the date hereof except for changes thereto which are (i) not material, (ii) permitted by this Merger Agreement, or (iii) otherwise agreed to by the parties hereto.

     Section 7.4 EMPLOYEE BENEFITS. Until December 31, 2000, Parent shall provide, or shall cause the Surviving Corporation to provide, generally to the officers and employees of the Surviving Corporation and its Subsidiaries, employee benefits, including, without limitation, pension benefits, health and welfare benefits, severance arrangements, stock option plans and other executive compensation arrangements, on terms and conditions in the aggregate that are at least as favorable to employees as those provided under the Company Benefit Plans as of the date hereof. To the extent Parent provides employee benefit plans or arrangements maintained by the Parent to employees of the Surviving Corporation and its Subsidiaries, Parent will give full credit for purposes of eligibility and vesting under such employee benefit plans or arrangements for such employees' service with the Company or its Subsidiaries.

     Section 7.5 INDEMNIFICATION. (a) From and after the Effective Time, Parent shall indemnify, defend and hold harmless the officers, directors and employees of the Company and its Subsidiaries (the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities (i) arising out of the transactions contemplated by this Merger Agreement or arising as a result thereof or (ii) otherwise arising prior to the Effective Time to the fullest extent, in the case of (i) or (ii), permitted or required under (A) applicable law, (B) any

ANNEXES
indemnification agreements between the Company and any such person and (C) the Company's Third Amended Articles of Incorporation and Regulations as filed in the Company SEC Reports as of the Effective Time. Notwithstanding the foregoing, Parent shall have no responsibility to indemnify, defend or hold harmless the Indemnified Parties against any losses, expenses, claims, damages or liabilities
(x) arising out of the transactions contemplated by the Split-Off and the Transition Agreement (including, without limitation, any liability with respect to the Form S-1 (or any other registration statement filed pursuant to the terms of the Transition Agreement) under the Securities Act) or (y) arising out of the Company Proxy Statement.

     (b) From and after the Effective Time, A&S shall indemnify, defend and hold harmless Parent, the Company and their Subsidiaries, officers, directors, employees, agents and representatives against all losses, expenses, claims, damages or liabilities (i) arising out of the Split-Off and the Transition Agreement (including, without limitation, any liability with respect to the Form S-1 (or any other registration statement filed pursuant to the terms of the Transition Agreement) under the Securities Act) or (ii) arising out of the Company Proxy Statement, except, in each case, for materials contained in the Form S-1 (or such other registration statement) or the Company Proxy Statement provided in writing by the Parent to the Company. Notwithstanding the foregoing, A&S shall have no responsibility to indemnify, defend, or hold harmless the Company, its Subsidiaries, the Sub, Parent and each of their respective directors, officers, employees, representatives, advisors, agents and Affiliates with respect to any claims for Taxes arising out of the Split-Off and the Transition Agreement, except to the extent otherwise provided in the Tax Sharing Agreement.

     (c) For a period of three (3) years after the Effective Time, Parent agrees to cause the Surviving Corporation to maintain in effect the current policies of directors and officers liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time.

     (d) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Merger Agreement is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

     (e) The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     Section 7.6 CONSENTS. Each of the parties shall cooperate and use its reasonable best efforts to make all filings and obtain as promptly as practicable all consents of any Governmental Entity or any other person required in connection with, and waivers of any violations or rights of termination that may be caused by, the consummation of the transactions contemplated by this Agreement. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other persons may reasonably request in connection with the foregoing.

     Section 7.7  ANTITRUST FILINGS.

     (a) In addition to and without limiting the agreements of Parent and Sub contained in Section 7.6 hereof, Parent, Sub and the Company will (i) take promptly all actions necessary

                                                                         ANNEXES
to make the filings required of Parent, Sub or any of their affiliates under the applicable Antitrust Laws (as defined in Section 7.7(d) hereof), (ii) comply at the earliest practicable date with any request for additional information or documentary material received by Parent, Sub or any of their affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and from the Commission or any other Governmental Entity pursuant to Antitrust Laws, and (iii) cooperate with the Company in connection with any filing of the Company under applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement or the Ancillary Agreements commenced by any of the Federal Trade Commission, the Antitrust Division of the Department of Justice, state attorneys general, the Commission, or any other Governmental Entity.

     (b) In furtherance and not in limitation of the covenants of Parent and Sub contained in Section 7.6 and Section 7.7(a) hereof, Parent, Sub and the Company shall each use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the Split-Off, the Merger or any other transactions contemplated by this Agreement or the Ancillary Agreements under any Antitrust Law. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging the Split-Off, the Merger or any other transactions contemplated by this Agreement or the Ancillary Agreements as violative of any Antitrust Law, Parent, Sub and the Company shall each cooperate to contest and resist any such action or proceeding.

     (c) Each of the Company, Parent and Sub shall promptly inform the other party of any material communication received by such party from the Federal Trade Commission, the Antitrust Division of the Department of Justice, the Commission, any state attorney general or any other Governmental Entity regarding any of the transactions contemplated hereby. Parent and/or Sub will promptly advise the Company with respect to any understanding, undertaking or agreement (whether oral or written) which it proposes to make or enter into with any of the foregoing parties with regard to any of the transactions contemplated hereby.

     (d) "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

     Section 7.8 ADDITIONAL AGREEMENTS. (a) Subject to the terms and conditions herein provided (including, without limitation, Section 7.6), each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Merger Agreement, including, without limitation, (i) cooperating in the preparation and filing of the Company Proxy Statement and any amendments thereof and (ii) using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), and the Split-Off. Notwithstanding the foregoing, but subject to
Section 7.6, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Merger Agreement or the Transition Agreement if such action, either alone or together with

ANNEXES
another action, would be reasonably likely to result in a Company Material Adverse Effect or a Parent Material Adverse Effect.

     (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Merger Agreement, the proper officers and/or directors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

     Section 7.9 NO SOLICITATION. (a) Neither the Company nor any of its Subsidiaries shall, directly or indirectly, take (nor shall the Company authorize or permit its Subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal (as defined below), (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Company will promptly communicate to Parent that such a solicitation or an inquiry has been received by the Company, or that any such information has been requested from it or that such negotiations or discussions have been sought to be initiated with it and will keep Parent reasonably informed of the status and terms of any Acquisition Proposal. As used herein, "Acquisition Proposal" shall mean any proposed (A) merger, consolidation, share exchange or similar transaction involving the Company or its Subsidiaries, (B) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise of assets of the Company or its Subsidiaries representing 20% or more of the consolidated assets of the Company and its Subsidiaries (other than A&S), (C) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the voting power of the Company, or (D) transaction (including a tender offer or exchange offer) in which any person would acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of, or the right to acquire beneficial ownership, of (whether itself, as a member of any "group" (as such term is defined under the Exchange Act) or otherwise) 20% or more of any class of equity securities of the Company or its Subsidiaries.

     (b) Notwithstanding anything in this Merger Agreement to the contrary (including without limitation clause (a) of this Section 7.9), the Company's board of directors may engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to, or otherwise facilitate any effort or attempt to make or implement, a written Acquisition Proposal which was not solicited by the Company or which did not otherwise result in a breach of Section 7.9(a), if and only to the extent that (i) the Company's board of directors determines in good faith after consultation with outside counsel that it is necessary to do so to avoid a breach of its fiduciary duties to the Company or its shareholders under applicable laws, (ii) the Company's board of directors determines in good faith, after consultation with its financial advisors and outside counsel, that such written proposal or indication of interest constitutes a Superior Proposal (as defined below), (iii) the Shareholders' Meeting shall not have occurred and (iv) the Company's board of directors provides prior written notice to Parent of the information referred to in the second sentence of Section 7.9(a). Prior to furnishing nonpublic information to, or entering into discussions or negotiations with, any other Persons, the Company shall obtain from such

                                                                         ANNEXES
person or entity an executed confidentiality agreement with terms no less favorable, taken as a whole, to the Company than those contained in the Confidentiality Agreement, dated as of October 21, 1998, between Parent and the Company (the "Confidentiality Agreement"), but which confidentiality agreement shall not include any provision calling for an exclusive right to negotiate with the Company, and the Company shall advise Parent of the nature of such nonpublic information delivered to such person reasonably promptly following its delivery to the requesting party. Nothing in this Section 7.9 shall (x) permit either Parent or the Company to terminate this Merger Agreement (except as specifically provided in Article IX hereof) or (y) affect any other obligation of Parent or the Company under this Merger Agreement.

     (c) A "Superior Proposal" means a bona fide written Acquisition Proposal which the Company's board of directors concludes in good faith (after consultation with its financial advisors and outside counsel), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to the shareholders of the Company than the transactions contemplated by this Merger Agreement and (ii) is reasonably capable of being completed (provided that for purposes of this definition, the term Acquisition Proposal shall have the meaning assigned to such term in
Section 7.9(a) except that the references to "20%" shall be deemed references to "50%").

     Section 7.10  SPLIT-OFF OF A&S.

     (a) Simultaneously with the execution hereof, the Company and A&S are entering into the Transition Agreement. Immediately prior to the Closing Date, the Company, A&S and certain other parties will enter into the Tax Sharing Agreement. From and after the Effective Time, Parent shall cause the Surviving Corporation to perform any and all obligations and agreements of the Company set forth herein or in the Ancillary Agreements or in any other agreements contemplated herein or therein.

     (b) The Company, as promptly as practicable, shall use its best efforts to cause the shares of A&S to be registered pursuant to the Securities Act and thereafter effect the Split-Off in accordance with the terms of the Transition Agreement including, without limitation, by preparing and filing a registration statement on Form S-1 (or any other registration statement contemplated to be filed pursuant to the terms of the Transition Agreement) and using its respective best efforts to cause such registration statement to be declared effective and preparing and making such other filings as may be required under applicable state securities laws. The Company shall promptly provide to Parent copies of all filings made with the Commission in connection with the Split-Off, including, without limitation, the Form S-1 (or any other registration statement contemplated to be filed pursuant to the terms of the Transition Agreement) and any amendments thereto, all comments made by the Commission with respect to such filings and all Company responses to such Commission comments. Prior to making such filings with the Commission or entering into any other agreement with A&S other than the Transition Agreement, the Company shall consult with Parent with respect to such filings and other agreements and provide Parent with a reasonable opportunity to comment on such filings and other agreements.

     (c) Parent shall, and shall cause the Surviving Corporation to, treat the Split-Off for purposes of all federal and state taxes as an integral part of the Merger and thus report the Split-Off as a redemption, for purposes of Section 302(a) of the Code, of a number of shares

ANNEXES
of Company Common Stock equal in value to the value of the A&S Common Stock distributed in the Split-Off.

     (d) The treatment of any decrease in the net tax benefit expected to be received by Parent in this Merger as a result of the Split-Off is set forth in
Section 4 of the Tax Sharing Agreement and the treatment of any increase in the net tax benefit expected to be received by Parent in this Merger as a result of the Split-Off is set forth in Section 4.1 of the Transition Agreement.

     (e) Prior to the Effective Time, the Company and A&S may elect to form a holding company for the ownership of the A&S Common Stock. In such event, (i) the Company shall transfer the shares of A&S Common Stock to the holding company and shares of common stock of the holding company will be issued in substitution of the shares of A&S Common Stock in the Split-Off and (ii) the benefits and obligations of A&S from the transactions contemplated by the Transition Agreement and Tax Sharing Agreement shall inure to and be binding upon the holding company; provided that A&S shall not be released from its obligations under such Agreements.

     Section 7.11 CONFIDENTIALITY. Parent, Sub and the Company agree that the provisions of the Confidentiality Agreement shall remain binding and in full force and effect (subject, however, to the provisions of Section 7.9(b) hereof) and that the terms of the Confidentiality Agreement are incorporated herein by reference.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     Section 8.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Merger Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock.

          (b) No statute, rule, regulation, order or decree shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or materially restricts the consummation of the Merger.

          (c) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any authorization, consent or approval required under any Antitrust Law shall have been obtained or any waiting period applicable to the review of the transactions contemplated hereby shall have expired or been terminated.

          (d) The Split-Off Consideration shall have been deposited with the Depositary.

          (e) No preliminary or permanent injunction or other order by any court or other judicial or administrative body of competent jurisdiction which prohibits or prevents the consummation of the Merger shall have been issued and remain in effect (each party, subject to Section 7.6, agreeing to use its best efforts to have any such injunction lifted).

                                                                         ANNEXES

     Section 8.2  CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE
MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by the Company:

          (a) Parent and Sub shall have performed in all material respects their agreements contained in this Merger Agreement and the Transition Agreement required to be performed on or prior to the Effective Time.

          (b) The representations and warranties of Parent and Sub contained in this Merger Agreement shall be true in all material respects (except that representations and warranties that expressly include a standard of materiality shall be true in all respects) when made and on and as of the Effective Time as if made on and as of such date, except for representations and warranties which are by their express provisions made as of a specific date or dates, which were or will be true in all material respects (except that representations and warranties that expressly include a standard of materiality were or will be true in all respects) at such time or times as stated therein.

          (c) The Company shall have received a certificate of the President or Chief Executive Officer or a Vice President of Parent to the effect that each of the conditions specified above in Sections 8.2(a) and (b) is satisfied in all respects.

          (d) The Cash Consideration shall have been deposited with the Depositary.

     Section 8.3 CONDITIONS TO OBLIGATION OF PARENT AND SUB TO EFFECT THE MERGER. The obligation of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Parent:

          (a) The Company and A&S shall have performed in all material respects their agreements contained in this Merger Agreement and the Transition Agreement required to be performed on or prior to the Effective Time.

          (b) The representations and warranties of the Company contained in this Merger Agreement shall be true in all material respects (except that representations and warranties that expressly include a standard of materiality shall be true in all respects) when made and on and as of the Effective Time as if made on and as of such date, except for representations and warranties which are by their express provisions made as of a specific date or dates which were or will be true in all material respects (except that representations and warranties that expressly include a standard of materiality were or will be true in all respects) at such date or dates.

          (c) Parent and Sub shall have received a certificate of the President and Chief Executive Officer or the Chief Financial Officer of the Company to the effect that each of the conditions specified in Sections 8.3(a) and
     (b) is satisfied in all respects.

          (d) Parent shall be reasonably satisfied with the final form of promissory note referred to in Section 4(b)(v) of the Tax Sharing Agreement, which promissory note shall be prepared by Parent and A&S in a manner consistent with the terms set forth in Exhibit A to the Tax Sharing Agreement.

ANNEXES

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER,

     Section 9.1 TERMINATION. This Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

          (a) by mutual consent of the board of directors of Parent and the board of directors of the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated on or before September 30, 1999; provided, that the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Merger Agreement;

          (c) by Parent or the Company if any court of competent jurisdiction in the United States or other United States governmental body shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Split-Off or the Merger and such order, decree, ruling or other action is or shall have become nonappealable;

          (d) by the Company (i) if any of the conditions specified in Sections
     8.1 and 8.2 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction or (ii) if the sum of Established Claims exceeds the Claim Basket, provided, however, that prior to the exercise of this right of termination by the Company, Parent shall have the right to waive the Claim Basket and elect to proceed with the transactions contemplated by this Agreement without any adjustment to the Cash Consideration; provided, further, that it shall be a condition to termination by the Company pursuant to this Section 9.1(d)(ii) that the Company shall have made all payments to Parent required by Section 10.3(b)(iii)(y);

          (e) by Parent (i) if any of the conditions specified in Sections 8.1 and 8.3 have not been met or waived by Parent at such time as such condition is no longer capable of satisfaction or (ii) if the sum of Established Claims exceeds the Claim Basket, provided, however, that prior to the exercise of this right of termination by the Parent, the Company shall have the right to elect to make a financial adjustment to the Cash Consideration in an amount equal to the difference between the sum of Established Claims and the Claim Basket;

          (f) by Parent if the Company's board of directors shall have withdrawn, modified in a manner adverse to Parent, or refrained from making its recommendation concerning the Merger referred to in Section 3.5 hereof, or shall have disclosed its intention to change such recommendation; provided, that (i) Parent is not otherwise in material breach of its representations, warranties or obligations under this Merger Agreement and
     (ii) Parent has sufficient funds to enable it to finance the consummation of the Merger;

          (g) by Parent, if there has been a Company Material Adverse Change other than as a result of the Company's Environmental Non-Compliance Conditions or Year 2000 Non-Compliance Conditions.

          (h) by Parent, upon becoming aware that the Company has entered into a definitive agreement (other than a confidentiality agreement) providing for, or if the Company's board of directors approves or recommends, a Superior Proposal pursuant to Section 7.9;

                                                                         ANNEXES

          (i) by the Company, at any time prior to the Shareholders' Meeting, upon three business days' notice to Parent, if the Company's Board of Directors shall approve a Superior Proposal; provided, however, that (i) the Company shall have complied with Section 7.9 and (ii) prior to any such termination, the Company shall, and shall cause its financial and legal advisors to, negotiate with Parent to make such adjustments in the terms and conditions of this Merger Agreement as would enable Parent to match or exceed the consideration offered pursuant to such Superior Proposal, net of amounts payable by the Company under Section 10.3(b), in order to proceed with the transactions contemplated hereby; provided, further, that it shall be a condition to termination by the Company pursuant to this Section 9.1(i) that the Company shall have made all payments to Parent required by
     Section 10.3(b); or

          (j) by either Parent or the Company, if the Shareholders' Meeting shall have been concluded without having obtained votes of the Company's shareholders sufficient for the requisite shareholder approval of this Merger Agreement (provided that the terminating party is not otherwise in material breach of its obligations under this Merger Agreement).

     Section 9.2 EFFECT OF TERMINATION. In the event of termination of this Merger Agreement by either Parent or the Company, as provided above, this Merger Agreement shall forthwith become void and (except for the willful breach of this Merger Agreement by any party hereto) there shall be no liability on the part of either the Company, Parent or Sub or their respective officers, directors or shareholders; provided that Sections 6.1(iv), 7.11, 9.2, 10.3, 10.7 and 10.8 shall survive the termination.

     Section 9.3 AMENDMENT. This Merger Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective boards of directors, at any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made which (i) changes the consideration to be received by any class of capital stock of the Company as provided in Section 3.1(c), (ii) alters or changes any term of the Articles of Incorporation of the Surviving Corporation (except for such changes that could otherwise be adopted by the directors of the Surviving Corporation), or (iii) in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.4 WAIVER. At any time prior to the Effective Time, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that if such waiver shall materially adversely affect the rights of the shareholders of the Company, then no such waiver shall be made without the approval of such shareholders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

ANNEXES

                                   ARTICLE X

                               GENERAL PROVISIONS

     Section 10.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. No representations, warranties or agreements in this Merger Agreement shall survive the Merger, except for the agreements contained in Sections 3.3, 3.4, 3.8, 7.3, 7.4, 7.5, 7.6, 7.11, 10.1, 10.3, 10.7 and 10.8.

     Section 10.2 NOTICES. All notices or other communications under this Merger Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, telecopy or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     (a)  If to the Company, to:

               Essef Corporation
               c/o Anthony & Sylvan Pools Corporation
               220 Park Drive
               Chardon, Ohio 44024
               Facsimile No.: (440) 286-2206
               Attention: Mark E. Brody

          with a copy to:

               Squire, Sanders & Dempsey L.L.P.
               4900 Key Tower
               127 Public Square
               Cleveland, Ohio 44114
               Facsimile No.: (216) 479-8776
               Attention: Mary Ann Jorgenson, Esq.

     (b)  If to Parent or Purchaser, to:

               Pentair, Inc.
               Waters Edge Plaza
               1500 County Road B2 West
               Saint Paul, Minnesota 55113-3105
               Facsimile No.: (651) 639-5203
               Attention: Richard J. Cathcart

          with a copy to:

               Pentair, Inc.
               Waters Edge Plaza
               1500 County Road B2 West
               Saint Paul, Minnesota 55113-3105
               Facsimile No.: (651) 639-5203
               Attention: Louis L. Ainsworth, Esq.

          with a copy to:

               Foley & Lardner
               777 East Wisconsin Avenue
               Milwaukee, Wisconsin 53202-5367
               Facsimile No.: (414) 297-4900
               Attention: Benjamin F. Garmer, III, Esq.

                                                                         ANNEXES
or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 10.2.

     Section 10.3 FEES AND EXPENSES. (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated by this Merger Agreement shall be paid by the party incurring such expenses.

     (b) Parent and the Company agree that (i) if the Company shall terminate this Merger Agreement pursuant to Section 9.1(i); (ii) if (A) Parent or the Company shall terminate this Agreement pursuant to Section 9.1(b), (B) at the time of the event giving rise to such termination the Company shall have received a solicitation or inquiry giving rise to the disclosure obligation set forth in the second sentence of Section 7.9(a) and (C) within 12 months of the termination of this Merger Agreement, the Company enters into a definitive agreement or consummates a merger, consolidation, sale of substantially all of the assets of the Company or other change in control transaction in connection with such solicitation or inquiry; (iii) if (A) Parent or the Company shall terminate this Agreement pursuant to Section 9.1(f) or (h), (B) at the time of the event giving rise to such termination the Company shall have received an Acquisition Proposal and (C) within 12 months of the termination of this Merger Agreement, the Company enters into a definitive agreement with respect to such Acquisition Proposal or consummates a transaction pursuant to such Acquisition Proposal; or (iv) if Parent or the Company shall terminate this Merger Agreement pursuant to Section 9.1(d)(ii) or (e)(ii), as the case may be, then the Company shall pay to an account designated by Parent in immediately available funds an amount equal to (x) 3% of the aggregate Cash Consideration to be paid to holders of Company Common Stock pursuant to Article III in the case of any termination referred to in clauses (i) or (iii) above; (y) 1 1/2% of the aggregate Cash Consideration in the case of any termination referred to in clause (ii) above or
(z) an amount equal to the lesser of (1) the actual out-of-pocket costs and expenses incurred by Parent in connection with this Merger Agreement and (2) $500,000 in the case of any termination referred to in clause (iv) above. The Termination Fee shall be paid prior to, and shall be a condition to the effectiveness of, any termination referred to in clauses (i) or (iv) above. Any payment required to be made pursuant to clauses (ii) and (iii) above shall be made on the next business day after such a transaction pursuant to an Acquisition Proposal is consummated.

     (c) To the extent that the fees and expenses incurred after December 31, 1998 by the Company to Rhone Group, Squire, Sanders & Dempsey L.L.P. and other advisers and service providers of the Company or its Subsidiaries relating to the Split-Off and the Merger exceed $4,000,000, the amount of the Claim Basket (as determined pursuant to Section 7.1(b)) shall be reduced by the amount of the difference between (i) the sum of (x) the fees and expenses relating to the Split-Off and the Merger actually incurred after December 31, 1998 and (y) a good faith estimate of the fees and expenses relating to the Split-Off and the Merger yet to be incurred, and (ii) $4,000,000 ("Excess Transaction Fees"). Two business days prior to the Cut-Off Date, the Company shall deliver to Parent a schedule that sets forth the actual fees and expenses relating to the Split-Off and Merger incurred to date after December 31, 1998 and an estimate of the additional fees and expenses to complete the Split-Off and the Merger.

     Section 10.4 PUBLICITY. So long as this Merger Agreement is in effect, Parent, Sub and the Company agree to consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Merger Agreement, and none of them shall issue any press release or make any public

ANNEXES
statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange. The commencement of litigation relating to this Merger Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this Section 10.4.

     Section 10.5 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 10.6 INTERPRETATION. (a) When a reference is made in this Merger Agreement to subsidiaries of Parent or the Company, the word "Subsidiaries" means corporations more than 50% of whose outstanding voting securities are directly or indirectly owned by Parent or the Company, as the case may be; provided, however, that in the case of the Company, A&S shall not be considered as a Subsidiary. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

     (b) As used in this Merger Agreement, "Parent Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, financial condition, and results of operations of Parent and its subsidiaries taken as a whole (excluding the effect of a change in general economic conditions).

     (c) As used in this Merger Agreement, "Company Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, financial condition, and results of operations of the Company and its Subsidiaries (other than A&S) taken as a whole (excluding the effect of a change in general economic conditions).

     (d) As used in this Merger Agreement, "knowledge" shall mean, with respect to the matter in question, the actual knowledge of such matter by an executive officer, with respect to Parent, and by Thomas B. Waldin, Stuart D. Neidus or Mark E. Brody, with respect to the Company, as applicable.

     (e) The inclusion of an item on any schedule to this Merger Agreement shall not be deemed to be indicative of the materiality of such item.

     Section 10.7 THIRD PARTY BENEFICIARIES. Except as specifically provided in Section 7.5, this Merger Agreement is not intended to confer upon any other person any rights or remedies hereunder.

     Section 10.8 MISCELLANEOUS. This Merger Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) shall not be assigned by operation of law or otherwise, except that Sub shall have the right to assign to Parent or any direct wholly owned Subsidiary of Parent any and all rights and obligations of Sub under this Merger Agreement; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Ohio (without giving effect to the provisions thereof relating to conflicts of law). This Merger Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

                                                                         ANNEXES

     Section 10.9 CURE PERIOD. No party shall have any rights under this Merger Agreement for any actual or threatened breach of a representation, warranty, covenant or agreement contained herein, if such breach is capable of being cured, until (i) the non-breaching party has notified the breaching party of its determination of the existence (or threatened existence) of a basis for termination, and (ii) the breaching party shall have had a reasonable time (considering the nature of the breach and the actions required for cure, but in no event longer than 15 days) to cure such breach.

     Section 10.10 VALIDITY. (a) The invalidity or unenforceability of any provision of this Merger Agreement shall not affect the validity or enforceability of the other provisions of this Merger Agreement, which shall remain in full force and effect.

     (b) In the event any court of competent jurisdiction holds any provision of this Merger Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Merger Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

     (c) Each party agrees that, should any court of competent jurisdiction hold any provision of this Merger Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach thereof or of any other provision of this Merger Agreement or part hereof as the result of such holding or order.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEXES

     IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                          PENTAIR, INC.

                                          By:      /s/ RICHARD J. CATHCART
                                             -----------------------------------
                                          Name: Richard J. Cathcart
                                          Title: Executive Vice President

                                          NORTHSTAR ACQUISITION COMPANY

                                          By:      /s/ RICHARD J. CATHCART
                                             -----------------------------------
                                          Name: Richard J. Cathcart
                                          Title: President

                                          ESSEF CORPORATION

                                          By:       /s/ THOMAS B. WALDIN
                                             -----------------------------------
                                          Name: Thomas B. Waldin
                                          Title: President

                                                                         ANNEXES

                                                                    EXHIBIT A TO


                                                                   AGREEMENT AND


                                                                  PLAN OF MERGER


                              TRANSITION AGREEMENT


                                  SEE ANNEX B




ANNEXES

                                                                    EXHIBIT B TO


                                                                   AGREEMENT AND


                                                                  PLAN OF MERGER


                             TAX SHARING AGREEMENT


                                  SEE ANNEX C





                                                                         ANNEXES

                                                                         ANNEX B

                              TRANSITION AGREEMENT

                                  DATED AS OF

                                 APRIL 30, 1999

                                     AMONG

                               ESSEF CORPORATION,

                       ANTHONY & SYLVAN POOLS CORPORATION

                                      AND

                                 PENTAIR, INC.

ANNEXES

                                        B

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
                                    ARTICLE I
                                   DEFINITIONS
Section 1.1.   General...................................................     44
Section 1.2.   References to Time........................................     49
                                   ARTICLE II
                            THE RELATED TRANSACTIONS
Section 2.1.   Transfers of Certain Assets and Liabilities...............     50
Section 2.2.   Methods of Transfer and Assumption........................     50
Section 2.3.   Company Approval of Certain A&S Actions...................     50
                                   ARTICLE III
                                  THE SPLIT-OFF
Section 3.1.   Cooperation and Actions Prior to the Split-Off............     50
Section 3.2.   Net Asset Adjustment......................................     52
Section 3.3.   Actions of A&S Prior to the Cut-Off Date..................     52
Section 3.4.   Post-Cut-Off Date Operations of A&S.......................     52
Section 3.5.   The Split-Off.............................................     53
Section 3.6.   Termination of Certain Claims.............................     53
Section 3.7.   Post-Closing Procedures...................................     53
                                   ARTICLE IV
                   INTERCOMPANY TRANSACTIONS AND RELATIONSHIPS
Section 4.1.   Cash Dividend.............................................     53
Section 4.2.   Intercompany Accounts.....................................     54
Section 4.3.   Transition Services.......................................     55
                                    ARTICLE V
                          SURVIVAL AND INDEMNIFICATION
Section 5.1.   Survival of Agreements....................................     55
Section 5.2.   Indemnification by A&S....................................     56
Section 5.3.   Indemnification by the Company............................     57
Section 5.4.   Procedure for Indemnification.............................     58
Section 5.5.   Miscellaneous Indemnification Provisions..................     59
Section 5.6.   Pending Litigation........................................     61
Section 5.7.   Construction of Agreements................................     61

                                                                         ANNEXES

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
                                                                             PAGE
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
                                   ARTICLE VI
                           CERTAIN ADDITIONAL MATTERS
Section 6.1.   Representations or Warranties; Disclaimers................     61
Section 6.2.   Further Assurances; Subsequent Transfers..................     62
Section 6.3.   Use of Names..............................................     62
Section 6.4.   Litigation Relating to Transaction........................     63
Section 6.5.   Operation Prior to Split-Off..............................     63
Section 6.6.   Restrictions on Post-Split-Off Competitive Activities.....     64
                                   ARTICLE VII
                       ACCESS TO INFORMATION AND SERVICES
Section 7.1.   Provision of Corporate Records............................     64
Section 7.2.   Access to Information.....................................     64
Section 7.3.   Production of Witnesses...................................     65
Section 7.4.   Retention of Records......................................     65
Section 7.5.   Confidentiality...........................................     65
                                  ARTICLE VIII
                                EMPLOYEE MATTERS
Section 8.1.   Employees.................................................     66
Section 8.2.   Employee Benefits.........................................     66
Section 8.3.   Other Liabilities and Obligations.........................     67
Section 8.4.   Preservation of Rights to Amend or Terminate Plans........     67
Section 8.5.   Reimbursement; Indemnification............................     68
Section 8.6.   Nonsolicitation of Employees..............................     68
Section 8.7.   Actions By A&S............................................     68
                                   ARTICLE IX
                                    INSURANCE
Section 9.1.   General...................................................     68
Section 9.2.   Certain Insured Claims....................................     69
                                    ARTICLE X
                  CONDITIONS; TERMINATION; AMENDMENTS; WAIVERS
Section 10.1.  Conditions to Split-Off...................................     69
Section 10.2.  Termination...............................................     70
Section 10.3.  Amendments; Waivers.......................................     70

ANNEXES

                                                                             PAGE
                                                                             ----
                                   ARTICLE XI
                                  MISCELLANEOUS
Section 11. 1.   Survival of Indemnities; Release..........................     70
Section 11. 2.   Entire Agreement..........................................     71
Section 11. 3.   Fees and Expenses.........................................     71
Section 11. 4.   Governing Law.............................................     71
Section 11. 5.   Notices...................................................     71
Section 11. 6.   Successors and Assigns; No Third Party Beneficiaries......     72
Section 11. 7.   Counterparts..............................................     73
Section 11. 8.   Interpretation............................................     73
Section 11. 9.   Schedules.................................................     73
Section 11.10.   Legal Enforceability......................................     73
Section 11.11.   Consent to Jurisdiction...................................     73
Section 11.12.   Specific Performance......................................     74

                                                                         ANNEXES

                              TRANSITION AGREEMENT

     THIS TRANSITION AGREEMENT (this "Agreement"), dated as of April 30, 1999, by and among ESSEF CORPORATION, an Ohio corporation (the "Company"), ANTHONY & SYLVAN POOLS CORPORATION, an Ohio corporation and an indirect wholly-owned subsidiary of the Company ("A&S") and PENTAIR, INC., a Minnesota corporation ("Parent").

                                    RECITALS

     WHEREAS, the Board of Directors of the Company has determined to implement certain of the transfers and other transactions contemplated in connection with the Merger (as hereafter defined) and the Split-Off (as hereafter defined);

     WHEREAS, the Board of Directors of the Company has also determined to cause the Split-Off of shares of A&S Common Stock (as hereafter defined) to the holders as of the Effective Time (as hereafter defined) of the Company Common Stock (as hereafter defined) and to the holders of certain Stock Options (as hereafter defined) all as part of, and in conjunction with, the Merger;

     WHEREAS, the Company and A&S have determined that it is desirable to set forth the principal corporate transactions required to effect such Merger and Split-Off and to set forth certain other agreements that will govern certain other matters prior to or following such Split-Off;

     WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Parent and Northstar Acquisition Company, an Ohio corporation and a wholly-owned subsidiary of Parent (the "Purchaser"), providing for the Merger (as hereafter defined), as a result of which the Company, as the corporation surviving the Merger, will become a wholly-owned subsidiary of Parent; and

     WHEREAS, in order to induce the parties to enter into this Agreement and in consideration of the Company's willingness to enter into the Merger Agreement, the parties hereto and certain other parties are entering or will enter into the Tax Sharing Agreement (as hereafter defined) providing for certain ongoing relationships among the parties;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1. GENERAL. For convenience and brevity, certain terms used in various parts of this Agreement (including the Disclosure Schedule hereto) are listed in alphabetical order and defined or referred to below (such terms to be equally applicable to both singular and plural forms of the terms defined or referred to):

     (a) "Action" means any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

     (b) "Adjustment Calculation" shall have the meaning set forth in Section 3.2(a) hereof.

                                                                         ANNEXES

     (c) "Affiliate" of any specified person or entity means (x) any director or officer of, or any person or entity that beneficially owns at least 50% of the capital stock or other equity interests of, such specified person or entity, or
(y) any other person or entity directly or indirectly controlling, controlled by, or under common control with, such specified person or entity, at any time during the period for which the determination of affiliation is being made; provided that the Company and the Retained Subsidiaries, on the one hand, and A&S, on the other hand, shall not, after giving effect to the Split-Off, be deemed to be Affiliates of each other for purposes of this Agreement.

     (d) "Agreement" means this Transition Agreement, together with all exhibits and schedules hereto, as the same may be amended from time to time in accordance with the terms hereof.

     (e) "Asserted Liability" shall have the meaning set forth in Section 5.4(a) hereof.

     (f) "A&S" shall have the meaning set forth in the preamble to this Agreement.

     (g) "A&S Action" shall have the meaning set forth in Section 5.6 hereof.

     (h) "A&S Assets" means (i) the assets of A&S set forth on the A&S Balance Sheet, as adjusted for transactions occurring in the ordinary course of business in a manner consistent with past practice between December 31, 1998 and the Effective Time; (ii) the assets listed on Schedule 2.1(a) of the Disclosure Schedule; and (iii) all right, title and interest, to the extent held by the Company and its Subsidiaries immediately prior to the Split-Off, with respect to each of the following items: (A) the A&S Names and A&S Proprietary Name Rights (such terms, as defined in Section 6.3 hereof) and (B) any Actions commenced by A&S the subject matter of which is otherwise an A&S Asset or any Action which relates primarily to an A&S Asset (to the extent such Actions constitute assets).

     (i) "A&S Balance Sheet" means the unaudited consolidated balance of the A&S Business as of December 31, 1998 set forth in Schedule 1.1(i) of the Disclosure Schedule.

     (j) "A&S Business" means each business and each former business which is or was conducted by A&S as of the Effective Time or which is or was included within the A&S Assets.

     (k) "A&S Common Stock" means the common stock, without par value, of A&S.

     (l) "A&S Employees" means (i) those persons who are employed as officers or employees of A&S or otherwise employed by A&S immediately prior to, or effective as of, the Effective Time, (ii) any person employed at the Company's corporate level prior to the Effective Time listed in, or added any time prior to the Effective Time to, Schedule 1.1(l) of the Disclosure Schedule who at the Effective Time is to become an employee of A&S, and (iii) all former officers and employees of A&S who, immediately prior to the termination of their employment, were employed by A&S. In the event any person shall have been employed by A&S, as well as by the Company or any of the Retained Subsidiaries, such person shall be considered an A&S Employee if at the Effective Time such person's primary employment shall be with A&S or the A&S Business.

     (m) "A&S 401(k) Plan" shall have the meaning set forth in Section 8.2(a) hereof.

     (n) "A&S Indemnified Parties" shall have the meaning set forth in Section 5.3(a) hereof.

ANNEXES

     (o) "A&S Liabilities" means (i) all of the Liabilities of A&S to third parties and all Liabilities relating to or arising out of the A&S Assets or the conduct of the A&S Business (in all cases, whether arising before or after the Effective Time); (ii) the liabilities set forth in the A&S Balance Sheet, as adjusted for transactions occurring in the ordinary course of business in a manner consistent with past practice between December 31, 1998 and the Effective Time; (iii) the liabilities listed in Schedule 2.1(b) of the Disclosure Schedule; (iv) any Actions commenced by A&S the subject matter of which is otherwise an A&S Asset or any Action which relates primarily to an A&S Asset (to the extent such Actions constitute Liabilities); (v) except as otherwise provided in Article VIII hereof, the Liabilities of the Company and its subsidiaries, including, without limitation, A&S, in respect of A&S Employees (in all cases, whether arising before or after the Effective Time); and (vi) all Liabilities relating to or arising out of the A&S Assets or the conduct of the A&S Business (in all cases, whether arising before or after the Effective Time) with respect to which the Company or any Retained Subsidiary has agreed, prior to the Effective Time, to indemnify any third party in any manner with respect thereto or has agreed to otherwise be, or is otherwise, liable with respect thereto, except to the extent the Liability relates to or arises out of any product purchased by A&S from the Company or any Retained Subsidiary or is otherwise covered under any warranty provided by the Company or any Retained Subsidiary with respect to such product.

     (p) "A&S Names" shall have the meaning set forth in Section 6.3 hereof.

     (q) "A&S Net Assets" means the total assets of A&S minus the total liabilities of A&S as set forth in the Interim Balance Sheet (excluding any indebtedness of A&S to the Company or any of its Subsidiaries other than any liabilities to the Company or any of its Subsidiaries incurred in connection with the purchase by A&S of swimming pool equipment).

     (r) "A&S Proprietary Name Rights" shall have the meaning set forth in
Section 6.3 hereof.

     (s) "A&S Subsequent Hire" shall have the meaning set forth in Section 8.6(b) hereof.

     (t) "A&S Transferee" shall have the meaning set forth in Section 11.6 hereof.

     (u) "A&S Welfare Plans" shall have the meaning set forth in Section 8.2(b) hereof.

     (v) "Casualty Program" means collectively, the series of programs pursuant to which various insurance carriers provide insurance coverage to the Company and its Subsidiaries in respect of claims or occurrences relating to workers' compensation liability, general liability, products liability, automobile liability and employer's liability for all periods up to the Effective Time.

     (w) "Claim Notice" shall have the meaning set forth in Section 5.4(a) hereof.

     (x) "Closing" shall have the meaning set forth in the Merger Agreement.

     (y) "Closing Balance Sheet" shall have the meaning set forth in Section 3.7 hereof.

     (z) "Closing Date" shall have the meaning set forth in the Merger
Agreement.

     (aa) "Company" shall have the meaning set forth in the preamble to this Agreement.

     (ab) "Company Common Stock" means the common stock of the Company, without par value.

     (ac) "Company Dividend" shall have the meaning set forth in Section 4.1 hereof.

                                                                         ANNEXES

     (ad) "Company Names" shall have the meaning set forth in Section 6.3 hereof.

     (ae) "Company Proprietary Name Rights" shall have the meaning set forth in
Section 6.3 hereof.

     (af) "Company Proxy Statement" means the proxy statement or information statement prepared by the Company for distribution to the holders of the Company's Common Stock in connection with the Merger and Split-Off.

     (ag) "Company Subsequent Hire" shall have the meaning set forth in Section 8.6(a) hereof.

     (ah) "Company Welfare Plans" shall have the meaning set forth in Section 8.2(b) hereof.

     (ai) "Confidentiality Agreement" means the confidentiality agreement dated as of October 21, 1998 between Parent and the Company.

     (aj) "Confidential Information" shall have the meaning set forth in Section
7.5 hereof.

     (ak) "Conveyance and Assumption Instrument" means, collectively, the various agreements, instruments and other documents to be entered into to effect the transfer of assets and the assumption of liabilities set forth in Article II hereof.

     (al) "Court Order" means any judgment, decree, injunction, order or ruling of any Governmental Entity that is binding on any person or its property under applicable Law.

     (am) "Cut-Off Date" shall have the meaning set forth in Section 3.2(a) hereof.

     (an) "Disclosure Schedule" means the disclosure schedule dated as of the date hereof and attached hereto. References to a particular schedule of the Disclosure Schedule shall only refer or modify the specific Section of this Agreement to which such Schedule relates (i.e., Schedule 2.1(b) of the Disclosure Schedule shall refer to or modify only Section 2.1(b) of this Agreement), unless otherwise expressly set forth herein.

     (ao) "Effective Time" shall have the meaning set forth in the Merger Agreement.

     (ap) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     (aq) "Excess Net Tax Benefit" shall have the meaning set forth in Section 4.1(a) hereof.

     (ar) "Form S-1" means the registration statement on Form S-1 to be filed by A&S with the SEC to effect the registration of the A&S Common Stock pursuant to the Securities Act.

     (as) "Governmental Entity" means any United States or any foreign, federal, state or local government, court, administrative agency or commission or other governmental or regulatory body or authority.

     (at) "Indemnifiable Losses" means, with respect to any claim by an Indemnified Party for indemnification pursuant to Articles V, VI or VIII hereof, any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals', and fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct and consequential damages, but excluding punitive

ANNEXES
damages (other than punitive damages awarded to any third party against an Indemnified Party) suffered by such Indemnified Party with respect to such claim.

     (au) "Indemnified Party" means any party which is seeking indemnification from an Indemnifying Person pursuant to the provisions of Articles V, VI or VIII hereof.

     (av) "Indemnifying Party" means any party hereto from which any Indemnified Party is seeking indemnification pursuant to the provisions of Articles V, VI or VIII hereof.

     (aw) "Information" shall have the meaning set forth in Section 7.2 hereof.

     (ax) "Intercompany Agreements" means any contracts or agreements between A&S on the one hand, and the Company or any Retained Subsidiary on the other hand.

     (ay) "Interim Balance Sheet" shall have the meaning set forth in Section 3.2(a) hereof.

     (az) "Law" means any statute, law, rule, regulation, ordinance, order, decree or judgment of any Governmental Entity, including, without limitation, those covering environmental, energy, safety, health, transportation, telecommunications, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

     (ba) "Liability" means, with respect to any party, except as otherwise expressly provided herein, any direct or indirect liability (whether absolute, accrued, contingent, reflected on a balance sheet (or in the notes thereto) or otherwise, and whether known or unknown), indebtedness, obligation, expense, claim, deficiency, guarantee or endorsement of or by any person (including, without limitation, those arising under any Law or Action or under any award of any court, tribunal or arbitrator of any kind, and those arising under any contract, commitment or undertaking).

     (bb) "Merger" shall have the meaning set forth in the Merger Agreement.

     (bc) "Merger Agreement" shall have the meaning set forth in the recitals to this Agreement.

     (bd) "Net Asset Increase Adjustment" shall have the meaning set forth in
Section 3.2(b) hereof.

     (be) "Notice Period" shall have the meaning set forth in Section 5.4(a) hereof.

     (bf) "Parent" shall have the meaning set forth in the preamble to this Agreement.

     (bg) "Parent Employee" shall have the meaning set forth in Section 8.6(a) hereof.

     (bh) "Parent Indemnified Parties" shall have the meaning set forth in
Section 5.2(a) hereof.

     (bi) "Person" or "person" means and includes any individual, partnership, joint venture, corporation, association, joint stock company, trust, unincorporated organization or similar entity and any Governmental Entity.

     (bj) "Plan" shall have the meaning set forth in Section 8.2(c) hereof.

     (bk) "Purchaser" shall have the meaning set forth in the recitals to this Agreement.

     (bl) "Retained Action" shall have the meaning set forth in Section 5.6 hereof.

     (bm) "Retained Business" means all businesses of the Company and the Retained Subsidiaries and all business included within the assets, or obligated by the liabilities, of the Company and the Retained Subsidiaries (each as described in the Company's Annual Report

                                                                         ANNEXES
on Form 10-K for the year ended September 30, 1998), as conducted by the Company and such Subsidiaries as of the Effective Time and all former businesses of the Company and the Retained Subsidiaries; provided that the term "Retained Business" shall not include the A&S Business, the A&S Assets or the A&S Liabilities.

     (bn) "Retained Employees" shall mean all current and former officers and employees of the Company and its Subsidiaries, other than the A&S Employees.

     (bo) "Retained Subsidiaries" means all of the Subsidiaries of the Company, other than A&S.

     (bp) "SEC" means the U.S. Securities and Exchange Commission.

     (bq) "Securities Act" means the Securities Act of 1933, as amended.

     (br) "Split-Off" means the issuance of the shares of A&S Common Stock to holders of Company Common Stock and to holders of Stock Options in connection with the Merger pursuant to the provisions of the Merger Agreement.

     (bs) "Split-Off Conditions" means each of the conditions set forth in clauses (i) through (vi) of Section 10.1(a) hereof.

     (bt) "Stock Options" shall have the meaning set forth in the Merger Agreement.

     (bu) "Subsidiary" or "subsidiary" of any party means (i) a corporation, a majority of the voting or capital stock of which is as of the time in question directly or indirectly owned by such party and (ii) any other partnership, joint venture, association, joint stock company, trust, unincorporated organization or similar entity, in which such party, directly or indirectly, owns a majority of the equity interest thereof or has the power to elect or direct the election of a majority of the members of the governing body of such entity or otherwise has control over such entity (e.g., as the managing partner of a partnership).

     (bv) "Suit" shall have the meaning set forth in Section 11.11 hereof.

     (bw) "Tax Sharing Agreement" means the Tax Sharing Agreement, in the form of Exhibit B to the Merger Agreement, pursuant to which the Parent, the Company and A&S have provided for certain tax matters, including, without limitation, indemnification, allocation of tax benefits and filing of tax returns.

     (bx) "Transition Services" shall have the meaning set forth in Section 4.3 hereof.

     (by) "Transition Services Period" shall have the meaning set forth in
Section 4.3 hereof.

     (bz) "Transition Services Invoice" shall have the meaning set forth in
Section 4.3 hereof.

     (ca) "Transaction Suit" shall have the meaning set forth in Section 6.4 hereof.

     Section 1.2 REFERENCES TO TIME. All references in this Agreement to times of the day shall be to Eastern Standard Time.

ANNEXES

                                   ARTICLE II

                            THE RELATED TRANSACTIONS

     Section 2.1. TRANSFER OF CERTAIN ASSETS AND LIABILITIES. Subject to the terms and conditions of this Agreement, at the Effective Time,

          (a) the Company shall transfer to A&S (and the Company shall cause each of its subsidiaries to transfer to A&S) all of their right, title and interest in and to the assets listed in Schedule 2.1(a) of the Disclosure Schedule; and

          (b) A&S shall assume and shall in due course pay, perform and discharge (or shall cause to be assumed and cause in due course to be paid, performed and discharged), the liabilities listed in Schedule 2.1(b) of the Disclosure Schedule.

     Section 2.2 METHODS OF TRANSFER AND ASSUMPTION. In connection with the transfers of assets other than capital stock and the assumption of any liabilities, the Company and A&S shall execute or cause to be executed by the appropriate entities any necessary Conveyance and Assumption Instruments in such forms as Parent, the Company and A&S shall reasonably agree.

     Section 2.3 COMPANY APPROVAL OF CERTAIN A&S ACTIONS. Unless otherwise provided in this Agreement, the Company shall cooperate with A&S in effecting, and if so requested by A&S, the Company shall cause Pac-Fab, Inc., a wholly-owned subsidiary of the Company and the sole stockholder of A&S, to ratify any actions that are reasonably necessary or desirable to be taken by A&S to effectuate the transactions contemplated by this Agreement, in a manner consistent with the terms of this Agreement, including, without limitation, adopting, preparing and implementing appropriate plans, agreements and arrangements for A&S Employees and A&S non-employee directors (including, without limitation, employee benefit plans, agreements and arrangements (with such changes thereto as the Board of Directors of the Company may approve in its reasonable discretion prior to the Effective Time)).

                                  ARTICLE III

                                 THE SPLIT-OFF

     Section 3.1 COOPERATION AND ACTIONS PRIOR TO THE SPLIT-OFF. (a) As promptly as practicable after the date hereof and prior to the Effective Time:

          (i) Subject to the provisions of paragraph (ii) below, the Company shall prepare the Company Proxy Statement (which shall set forth appropriate disclosure concerning A&S, the A&S Business, the Merger, the Split-Off and certain other matters) and A&S shall file with the SEC the Form S-1 (or such other form of registration statement determined by the Company to be appropriate to effect the registration of the A&S Common Stock). The Company and A&S shall use their respective reasonable efforts to cause the Form S-1 to be declared effective under the Securities Act, or if the Company shall determine that the registration of the A&S Shares may not be effected pursuant to a Form S-1, the Company and A&S shall use best efforts to cause the A&S Common Stock to be registered pursuant to the registration statement or form determined to be appropriate to effect such registration. As promptly as practicable following the effectiveness of the Form S-1 (or other registration statement, as the case may be), the

                                                                         ANNEXES

     Company shall mail the Company Proxy Statement to the holders of the Company Common Stock.

          (ii) The Company shall promptly provide to Parent copies of all filings made with the Commission in connection with the Split-Off, including, without limitation, the Form S-1 (or any registration statement referred to in Section 3.1(a) above) and any amendments thereto, all comments made by the Commission with respect to such filings and all Company responses to such Commission comments. Prior to making such filings with the Commission or entering into any other agreement with A&S other than this Agreement, the Company shall consult with Parent with respect to such filings and other agreements and provide Parent with a reasonable opportunity to comment on such filings and other agreements.

          (iii) The Company and A&S shall cooperate in preparing, filing with the SEC and causing to become effective any registration statements or amendments thereto which are appropriate to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated by this Agreement.

          (iv) The Company and A&S shall take all such action as may be necessary or appropriate under state securities or "Blue Sky" Laws in connection with the transactions contemplated by this Agreement.

          (v) The Company and A&S shall prepare, and A&S shall file and seek to make effective, an application to permit listing of the A&S Common Stock either on a national securities exchange or national market system as may be selected by A&S in its sole discretion (to the extent permitted pursuant to the listing requirements of such exchange or national market system).

          (vi) In addition to the actions specifically provided for elsewhere in this Agreement and except as otherwise expressly set forth in this Agreement, each of the parties hereto shall use its respective best efforts to take, or cause to be taken, all actions, and, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws and agreements to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing sentence, each of the parties hereto shall use its respective best efforts to ensure that the conditions set forth in Article X hereof are satisfied (insofar as such matters are within the control of such party). Notwithstanding any other provisions set forth in this Agreement, neither the Company, nor A&S nor any of their respective Affiliates shall, without first obtaining the prior written consent of the Parent, take or commit to take any action, in connection with obtaining any consent, waiver or approval or effecting any of the transactions contemplated in connection with the Split-Off or otherwise, (i) except as otherwise expressly provided in this Agreement, that would result in the payment of any funds (other than normal and usual filing fees) or the incurrence of any liability by the Company or any Retained Subsidiary, (ii) that would result in the divestiture or holding separate of any assets, businesses or operations of the Company or any of the Retained Subsidiaries, (iii) that might materially limit or impair Parent's or the Company's or any Retained Subsidiary's freedom of action with respect to, or its ability to retain or exercise control over, any assets, businesses or operations of the Company or any Retained Subsidiaries (other than any limitations or restrictions expressly set forth in the Merger Agreement, the Tax Sharing Agreement or any other

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     agreement to be entered into pursuant to this Agreement or the Merger
     Agreement), or (iv) that might otherwise adversely affect Parent.

     (b) Prior to the Effective Time, the Company and A&S may elect to form a holding company for the ownership of the A&S Common Stock. In such event, (i) the Company shall transfer the shares of A&S Common Stock to the holding company and shares of common stock of the holding company will be issued in substitution of the A&S Common Shares in the Split-Off and (ii) the benefits and obligations from the transactions contemplated by this Transition Agreement shall inure to and be binding upon the holding company; provided that A&S shall not be released from its obligations hereunder.

     Section 3.2  NET ASSET ADJUSTMENT.

     (a) A&S, in consultation with Parent and the Company, shall prepare and deliver to Parent within 15 days prior to the Closing Date and no later than July 31, 1999, a balance sheet ("Interim Balance Sheet") of A&S as of June 30, 1999 ("Cut-Off Date"), together with a calculation of the amount of any adjustment determined under Section 3.2(b) (the "Adjustment Calculation"). A&S shall prepare the Interim Balance Sheet in accordance with generally accepted accounting principles applied on a consistent basis with the accounting principles applied by A&S in preparation of its year-end 1998 financial statements. Representatives of Parent's accountants shall be entitled to review, following execution of mutually agreed upon confidentiality agreements, the work papers, schedules, memoranda and other documents used in the preparation by A&S of the Interim Balance Sheet and the Adjustment Calculation.

     (b) If the value of the A&S Net Assets, as determined in the Interim Balance Sheet, shall be greater than $40,836,000, the Company Dividend (as defined in Section 4.1 below) shall be increased by an amount equal to the difference between such amounts ("Net Asset Increase Adjustment"). In addition, if Parent, based on its representatives' review of the Interim Balance Sheet and Adjustment Calculation, determines that A&S's payment of accounts payable was not conducted in compliance with Section 6.5 such that the value of A&S Net Assets (determined assuming compliance with Section 6.5) differs from the value of A&S Net Assets as reflected in the Interim Balance Sheet, then the parties shall mutually agree upon an equitable adjustment to the calculation of the value of A&S Net Assets for purposes of this Section 3.2(b).

     Section 3.3 ACTIONS OF A&S PRIOR TO THE CUT-OFF DATE. By the Cut-Off Date or as soon as practicable thereafter, A&S shall have obtained financing upon terms and in such amount reasonably acceptable to A&S to allow A&S to carryout the transactions contemplated by this Agreement, including the payment of the Company Dividend prior to the Closing Date (as provided in Section 4.1 below), and to conduct its business in the ordinary course after the Cut-Off Date. In connection with A&S's obligation to obtain the financing described in the preceding sentence and in particular financing between the Cut-Off Date and the Closing Date, the Company agrees to take such action, including issuing an interim guaranty for such financing, as is necessary to enable A&S to obtain such financing on terms and a rate substantially similar to financing then available to the Company for the period ending on the Closing Date, with the understanding that any such interim guaranty would expire at Closing.

     Section 3.4 POST-CUT-OFF DATE OPERATIONS OF A&S. Effective as of the Cut-Off Date, A&S shall operate its business as a stand alone entity (i) entitled to all income realized after the Cut-Off Date and (ii) as provided in the Tax Sharing Agreement, responsible for all taxes

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on income realized from the activities or operations of A&S after the Cut-Off
Date and entitled to any tax benefits attributable to any losses or other tax attributes resulting from the activities or operations of A&S after the Cut-Off Date.

     Section 3.5 THE SPLIT-OFF. The Split-Off shall be effected pursuant to the provisions of Article III of the Merger Agreement; provided, however that such Split-Off shall be conditioned on the satisfaction (or waiver, to the extent expressly permitted by the provisions of Section 10.1 hereof) of each of the Split-Off Conditions. All shares of A&S Common Stock issued in the Split-Off shall be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

     Section 3.6 TERMINATION OF CERTAIN CLAIMS. Following the Effective Time, A&S shall have no claims against the Company, any Retained Subsidiary or any Affiliate of either based on any breach by the Company, any Retained Subsidiary or any of their respective Affiliates of any obligations under this Agreement that occurred on or prior to the Effective Time, all of such claims being hereby irrevocably waived and terminated as of the Effective Time; provided that the foregoing shall not limit the Company's liability for any breach by the Company or any Retained Subsidiary of any of their respective obligations under this Agreement that occurs following the Effective Time.

     Section 3.7 POST-CLOSING PROCEDURES. After the Closing, Parent shall have the right to cause its independent auditors to conduct, at its sole expense, a roll-back audit of A&S's year-end audited financial statements to determine the accuracy of the balance sheet of A&S as of the Closing Date (the "Closing Balance Sheet"). Such audit will be conducted in accordance with procedures to be mutually agreed upon by the auditors of A&S and Parent to verify the appropriateness at, or as of the Cut-Off Date, of (i) the classification of assets and non-interest bearing liabilities between A&S and the Company, (ii) the application of funds by A&S prior to the Cut-Off Date, or (iii) tax allocations and other accruals. In conducting such activities, Parent shall be given the opportunity to discuss A&S's year-end audit with A&S's auditors and review work papers prepared by A&S's auditors in connection with the preparation of A&S's year-end audited financial statements. If Parent's independent auditors determine that inaccuracies existed in the Closing Balance Sheet, then adjustments shall be made to the calculations, allocations and payments made in connection with the transactions contemplated by this Agreement. If Parent and A&S fail to agree on the resolution of any of the matters in this Section 3.7, then such matter shall be referred to the Accountant (as defined in Section 1(b) of the Tax Sharing Agreement) for a binding determination. Parent and A&S shall deliver to the Accountant copies of any schedules or documentation that may be reasonably required by the Accountant to make its determination. Parent and A&S shall be entitled to make presentations to the Accountant in connection therewith. Parent and A&S shall use all reasonable efforts to cause the Accountant to promptly complete such determination.

                                   ARTICLE IV

                  INTERCOMPANY TRANSACTIONS AND RELATIONSHIPS

     Section 4.1  CASH DIVIDEND.

     (a) DECLARATION; AMOUNT. After June 30, 1999 and prior to the Effective Time, A&S shall declare a cash dividend (the "Company Dividend") payable to the Company in an amount equal to $17,000,000 plus any Net Asset Increase Adjustment (as determined

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pursuant to Section 3.2(b)) and minus the amount by which the Net Tax Benefit
(as defined in Section 4(b) of the Tax Sharing Agreement) exceeds $4,200,000 (such excess to be referred to herein as the "Excess Net Tax Benefit").

     (b) DISTRIBUTION.

          (i) Immediately prior to the Effective Time, A&S shall distribute the Company Dividend in the following manner: (1) by distributing an amount (the "Initial Distribution") calculated in accordance with the formula described in Section 4.1(a), and, for purposes of that calculation, by computing an estimated Excess Net Tax Benefit using as the value of the A&S Common Stock the Pre-Closing A&S Trading Value (as defined in Section 4.1(d)(i) below) two (2) days prior to the Closing Date; (2) by making the distribution referred in clause (1) above subject to an obligation by the Company to return to A&S such part of the Initial Distribution as may exceed an amount equal to the Company Dividend as computed using the Closing A&S Trading Value (as defined in Section 4.1(d)(ii) below); and (3) by distributing to the Company a right to receive an additional distribution from A&S, as soon as possible after the Closing Date, to the extent that the Company Dividend computed using the Closing A&S Trading Value, exceeds the amount of the Initial Distribution.

          (ii) Pursuant to the obligation referred to in Section 4.1(b)(i)(2) above or the right referred to in Section 4.1(b)(i)(3) above, as the case may be, the Company shall return to A&S a portion of the Initial Distribution, or A&S shall make an additional distribution to the Company, such that the Initial Distribution as adjusted by this paragraph equals the amount of the Company Dividend computed using the Closing A&S Trading Value. Such amount shall be paid under this Section 4.1 as soon as practicable following the Closing Date.

     (c) EFFECT. Upon payment of the Initial Distribution, any remaining intercompany liabilities of A&S other than liabilities incurred in connection with the purchase of swimming pool equipment from the Company and its Subsidiaries shall be converted, and classified as a contribution, to the capital of A&S and thereafter, A&S shall have no further obligation with regard to such liabilities.

     (d) DEFINITIONS. As used in this Section 4.1, the capitalized terms used herein and not otherwise defined have the following meanings:


          (i) "Pre-Closing A&S Trading Value" shall mean the excess of the high and low trading prices of Company Common Stock over $19.09.


          (ii) "Closing A&S Trading Value" shall mean the value determined pursuant to the provisions of Section 5 of the Tax Sharing Agreement.

     Section 4.2 INTERCOMPANY ACCOUNTS. Following the date hereof, (i) no transactions related to intercompany receivables, payables, loans, cash overdrafts and other accounts in existence as of the date of this Agreement between A&S, on the one hand, and the Company or any Retained Subsidiary, on the other hand, shall be entered into except in the ordinary course of business and in a manner consistent with past practice, and (ii) except with the prior written consent of the Parent or for Intercompany Agreements which are on their terms and conditions entered into in the ordinary course of business and in a manner consistent with past practices, neither the Company, any Retained Subsidiary or A&S shall enter into any Intercompany Agreement following the date hereof and prior to the Effective Time.

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     Section 4.3  TRANSITION SERVICES.

     (a) Following the Effective Time and ending on the one (1) year anniversary of the Effective Time (such period, the "Transition Services Period"), the Company shall provide, or make available, to A&S, at such times and in such amounts as may be reasonably requested by A&S, the following services (the "Transition Services") and A&S will pay for such Transition Services on a cost basis as agreed to by the parties:

          (i) tax preparation and filing services, including the services of Robert Brunozzi, the Company's current Director of Taxes; provided such director is employed by the Parent at the time such services are requested by A&S;

          (ii) legal services, to be provided by the Company's general counsel, Kevan Langner; provided such counsel is employed by the Parent or the Company at the time such services are requested by A&S;

          (iii) information and technology support services of the types set forth in Schedule 4.3 of the Disclosure Schedule; and

          (iv) such other additional services as may be reasonably requested by A&S; provided that the scope of any services, as well as the time and the manner in which such services are to be provided, shall be mutually agreeable between the parties.

     Following the end of the calendar month in which any such Transition Services are performed, the Company shall provide to A&S an invoice (the "Transition Services Invoice") setting forth in summary detail the Transition Services which were provided during such calendar month and the appropriate cost thereof. A&S shall pay to the Company in immediately available funds, in a reasonably prompt manner following the delivery by the Company of a Transition Services Invoice, the amounts due with respect to the Transition Services reflected on such Transition Services Invoice. Notwithstanding anything herein to the contrary, neither Parent nor the Company shall have any liability whatsoever to A&S or A&S's Affiliates or any third party for any loss, liability, damage, cost or deficiency suffered by any such person resulting from, caused by or arising out of the Company's performance of the Transition Services.

     (b) In addition to the Transition Services to be provided by the Company, for a period of two (2) months following the Effective Time A&S shall be entitled to occupy and use without charge such office space at 220 Park Drive, Chardon, Ohio 44024 reasonably designated by A&S to be necessary to enable A&S to continue to run its current operations at such location.

                                   ARTICLE V

                          SURVIVAL AND INDEMNIFICATION

     Section 5.1 SURVIVAL OF AGREEMENTS. The obligations under this Article V of A&S, on the one hand, and the Company and the Retained Subsidiaries, on the other hand, shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities. To the extent that A&S transfers directly or indirectly to any other person all or substantially all of the A&S Assets or the A&S Business, A&S will cause the transferee of such A&S Assets or A&S Business to assume specifically its obligations under this Agreement with respect thereto and will cause such transferee to fulfill its obligations related to the A&S Liabilities. Such assumption will not relieve A&S of its obligations in respect

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

thereof. To the extent that the Company or any of the Retained Subsidiaries transfers directly or indirectly to any other person all or substantially all of the Retained Business, the Company will cause the transferee of such Retained Business to assume specifically its obligations under this Agreement with respect thereto and will cause such transferee to fulfill its obligations related to the Retained Liabilities. Such assumption will not relieve the Company of its obligations in respect thereof. A&S, on the one hand, and the Company, on the other hand, agree that such transferee may exercise all of A&S's or the Company's rights hereunder, as the case may be, with respect to such Assets or businesses.

     Section 5.2  INDEMNIFICATION BY A&S.

     (a) In addition to any indemnification required by Articles VI and VIII hereof, subject to the terms and conditions set forth in this Agreement, from and after the Effective Time, A&S shall indemnify, defend and hold harmless the Company, each Retained Subsidiary, the Purchaser and Parent and each of their respective directors, officers, employees, representatives, advisors, agents and Affiliates (collectively, the "Parent Indemnified Parties") from, against and in respect of any and all Indemnifiable Losses of the Parent Indemnified Parties arising out of, relating to or resulting from, directly or indirectly, (i) any misrepresentation or breach of any warranty in this Agreement made by A&S or, on or prior to the Effective Time, made by the Company, (ii) any breach of any agreement or covenant under this Agreement by A&S or, on or prior to the Effective Time, by the Company, (iii) any and all A&S Liabilities, (iv) the conduct of the A&S Business or any part thereof on or following the Effective Time, (v) any transfer of A&S Assets to, or assumption of A&S Liabilities by, A&S in accordance with this Agreement or otherwise in connection with the Split-Off (other than any costs and expenses which have been expressly assumed by the Company pursuant to the provisions of this Agreement), (vi) any Indemnifiable Loss resulting from any claims that any statements or omissions relating to or describing, directly or indirectly, A&S, the A&S Business, any A&S Asset or any A&S Liability, and which occur on or prior to the Effective Time in the Company Proxy Statement or the Form S-1 (in each case other than with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing by Parent, the Purchaser or their Affiliates, representatives or advisors and other than any statements or omissions which relate solely to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby), which are false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (vii) any Indemnifiable Loss arising out of or relating to Transaction Suits resulting from, directly or indirectly, (a) any statement or omission on the part of A&S or any of their Affiliates in the documents referred to in Section 5.2(a)(vi) above, (b) the A&S Business, A&S Assets and A&S Liabilities or (c) any holder of Company Common Stock exercising appraisal rights under the Ohio General Corporation Law with respect to the value of the Split-Off Consideration (as defined in the Merger Agreement) and (viii) any Indemnifiable Loss resulting from actions the Company or Pac-Fab, Inc. take pursuant to Section 2.3 hereof.

     (b) Notwithstanding A&S's obligations to indemnify Parent Indemnified Parties pursuant to Section 5.2(a) hereof, A&S shall be obligated to indemnify the Parent Indemnified Parties only for those Indemnifiable Losses under clause
(i) of Section 5.2(a) hereof as to which the Parent Indemnified Parties have given A&S written notice thereof on or prior to the third anniversary of the Effective Time and under clause (vi) of Section 5.2(a) hereof as to which the Parent Indemnified Parties have given A&S written notice thereof on or prior to the

                                                                         ANNEXES
expiration of any applicable statute of limitations period (it being understood that there shall be no corresponding time limitation with respect to any Indemnifiable Losses arising under clauses (ii), (iii), (iv), (v), (vii) or
(viii) of Section 5.2(a) hereof). Notwithstanding the foregoing, if on or before the expiration of such indemnification period any Parent Indemnified Party has given notice to A&S pursuant to Section 5.4 hereof of any matter which would be the basis for a claim of indemnification by such Parent Indemnified Party pursuant to Section 5.2(a), such Parent Indemnified Party shall have the right after the expiration of such indemnification period to assert or to continue to assert such claim and to be indemnified with respect thereto.

     Section 5.3  INDEMNIFICATION BY THE COMPANY.

     (a) In addition to any indemnification required by Articles VI and VIII hereof, subject to the terms and conditions set forth in this Agreement, from and after the Effective Time, the Company shall indemnify, defend and hold harmless A&S and each of their respective directors, officers, employees, representatives, advisors, agents and Affiliates (collectively, the "A&S Indemnified Parties") from, against and in respect of any and all Indemnifiable Losses of the A&S Indemnified Parties arising out of, relating to or resulting from, directly or indirectly, (i) any breach of any agreement or covenant under this Agreement by Parent or Purchaser or, following the Effective Time, by the Company, (ii) the conduct of the Retained Business or any part thereof on, prior to or following the Effective Time, and (iii) any Indemnifiable Loss resulting from any claims that any statements or omissions relating to or describing, directly or indirectly, Parent or the Purchaser, and which occur on or prior to the Effective Time in the Company Proxy Statement or the Form S-1 (in each case only to the extent of any statements or omissions made in reliance upon and in conformity with information furnished in writing by Parent, the Purchaser or their Affiliates, representatives or advisors), which are false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing and anything to the contrary in this Agreement or any other agreement to be entered into pursuant to this Agreement, the Company shall not be required to indemnify, defend and hold harmless any A&S Indemnified Party from and against any Indemnifiable Loss resulting from any claims that the statements included in the Company Proxy Statement and the Form S-1 (in each case other than statements or omissions made in reliance upon and in conformity with information furnished in writing by Parent, the Purchaser or their Affiliates, representatives or advisors expressly for use therein) are false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Notwithstanding the Company's obligations to indemnify the A&S Indemnified Parties pursuant to Section 5.3(a) hereof, the Company shall be obligated to indemnify the A&S Indemnified Parties only for those Indemnifiable Losses under clause (iii) of Section 5.3(a) hereof as to which the A&S Indemnified Parties have given the Company written notice thereof on or prior to the expiration of any applicable statute of limitations period (it being understood that there shall be no corresponding time limitation with respect to any Indemnifiable Losses arising under clause (i) or (ii) of Section 5.3(a) hereof). Notwithstanding the foregoing, if on or before the expiration of such indemnification period any A&S Indemnified Party has given notice to the Company pursuant to Section 5.4 hereof of any matter which would be the basis for a claim of indemnification by such A&S

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Indemnified Party pursuant to Section 5.3(a), such A&S Indemnified Party shall have the right after the expiration of such indemnification period to assert or to continue to assert such claim and to be indemnified with respect thereto.

     Section 5.4 PROCEDURE FOR INDEMNIFICATION. All claims for indemnification under this Article V shall be asserted and resolved as follows:

     (a) In the event that any claim or demand, or other circumstance or state of facts which could give rise to any claim or demand, for which an Indemnifying Party may be liable to an Indemnified Party hereunder is asserted against or sought to be collected by a third party (an "Asserted Liability"), the Indemnified Party shall promptly notify the Indemnifying Party in writing of such Asserted Liability, specifying the nature of such Asserted Liability and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"); provided that no delay on the part of the Indemnified Party in giving any such Claim Notice shall relieve the Indemnifying Party of any indemnification obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is materially prejudiced by such delay. The Indemnifying Party shall have twenty (20) days (or less if the nature of the Asserted Liability requires) from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not the Indemnifying Party desires, at the Indemnifying Party's sole cost and expense and by counsel of its own choosing, which shall be reasonably satisfactory to the Indemnified Party, to defend against such Asserted Liability; provided that if, under applicable standards of professional conduct a conflict on any significant issue between the Indemnifying Party and any Indemnified Party exists in respect of such Asserted Liability, then the Indemnifying Party shall reimburse the Indemnified Party for the reasonable fees and expenses of one additional counsel to be retained in order to resolve such conflict, promptly upon presentation by the Indemnified Party of invoices or other documentation evidencing such amounts to be reimbursed. If the Indemnifying Party undertakes to defend against such Asserted Liability, the Indemnifying Party shall control the investigation, defense and settlement thereof; provided that (i) the Indemnifying Party shall use its reasonable efforts to defend and protect the interests of the Indemnified Party with respect to such Asserted Liability, (ii) the Indemnified Party, prior to or during the period in which the Indemnifying Party assumes control of such matter, may take such reasonable actions as the Indemnified Party deems necessary to preserve any and all rights with respect to such matter, without such actions being construed as a waiver of the Indemnified Party's rights to defense and indemnification pursuant to this Agreement, and
(iii) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, consent to any settlement which (A) imposes any Liabilities on the Indemnified Party (other than those Liabilities which the Indemnifying Party agrees to promptly pay or discharge), and (B) with respect to any non-monetary provision of such settlement, would be likely, in the Indemnified Party's reasonable judgment, to have an adverse effect on the business operations, assets, properties or prospects of Parent, the Company or the Retained Business (in the case of a Parent Indemnified Party), A&S or the A&S Business (in the case of an A&S Indemnified Party), or such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to control, pay or settle any Asserted Liability which the Indemnifying Party shall have undertaken to defend so long as the Indemnified Party shall also waive any right to indemnification therefor by the Indemnifying Party. If the Indemnifying Party undertakes to defend against such Asserted Liability, the Indemnified Party shall cooperate fully with the Indemnifying Party and its counsel in the investigation, defense and settlement thereof. If the Indemnified Party

                                                                         ANNEXES
desires to participate in any such defense it may do so at its sole cost and expense. If the Indemnifying Party does not undertake within the Notice Period to defend against such Asserted Liability, then the Indemnifying Party shall have the right to participate in any such defense at its sole cost and expense, but the Indemnified Party shall control the investigation, defense and settlement thereof (provided that the Indemnified Party may not settle any such Asserted Liability without obtaining the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld by the Indemnifying Party; provided that in the event that the Indemnifying Party is in material breach at such time of the provisions of this Section 5.4, then the Indemnified Party shall not be obligated to obtain such prior written consent of the Indemnifying Party) at the reasonable cost and expense of the Indemnifying Party (which shall be paid by the Indemnifying Party promptly upon presentation by the Indemnified Party of invoices or other documentation evidencing the amounts to be indemnified). The Indemnified Party and the Indemnifying Party agree to make available to each other, their counsel and other representatives, all information and documents available to them which relate to such claim or demand (subject to the confidentiality provisions of Section 7.5 hereof); provided that no party hereto shall be obligated to disclose any information which would result in the waiver of any attorney-client, attorney work product or other similar privileges, if the disclosure of such information would be materially prejudicial to such disclosing party. The Indemnified Party and the Indemnifying Party and the Company and its employees also agree to render to each other such assistance and cooperation as may reasonably be required to ensure the proper and adequate defense of such claim or demand.

     (b) In the event that an Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. The Indemnifying Party shall have twenty (20) days from the date such Claim Notice is delivered during which to notify the Indemnified Party in writing of any good faith objections it has to the Indemnified Party's Claim Notice or claims for indemnification, setting forth in reasonable detail each of the Indemnifying Party's objections thereto. If the Indemnifying Party does not deliver such written notice of objection within such 20-day period, the Indemnifying Party shall be deemed to have accepted responsibility for the prompt payment of the Indemnified Party's claims for indemnification, and shall have no further right to contest the validity of such indemnification claims. If the Indemnifying Party does deliver such written notice of objection within such 20-day period, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve any such dispute within thirty (30) days of the delivery by the Indemnifying Party of such written notice of objection. If the Indemnifying Party and the Indemnified Party are unable to resolve any such dispute within such 30-day period, then either the Indemnifying Party or the Indemnified Party shall be free to pursue any remedies which may be available to such party under applicable Law.

     Section 5.5  MISCELLANEOUS INDEMNIFICATION PROVISIONS.

     (a) The Indemnifying Party agrees to indemnify any successors of the Indemnified Party to the same extent and in the same manner and on the same terms and conditions as the Indemnified Party is indemnified by the Indemnifying Party under this Article V. In the event that any claim for indemnification under either Articles V, VI or VIII hereof meets the criteria of more than one of the types of claims for which indemnification is provided for under such provisions, the Indemnified Party, in its sole discretion, shall classify such claim

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                                      B-16
and only be required to include such claim, and the recoveries for indemnification therefrom, in one of such categories. No investigation made by any party hereto shall affect any representation or warranty of the other parties hereto contained in this Agreement, the Disclosure Schedule or any certificate, document or other instrument delivered in connection herewith. The consummation by Parent of the Merger pursuant to the terms and conditions of the Merger Agreement, either with or without knowledge of a breach of warranty or covenant or misrepresentation by any party hereto, shall not constitute a waiver of any claim by any Parent Indemnified Party for Indemnifiable Losses with respect to such breach or misrepresentation. In determining the amount of Indemnifiable Losses to which a Parent Indemnified Party or A&S Indemnified Party (as the case may be) is entitled to indemnification hereunder, an arbitration panel, court or tribunal may take into consideration, where appropriate and without duplication, any diminution in the aggregate value of the Retained Business or the A&S Business (as the case may be). Notwithstanding anything to the contrary contained in this Agreement, the assignment of any party's rights hereunder to any other person or entity shall not limit, affect or prejudice the ability of the assigning party to continue to enforce any rights of indemnification hereunder or other rights hereunder in accordance with the terms and conditions of this Agreement.

     (b) In determining the amount of any indemnity payable under this Article V, such amount shall be reduced by (x) any related tax benefits if and when actually realized or received (but only after taking into account any tax benefits (including, without limitation, any net operating losses or other deductions) to which the Indemnified Party would be entitled without regard to such item), except to the extent such recovery has already been taken into account in determining the amount of any indemnity payable under Articles V, VI or VIII hereof, and (y) any insurance recovery if and when actually realized or received, in each case in respect of such Asserted Liability. Any such recovery shall be promptly repaid by the Indemnified Party to the Indemnifying Party following the time at which such recovery is realized or received pursuant to the previous sentence, minus all reasonably allocable costs, charges and expenses incurred by the Indemnified Party in obtaining such recovery. Notwithstanding the foregoing, if (x) the amount of Indemnifiable Losses for which the Indemnifying Party is obligated to indemnify the Indemnified Party is reduced by any tax benefit or insurance recovery in accordance with the provisions of the previous sentence, and (y) the Indemnified Party subsequently is required to repay the amount of any such tax benefit or insurance recovery or such tax benefit or insurance recovery is disallowed, then the obligation of the Indemnifying Party to indemnify with respect to such amounts shall be reinstated immediately and such amounts shall be paid promptly to the Indemnified Party in accordance with the provisions of this Agreement.

     (c) In the event that a dispute between any Indemnifying Party and any Indemnified Party concerning the existence of a right or obligation to indemnity under this Agreement is determined by any arbitration panel or any court or tribunal, the reasonable fees and expenses of the attorneys for the party which is principally prevailing in such action shall be paid by the party which is not principally prevailing in such action.

     (d) All amounts owing under this Article V shall bear interest at a fluctuating rate of interest equal to the rate of interest from time to time announced by KeyBank, N.A. in Cleveland, Ohio as its prime lending rate, computed from the time such damage, cost or expense was incurred or suffered to the date of payment therefor.

                                                                         ANNEXES

     (e) The remedies provided by this Article V shall be the parties' sole and exclusive remedies for the recovery of any Indemnifiable Losses resulting from, arising out of or related to misrepresentations, breaches of warranties, and non-fulfillment of obligations under this Agreement, except those arising from, arising out of or related to fraud; provided that the provisions of this Section 5.5(e) shall not limit the ability of any party to seek injunctive or similar relief pursuant to Section 11.12 hereof.

     Section 5.6 PENDING LITIGATION. Following the Effective Time, (a) A&S shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all pending Actions relating primarily to the A&S Business, the A&S Assets or the A&S Liabilities (each, an "A&S Action"), and may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the consent of the Company, and (b) the Company shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all pending Actions relating primarily to the Retained Business (each, a "Retained Action"), and may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the consent of A&S; provided that if both the Company and A&S are named as parties to any A&S Action or Retained Action, neither the Company nor A&S (nor any of their respective Subsidiaries) may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the prior written consent of the other party (which consent may not be unreasonably withheld) if such settlement, compromise or consent to such judgment includes any form of injunctive relief binding upon such other party. A&S shall indemnify, defend and hold harmless each of the Parent Indemnified Parties, and the Company shall indemnify and hold harmless each of the A&S Indemnified Parties, in the manner provided in this Article V, from and against all Indemnifiable Losses arising out of or resulting from each such Action over which such Indemnifying Party has authority and control pursuant to this Section 5.6.

     Section 5.7. CONSTRUCTION OF AGREEMENTS. Notwithstanding any other provision in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Article V and the provisions of any other part of this Agreement or any exhibit or schedule hereto, the provisions of this Article V shall control, and in the event and to the extent that there shall be a conflict between the provisions of this Agreement (including, without limitation, the provisions of this Article V) and the provisions of the Tax Sharing Agreement, the provisions of the Tax Sharing Agreement shall control.

                                   ARTICLE VI

                           CERTAIN ADDITIONAL MATTERS

     Section 6.1  REPRESENTATIONS OR WARRANTIES; DISCLAIMERS.

     (a) It is the explicit intent of each party hereto that no party to this Agreement or to the Merger Agreement is making any representation or warranty whatsoever, express or implied, in this Agreement or in any other agreement contemplated hereby, except those representations and warranties expressly set forth in this Agreement. Each of the parties hereto agrees, to the fullest extent permitted by Law, that none of them nor any of their Affiliates, agents or representatives shall have any liability or responsibility whatsoever to any such other party hereto or such other party's Affiliates, agents or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to any such other party or such other party's Affiliates, agents or representatives (or any

ANNEXES
omissions therefrom), including, without limitation, in respect of the specific representations and warranties set forth in this Agreement and the Merger Agreement and the covenants and agreements set forth in the Merger Agreement, except (i) as and only to the extent expressly set forth in the indemnification provisions of Article V hereof and as otherwise expressly set forth herein (subject to the limitations and restrictions contained herein), and (ii) with respect to breaches of the covenants and agreements set forth in this Agreement.

     (b) Without limiting the generality of the foregoing, it is understood and agreed (a) that neither Parent, the Company nor any of the Retained Subsidiaries is, in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting in any way as to the value or freedom from encumbrance of, or any other matter concerning, any A&S Assets, (b) that the A&S Assets are being transferred "as is, where is" and (c) that, subject to the obligations of the Company set forth in Section 6.2 hereof, A&S shall bear the risk that any conveyances of the A&S Assets might be insufficient. Similarly, it is understood and agreed that neither Parent, the Company nor any of the Retained Subsidiaries is, in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting to A&S or any A&S Indemnified Party in any way that the obtaining of the consents and approvals, the execution and delivery of any amendatory agreements and the making of the filings and applications contemplated by this Agreement shall satisfy the provisions of any or all applicable agreements or the requirements of all applicable Laws or judgments.

     (c) A&S represents and warrants to the Company that (i) since December 31, 1998, the A&S Business has been conducted in the ordinary course of business consistent with past practice; (ii) neither the Company nor any of the Retained Subsidiaries will, after giving effect to the Split-Off, be liable directly or indirectly, as borrower, surety, guarantor, indemnitor or otherwise, with respect to any of the A&S Liabilities; (iii) except as set forth in Schedule 6.1(c)(iii) of the Disclosure Schedule, there are no Intercompany Agreements in effect as of the date hereof; (iv) there are no A&S Assets which have been used within the Retained Business since December 31, 1998, other than those A&S Assets which are listed on Schedule 6.1(c)(iv) of the Disclosure Schedule; (v) except as set forth in Schedule 6.1(c)(v) of the Disclosure Schedule, A&S shall not immediately after giving effect to the Split-Off, own, hold or lease, in whole or in part, any of the assets, properties, licenses and rights which are reasonably necessary to carry on the Retained Business as presently conducted; and (vi) except as set forth in Schedule 6.1(c)(vi) of the Disclosure Schedule or as provided in Section 4.2, since December 31, 1998, no other intercompany transfers, dividends or payments have taken, or will take, place outside the ordinary course of business between A&S, on the one hand, and the Company or any Retained Subsidiary, on the other hand.

     Section 6.2 FURTHER ASSURANCES; SUBSEQUENT TRANSFERS. Each of the parties hereto will execute and deliver such further instruments of transfer and distribution and will take such other actions as any party hereto may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

     Section 6.3 USE OF NAMES. Following the Effective Time, A&S shall have the sole and exclusive ownership of and right to use, as between the Company and each of the Retained Subsidiaries, on the one hand, and A&S, on the other hand, the "Anthony & Sylvan Pools Corporation" name and each of the names used (or formerly used) in the A&S Business (the "A&S Names"), and each of the trade marks, trade names, service marks and

                                                                         ANNEXES
other proprietary rights exclusively related to such A&S Names (the "A&S Proprietary Name Rights") and any trade marks, trade names, service marks or other proprietary rights mutually agreed among the Parties prior to the Effective Time. Following the Effective Time, the Company and each of the Retained Subsidiaries shall have the sole and exclusive ownership of and right to use, as between A&S, on the one hand, and the Company and each of the Retained Subsidiaries, on the other hand, all names used (or formerly used) by the Company or any of the Retained Subsidiaries as of such date other than the A&S Names (the "Company Names"), and all other trade marks, trade names, service marks and other proprietary rights owned or used by the Company or any of the Retained Subsidiaries as of such date other than the A&S Proprietary Name Rights (the "Company Proprietary Name Rights"). Notwithstanding the foregoing, following the Effective Time, (x) the Company shall, and shall cause its Subsidiaries and other Affiliates to, take all action reasonably necessary to cease using, and change as soon as commercially practicable (including by amending any charter documents), any corporate or other names which are the same as or confusingly similar to any of the A&S Names or any of the A&S Proprietary Name Rights, and (y) A&S shall, and shall cause its Subsidiaries and other Affiliates to, take all action reasonably necessary to cease using, and change as soon as commercially practicable (including by amending any charter documents), any corporate or other names which are the same as or confusingly similar to any of the Company Names or any of the Company Proprietary Name Rights.

     Section 6.4  LITIGATION RELATING TO TRANSACTION.

     (a) Following the date hereof until the Effective Time, in the event that any Action is commenced against the Company or any of its Subsidiaries (including A&S) challenging either the Merger Agreement, this Agreement or the Tax Sharing Agreement or any of the transactions contemplated therein or herein (any such Action, a "Transaction Suit"), then the Company shall provide promptly to Parent copies of all material pleadings sent or received after the date hereof by the Company or its counsel with respect to any such Transaction Suits. Parent shall be entitled to participate in the defense of each Transaction Suit and to employ counsel at its own expense to assist in the handling of each such Transaction Suit. Neither the Company nor any of its Subsidiaries (including A&S) shall settle or compromise any Transaction Suit or consent to the entry of any judgment with respect to any such Transaction Suit, without the prior written consent of Parent (which consent shall not be unreasonably withheld).

     (b) Following the Effective Time, the Company shall provide promptly to A&S copies of all material pleadings sent or received after the Effective Time by the Company or its counsel with respect to any Transaction Suits to which A&S or any of its Affiliates is a party. A&S shall be entitled to participate in the defense of each Transaction Suit to which it or any of its Affiliates is a party, and to employ counsel at its own expense to assist in the handling of each such Transaction Suit. Following the Effective Time, neither the Parent nor the Company nor any of their respective Subsidiaries shall settle or compromise any Transaction Suit to which A&S or any of its Affiliates is a party or consent to the entry of any judgment with respect to any such Transaction Suit, without the prior written consent of A&S (which consent shall not be unreasonably withheld).

     Section 6.5 OPERATION PRIOR TO SPLIT-OFF. Prior to the Effective Time, A&S and Company agree to operate their respective businesses in the ordinary course of business and in a manner consistent with past practice. In addition, during the period prior to the Cut-Off

ANNEXES

Date, A&S shall (i) continue to sweep cash from its various accounts to the Company in the ordinary course of its business in a manner consistent with past practices and (ii) pay its accounts payable and take payment discounts on such accounts payable in the ordinary course of its business in a manner consistent with past practices.

     Section 6.6 RESTRICTIONS ON POST-SPLIT-OFF COMPETITIVE ACTIVITIES. As an inducement to the parties hereto to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the A&S Business and the Retained Business, Parent and the Company, on one hand, and A&S, on the other hand, hereby covenant and agree that for a period of three (3) years from the Effective Time, they will not, directly or indirectly: (i) enter, engage in, continue in or carry on (x) in the case of Parent and the Company, the swimming pool installation business, or (y) in the case of A&S, the business of manufacturing water pressure vessels or swimming pool and spa equipment, which as of the date of this Agreement are manufactured by the Company or any Retained Subsidiary; or (ii) engage in any practice the purpose of which is to evade the provisions of this covenant not to compete; provided, however, that the foregoing shall not prohibit the ownership of securities of corporations engaged in the prohibited businesses which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation. The parties agree that the geographic scope of this covenant not to compete shall extend throughout the world. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such excessively broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

                                  ARTICLE VII

                       ACCESS TO INFORMATION AND SERVICES

     Section 7.1 PROVISION OF CORPORATE RECORDS. Except as provided in the following sentence, on or about the Effective Time, the Company shall deliver to A&S all corporate books and records, in its possession, (including all active agreements, active litigation files and government filings) which are corporate records of A&S, including, without limitation, original corporate minute books, stock ledgers and certificates and corporate seals of A&S. Notwithstanding the foregoing and subject to the confidentiality provisions of Section 7.5 hereof, the Company shall have the right to retain copies of any such documents which also relate to the Retained Business.

     Section 7.2 ACCESS TO INFORMATION. Subject to the confidentiality provisions of Section 7.5 hereof, from and after the Effective Time (i) A&S shall afford to the Company and its authorized accountants, counsel and other designated representatives reasonable access (including, without limitation, using reasonable efforts to give access to persons or firms possessing Information (as defined below)), subject to any access, disclosure, copying, time or other limitations imposed by applicable law or A&S, to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within A&S's possession relating to the A&S Business, insofar as such access is reasonably required by the Company in connection with the operation of the Retained Business, and

                                                                         ANNEXES

(ii) the Company shall afford to A&S and its authorized accountants, counsel and other designated representatives reasonable access (including, without limitation, using reasonable efforts to give access to persons or firms possessing Information), subject to any access, disclosure, copying, time or other limitations imposed by applicable law or the Company, to all Information within the Company's possession relating to the Retained Business, insofar as such access is reasonably required by A&S in connection with the operation of the A&S Business. Information may be requested under this Article VII for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

     Section 7.3 PRODUCTION OF WITNESSES. From and after the Effective Time, each party shall use reasonable efforts to make available to the other party, upon written request, its officers, directors, employees and agents as witnesses to the extent that any such person may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

     Section 7.4 RETENTION OF RECORDS. Except as otherwise required by Law or agreed to in writing, A&S and the Company shall each retain, for a period of at least seven (7) years following the Effective Time, all significant Information relating to (i) in the case of the Company, the A&S Business and (ii) in the case of A&S, the Retained Business. Notwithstanding the foregoing, either A&S or the Company may destroy or otherwise dispose of any of such Information at any time, provided that, prior to such destruction or disposal, (a) A&S or the Company, as the case may be, shall provide no less than ninety (90) or more than one hundred twenty (120) days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of and (b) if the other party shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to the other party, A&S or the Company, as the case may be, shall promptly arrange for the delivery of such of the Information as was requested, at the expense of the requesting party.

     Section 7.5  CONFIDENTIALITY.

     (a) Each party shall hold, and shall cause its officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the reasonable opinion of its counsel, by other requirements of Law, all confidential, proprietary or other non-public information or trade secrets concerning the other party (or such other party's business operations or the business operations of such other party's Affiliates) which is furnished it by such other party or its representatives (collectively, the "Confidential Information"). None of the parties hereto nor any of their respective Affiliates shall release or disclose to any other person or entity, any such Confidential Information (except, to the extent reasonably required, for disclosure to those of such party's auditors, attorneys and other representatives who agree to be bound by the provisions of this Section 7.5). Notwithstanding the foregoing, in the event any party hereto is requested to disclose any Confidential Information to any third party pursuant to any judicial or administrative process or, in the reasonable opinion of its counsel, any other requirements of Law, the party from whom such disclosure is sought shall (x) notify the other parties hereto as soon as reasonably practicable of such request for disclosure, (y) disclose only that portion of the Confidential Information which it reasonably believes, following the advice of counsel, is necessary in order to comply with such judicial or

ANNEXES
administrative process or other requirements of Law, and (z) cooperate with the other parties hereto in seeking to narrow the scope of any such third party request for disclosure).

     (b) Notwithstanding the foregoing, the term "Confidential Information" shall not include information (i) which is or becomes generally available to the public other than as a result of disclosure of such information by the disclosing party or any of its Affiliates or representatives, (ii) becomes available to the recipient of such information on a non-confidential basis from a source which is not, to the recipient's knowledge, bound by a confidentiality or other similar agreement, or by any other legal, contractual or fiduciary obligation which prohibits disclosure of such information to the other party hereto, or (iii) which can be demonstrated to have been developed independently by the representatives of such recipient which representatives have not had any access to any information which would otherwise be deemed to be "Confidential Information" pursuant to the provisions of this Section 7.5.

                                  ARTICLE VIII

                                EMPLOYEE MATTERS

     Section 8.1 EMPLOYEES. Effective as of the Effective Time, all A&S Employees shall remain or become employees of A&S in the same capacities as then held by such employees (or in such other capacities as A&S shall determine in its sole discretion), and the employment of any A&S Employee by the Company or the Retained Subsidiaries shall cease.

     Section 8.2  EMPLOYEE BENEFITS.


     (a) A&S 401(k) PLAN. A&S maintains a defined contribution plan and trust intended to qualify under Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended (the "A&S 401(k) Plan"), for the benefit of A&S Employees. A&S agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents and affiliates from and against any and all Indemnifiable Losses arising out of or relating to the A&S 401(k) Plan, including all benefits accrued by A&S Employees thereunder prior to the Effective Time.


     (b) WELFARE BENEFIT PLANS. As of the Effective Time, A&S Employees shall cease to participate in the employee welfare benefit plans (as such term in defined in ERISA) maintained or sponsored by the Company (the "Company Welfare Plans") and shall commence to participate in welfare benefit plans of A&S (the "A&S Welfare Plans"). On and after the Effective Time, the Company shall only be responsible for any claims by A&S Employees for benefits relating to claims incurred prior to the Effective Time. The Company shall use its best efforts to ensure that, except as provided otherwise in the Merger Agreement or this Agreement, the consummation of the transactions contemplated by this Agreement shall not entitle any employee to severance benefits under any severance plan or arrangement of the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Company agrees to permit A&S Employees (and their beneficiaries and dependents) to continue to participate from the Effective Time to and including December 31, 1999 in the Company's group medical plan maintained by the Company in which such persons were participating prior to the Effective Time. A&S agrees to be responsible for the actual costs incurred to provide such continuation of participation and coverage and will promptly reimburse the Company for any costs advanced by it.

                                                                         ANNEXES

     (c) DEFERRED COMPENSATION PLANS. A&S agrees to assume the Company's responsibilities under the Company's Deferred Compensation Plan ("Plan") with respect to those employees or directors identified on Schedule 8.2(c) of the Disclosure Schedule and to make all payments required under the terms of such Plan. In consideration for such assumption, the Company agrees to contribute to A&S, immediately prior to the Effective Time, an amount of money equal to the accrued liability of the Company under such Plan as of the Effective Time, reduced by the tax benefit that the Company would otherwise receive as a result of deducting such accrued liability. For purposes of this Agreement, such tax benefit will be deemed to equal 39% of such accrued liability.

     (d) CERTAIN LIABILITIES. The Company hereby agrees to indemnify A&S against, and agrees to hold it harmless from any and all Indemnifiable Losses incurred or suffered as a result of any claim by any Retained Employee which arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and the Retained Employee, arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to, or after, the Effective Time. A&S hereby agrees to indemnify the Company against and agrees to hold the Company harmless from any and all Indemnifiable Losses incurred or suffered as a result of any claim by any A&S Employee which arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and/or A&S, on the one hand, and the A&S Employee, on the other hand, arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to, or after, the Effective Time. The indemnification provided for in this Section 8.2 shall be subject to the terms and conditions of the indemnification provisions of Article V hereof.

     Section 8.3 OTHER LIABILITIES AND OBLIGATIONS. As of the Effective Time, with respect to claims relating to any employee liability or obligation not otherwise provided for in this Agreement or the Merger Agreement, including, without limitation, accrued holiday, vacation and sick day benefits, (a) the Company shall assume and be solely responsible for all liabilities and obligations whatsoever of both the Retained Business and the A&S Business for all such claims made by Retained Employees and (b) A&S shall assume and be solely responsible for all liabilities and obligations whatsoever of both the Retained Business and the A&S Business for all such claims made by all A&S Employees.

     Section 8.4 PRESERVATION OF RIGHTS TO AMEND OR TERMINATE PLANS. No provision of this Agreement, shall be construed as a limitation on the right of the Company or A&S to amend any plan or terminate its participation therein which the Company or A&S would otherwise have under the terms of such plan or otherwise, and no provision of this Agreement shall be construed to create a right in any employee or beneficiary of such

ANNEXES
employee under a plan that such employee or beneficiary would not otherwise have under the terms of such plan itself.

     Section 8.5 REIMBURSEMENT; INDEMNIFICATION. A&S and the Company acknowledge that the Company, on the one hand, and A&S, on the other hand, may incur costs and expenses (including, without limitation, contributions to plans and the payment of insurance premiums) pursuant to any of the employee benefit or compensation plans, programs or arrangements which are, as set forth in this Agreement, the responsibility of the other party. Accordingly, the Company and A&S agree to reimburse each other, as soon as practicable but in any event within thirty (30) days of receipt from the other party of appropriate verification, for all such costs and expenses reduced by the amount of any tax reduction or recovery of tax benefit realized by the Company or A&S, as the case may be, in respect of the corresponding payment made by it. All liabilities retained, assumed or indemnified by A&S pursuant to this Article VIII shall in each case be deemed to be liabilities of A&S, and all liabilities retained, assumed or indemnified by the Company pursuant to this Article VIII shall in each case be deemed to be liabilities of the Company, and, in each case, shall be subject to the indemnification provisions set forth in Article V hereof.

     Section 8.6 NONSOLICITATION OF EMPLOYEES. For a period ending two (2) years after the date of this Agreement,

          (a) A&S shall not, directly, or indirectly, (i) solicit or induce, or attempt to solicit or induce, any Retained Employee (other than a Retained Employee employed prior to the Effective Time at the Company's corporate level), any employee of the Company or any Retained Subsidiary hired after the date of this Agreement ("Company Subsequent Hire") or any employee of the Parent or its Subsidiaries ("Parent Employee") to leave the employ of the Company, the Parent or any of their Subsidiaries for any reason whatsoever, or (ii) hire any Retained Employee, any Company Subsequent Hire or Parent Employee; provided however, that the prohibition imposed by this subparagraph (ii) shall not apply to any person whose employment by the Company, Parent or any of their Subsidiaries is terminated by such entity; and

          (b) Neither the Company, Parent nor any of their respective Subsidiaries shall, directly or indirectly, (i) solicit or induce, or attempt to solicit or induce, any A&S Employee or any employee of A&S or any subsidiary thereof hired after the date of this Agreement ("A&S Subsequent Hire") to leave the employ of A&S or any subsidiary thereof for any reason whatsoever, or (ii) hire any A&S Employee or any A&S Subsequent Hire; provided however, that the prohibition imposed by this subparagraph
     (ii) shall not apply to any person whose employment by A&S or any subsidiary thereof is terminated by such entity.

     Section 8.7  ACTIONS BY A&S.  Any action required to be taken under this
Article VIII may be taken by A&S, a Subsidiary of A&S or an entity formed pursuant to the provisions of Section 3.2(b).

                                   ARTICLE IX

                                   INSURANCE

     Section 9.1 GENERAL. Except as otherwise agreed in writing between the parties, the Company shall maintain until the Effective Time all policies of liability, fire, extended coverage, fidelity, fiduciary, workers' compensation and other forms of insurance in effect as

                                                                         ANNEXES
of the date hereof insuring the products, properties, assets and operations of A&S; provided, however, that coverage of the products, properties, assets and operation of A&S under such policies shall cease as of the Effective Time.

     Section 9.2 CERTAIN INSURED CLAIMS. The Company shall (a) use reasonable efforts, upon A&S's written request and at A&S's sole expense, to continue to maintain and renew for the benefit of A&S the insurance policies under the Casualty Program with respect to claims having an occurrence date (as the term "occurrence date" is customarily defined) prior to the Effective Time, relating to, or arising out of the conduct of, the A&S Business, and (b) use reasonable efforts and cooperate with A&S, upon A&S's written request and at A&S's sole expense, to obtain coverage, recoveries and other benefits under such policies for the benefit of A&S, including, without limitation, by filing and pursuing claims with respect to obtaining such coverage, recoveries and other benefits; provided that in no event shall the Company be obligated to litigate or pursue any other extra-contractual remedies against any insurer; provided further that all claims pursuant to this Section 9.2 shall be submitted, investigated, processed and paid in accordance with the claims handling procedures used by the Company and its Affiliates from time to time with respect to other like claims. The Company will reimburse A&S for any recovery obtained by it pursuant to such claims. The Company shall make available to A&S such of its employees as A&S may reasonably request as witnesses or deponents in connection with A&S's pursuit of claims.

                                   ARTICLE X

                  CONDITIONS; TERMINATION; AMENDMENTS; WAIVERS

Section 10.1  CONDITIONS TO SPLIT-OFF.

     (a) The obligations of each of the Company and A&S to effect the Split-Off (other than those obligations which are normally expected to precede the Split-Off) shall be subject to the satisfaction of the following conditions: (i) the Purchaser shall have notified the Company that it is prepared to immediately accept for payment shares of Company Common Stock pursuant to the terms and conditions of the Merger Agreement, (ii) the Form S-1 (or the registration statement referred to in Section 3.1(a) hereof) shall have been declared effective by the SEC, (iii) no Court Order or Law shall have been enacted, promulgated, issued or entered against any of the parties hereto which (x) prohibits or materially restricts consummation of any of the transactions contemplated by this Agreement and (y) remains in effect as of the date on which the satisfaction of this condition is determined, (iv) the Company and the Retained Subsidiaries (other than A&S) shall have obtained all consents required to be obtained by the Company as a result of or in connection with the transactions contemplated by this Agreement in order to avoid a material default under any material contract or agreement to or by which the Company or any of their respective Subsidiaries is a party or may be bound, or otherwise necessary to permit the Company and each of the Retained Subsidiaries to conduct their business in a manner consistent with its past practices, (v) A&S shall have declared the Company Dividend and paid the Initial Distribution, and (vi) all consents and approvals of, and notices to and filings with, any Governmental Entity or any other person or entity arising out of or relating to the consummation of the transactions contemplated by this Agreement, shall have been obtained or made (as the case may be).

ANNEXES

     (b) The parties hereto acknowledge and agree that (x) Parent may waive, on behalf of all parties hereto, the conditions set forth in clauses (iii), (iv) and (vi) of Section 10.1(a) above so long as (1) Parent reasonably believes that consummation of the Split-Off at such time will have no material adverse effect on A&S or the A&S Business and (2) Parent agrees to indemnify A&S pursuant to the provisions of Article V hereof with respect to any Indemnifiable Losses which result from any material adverse effect on A&S or the A&S Business which results directly from such waiver, and (y) the Company may not waive any of the conditions set forth in Sections 10.1(a)(i) through 10.1(a)(vi) above without first obtaining the prior written consent of Parent. The respective obligations of each party hereto to perform those of its obligations which are to be performed following consummation of the Split-Off, shall be conditioned on the consummation of the Split-Off in accordance with the provisions of this Agreement.

     Section 10.2 TERMINATION. This Agreement (i) may be terminated and the Split-Off abandoned at any time prior to the Effective Time by the mutual written agreement of each of the parties hereto or (ii) shall be terminated automatically and the Split-Off abandoned upon any termination of the Merger Agreement in accordance with the terms and conditions thereof. In the event that this Agreement shall be terminated pursuant to this Section 10.2, all obligations of the parties hereto under this Agreement shall terminate without further liability or obligation of any party hereto to the other parties hereto under this Agreement or otherwise, except (i) for any breach by such party of the terms and provisions of this Agreement prior to the date of such termination and (ii) as stated in Section 11.3 hereof.

     Section 10.3 AMENDMENTS; WAIVERS. This Agreement may be amended, modified or supplemented only by written agreement of each of the parties hereto. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, agreements or conditions contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                                   ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1 SURVIVAL OF INDEMNITIES; RELEASE. The representations and warranties made in Section 6.1 of this Agreement shall survive for a period of three years from the Effective Time, but shall not survive any termination of this Agreement; provided that claims with respect to breaches of covenants and agreements set forth in this Agreement shall survive for the applicable statute of limitations period. Except as otherwise expressly provided in this Agreement (including, without limitation, the indemnification provisions of Article V hereof), each of the parties (a) agrees that no claims or causes of action may be brought against the Company, A&S, Parent or the Purchaser or any of their Affiliates, agents or representatives based upon, directly or indirectly, any of the representations and warranties contained in this Agreement after three years following the Effective Time (other than causes

                                                                         ANNEXES
of actions commenced after such three-year period to seek recourse for claims asserted during such three-year period that are not resolved by the parties), and (b) hereby waives and releases all other claims and causes of action, that may be asserted or brought against the Company, A&S, Parent or the Purchaser or any of their Affiliates, agents or representatives directly or indirectly based upon or arising under this Agreement or the Merger Agreement, or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, this
Section 11.1 shall not limit any covenant or agreement of the parties in this Agreement, the Merger Agreement or the Tax Sharing Agreement which contemplates performance after the Effective Time (including, without limitation, the covenants and agreements set forth in Sections 2.1(b) and 6.2 hereof), except for the covenants and agreements in the Merger Agreement to the extent of their performance prior to the Effective Time.

     Section 11.2 ENTIRE AGREEMENT. This Agreement (including the schedules and exhibits and the agreements and other documents referred to herein, including, without limitation, the Merger Agreement, the Tax Sharing Agreement and the Confidentiality Agreement) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

     Section 11.3 FEES AND EXPENSES. Except as otherwise provided in this Agreement, the Merger Agreement or the Tax Sharing Agreement and subject to the proviso below, all costs and expenses incurred by the Company and each of the Retained Subsidiaries and by A&S in connection with (x) the preparation, execution and delivery of this Agreement, the Merger Agreement and the Tax Sharing Agreement and (y) consummating such party's obligations hereunder and thereunder (including, without limitation, investment banking, legal, accounting, audit and printing costs and expenses), shall be paid by the Company, upon the submission to the Company of appropriate documentation detailing such costs and expenses.

     Section 11.4 GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the State of Ohio, without giving effect to the choice of law principles thereof.

     Section 11.5 NOTICES. All notices and other communications hereunder shall be (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, telecopy or other standard form of telecommunication, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     (a)  If to the Company, to:

               Essef Corporation
               c/o Anthony & Sylvan Pools Corporation
               220 Park Drive
               Chardon, Ohio 44024
               Facsimile No.: (440) 286-2206
               Attention: Mark E. Brody

ANNEXES
          with a copy to:

               Squire, Sanders & Dempsey L.L.P.
               4900 Key Tower
               127 Public Square
               Cleveland, Ohio 44114
               Facsimile No.: (216) 479-8776
               Attention: Mary Ann Jorgenson, Esq.

     (b)  If to A&S, to:

               Anthony & Sylvan Pools Corporation
               220 Park Drive
               Chardon, Ohio 44024
               Facsimile No.: (440) 286-2206
               Attention: Stuart D. Neidus

          with a copy to:

               Squire, Sanders & Dempsey L.L.P.
               4900 Key Tower
               127 Public Square
               Cleveland, Ohio 44114
               Facsimile No.: (216) 479-8776
               Attention: Mary Ann Jorgenson, Esq.

     (c)  If to Parent or Purchaser, to:

               Pentair, Inc.
               Waters Edge Plaza
               1500 County Road B2 West
               Saint Paul, Minnesota 55113-3105
               Facsimile No.: (651) 639-5203
               Attention: Richard J. Cathcart

          with a copy to:

               Pentair, Inc.
               Waters Edge Plaza
               1500 County Road B2 West
               Saint Paul, Minnesota 55113-3105
               Facsimile No.: (651) 639-5203
               Attention: Louis L. Ainsworth, Esq.

          with a copy to:

               Foley & Lardner
               777 East Wisconsin Avenue
               Milwaukee, Wisconsin 53202-5367
               Facsimile No.: (414) 297-4900
               Attention: Benjamin F. Garmer, III, Esq.

     Section 11.6 SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto (which consent may not be unreasonably withheld), except that any party shall have the right,

                                                                         ANNEXES
without the consent of any other party hereto, to assign all or a portion of its rights, interests and obligations hereunder to one or more direct or indirect subsidiaries, but no such assignment of obligation shall relieve the assigning party from its responsibility therefor. Notwithstanding the foregoing, A&S shall be permitted to assign its rights and obligations under this Agreement to one of its Affiliates (the "A&S Transferee") prior to the Effective Time so long as (x) such assignment shall not relieve A&S from its joint responsibility therefor and
(y) such assignment does not adversely affect any of the rights, benefits or obligations of Parent or any of the Parent Indemnified Parties under this Agreement or the Merger Agreement; provided that in the event of any such assignment to the A&S Transferee, all references to A&S shall be automatically deemed to be references to A&S. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for the provisions of
Section 8.1 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the Indemnified Parties are intended to be third party beneficiaries of the provisions of Article V hereof, and shall have the right to enforce such provisions as if they were parties hereto.

     Section 11.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 11.8 INTERPRETATION. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 11.9 SCHEDULES. The Disclosure Schedule shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     Section 11.10 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 11.11 CONSENT TO JURISDICTION. Each of the parties hereto irrevocably and unconditionally (a) agrees that all suits, actions or other legal proceedings arising out of this Agreement or any of the transactions contemplated hereby (a "Suit") shall be brought and adjudicated solely in the United States District Court for the Northern District of Ohio, or, if such court will not accept jurisdiction, in any court of competent civil jurisdiction sitting in Cleveland, Ohio, (b) submits to the non-exclusive jurisdiction of any such court for the purpose of any such Suit and (c) waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claims that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum or that the venue of such Suit is improper. Each of the parties hereto also irrevocably and unconditionally consents to the service of any process, summons, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 11.5 hereof and agrees that any such form of service shall be effective in connection with any such Suit; provided that nothing contained in

ANNEXES
this Section 11.11 shall affect the right of any party to serve process, pleadings, notices or other papers in any other manner permitted by applicable Law.

     Section 11.12 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto
(a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any court referred to in Section
11.11 hereof.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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                                      B-31

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, all as of the date first written above.

                                          ESSEF CORPORATION

                                          By:       /s/ THOMAS B. WALDIN
                                             -----------------------------------
                                          Name: Thomas B. Waldin
                                          Title: President

                                          ANTHONY & SYLVAN POOLS CORPORATION

                                          By:       /s/ STUART D. NEIDUS
                                             -----------------------------------
                                          Name: Stuart D. Neidus
                                          Title: Chief Executive Officer

                                          PENTAIR, INC.

                                          By:      /s/ RICHARD J. CATHCART
                                             -----------------------------------
                                          Name: Richard J. Cathcart
                                          Title: Executive Vice President

ANNEXES

                                                                         ANNEX C

                             TAX SHARING AGREEMENT

     THIS TAX SHARING AGREEMENT is dated as of the 30th day of April, 1999, by and between Pentair, Inc., a Minnesota corporation ("Pentair"), Essef Corporation, an Ohio corporation ("Essef"), and Anthony & Sylvan Pools Corporation, an Ohio corporation ("A&S").

                                    RECITALS

     WHEREAS, Essef currently owns 100 percent of the total voting power and value of the issued and outstanding stock of A&S and is the common parent of an "affiliated group," as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended ("Code"); and

     WHEREAS, Pentair and Essef have executed an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the shareholders of Essef will receive both cash and shares of A&S in exchange for all of their shares of Essef and, at the conclusion of the merger, Pentair will own 100 percent of the outstanding shares of Essef; and

     WHEREAS, A&S has heretofore joined with Essef in filing Consolidated Tax Returns for a consolidated group that includes Essef, A&S, and certain other corporations (the "Essef Group") for a taxable year that ends on September 30, and most recently ended on September 30, 1998, and Essef, A&S, and Pentair consider it in their mutual best interests to provide herein for the allocation of the federal income tax, and state, local, and foreign income, franchise, and other tax liabilities (collectively, "Tax Liabilities") of A&S and the remainder of the Essef Group for taxable years ended prior to the Closing Date of the Merger Agreement (the "Closing Date") and for the taxable year that includes the Closing Date;

     NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

1.  DEFINITIONS.  For purposes of this Agreement:

     a. "Consolidated return," "consolidated group," "taxable year," "carryback," and similar terms used herein and bearing on federal income tax liability shall have the respective meanings ascribed to them in the Code and the Treasury Regulations thereunder, and, where applicable, specifically the provisions thereof relating to consolidated federal income tax returns. For state, local, or foreign tax purposes, such terms shall be interpreted and applied in a manner so as to achieve as nearly as possible the intention reflected herein with respect to the federal income tax.

     b. "Accountant" means Ernst & Young LLP, or such other United States of America accounting firm as A&S and Essef may mutually agree.

     c. "Tax" or "Taxes" means any federal, state, local, foreign, or other tax of any kind whatsoever (together with any interest, penalties, or additions imposed with respect thereto), including, without limitation, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, service, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, rental, lease, ad valorem, or other tax.

                                                                         ANNEXES

     d. "Tax Affiliate" means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person; provided, however, that for purposes of this Agreement, Tax Affiliates of Essef will not include A&S.

     e. "Tax Benefit" means a reduction in the amount of Taxes that would otherwise be payable, whether resulting from a deduction, credit, reduced gain or increased loss from the disposition of an asset, or otherwise; a person will be deemed to have recognized a Tax Benefit at the time the amount of Taxes such person otherwise would pay is reduced;

     f. "Tax Returns" means all returns, declarations, reports, claims for refunds, information returns, statements, and other forms required to be filed with respect to any Taxes, including any schedule or attachment thereto, and including any amendments or supplements thereof.

     g. "Final Determination" means with respect to any Tax for any period the later of (i) the date on which the statute of limitations for instituting a claim for refund of such Tax has expired, or if such claim was filed, the expiration of the time for instituting suit with respect thereto; and (ii) the date on which all administrative and judicial proceedings with respect to any such assessments or refunds have been finally settled through agreement of the parties to the proceeding or by an administrative or judicial decision from which no appeal can be taken or the time for taking any such appeal has expired.

     h. "Income Taxes" means any Tax based on or measured by or with respect to gross or net income (including, without limitation, capital gain taxes, minimum taxes, income taxes collected by withholding and Taxes on Tax preference items) or receipts (together with any interest, penalties, and additions to Tax imposed with respect thereto).

     i.  "Income Tax Return" means any Tax Return with respect to Income Taxes.

     j. "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated association, a limited liability company, a governmental entity (or any department, agency, or political subdivision thereof), or any other entity.

     k.  "Split-Off" shall have the same meaning as in the Merger Agreement.

     l. "Transition Agreement" means that certain agreement dated April 30, 1999 among Essef, A&S, and Pentair for the purpose of implementing certain of the transfers and other transactions contemplated by the Merger Agreement, and particularly the Split-Off.

2. TAXES ALLOCATED TO PENTAIR AND ESSEF. Pentair and Essef will be responsible for, will pay or cause to be paid, and will indemnify and hold A&S harmless from and against any and all liability for the following Taxes:

     a. all Taxes imposed on or asserted against Essef, Pentair, or any of their Tax Affiliates (including any obligations for Tax Liabilities of other Persons that have been assumed, by indemnity or otherwise, by Essef, Pentair, or any of their Tax Affiliates) with respect to any taxable periods, and, subject to Section 4(a) hereof, all Taxes imposed on or asserted against A&S (including any obligations for Tax Liabilities of other Persons that have been assumed, by indemnity or otherwise, by A&S or any of its Tax Affiliates on or before the Closing Date) with respect to all taxable periods that end on or prior to the Closing Date, including any short taxable year of A&S that ends on the Closing Date either by operation of law or pursuant to an election made as provided in
Section 3(a) hereof;

ANNEXES

     b. subject to Section 4(a) hereof, all Taxes imposed on or asserted against A&S arising out of the inclusion of A&S in any consolidated return filed by Essef, Pentair, or any of their Tax Affiliates, including, without limitation, any liability asserted under section 1502-6 of the U.S. Treasury regulations and any similar provisions relating to state, local, or foreign Taxes;

     c. subject to the provisions of Section 4(b) hereof, all Taxes imposed on Essef, A&S, or any of their Tax Affiliates as a result of the Split-Off pursuant to the Merger Agreement;

     d. all Taxes arising as a result of any election filed under section 338 of the Code, or any similar provision of state, local, or foreign law, as a result of Pentair's acquisition of the shares of Essef pursuant to the Merger Agreement; and

     e. all Taxes allocated to Essef, Pentair, or any of their Tax Affiliates pursuant to Section 3 hereof.

3.  STRADDLE PERIODS.

     a. With respect to any taxable period of A&S that would (absent an election) include, but not end until after, the Closing Date (a "Straddle Period"), Pentair, Essef (including its Tax Affiliates), and A&S will, to the extent permitted by applicable law, elect with the relevant Tax authority to close such Straddle Period as of the close of the Closing Date.

     b. Pentair and Essef will be responsible for, will pay or cause to be paid, and will indemnify and hold A&S harmless from and against, any Income Taxes owed by A&S for the portion of any Straddle Period up to and including June 30, 1999. For purposes of this Section 3(b), Income Taxes for the portion of a Straddle Period up to and including June 30, 1999, will be determined based upon an interim closing of the books of A&S as of June 30, 1999, based upon the accounting practices and procedures used by A&S in preparing its Tax Returns.

     c. As to any Tax other than an Income Tax (a "Non-Income Tax") for any Straddle Period, Pentair and Essef will be responsible for, will pay or cause to be paid, and will indemnify and hold A&S harmless from and against, (i) with respect to any Non-Income Tax that is determined based upon specific transactions (including, but not limited to, value added, sales and use Taxes), all Non-Income Taxes applicable to transactions that have occurred during the period through June 30, 1999, and (ii) with respect to any Non-Income Tax that is not based upon specific transactions (including, but not limited to, license, real property, personal property, franchise and doing business Taxes), a portion of such Non-Income Tax equal to the full amount of such Non-Income Tax multiplied by a fraction, the numerator of which is the number of days in the Straddle Period ending on June 30, 1999 and the denominator of which is the number of days in the entire Straddle Period; provided that Pentair's and Essef's allocation will be adjusted appropriately to reflect the actual proportionate period of property ownership or the activity of A&S during the Straddle Period, as applicable, for any such Non-Income Taxes imposed with respect to the ownership of specific items of property held by A&S or the activity of A&S, as applicable, during the Straddle Period.

     d. Pentair and Essef will pay to A&S the amount of any Tax Benefit recognized by Essef that is attributable to any loss or other Tax attribute that, if the Split-Off had occurred on June 30, 1999, would have been reported by A&S on its own Tax Returns, or that otherwise results from the activities or operations of A&S after June 30, 1999.

                                                                         ANNEXES

4.  TAXES ALLOCATED TO A&S.

     a. Other than those Taxes for which Pentair or Essef is responsible pursuant to Sections 2 and 3 hereof, A&S will be responsible for, will pay or cause to be paid, and will indemnify and hold Pentair and Essef harmless from and against any and all Taxes imposed on A&S if, in the case of Income Taxes, the taxable income accrued after June 30, 1999, or if, in the case of other Taxes, the event giving rise to the Tax occurred after June 30, 1999.

     b. Within 30 calendar days of the Closing Date, A&S will pay to Essef the amount, if any, computed under this subsection, which will be determined as prescribed below.

          i. First, calculate the Tax that Essef will owe on the gain recognized as a result of the Split-Off of the A&S stock (the "A&S Stock Tax") pursuant to the Merger Agreement, using (x) an assumed effective tax rate of 39 percent, (y) the stock value determined under Section 5 hereof, and (z) the tax basis reflected in Essef's books and records at the beginning of the Closing Date, as adjusted for the net amount of dividend distributed by A&S pursuant to Section 4.1 of the Transition Agreement, after any adjustments required by the Code and the Treasury regulations.

          ii. Second, calculate the Tax Benefit that Essef will recognize because of payments (whether in cash or otherwise) made in satisfaction of compensatory stock options (including options accelerated in connection with the Merger), pursuant to the Merger Agreement (the "Essef Stock Option Tax Benefit"), using an assumed effective tax rate of 39 percent.

          iii. Third, calculate the nondeductible cash payments that Essef is obligated to make as a result of the accelerated vesting of compensatory stock options (the "Parachute Cost").

          iv. Fourth, calculate the surplus (the "Surplus") or shortfall (the "Shortfall") in the proceeds (the "Proceeds") received by or credited to Essef upon the exercise of the compensatory stock options referenced in
     (ii) above. The Surplus shall be the amount by which the Proceeds exceed $5.8 million and the Shortfall shall be the amount by which $5.8 million exceeds the Proceeds. However, there shall be no Shortfall for purposes hereof unless the Proceeds are less than $5.55 million and there shall be no Surplus for purposes hereof unless the Proceeds are greater than $6.05 million.

          v. To the extent that the excess of (x) the sum of the Essef Stock Option Tax Benefit plus the Surplus over (y) the sum of the A&S Stock Tax plus the Parachute Cost plus the Shortfall (which excess is referred to as the "Net Tax Benefit") is less than $4.2 million, A&S will pay to Essef the amount by which $4.2 million exceeds the Net Tax Benefit. At A&S's option, any amount owing to Essef under this subsection may be satisfied and discharged by A&S's delivering to Essef a promissory note consistent with the terms set forth in Exhibit A hereto.

          vi. To the extent that the Net Tax Benefit exceeds $4.2 million, the consequences thereof are not the subject of this Agreement but will be addressed as prescribed in Section 4.1 of the Transition Agreement.

          vii. Apart from any amount payable under this Section, A&S will have no obligation to Essef, Pentair, or any of their Tax Affiliates on account of the A&S Stock Tax or the Essef Stock Option Tax Benefit.

ANNEXES

          viii. The time deadlines prescribed herein will apply notwithstanding any other timing provisions of this Agreement. The calculations contemplated by this subsection will be made initially by A&S within 30 calendar days after the Closing Date and will then promptly be presented to Essef for its review and approval. If Essef disagrees with any of the calculations, it will notify A&S within 30 calendar days of receiving the calculations from A&S. In the event of such a disagreement, representatives of the parties will meet to resolve their differences. If they are unable to resolve all disagreements within 10 calendar days after Essef has notified A&S of the disagreement, any remaining disagreements will be resolved as prescribed in Section 14 hereof. The due date for any payments required under this subsection will be extended by the period of time required to resolve any disagreements between Essef and A&S with regard to the calculations.

5. For purposes of computing the capital gain tax referenced in Sections 2(c) and 4(b) hereof, the parties agree as follows:

     a. The A&S stock is expected to be publicly traded, beginning on the Closing Date, on the NASDAQ market. The parties will value the A&S stock at the mean between the high and the low trading prices on the first full day of trading following the Closing, unless, after reviewing the results of the first five trading days following the Closing, either Pentair or A&S, each in its sole discretion, determines that such value does not reflect the value of the A&S shares for tax purposes on the Closing Date.

     b. If either Pentair or A&S makes the determination referenced immediately above, the parties will commence discussions and attempt to agree on the value for the A&S stock (the "Value") based upon the trading pattern of the A&S stock and on other relevant facts and circumstances, including an appraisal obtained from Rhone Group of the fair market value of the A&S stock on the Closing Date, which appraisal will reflect in substantial part the trading prices obtained in the public securities market for the Essef stock in the last several days prior to the Closing Date.

     c. If after 15 calendar days following the commencement of the discussions referenced above, Pentair and A&S have not agreed on the Value, the question will be referred to binding arbitration by an arbitrator (the "Arbitrator") mutually agreeable to both Pentair and A&S. The Arbitrator shall be either a tax partner in one of the five largest public accounting firms doing business in the United States or a tax partner in a law firm having at least 20 professionals listed firm-wide in the most recent edition of The Tax Directory published by Tax Analysts. In either case, the Arbitrator shall be an individual with expertise in the issues of law and fact that relate to the valuation of corporate stock distributed in corporate spin-offs or split-offs. The Arbitrator shall base his decision on the considerations referenced in Section 5(b).

6.  REFUNDS OF INDEMNIFIED TAXES.

     a. A&S will promptly remit to Pentair or Essef an amount equal to all refunds (including interest thereon and any amounts applied against a Tax Liability for other taxable periods) of any Taxes for which A&S is indemnified pursuant to this Agreement ("Essef's Refunds").

     b. Pentair and Essef will promptly remit (and will cause their Tax Affiliates to promptly remit) to A&S an amount equal to all refunds (including interest thereon and any

                                                                         ANNEXES
amounts applied against a Tax Liability for other taxable periods) of any Taxes for which Essef is indemnified pursuant to this Agreement ("A&S's Refunds").

     c. Upon the request of Essef, A&S will file claims for Essef's Refunds in such form as Essef may reasonably request. Essef will have the sole right to prosecute any claims for Essef's Refunds (by suit or otherwise) at Essef's expense and with counsel of Essef's choice. A&S will cooperate fully with Essef and its counsel in connection with any claims for Essef's Refunds.

     d. Upon the request of A&S, Essef will file claims for A&S's Refunds in such form as A&S may reasonably request. A&S will have the sole right to prosecute any claims for A&S's Refunds (by suit or otherwise) at A&S's expense and with counsel of A&S's choice. Essef will cooperate fully with A&S and its counsel in connection with any claims for A&S's Refunds.

     e. Except as otherwise provided in this Agreement, any refunds of Taxes other than Essef's Refunds or A&S's Refunds will be the property of the payee of such refunds and no other party to this Agreement or its Tax Affiliates will have any right to such refunds.

7.  TAX CARRYBACKS

     a. If A&S incurs any net operating loss, net capital loss, or other deduction or credit in any taxable period ending after the Closing Date (a "Post-Closing Carryback") that may be carried back to any taxable period ending on or before the Closing Date, Essef and Pentair will cooperate with A&S in filing an appropriate refund claim or amended Tax Return and will assign and promptly remit to A&S the amount of any refund of Tax received by, or Tax Benefit recognized by, Pentair or Essef or any of their Tax Affiliates, as a result of such Post-Closing Carryback.

     b. If Pentair or Essef makes any remittance to A&S under Section 7(a) hereof and all or part of such Post-Closing Carryback is subsequently disallowed, then A&S shall promptly pay to Essef or Pentair that portion of the remittance that relates to the portion of the Post-Closing Carryback that is disallowed and, in addition thereto, any other costs or expenses incurred by Pentair or Essef in respect to the disallowed portion of the Post-Closing Carryback, including any interest attributable thereto that is assessed by the taxing authority.

8. NO OBLIGATION TO FILE AMENDED TAX RETURNS. Except as otherwise specifically provided in this Agreement, neither A&S, Pentair, or Essef, nor any of their respective Tax Affiliates, will be obligated to file any amended Tax Return or other Tax refund claim.

9.  PREPARATION AND FILING OF TAX RETURNS.

     a. Pentair or Essef will prepare or cause to be prepared, and file or cause to be filed (i) all consolidated, combined, or unitary Income Tax Returns of Essef or any of its Tax Affiliates that include A&S and that are listed in
Schedule 9(a)(i) hereto, and (ii) all Income Tax Returns required to be filed by or on behalf of A&S for taxable periods ending on or before the Closing Date (including by reason of any election under Section 3 hereof) and that are listed in Schedule 9(a)(ii) hereto, and (iii) all other Tax Returns required to be filed by or on behalf of A&S on or before the Closing Date. Pentair and Essef covenant that, except for the returns referenced in Schedule 9(a)(i) hereto, neither they nor any of their Tax Affiliates will file or cause to be filed any consolidated, combined, or unitary returns that include A&S without giving A&S at least 30 days notice of their intent to do so and obtaining the prior written approval of A&S to being so included.

ANNEXES

     b. A&S will prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of A&S other than those set forth in Section 9(a) hereof. A&S will prepare all A&S Tax Returns for taxable periods including, but ending after, the Closing Date ("Straddle Period Returns") in a manner consistent with A&S's past Tax accounting practice and, in the absence thereof, reasonable Tax accounting practices selected by A&S.

     c. Neither Pentair, Essef, nor A&S, nor any of their Tax Affiliates, will exercise any election available under section 1.1502-76(b)(2) of the U.S. Treasury regulations or any corresponding provisions of other Tax laws for any Straddle Period.

     d. A&S will assist Pentair or Essef in timely obtaining any required signatures or other filing requirements in respect of Tax Returns prepared by Pentair or Essef for A&S pursuant to section 9(a).

     e. Upon request of either A&S or Essef, the other party shall make available prior to filing (and after filing) for inspection and copying all Tax Returns and related workpapers with respect to Taxes to the extent that (i) such Tax Return relates to Taxes for which the requesting party may be liable, (ii) such Tax Return relates to Taxes for which the requesting party may be liable in whole or in part for any additional Taxes owing as a result of adjustments to the amount of Taxes reported on such Tax Return, (iii) the requesting party reasonably determines that it must inspect such Tax Return to confirm compliance with the terms of this Agreement. A&S and Essef shall attempt in good faith to resolve any issues arising out of the review of such Tax Returns.

10.  PROCEDURES FOR SETTLEMENT OF TAX ALLOCATIONS.

     a. This Section 10(a) will govern the settlement as between A&S, on the one hand, and Essef and Pentair, on the other hand, of all Straddle Period Tax allocations for Taxes that are reported on a Straddle Period Return. With respect to each Straddle Period Return that involves Taxes subject to allocation pursuant to Section 3(b) hereof, A&S will, at least sixty (60) days prior to the final due date (including extensions) of such Straddle Period Return, provide to Essef (i) a copy of such Straddle Period Return (including supporting schedules and workpapers) and (ii) a statement (including supporting schedules and workpapers) certifying the amount of Tax shown on such Straddle Period Return that is allocable to Essef pursuant to Section 3(b) hereof reduced by any payments made by A&S prior to the Closing Date, and by Essef and its Tax Affiliates at any time, in respect of such Taxes (whether as estimated Taxes or otherwise) (the "Statement"). Essef and its authorized representatives will have the right to review the Statement for thirty (30) days following its receipt of the Statement (the "30-Day Review Period"). If Essef disagrees with the allocation in the Statement, it will notify A&S in writing of such disagreement prior to the close of the 30-Day Review Period, and Essef and A&S will consult and attempt to resolve in good faith the disagreement. In the event, Essef and A&S are unable to resolve the disagreement within fifteen (15) days following the end of the 30-Day Review Period, Essef and A&S will jointly request that the disagreement be resolved pursuant to the procedures prescribed in Section 14 hereof. Not later than five (5) days after the later of (i) the end of the 30-Day Review Period, or (ii) if there is a disagreement, the date notice is provided to Essef and A&S regarding the resolution of the disagreement pursuant to Section 14, Essef or Pentair shall pay to A&S or A&S will pay to Essef or Pentair, as the case may be, an amount equal to the difference between the Taxes shown on the Statement or in such notice (as the case may be) as being allocable to Essef pursuant to Section 3(b) hereof, and (ii) any payments made by A&S on or

                                                                         ANNEXES
prior to the Closing Date, and by Essef and its Tax Affiliates at any time, in respect of such Taxes (whether as Estimated Taxes or otherwise).

     b. This Section 10(b) will govern the settlement as between A&S, on the one hand, and Essef and Pentair, on the other hand, of all Straddle Period Tax allocations for Taxes that are not required to be reported on a Straddle Period Return (e.g., Taxes that are assessed without the filing of a Tax Return). With respect to each such Tax subject to allocation pursuant to Section 3(b) hereof, A&S will, at least thirty (30) days prior to the final due date of such Tax, provide to Essef (i) a copy of the Tax assessment or other supporting schedules and workpapers and (ii) a statement (including supporting schedules and workpapers) certifying the amount of Tax that is allocable to Essef pursuant to
Section 3(b) hereof reduced by any payments made by A&S on or prior to the Closing Date, and by Essef and its Tax Affiliates at any time, in respect of such Taxes (whether as estimated Taxes or otherwise) (the "Statement"). Essef and its authorized representatives will have the right to review the Statement for ten (10) days following Essef's receipt of the Statement (the "10-Day Review Period"). If Essef disagrees with the allocation in the Statement, it will notify A&S in writing of such disagreement prior to close of the 10-Day Review Period, and Essef and A&S will consult and attempt to resolve in good faith the disagreement. In the event Essef and A&S are unable to resolve the disagreement within ten (10) days following the end of the 10-Day Review Period, Essef and A&S will jointly request to resolve the disagreement pursuant to Section 14. Not later than five (5) days after the later of (i) the end of the 10-Day Review Period, or (ii) if there is a disagreement, the date notice is provided to Essef and A&S regarding the resolution of the disagreement pursuant to Section 14, Essef or Pentair will pay to A&S or A&S will pay to Essef, as the case may be, an amount equal to the difference between (i) the Taxes shown on the Statement or in such notice (as the case may be) as being allocable to Essef pursuant to
Section 3(b) hereof, and (ii) any payments made by the A&S on or prior to the Closing Date, and by Essef and its Tax Affiliates at any time, in respect of such Taxes (whether as estimated Taxes or otherwise).

11.  COOPERATION; ACCESS TO INFORMATION; TAX RECORDS.

     a. Essef and A&S will cooperate fully with each other with respect to, and will make available to each other, such Tax data and other information as may be reasonably required for (i) the preparation of any Tax Returns required to be prepared by Essef or A&S under this Agreement, (ii) determining the liability for and amount of any Taxes due or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include making all information and documents in their possession relating to such Tax Returns, Tax Liabilities or refunds, examinations, or administrative or judicial proceedings available to the other party as provided in Section 11(b) hereof. Essef and A&S shall also make available to the other, as reasonably requested and available, personnel (including officers, directors, employees and agents of Essef and A&S and their Tax Affiliates) responsible for preparing, maintaining and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes. Any information or documents provided under this Section 11, shall be kept confidential by the party receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes.

ANNEXES

     b. Essef and A&S and their respective Tax Affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax records in their possession to the extent reasonably required by the other party in connection with the preparation of Tax Returns, audits, litigation, or the resolution of items under this Agreement. Essef, A&S, and their respective Tax Affiliates shall preserve and keep such Tax records in their possession until the expiration of any applicable statutes of limitation and as otherwise required by law, but in any event for a period not less than eight (8) years after the Closing Date. Notwithstanding the foregoing, a party or its Tax Affiliates may dispose of records sooner upon ninety (90) days prior notice to the other party. Such notice shall include a list of the records to be disposed of describing in reasonable detail each file, book or other record accumulation being disposed. The notified party shall have the opportunity, at its cost and expense, to copy or remove, within such ninety (90) day period, all or any part of such Tax records. For purposes of this Section 11, Tax records include Tax Returns, journal vouchers, cash vouchers, general ledgers, material contracts, return workpapers, and any other records pertaining to or used in the preparation of Tax Returns.

12.  AUDITS.

     a. A&S or Essef (the "Notifying Party") will promptly notify the other (the "Notified Party") in writing upon the receipt of notice of any pending or threatened Tax audits or assessments (i) relating to any taxable period of A&S ending on, prior to, or including the Closing Date, or (ii) that may affect the determination of Taxes for which the Notified Party is or may be obligated to indemnify the Notifying Party pursuant to this Agreement. The notice required under this Section 12(a) is referred to in this Agreement as the "Audit Notification."

     b. Subject to Section 12(c) hereof, the Notified Party will have the right, at its election, (i) to represent the Notifying Party and to exclusively control the handling of any Tax audit or assessment referred to in Section 12(a) hereof, including in any administrative or court proceeding relating thereto,
(ii) to employ counsel of its choice at its expense and to control the conduct of such audit, assessment, or proceeding, including settlement or other disposition thereof and (iii) to settle the contest of any Tax or agree to an adjustment to any Tax referred to in Section 12(a) (the rights under (i), (ii) and (iii) are referred to in this Agreement collectively as the "Representation Right"); PROVIDED, however, that the Representation Right will apply only to any issues or items (x) relating to any taxable period of A&S ending on, prior to, or including the Closing Date, or (y) that may affect the determination of Taxes for which the Notified Party is or may be obligated to indemnify the Notifying Party pursuant to this Agreement. As reasonably necessary, the Notifying Party will fully cooperate, and will cause its Tax Affiliates to fully cooperate, at the Notified Party's expense, with the Notified Party and its counsel in the defense against or compromise of any claim in any said audit, assessment, or proceeding, such cooperation to include (but not be limited to) the grant of any necessary powers of attorney.

     c. To exercise the Representation Right, the Notified Party must first, within a reasonable period following the receipt of the Audit Notification, (i) notify the Notifying Party in writing that the Notified Party intends to exercise the Representation Right, and (ii) deliver to the Notifying Party a written statement acknowledging the Notified Party's obligation to indemnify the Notifying Party in accordance with the terms of this Agreement with respect to the Taxes as to which the Notified Party exercises the Representation Right.

                                                                         ANNEXES

     d. The Notifying Party's personnel shall have the right to participate in any administrative or judicial proceedings for which the Notified Party exercises its Representation Right (including assisting with field audits, administrative appeals, and subsequent litigation) in so far as they relate to the Notifying Party, and such participation shall be reflected by the grant of appropriate powers of attorney.

     e. A&S and Essef shall have exclusive control of all administrative and judicial proceedings related to their respective Taxes other than those described in Section 12(a).

     f. For so long as the Notified Party is exercising its Representation Right, it shall not be required to indemnify the Notifying Party pursuant to
Section 13 hereof until there occurs a Final Determination of the liability of A&S for the Tax.

13.  PROCEDURES FOR OBTAINING INDEMNIFICATION.

     a. If either Essef or A&S (the "Indemnified Party") determines that it or any of its Tax Affiliates is or may be entitled to indemnification by the other party (the "Indemnifying Party") under this Agreement as a result of the allocations of responsibility for Taxes set forth in Sections 2 through 4, the Indemnified Party will promptly deliver to the Indemnifying Party a written notice and demand therefor (the "Notice") specifying the basis for its claim for indemnification, the nature of the claim, and, if known, the amount for which the Indemnified Party reasonably believes it or any of its Tax Affiliates is entitled to be indemnified. The Notice must be received by the Indemnifying Party no later than thirty (30) days before the expiration of the applicable Tax statute of limitations; provided, however, that if the Indemnified Party does not receive notice from the applicable governmental taxing authority ("Government Notice") that an item exists that could give rise to a claim for indemnification hereunder more than thirty (30) days before the expiration of the applicable Tax statute of limitations, then the Notice must be received by the Indemnifying Party immediately after the Indemnified Party receives the Government Notice. Unless the Indemnifying Party objects to the claim for indemnification (in the manner set forth in Section 13(b) hereof), and subject to Section 12(f), the Indemnifying Party will pay the Indemnified Party the amount set forth in the Notice, in cash or other immediately available funds, within thirty (30) days after receipt of the Notice; provided, however, that if the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified is not known at the time of the Notice, the Indemnified Party will deliver to the Indemnifying Party a further notice specifying such amount as soon as reasonably practicable after such amount is known and payment will then be made as set forth above.

     b. The Indemnifying Party may object to the claim for indemnification (or the amount thereof) set forth in any Notice by giving the Indemnified Party, within thirty (30) days following receipt of such Notice, written notice setting forth the Indemnifying Party's grounds for so objecting (the "Objection Notice"). If the Indemnifying Party does not give the Indemnified Party the Objection Notice within such thirty (30)-day period, the Indemnifying Party may exercise any and all of its rights under applicable law to collect such amount.

     c. If Essef and A&S are unable to settle any dispute regarding a claim for indemnification within thirty (30) days after receipt of the Objection Notice, they will, in accordance with Section 14, jointly request to resolve the dispute as promptly as possible under the procedures set forth in Section 14.

ANNEXES

     d. Failure by the Indemnified Party to promptly deliver to the Indemnifying Party a Notice in accordance with Section 13(a) hereof will not relieve the Indemnifying Party of any of its obligations under this Agreement except to the extent the Indemnifying Party is prejudiced by such failure.

     e. The indemnification provisions of this Section 13 shall be the exclusive remedy following the Closing Date for the allocation of Taxes pursuant to this Agreement.

14. PROCEDURES FOR RESOLVING DISPUTES. Except as provided in Section 5, if Essef and A&S fail to mutually agree on the resolution of any of the matters in this Agreement that require the agreement of the parties, then such matter shall be referred to the Accountant for a binding determination. Essef and A&S shall deliver to the Accountant copies of any schedules or documentation that may be reasonably required by the Accountant to make its determination. Essef and A&S shall be entitled to make presentations to the Accountant in connection therewith. Essef and A&S shall use all reasonable efforts to cause the Accountant to promptly complete such determination. The determination of the Accountant shall be final and binding on all parties. The costs incurred in retaining the Accountant to make a determination shall be shared equally by Essef and A&S.

15. PAYMENT. If a party (the "Payor") fails to make a payment due and owing under this Agreement to the other party or any of its Tax Affiliates (the "Payee") within 10 business days after the parties hereto agree (or there is a binding determination by the Accountant) that such payment is due and owing, the Payor will pay to the Payee interest on such payment from and including the date the parties reach such agreement (or such binding determination is made) to but excluding the day the Payor makes such payment, at a rate equal to seven percent (7%) per annum.

16. AMENDMENTS. Any amendment, supplement, variation, alternation, or modification to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

17. ASSIGNMENT. This Agreement and all the rights and obligations granted hereby shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, it being expressly agreed that this Agreement shall not be assigned nor shall any rights or obligations arising hereunder be transferred by one party without the prior written consent of the other parties. Prior to the Closing Date, Essef and A&S may elect to form a holding company for the ownership of the A&S stock. In that event,
     (i) Essef will transfer the shares of A&S stock to the holding company and shares of common stock of the holding company will be issued in substitution of the A&S stock in the Split-Off and (ii) the benefits and obligations contemplated by this Tax Sharing Agreement will be binding upon and inure to the holding company, provided that A&S will not be released from its obligations hereunder.

18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior or contemporaneous understandings, negotiations, or agreements between the parties relating to the transactions contemplated hereby or the subject matter of this Agreement, and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives.

19. NO WAIVER. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants, or conditions of this Agreement, to exercise

                                                                         ANNEXES
     any right or privilege conferred in this Agreement, or to waive any breach of any of the terms, covenants, or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights, or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

20. NO DOUBLE RECOVERY. No provision of this Agreement shall be construed to provide an indemnity or other recovery for any Taxes, costs, damages, or other amounts for which the damaged person has been fully compensated under any other provision of this Agreement or under any other agreement or action at law or in equity.

21. SEVERABILITY. Any provisions of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdictions, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any other jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each party hereby waives any law that renders any provision hereof prohibited or unenforceable in any respect.

22. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts shall be deemed to constitute one and the same instrument.

23. FEES, COSTS AND EXPENSES. Except as otherwise provided herein, each party shall be responsible for its own fees, costs, and expenses incurred by it in connection with this Agreement.

24. THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended to create, nor shall anything in this Agreement be deemed to create or have created, any third party beneficiary rights.

25. CONSTRUCTION. All references to this Agreement shall include all attachments hereto, and words importing the singular shall include the plural and vice versa, and words importing a gender shall include other genders.

26. HEADINGS. The descriptive section headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

27. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, five (5) business days after mailing when mailed by certified mail, return receipt requested, or one (1) business day after sending via Federal Express or similar overnight courier service, or when receipt is confirmed when sent by facsimile. Such notices or other communications shall be sent to the following addresses, unless other addresses are subsequently specified in writing:


     a.  If to the Essef Corporation:


             Essef Corporation
             c/o Anthony & Sylvan Pools Corporation
             220 Park Drive
             Chardon, Ohio 44024

ANNEXES

             Facsimile No.: (440) 286-2206
             Attention: Mark E. Brody

        with a copy to:

             Squire, Sanders & Dempsey L.L.P.
             4900 Key Tower
             127 Public Square
             Cleveland, Ohio 44114
             Facsimile No.: (216) 479-8776
             Attention: Mary Ann Jorgenson, Esq.

     b.  If to A&S, to:

             Anthony & Sylvan Pools Corporation
             220 Park Drive
             Chardon, Ohio 44024
             Facsimile No.: (440) 286-2206
             Attention: Stuart D. Neidus

        with a copy to:

             Squire, Sanders & Dempsey L.L.P.
             4900 Key Tower
             127 Public Square
             Cleveland, Ohio 44114
             Facsimile No.: (216) 479-8776
             Attention: Mary Ann Jorgenson, Esq.

     c.  If to Pentair, to:

             Pentair, Inc.
             Waters Edge Plaza
             1500 County Road B2 West
             Saint Paul, Minnesota 55113-3105
             Facsimile No.: (651) 639-5203
             Attention: Richard J. Cathcart

        with a copy to:

             Pentair, Inc.
             Waters Edge Plaza
             1500 County Road B2 West
             Saint Paul, Minnesota 55113-3105
             Facsimile No.: (651) 639-5203
             Attention: Louis L. Ainsworth, Esq.

        with a copy to:

             Foley & Lardner
             777 East Wisconsin Avenue
             Milwaukee, Wisconsin 53202-5367
             Facsimile No.: (414) 297-4900
             Attention: Benjamin F. Garmer, III, Esq.

                                                                         ANNEXES

28. GOVERNING LAW. This Agreement shall be governed by and controlled as to its validity, enforcement, interpretation, construction, effect, and in all other respects by the laws of the State of Ohio (without giving effect to any choice or conflict of law provision or rule thereof) applicable to contracts made and to be performed in that State.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEXES

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the day and year first above written.

                                          ESSEF CORPORATION

                                          By:       /s/ THOMAS B. WALDIN
                                             -----------------------------------
                                              Name: Thomas B. Waldin
                                              Its: President

                                          ANTHONY & SYLVAN POOLS CORPORATION

                                          By:       /s/ STUART D. NEIDUS
                                             -----------------------------------
                                              Name: Stuart D. Neidus
                                              Its: Chief Executive Officer

                                          PENTAIR, INC.

                                          By:      /s/ RICHARD J. CATHCART
                                             -----------------------------------
                                              Name: Richard J. Cathcart
                                              Its: Executive Vice President

                                                                         ANNEXES

                                                                    EXHIBIT A TO


                                                                     TAX SHARING


                                                                       AGREEMENT


                       SUMMARY TERMS OF ANTHONY & SYLVAN
                       SENIOR SUBORDINATED DEBT SECURITY

Issue                               Senior Subordinated Debt Security (the
                                    "Senior Subordinated Debt")

Issuer                              Anthony & Sylvan

Issue Date                          Within two business days after the
                                    determination of the calculation of the Net
                                    Tax Benefit (as defined in the Tax Sharing
                                    Agreement).

Principal Amount                    The Principal Amount will be the amount by
                                    which $4.2 million exceeds the Net Tax
                                    Benefit.

Coupon Rate                         Interest on the Senior Subordinated Debt
                                    will be at a fixed rate determined on the Issue Date and will accrue at a per annum coupon rate (the "Coupon Rate") equal to Anthony & Sylvan's initial bank agreement pricing terms (for a comparable 3-year maturity) plus the basis point spread
                                    (indicated in the table below) based on the maximum total debt-to-pro forma EBITDA covenant provided for in Anthony & Sylvan's initial bank agreement. Interest will be paid in cash semiannually at the end of each six-month period commencing on the Closing
                                    Date until the Maturity Date.

                                                     BASIS POINT SPREAD
     MAXIMUM TOTAL DEBT/LTM EBITDA COVENANT                 OVER
            IN INITIAL BANK AGREEMENT                INITIAL BANK RATE
     --------------------------------------          ------------------
less than or equal to 3.50x                                 +225
greater than 3.50x, less than or equal to 3.75x             +350
greater than 3.75x, less than or equal to 4.00x             +450
greater than 4.00x                                          +550

Optional Redemption                 Anthony & Sylvan will have the option to
                                    redeem the Senior Subordinated Debt in cash, in whole or in part, at par plus accrued interest, if any, at any time after the Issue Date.

Mandatory Redemption                In the event of sale, merger or other
                                    dispositive transaction involving Anthony &
                                    Sylvan or all or a substantial portion of Anthony & Sylvan's assets, the Senior
                                    Subordinated Debt will be redeemed at par plus accrued interest.

Maturity The Senior Subordinated Debt will be repaid in full at the Maturity Date, which shall be three years and one day following the Closing Date.

ANNEXES

Ranking The Senior Subordinated Debt will rank: (a) junior to all senior bank financing of Anthony & Sylvan and (b) senior to all other indebtedness of and all equity interests in Anthony & Sylvan.

Covenants and Representations       The Senior Subordinated Debt will carry the
                                    same financial covenants as Anthony &
                                    Sylvan's initial bank agreement. The
                                    holder(s) of Senior Subordinated Debt shall receive the same information, reports and inspection rights provided to senior bank lenders of Anthony & Sylvan.

Default The Senior Subordinated Debt will contain default provisions substantially equivalent to those contained in Anthony & Sylvan's bank agreement. In addition, the Senior Subordinated Debt shall contain a cross-acceleration clause permitting the holder to accelerate the due date thereof in the event of any acceleration of the due date of any other indebtedness of Anthony & Sylvan in excess of $500,000.

Governing Law                       The Senior Subordinated Debt and all
                                    documents related to the transactions
                                    contemplated in connection with the issuance of the Senior Subordinated Debt shall be governed by and construed in accordance with the laws of the State of New York. The
                                    Issuer shall agree to submit to the
                                    jurisdiction of federal district courts
                                    sitting in, or state courts of, New York, Minnesota or Ohio as the holder may determine in its discretion in connection with the interpretation or enforcement of the Senior Subordinated Debt. The Issuer shall agree to waive its rights to trial by jury in any proceeding arising out of the Senior Subordinated Debt.

                                                                         ANNEXES

                                                                         ANNEX D

                                                                  April 30, 1999

Members of the Board of Directors
220 Park Drive
Chardon, OH 44024

Members of the Board of Directors:

     You have requested our opinion as to the fairness to the holders (other than holders of Dissenting Shares as defined in the Merger Agreement (as defined below)) of the issued and outstanding common stock, without par value (the "Shares") of Essef Corporation (the "Company"), from a financial point of view of the Aggregate Consideration (as defined below) to be received by such holders pursuant to the Merger Agreement.


     We understand that the Aggregate Consideration to be received by the holders of Shares (other than holders of Dissenting Shares) will be received pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 30, 1999 among Pentair, Inc. ("Acquiror"), Northstar Acquisition Company, a wholly owned subsidiary of Acquiror ("Merger Sub") and the Company. Pursuant to the terms of the Merger Agreement, Merger Sub will be merged into the Company (the "Merger") and at the Effective Time (as defined in the Merger Agreement) each issued and outstanding Share (other than Dissenting Shares and Shares held by the Company as treasury stock or Shares owned by Acquiror, Merger Sub or any other Subsidiary (as defined in the Merger Agreement) of Acquiror) will be converted into the right to receive an amount of cash equal to $19.09 (the "Cash Consideration") and 0.25 shares of common stock (the "A&S Shares"), of Anthony & Sylvan Pools Corporation ("A&S") (the "Other Consideration" and together with the Cash Consideration, the "Aggregate Consideration"). We also understand that pursuant to the terms of the Transition Agreement, dated as April 30, 1999 among the Company, A&S and Acquiror (the "Transition Agreement"), the Company Dividend (as defined in the Transition Agreement) will be increased by the amount by which the A&S Net Assets (as defined in the Transition Agreement) exceed $40.8 million.


     In addition, we understand that pursuant to the terms of the Tax Sharing Agreement (the "Tax Agreement," and together with the Merger Agreement and the Transition Agreement, the "Agreements"), dated as of the 30th day of April, 1999 between Acquiror, the Company and A&S, to the extent that the Net Tax Benefit (as defined in the Tax Agreement) is less than $4.2 million, A&S will pay to the Acquiror the amount by which $4.2 million is in excess of the Net Tax Benefit and to the extent that the Net Tax Benefit exceeds $4.2 million, the Acquiror will pay to A&S the amount of such excess. Each transaction contemplated by the Agreements is more fully described in the applicable Agreement.

                                                                         ANNEXES

     For purposes of the opinion set forth herein, we have:

(i)     reviewed the financial terms of the Merger Agreement;
(ii)    reviewed the financial terms of the Transition Agreement;
(iii)   reviewed the financial terms of the Tax Agreement;
(iv) analyzed certain publicly available historical business and financial information relating to the Company and pro forma historical business and financial information provided to us by the Company for A&S;
(v) reviewed historical stock prices and trading volumes of the Shares;
(vi) reviewed and discussed with representatives of the senior management of the Company certain financial forecasts and other business and financial information, both historical and forecasted, provided to us by the Company, including pro forma financial projections for A&S and financial analyses with respect to the ability of A&S to finance its operating and capital requirements in the future (all of such forecasts reviewed and discussed being referred to herein as the "Forecasts");
(vii) reviewed public information with respect to certain other public companies in lines of business generally comparable to the business of the Company;
(viii) reviewed certain publicly available security research reports regarding the business of the Company and forecasts for the Company;
(ix) considered the financial terms, to the extent publicly available, of selected business combinations in the water treatment industry specifically and in other industries generally; and
(x) conducted such other studies, analyses, and investigations as we deemed appropriate.

     In rendering our opinion, we have assumed and relied upon the accuracy and the completeness of the foregoing financial and other information and have not assumed any responsibility for independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company. In that regard, we have assumed with your consent, that the Forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgement of management of the Company. We assume no responsibility for and express no view as to the Forecasts or the assumptions on which they are based. You have not requested us to act, and we have not acted, as appraisers and we have not made any independent appraisals or evaluations with respect to the assets or liabilities, contingent or otherwise, of the Company or A&S or concerning the solvency or fair value of A&S for any state law or federal bankruptcy law purposes, and we have not been furnished with any such appraisals or evaluations. In addition, we are not expressing any opinion herein as to the prices at which the A&S Shares may trade if and when they are issued. Furthermore, our opinion is based on economic, monetary, market and other conditions existing on, and the information made available to us, as of the date hereof. Our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Agreements.

     In rendering our opinion, we have also assumed that transactions contemplated by the Agreements will be consummated pursuant to the terms and subject to the conditions contained in the Agreements and, in that regard, have relied on your estimates of the Net Tax Benefits for the purposes of rendering this opinion. In addition, we have assumed that obtaining the necessary regulatory and governmental approvals for the consummation of the transactions contemplated by the Agreements and the waiver, if any, by the Company of any

ANNEXES
conditions to consummation will not have an adverse effect on A&S, or on the financial terms of the transactions contemplated by the Agreements.

     We have not reviewed any proxy statement, registration statement or similar documents that have been or may be prepared for use in connection with the transactions contemplated by the Agreements.

     We have acted as financial advisor to the Company in connection with the Transaction and we will receive fees for such services, a substantial portion of which are contingent upon consummation of the transactions contemplated by the Agreements. Our firm has in the past provided investment banking and financial advisory services to the Company and has received customary investment banking and financial advisory fees for rendering such services.

     Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of the Company and our opinion is rendered in connection with its consideration of the transactions contemplated by the Agreements. In that regard, the opinion expressed herein is directed to the Aggregate Consideration and not separately to either the Cash Consideration or the Other Consideration. Furthermore, our opinion does not address the relative merits of the transaction contemplated pursuant to the Agreements as compared to any alternative business transaction that might be available to the Company.

     This opinion is not intended to and does not constitute a recommendation to any holder of Shares as to how any such holder should vote with respect to the transactions contemplated by the Agreements. It is understood that this letter may not be disclosed to any person or otherwise referred to, quoted or summarized, without our prior written consent other than in documents filed in connection with this transaction.

     Based upon, and subject to, the foregoing, we are of the opinion that, as of the date hereof, the Aggregate Consideration to be received by the holders of the issued and outstanding Shares (other than Dissenting Shareholders) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

                                          Very truly yours,

                                          RHONE GROUP LLC


                                          By: /s/ M. STEVEN LANGMAN

                                             -----------------------------------
                                                      Managing Director

                                                                         ANNEXES

                                                                         ANNEX E

SEC. 1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has

                                                                         ANNEXES
been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing or such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505, of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall by made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

ANNEXES

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

     (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

     (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

     (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

     (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                         ANNEXES

                    INDEX TO HISTORICAL FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Anthony & Sylvan Pools Corporation
  Condensed Financial Statements for the Three Months Ended
     March 31, 1998 and 1999................................   F-2
  Financial Statements for the Eight Months Ended December
     31, 1997 and the Year Ended December 31, 1998..........   F-9

Anthony & Sylvan Pools, Inc.
  Financial Statements for the Year Ended December 31, 1996
     and the Four Months Ended April 30, 1997...............  F-21

                                                            FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION

                                   CONDENSED
                              FINANCIAL STATEMENTS
                              FOR THE THREE MONTHS
                              ENDED MARCH 31, 1998
                                    AND 1999

FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION

                       UNAUDITED CONDENSED BALANCE SHEET

                                 MARCH 31, 1999

                             (DOLLARS IN THOUSANDS)


                                                                     1999
                                                                    -------
ASSETS
Current Assets:
  Cash and cash equivalents.................................        $   709
  Contract receivables, net of allowance for doubtful
     accounts of $1,082.....................................          7,964
  Inventories...............................................          6,718
  Prepayments and other.....................................          2,422
  Deferred income taxes.....................................          1,948
                                                                    -------
          Total current assets..............................         19,761
Property, Plant and Equipment, at cost:
  Land......................................................          1,160
  Buildings and leasehold improvements......................          2,214
  Machinery and equipment...................................          6,611
                                                                    -------
          Total.............................................          9,985
  Less accumulated depreciation.............................          2,451
                                                                    -------
          Net property, plant and equipment.................          7,534
Other Assets:
  Goodwill, net of accumulated amortization.................         27,845
  Other.....................................................            311
                                                                    -------
          Total other assets................................         28,156
                                                                    -------
TOTAL ASSETS................................................        $55,451
                                                                    =======
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
  Current maturities of long-term debt......................        $   239
  Payable to Essef Corporation..............................         27,217
  Accounts payable..........................................          8,594
  Accrued expenses..........................................         14,213
                                                                    -------
          Total current liabilities.........................         50,263
Long-Term Debt..............................................            205
Other Long-Term Liabilities.................................          1,200
Commitments and Contingencies...............................             --
Shareholder's Equity
  Common shares, no par value; 1,000 shares authorized, 100
     shares issued and outstanding..........................             --
  Retained earnings.........................................          3,783
                                                                    -------
          Total shareholders' equity........................          3,783
                                                                    -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................        $55,451
                                                                    =======


     See notes to condensed financial statements.

                                                            FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION

                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              1998       1999
                                                             -------    -------
Net sales..................................................  $18,040    $26,422
Cost of sales..............................................   13,669     20,719
                                                             -------    -------
Gross profit...............................................    4,371      5,703
Operating expenses:
  Selling..................................................    3,857      6,333
  Administrative...........................................    2,520      3,172
                                                             -------    -------
          Total operating expenses.........................    6,377      9,505
                                                             -------    -------
Loss from operations.......................................   (2,006)    (3,802)
Interest and other expense.................................      479      1,095
                                                             -------    -------
Loss before income taxes...................................   (2,485)    (4,897)
Benefit for income taxes...................................     (984)    (1,939)
                                                             -------    -------
Net loss...................................................  $(1,501)   $(2,958)
                                                             =======    =======
Basic loss per share (Note 4)..............................  $ (0.45)   $ (0.88)
                                                             =======    =======
Basic shares outstanding...................................    3,357      3,353
                                                             =======    =======

     See notes to condensed financial statements.

FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION

                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999


                             (DOLLARS IN THOUSANDS)


                                                               1998       1999
                                                              -------    -------
Cash Flows For Operating Activities:
  Net loss..................................................  $(1,501)   $(2,958)
  Adjustments to reconcile net income to net cash provided
     by operating activities
       Depreciation and amortization........................      475        606
       Deferred income taxes................................   (1,344)        --
  Changes in operating assets and liabilities net of assets
     acquired:
     Contract receivables...................................      212       (774)
     Inventories............................................   (2,892)    (2,382)
     Prepayments and other..................................      691       (361)
     Accounts payable.......................................    4,829      2,434
     Accrued expenses.......................................   (3,906)     7,060
                                                              -------    -------
  Cash (used in)/provided by operating activities...........   (3,436)     3,625
                                                              -------    -------
Cash Flows For Investing Activities:
     Additions to property, plant and equipment.............     (972)      (712)
     Acquisition payments...................................   (2,139)        --
                                                              -------    -------
     Cash used in investing activities......................   (3,111)      (712)
                                                              -------    -------
Cash Flows From Financing Activities:
     Net transactions with Essef Corporation................    6,258     (2,144)
     Repayments of long-term debt...........................      (97)       (60)
                                                              -------    -------
     Cash provided by/(used in) financing activities........    6,161     (2,204)
                                                              -------    -------
(Decrease)/Increase in cash and cash equivalents............     (386)       709
Cash and Cash Equivalents:
  Beginning of period.......................................      703         --
                                                              -------    -------
  End of period.............................................  $   317    $   709
                                                              =======    =======
Supplemental Cash Flow Information:
  Interest paid.............................................  $   479    $ 1,095
  Income taxes refunded, net................................  $   984    $ 1,939
Non-cash Financing and Investing Activities:
  Business acquisition with Essef Corporation stock charged
     through intercompany payable...........................  $   744    $    --

     See notes to condensed financial statements.

                                                            FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999
1. BASIS OF PRESENTATION

     Anthony & Sylvan Pools Corporation (the "Company") is among the largest residential in-ground concrete pool sales and installation business in the United States operates in the pool installation segment.

     The Company is a wholly-owned subsidiary of Essef Corporation and Subsidiaries (the "Parent"). Company management believes that the financial statements reflect all material expenses of the Company assuming the Company were organized as a stand-alone legal entity including specifically identifiable costs incurred by the Parent on behalf of, and charged to, the Company.

2. INTERIM UNAUDITED FINANCIAL STATEMENTS

     The accompanying balance sheet as of March 31, 1999 and statements of operations and cash flows for the three months ended March 31, 1998 and 1999 are unaudited. In the opinion of management, these interim unaudited financial statements have been prepared on the same basis as the audited financial statements for the year ended December 31, 1998 and include all adjustments, consisting of only normal and recurring adjustments necessary for fair presentation of the interim period. The disclosures in the notes related to these unaudited interim financial statements are also unaudited. The unaudited condensed statement of income for the three months ended March 31, 1999 is not necessarily indicative of the results to be expected for the full year.

3. SPLIT-OFF FROM PARENT

     In April 1999, the Parent announced its intention to be acquired by a third party (the "Acquiring Party"). The expected date of the completion of the acquisition is August 1999, and at that time Parent intends to split-off the Company to Parent's common shareholders through a taxable distribution of the Company's shares. The split-off will be accomplished through the distribution of
0.25 shares of Company common stock for every share of Parent common stock held at the time of the distribution and result in the Company being a stand-alone public company. Immediately prior to the split-off the Company will amend its articles of incorporation to provide for the issuance of up to 30,000,000 shares of common stock. At the time of the split-off, the stock options held by persons expected to be employees or directors of the Company will also be split-off so that the potential ownership these employees had in the Parent would remain consistent with that in the Company. It is expected that stock options representing an 18.1 percent ownership interest in the Company's shares on a diluted basis will be outstanding related to these employees at the time of the split-off. The exercise price of such shares is not determinable at this time as it is dependent on the trading price of the Company on its first full day of trading following the split-off. Additionally, prior to the split-off the Company will establish a long-term incentive plan under which certain employees and directors will be issued options to purchase common shares of the Company (the "Long-Term Incentive Plan"). The number of options issued under the Long-Term Incentive Plan will not exceed 600,000.

FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION

     The Company, Parent and the Acquiring Party have entered into various agreements that will provide for administrative services, tax sharing and indemnification (the "Agreements"). Among other things, these Agreements also provide that at the time of the split-off, the Company will pay the Parent $17,000,000, subject to certain adjustments, and the remaining inter-company advance will be contributed to capital. Anthony & Sylvan expects to finance the payment of the dividend through external borrowings. The potential adjustments to the $17,000,000 payment primarily relate to the amount of net tax benefit realized by the Parent from the exercise of employee stock options net of the corporate tax payable from the split-off. If the net tax benefit is greater than $4,200,000, the $17,000,000 will be reduced by such excess. If the net tax benefit is lower than $4,200,000, then the Company will issue to Parent a 3 year senior subordinated note, equal to the shortfall, with interest payable semi-annually at a rate that is expected to be 225 basis points in excess of the Company's bank borrowing rate at the time of the split-off. As the final amount of the net tax benefit is largely dependent on the first day trading price of the Company following the split-off, it is not determinable at this time. The Agreements also provide that if the net assets of the Company (defined as total assets less total liabilities excluding debt to the Parent) exceeds $40,836,000 at June 30, 1999, then the Company is required to pay the Parent the amount of such excess in cash. At December 31, 1998 the net assets of the Company were $36,102,000. The Company does not expect to exceed the net asset limitation under the Agreements.

4. EARNINGS PER SHARE

     Earnings per share is computed in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is computed by dividing net income by the number of common shares expected to be outstanding following the split-off from the Parent. Diluted earnings per share is based on the combined number of shares outstanding including the assumed exercise or conversion of options. The treasury stock method is used in computing diluted earnings per share, however diluted earnings per share has not been presented as this method requires information with respect to the Company's stock price and the exercise price for stock options transferred under arrangements described in note 3, neither of which is presently determinable.

5. RELATED PARTY TRANSACTIONS

     With the exception of certain capitalized lease obligations the Company does not have external sources of borrowings, and, as such relies upon the Parent as its primary source of funding. The Parent provides funding through an inter-company debt arrangement under which borrowings available to the Company are subject to the terms, conditions and covenants of the Parent's credit agreement, and limited to the availability thereunder. This inter-company account is used to provide working capital and acquisition funding and to account for the centralized cash management program. Interest was charged on the average outstanding payable at an average rate of 6.75 percent for the three months ended March 31, 1998 and 1999. Total interest charges on the inter-company account for the three months ended March 31, 1998 and 1999 were $479,000 and $1,085,000 respectively. The inter-company account is repayable upon demand.

                                                            FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION

6. BUSINESS ACQUISITIONS

     In January 1998, the Company acquired the net operating assets of Tango Pools, an installer of swimming pools in Las Vegas, Nevada, and in August 1998, it also acquired Pools by Andrews, Inc., an installer of swimming pools in Florida. Consideration for these transactions of $5,946,000, including transaction costs, was paid in a combination of cash and the Parent's common stock. These acquisitions were accounted for as purchases, and thus, the purchase price has been allocated to the assets and liabilities based on their estimated fair value. In the case of Pools by Andrews such estimates are preliminary and may be revised at a later date. The results of operations for each of the acquired entities have been included in the Company's results since the date of acquisition.

     The following unaudited proforma combined results of operations give effect to the acquisition of Pools by Andrews as if it were completed at the beginning of 1998. The pro forma information has been presented for comparative purposes only and does not purport to be indicative of what would have occurred had the acquisition been made at the beginning of 1998 or the results which may occur in the future (dollars in thousands):

                                                           1998
                                                          -------
Net sales.............................................    $24,384
Net loss..............................................     (1,617)

7. STOCK OPTION PLANS

     At the time of the split-off from the Parent (see note 3) stock options held by persons expected to be employees or directors of the Company will also be split-off so that the potential ownership these employees had in the Parent would remain consistent with that in the Company. This will result in the allocation to the Company of 741,558 fully vested options. Of these options 652,320 will expire in October 2000, 83,188 in September 2006 and the remaining 6,050 in July 2007. The exercise price for these options will be determined based upon the first days trading prices following the split-off from the Parent.

8. SHAREHOLDER'S EQUITY

     Shareholder's equity consisted of the following at March 31, 1999 (dollars in thousands):

                                                   COMMON     RETAINED
                                                   SHARES     EARNINGS    TOTAL
                                                   -------    --------    ------
Balance, January 1, 1999.........................  $   --     $ 6,741     $6,741
Net loss for the three months ended March 31,
  1999...........................................      --      (2,958)    (2,958)
                                                   -------    -------     ------
Balance, March 31, 1999..........................  $   --     $ 3,783     $3,783
                                                   =======    =======     ======

9. LITIGATION

     Certain claims, suits and complaints arising in the ordinary course of business have been filed or are pending against the Company. In the opinion of management, the results of all such matters will not have a material adverse effect on the Company's financial position or results of operations and liquidity.

FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION

                              FINANCIAL STATEMENTS
                              FOR THE EIGHT MONTHS
                        ENDED DECEMBER 31, 1997 AND THE
                          YEAR ENDED DECEMBER 31, 1998

                                                            FINANCIAL STATEMENTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholder,
Anthony & Sylvan Pools Corporation

     We have audited the accompanying balance sheets of Anthony & Sylvan Pools Corporation (the "Company") as of December 31, 1997 and 1998 and the related statements of income and cash flows for the eight months ended December 31, 1997 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements, present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1998 and the results of its operations and its cash flows for the eight months ended December 31, 1997 and the year ended December 31, 1998 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Cleveland, Ohio
February 19, 1999
(May 7, 1999 as to Notes 2 and 3)

FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1998

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                              1997       1998
                                                             -------    -------
ASSETS
Current Assets:
  Cash and cash equivalents................................  $   703    $    --
  Contract receivables, net of allowance for doubtful
     accounts of $708 and $1,085, respectively,............    5,912     10,307
  Inventories..............................................    4,144      4,336
  Prepayments and other....................................      506      2,052
  Deferred income taxes....................................    2,000      1,948
                                                             -------    -------
          Total current assets.............................   13,265     18,643
Property, Plant and Equipment, at cost:
  Land.....................................................    1,160      1,160
  Buildings and leasehold improvements.....................    2,893      2,180
  Machinery and equipment..................................    3,759      5,948
                                                             -------    -------
          Total............................................    7,812      9,288
  Less accumulated depreciation............................      578      2,030
                                                             -------    -------
          Net property, plant and equipment................    7,234      7,258
Other Assets:
  Goodwill, net of accumulated amortization................   21,529     28,052
  Other....................................................      592        320
                                                             -------    -------
          Total other assets...............................   22,121     28,372
                                                             -------    -------
          TOTAL ASSETS.....................................  $42,620    $54,273
                                                             =======    =======
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
  Current maturities of long-term debt.....................  $   403    $   244
  Payable to Essef Corporation.............................   23,780     29,361
  Accounts payable.........................................    4,329      6,160
  Accrued expenses.........................................    7,970     10,307
                                                             -------    -------
          Total current liabilities........................   36,482     46,072
Long-Term Debt.............................................      455        260
Other Long-Term Liabilities................................    1,130      1,200
Commitments and Contingencies..............................       --         --
Shareholders' Equity:
  Common shares, no par value; 1,000 shares authorized, 100
     shares issued and outstanding (Note 3)................       --         --
  Retained earnings........................................    4,553      6,741
                                                             -------    -------
          Total shareholder's equity.......................    4,553      6,741
                                                             -------    -------
          TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY.......  $42,620    $54,273
                                                             =======    =======

     See notes to financial statements.

                                                            FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION

                              STATEMENTS OF INCOME
                  FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1998


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             1997        1998
                                                            -------    --------
Net sales.................................................  $98,829    $155,765
Cost of sales.............................................   70,814     113,873
                                                            -------    --------
Gross profit..............................................   28,015      41,892
Operating expenses:
  Selling.................................................   13,578      23,342
  Administrative..........................................    5,598      13,012
                                                            -------    --------
          Total operating expenses........................   19,176      36,354
                                                            -------    --------
Income from operations....................................    8,839       5,538
Interest and other expense................................    1,637       1,916
                                                            -------    --------
Income before income taxes................................    7,202       3,622
Provision for income taxes................................    2,649       1,434
                                                            -------    --------
Net income................................................  $ 4,553    $  2,188
                                                            =======    ========
Basic earnings per share (Note 3).........................  $  1.36    $   0.65
                                                            =======    ========
Basic shares outstanding..................................    3,353       3,357
                                                            =======    ========

     See notes to financial statements.

FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION

                            STATEMENTS OF CASH FLOWS
                  FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1998

                             (DOLLARS IN THOUSANDS)


                                                                1997       1998
                                                              --------    ------
Cash Flows for Operating Activities:
  Net income................................................  $  4,553    $2,188
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................     1,070     2,254
     Deferred income taxes..................................        32       964
  Changes in operating assets and liabilities net of assets
     acquired:
  Contract receivables......................................    (1,931)   (2,202)
  Inventories...............................................     1,671       100
  Prepayments and other.....................................      (158)   (1,468)
  Accounts payable..........................................    (2,079)     (520)
  Accrued expenses..........................................    (3,845)     (297)
                                                              --------    ------
Cash (used in)/provided by operating activities.............      (687)    1,019
                                                              --------    ------
Cash Flows for Investing Activities:
  Additions to property, plant and equipment................    (1,019)   (2,407)
  Proceeds on sale of assets................................        --     1,404
  Acquisition payments......................................        --    (4,747)
  Acquisition of the Company................................   (21,065)       --
                                                              --------    ------
  Cash used in investing activities.........................   (22,084)   (5,750)
                                                              --------    ------
Cash Flows from Financing Activities:
  Net transactions with Essef Corporation...................    23,780     4,382
  Repayments of long-term debt..............................      (351)     (354)
                                                              --------    ------
  Cash provided by financing activities.....................    23,429     4,028
                                                              --------    ------
Increase/(Decrease) in Cash and Cash Equivalents............       658      (703)
Cash and Cash Equivalents:
  Beginning of period.......................................        45       703
                                                              --------    ------
  End of period.............................................  $    703    $   --
                                                              ========    ======
Supplemental Cash Flow Information:
  Interest paid.............................................  $  1,615    $1,916
  Income taxes paid.........................................  $  2,617    $1,073
Non-Cash Financing and Investing Activities:
  Business acquisitions with Parent stock charged through
     intercompany payable...................................  $     --    $1,199


     See notes to financial statements.

                                                            FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION -- Anthony & Sylvan Pools Corporation (the "Company") is among the largest residential in-ground concrete pool sales and installation business in the United States and operates in the pool installation segment.

     On May 1, 1997, substantially all of the Company's operating assets were acquired and certain of its liabilities were assumed by Essef Corporation and subsidiaries (the "Parent") through Anthony & Sylvan Pools Corporation as part of the Parent's acquisition of General Aquatics, Inc. of which Anthony & Sylvan, Inc. was a subsidiary. The accompanying financial statements include the results of operations for the Company from the date of acquisition. Company management believes that the financial statements reflect all material expenses of the Company assuming the Company were organized as a stand-alone legal entity including specifically identifiable costs incurred by the Parent on behalf of, and charged to, the Company.

     CASH AND CASH EQUIVALENTS -- The Company considers all highly liquid short-term investments with initial maturities of three months or less to be cash equivalents.

     FINANCIAL INSTRUMENTS -- The Company has financial instruments which consist primarily of cash and cash equivalents, receivables, payables and debt instruments. The Company has determined that the estimated fair value of its financial instruments approximates carrying value.

     The Company is subject to concentrations of credit risk with respect to contract receivables which is limited due to the large number of customers comprising the Company's customer base and their geographical dispersion.

     INVENTORIES -- Inventories consist of goods purchased for installation in pools and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. At December 31, 1997 and 1998, the Company has a reserve on these inventories of $485,000 and $234,000, respectively.

     PROPERTY, PLANT AND EQUIPMENT -- Depreciation is computed using the straight-line method for financial reporting purposes. Accelerated methods are used for tax reporting purposes. Assets, valued at cost, are generally being depreciated over their useful lives as follows: buildings 30 years; and machinery and equipment, 3 to 15 years.

     GOODWILL -- Goodwill arising from the acquisition of the Company by the Parent and from subsequent business acquisitions is amortized using the straight-line method over forty years. Accumulated amortization at December 31, 1997 and 1998, was $373,000 and $1,043,000, respectively. The Company continually evaluates the recoverability of goodwill by comparing the book value of such assets to expected future cash flows of the acquired businesses on an undiscounted basis, over the remaining amortization period of the asset. At December 31, 1998, no impairment has been recorded.

     WARRANTY -- The Company accrues an estimate of warranty claims based on its estimate of the aggregate liability for claims based on the Company's historical experience. The

FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION
portion of claims the Company estimates will not be paid within one year is included in other long-term liabilities.

     INCOME TAXES -- The Company is included in the consolidated federal income tax return of the Parent. All tax amounts have been recorded as if the Company filed separate federal and state tax returns. The provision for income taxes included in the statement of income includes federal, state and local taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and has been computed as if the Company was a stand-alone entity.

     REVENUE RECOGNITION -- Revenue from pool installation contracts is recognized on the percentage-of-completion accounting method based on the proportion of total costs incurred on the contract as a percentage of total estimated contract costs. Revisions in cost and revenue estimates are reflected in the period in which the facts requiring such revisions become known. Provision is made currently for estimated losses on uncompleted installations. The majority of the Company's contracts call for progress payments to be made in advance of completing individual phases of the installation until the final phases of installation, at which time the remaining portion is recognized as a contract receivable. Progress payments in excess of revenue recognized are classified as billings in excess of costs and estimated earnings on uncompleted contracts and are included in accrued expenses. Unbilled contract receivables are not material at any point in time. Contract costs include direct material, labor, subcontract costs and overheads. Selling and administrative expenses are charged to income as incurred.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     RECLASSIFICATIONS -- Certain reclassifications have been made to the 1997 financial statements to make the presentation consistent with the current period.

2. SPLIT-OFF FROM PARENT

     In April 1999, the Parent announced its intention to be acquired by a third party (the "Acquiring Party"). The expected date of the completion of the acquisition is August 1999, and at that time Parent intends to split-off the Company to Parent's common shareholders through a taxable distribution of the Company's shares. The split-off will be accomplished through the distribution of
0.25 shares of Company common stock for every share of Parent common stock held at the time of the distribution and result in the Company being a stand-alone public company. Immediately prior to the split-off the Company will amend its articles of incorporation to provide for the issuance of up to 30,000,000 shares of common stock. At the time of the split-off, the stock options held by persons expected to be employees or directors of the Company will also be split-off so that the potential ownership these employees had in the Parent would remain consistent with that in the Company. It is expected that stock options representing an 18.1 percent ownership interest in the Company's shares on a diluted basis will be outstanding related to these employees at the time of the

                                                            FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION
split-off. The exercise price of such shares is not determinable at this time as it is dependent on the trading price of the Company on its first full day of trading following the split-off. Additionally, prior to the split-off the Company will establish a long-term incentive plan under which certain employees and directors will be issued options to purchase common shares of the Company (the "Long-Term Incentive Plan"). The number of options issued under the Long-Term Incentive Plan will not exceed 600,000.

     The Company, Parent and the Acquiring Party have entered into various agreements that will provide for administrative services, tax sharing and indemnification (the "Agreements"). Among other things, these Agreements also provide that at the time of the split-off, the Company will pay the Parent $17,000,000, subject to certain adjustments, and the remaining inter-company advance will be contributed to capital. Anthony & Sylvan expects to finance the payment of the dividend through external borrowings. The potential adjustments to the $17,000,000 payment primarily relate to the amount of net tax benefit realized by the Parent from the exercise of employee stock options net of the corporate tax payable from the split-off. If the net tax benefit is greater than $4,200,000, the $17,000,000 will be reduced by such excess. If the net tax benefit is lower than $4,200,000, then the Company will issue to Parent a 3 year senior subordinated note, equal to the shortfall, with interest payable semi-annually at a rate that is expected to be 225 basis points in excess of the Company's bank borrowing rate at the time of the split-off. As the final amount of the net tax benefit is largely dependent on the first day trading price of the Company following the split-off, it is not determinable at this time. The Agreements also provide that if the net assets of the Company (defined as total assets less total liabilities excluding debt to the Parent) exceeds $40,836,000 at June 30, 1999, then the Company is required to pay the Parent the amount of such excess in cash. At December 31, 1998 the net assets of the Company were $36,102,000. The Company does not expect to exceed the net asset limitation under the Agreements.

3. EARNINGS PER SHARE

     Earnings per share is computed in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is computed by dividing net income by the number of common shares expected to be outstanding following the split-off from the Parent. Diluted earnings per share is based on the combined number of shares outstanding including the assumed exercise or conversion of options. The treasury stock method is used in computing diluted earnings per share, however diluted earnings per share has not been presented as this method requires information with respect to the Company's stock price and the exercise price for stock options transferred under arrangements described in note 2, neither of which is presently determinable.

4. RELATED PARTY TRANSACTIONS

     With the exception of certain capitalized lease obligations the Company does not have external sources of borrowings, and, as such relies upon the Parent as its primary source of funding. The Parent provides funding through an inter-company debt arrangement under which borrowings available to the Company are subject to the terms, conditions and covenants of the Parent's credit agreement, and limited to the availability thereunder. This inter-company account is used to provide working capital and acquisition funding and to

FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION
account for the centralized cash management program. Interest was charged on the average outstanding payable at an average rate of 10.25 percent for the eight month period ended December 31, 1997 and 6.9 percent for the year ended December 31, 1998. Total interest charges on the inter-company account for the eight months ended December 31, 1997 were $1,601,000 and for the year ended December 31, 1998 were $1,860,000. The inter-company account is repayable upon demand.

     The Parent manages consolidated domestic cash flows. Pursuant to this cash management program the Company transfers any accumulated cash surplus to the Parent's accounts and the Parent funds cash disbursements, as needed, to maintain minimum account balances. Such cash flow activities serve to increase or decrease the Company's debt with the Parent.

     The Company purchases swimming pool and spa equipment used in its swimming pool installations from other companies who are also wholly-owned subsidiaries of the Parent. These purchases are made on an arms length basis, on terms similar to those to which those companies sell to their other customers and are not subject to any long term supply agreements. Total purchases from related companies for the eight months ended December 31, 1997, were approximately $2,030,000 and for the year ended December 31, 1998 were approximately $10,546,000. Amounts payable by the Company to related companies of $287,000 and $488,000 are included in accounts payable at December 31, 1997 and 1998, respectively.

5. BUSINESS ACQUISITIONS

     In January 1998, the Company acquired the net operating assets of Tango Pools, an installer of swimming pools in Las Vegas, Nevada, and in August 1998, it also acquired Pools by Andrews, Inc., an installer of swimming pools in Florida. Consideration for these transactions of $5,946,000, including transaction costs, was paid in a combination of cash and the Parent's common stock. These acquisitions were accounted for as purchases, and thus, the purchase price has been allocated to the assets and liabilities based on their estimated fair value. In the case of Pools by Andrews such estimates are preliminary and may be revised at a later date. The results of operations for each of the acquired entities have been included in the Company's results since the date of acquisition.

     On May 1, 1997, substantially all of the Company's assets were acquired and certain of its liabilities were assumed by the Parent as part of an acquisition transaction with the Company's former parent, General Aquatics, Inc. The acquisition was accounted for as a purchase and the results of operations shown in these statements reflect the Company's results since the date of acquisition.

                                                            FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION

     The following table is a summary of these transactions (dollars in thousands).

                                                              1997       1998
                                                             -------    -------
Fair value of identifiable assets acquired.................  $19,632    $ 3,808
Costs in excess of net assets acquired.....................   21,902      7,193
Less liabilities assumed...................................  (20,469)    (5,055)
                                                             -------    -------
Net consideration paid for acquisitions....................  $21,065    $ 5,946
                                                             =======    =======

     The following unaudited pro forma combined results of operations give effect to the acquisition of the Company as if it were completed at the beginning of 1997 and the Tango Pools and Pools by Andrews acquisitions as if they were completed at the beginning of 1998. The pro forma information has been presented for comparative purposes only and does not purport to be indicative of what would have occurred had the acquisitions been made at the beginning of 1998, or of the results which may occur in the future (dollars in thousands).

                                                             1997        1998
                                                           --------    --------
Net sales................................................  $127,712    $173,550
Net income...............................................     1,697       2,574

6. ACCRUED EXPENSES

     Accrued expenses consisted of the following at December 31 (dollars in thousands):

                                                               1997      1998
                                                              ------    -------
Billings in excess of costs and estimated earnings on
  uncompleted contracts.....................................  $2,802    $ 5,196
Warranty....................................................   1,867      1,543
Accrued compensation........................................   1,787      1,796
Other.......................................................   1,514      1,772
                                                              ------    -------
          Total.............................................  $7,970    $10,307
                                                              ======    =======

7. LONG-TERM DEBT

     Long term debt consists of the following at December 31 (dollars in thousands):

                                                               1997      1998
                                                              ------    -------
Capital lease obligations...................................  $  858    $   504
Less current maturities.....................................    (403)      (244)
                                                              ------    -------
          Total.............................................  $  455    $   260
                                                              ======    =======

     The Company has capital leases for the purchase of automobiles and other equipment with a net book value of approximately $494,000 at December 31, 1998. The leases are collateralized by the automobiles and the equipment purchased. At December 31, 1998, the total future minimum payments under these leases was $631,000, with $127,000 representing payments for future interest.

FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION

     Aggregate maturities of long-term debt are the following: 1999, $244,000; 2000, $161,000; 2001, $92,000; and 2002, $7,000.

8. INCOME TAXES

     The significant components of the provision for income taxes are as follows for the eight months ended December 31, 1997 and the year ended December 31, 1998 (dollars in thousands):

                                                               1997      1998
                                                              ------    ------
Current:
  Federal...................................................  $2,397    $  836
  State.....................................................     220       190
                                                              ------    ------
          Total current.....................................   2,617     1,026
                                                              ------    ------
Deferred:
  Federal...................................................      30       386
  State.....................................................       2        22
                                                              ------    ------
          Total deferred....................................      32       408
                                                              ------    ------
          Total.............................................  $2,649    $1,434
                                                              ======    ======

     The Company's deferred tax assets at December 31, 1997 and 1998 are comprised primarily of non-deductible accruals for doubtful accounts, warranty and inventory obsolescence.

     The consolidated tax provision differs from the tax provision computed at the statutory United States tax rate of 34 percent for 1997 and 1998 as follows (dollars in thousands):

                                                               1997      1998
                                                              ------    ------
Tax provision at statutory Federal rate.....................  $2,449    $1,231
State income taxes..........................................     147       140
Other items, net............................................      53        63
                                                              ------    ------
Provision for income taxes..................................  $2,649    $1,434
                                                              ======    ======

9. STOCK OPTION PLANS

     At the time of the split-off from the Parent (see note 2) stock options held by persons expected to be employees or directors of the Company will also be split-off so that the potential ownership these employees had in the Parent would remain consistent with that in the Company. This will result in the allocation to the Company of 741,558 fully vested options. Of these options 652,320 will expire in October, 2000, 83,188 in September, 2006 and the remaining 6,050 in July, 2007. The exercise price for these options will be determined based upon the first day's trading price following the split-off from the Parent.

                                                            FINANCIAL STATEMENTS

                       ANTHONY & SYLVAN POOLS CORPORATION

10. SHAREHOLDER'S EQUITY

     Shareholder's equity consisted of the following at December 31 (dollars in thousands):

                                                     COMMON    RETAINED
                                                     SHARES    EARNINGS    TOTAL
                                                     ------    --------    ------
Balance, May 1, 1997...............................  $  --      $   --     $   --
  Net income for the eight months ended December
     31, 1997......................................     --       4,553      4,553
                                                     ------     ------     ------
Balance, December 31, 1997.........................     --       4,553      4,553
  Net income for the year ended December 31,
     1998..........................................     --       2,188      2,188
                                                     ------     ------     ------
Balance, December 31, 1998.........................  $  --      $6,741     $6,741
                                                     ======     ======     ======

11. OPERATING LEASES

     The Company leases certain of its facilities and equipment. Total rental expenses under operating leases were $1,046,000 for the eight months ended December 31, 1997 and $1,975,000 for the year ended December 31, 1998. Minimum annual rental commitments for the next five years under non-cancelable operating leases are the following: 1999, $1,815,000; 2000, $1,412,000; 2001, $877,000;
2002, $611,000; 2003, $281,000; and $137,000 thereafter.

12. RETIREMENT PLANS

     The Company and certain other subsidiaries of the Parent maintain a defined contribution plan covering substantially all of its employees. Participants are permitted to make pretax contributions to the plan as a percentage of compensation. The Company matches participant contributions, up to specified limits. Total Company contributions were approximately $422,000 for the eight months ended December 31, 1997 and $791,000 for the year ended December 31, 1998.

13. LITIGATION

     Certain claims, suits and complaints arising in the ordinary course of business have been filed or are pending against the Company. In the opinion of management, the results of all such matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

14. ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Financial Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company is required to adopt SFAS 133 in fiscal 2000. The Company is currently evaluating the requirements of SFAS 133 but, based on its limited use of derivative financial instruments, does not expect it to have a material effect on the Company.

FINANCIAL STATEMENTS

                          ANTHONY & SYLVAN POOLS, INC.

                              FINANCIAL STATEMENTS
                               FOR THE YEAR ENDED
                             DECEMBER 31, 1996 AND
                             THE FOUR MONTHS ENDED
                                 APRIL 30, 1997

                                                            FINANCIAL STATEMENTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors & Shareholders,
Anthony & Sylvan Pools, Inc.

     We have audited the statements of operations and cash flows for the year ended December 31, 1996 and for the four months ended April 30, 1997 of Anthony & Sylvan Pools, Inc. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements present fairly, in all material respects, the results of the Company's operations and its cash flows for the year ended December 31, 1996 and for the four months ended April 30, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Cleveland, Ohio
September 15, 1998

FINANCIAL STATEMENTS

                          ANTHONY & SYLVAN POOLS, INC.

                            STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                    AND THE FOUR MONTHS ENDED APRIL 30, 1997

                             (DOLLARS IN THOUSANDS)

                                                                      FOUR MONTHS
                                                                         ENDED
                                                       DECEMBER 31     APRIL 30,
                                                          1996           1997
                                                       -----------    -----------
Net sales............................................   $112,167        $28,883
Cost of sales........................................     82,018         22,291
                                                        --------        -------
Gross profit.........................................     30,149          6,592
Operating expenses:
  Selling............................................   $ 18,875          6,073
  Administrative.....................................      9,049          3,980
                                                        --------        -------
       Total operating expenses......................     27,924         10,053
                                                        --------        -------
Income/(loss) from operations........................      2,225         (3,461)
Interest and other expense...........................        354            303
                                                        --------        -------
Income/(loss) before income taxes....................      1,871         (3,764)
Provision/(benefit) for income taxes.................        704         (1,350)
                                                        --------        -------
Net income/(loss)....................................   $  1,167        $(2,414)
                                                        ========        =======

     See notes to financial statements.

                                                            FINANCIAL STATEMENTS

                          ANTHONY & SYLVAN POOLS, INC.

                            STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                    AND THE FOUR MONTHS ENDED APRIL 30, 1997

                             (DOLLARS IN THOUSANDS)


                                                                      FOUR MONTHS
                                                                         ENDED
                                                      DECEMBER 31,     APRIL 30,
                                                          1996           1997
                                                      ------------    -----------
Cash Flows From Operating Activities:
  Net income/(loss).................................     $1,167         $(2,414)
  Adjustments to reconcile net income/(loss) to net
     cash provided by operating activities:
     Depreciation and amortization..................      1,066             470
     Non-cash interest..............................        426             116
     Deferred income taxes..........................       (207)           (631)
  Changes in operating assets and liabilities net of
     assets acquired:
     Contract receivables...........................       (574)            491
     Inventories....................................        (13)         (1,031)
     Prepayments and other..........................       (462)            218
     Accounts payable...............................      1,559           3,251
     Accrued expenses...............................      2,499           1,551
                                                         ------         -------
       Cash provided by operating activities........      5,461           2,021
                                                         ------         -------
Cash Flows For Investing Activities:
  Additions to property, plant and equipment........       (329)           (259)
  Acquisition costs.................................       (223)             --
                                                         ------         -------
       Cash used in investing activities............       (552)           (259)
                                                         ------         -------
Cash Flows From Financing Activities:
  Net transactions with General Aquatics, Inc.......     (7,052)         (7,224)
  Proceeds from long-term debt......................      3,379           3,825
  Payments on capital lease obligations.............       (496)           (150)
                                                         ------         -------
       Cash used in financing activities............     (4,169)         (3,549)
                                                         ------         -------
Net increase/(decrease) in cash and cash
  equivalents.......................................        740          (1,787)
Cash and Cash Equivalents:
  Beginning of period...............................      1,092           1,832
                                                         ------         -------
  End of period.....................................     $1,832         $    45
                                                         ======         =======
Supplemental Cash Flow Information:
  Interest paid.....................................     $   47         $   272
  Income taxes paid, net............................     $  745         $    --
  Purchases of equipment under capital leases.......     $  179         $   493
  Note payable issued for business acquisition......     $5,355         $    --


     See notes to financial statements.

FINANCIAL STATEMENTS

                          ANTHONY & SYLVAN POOLS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    AND THE FOUR MONTHS ENDED APRIL 30, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION -- Anthony & Sylvan Pools, Inc. is the largest residential in-ground concrete pool sales and installation business in the United States.

     On May 1, 1997, substantially all of Anthony & Sylvan's operating assets were acquired and certain of its liabilities assumed by Essef Corporation and subsidiaries as part of an acquisition transaction with General Aquatics, Inc. (the "Parent"), of which Anthony & Sylvan, Inc. was a subsidiary. The accompanying financial statements are presented under Anthony & Sylvan's historical basis of accounting and do not reflect any adjustments which would be required as a result of the acquisition by Essef Corporation. Separate financial statements have been issued for the period after the acquisition which contemplate the adjustments required under the purchase method of accounting. Company management believes that the financial statements reflect all material expenses of Anthony & Sylvan assuming Anthony & Sylvan were organized as a stand-alone legal entity, including specifically identifiable costs incurred by the Parent on behalf of, and charged to, Anthony & Sylvan.

     In March, 1996, Anthony & Sylvan purchased assets and assumed liabilities of Anthony Pools, a division of Anthony Industries, Inc., a residential in-ground concrete swimming pool sales and installation business. Subsequent to the acquisition Anthony & Sylvan changed its name to Anthony & Sylvan Pools, Inc.

     CASH AND CASH EQUIVALENTS -- The Company considers all highly liquid short-term investments with initial maturities of three months or less to be cash equivalents.

     FINANCIAL INSTRUMENTS -- The Company has financial instruments which consist primarily of cash and cash equivalents, receivables, payables and debt instruments. The Company has determined that the estimated fair value of its financial instruments approximates carrying value.

     Financial instruments which subject Anthony & Sylvan to concentrations of credit risk consist primarily of contract receivables. Concentration with respect to contract receivables is limited due to the large number of customers comprising Anthony & Sylvan's customer base and their geographical dispersion.

     INVENTORIES -- Inventories consist primarily of goods purchased for installation in pools and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     FIXED ASSETS -- Depreciation is computed using the straight-line method for financial reporting purposes. Accelerated methods are used for tax reporting purposes. Assets, valued at cost, are generally being depreciated over their useful lives as follows: buildings 10 to 40 years; and machinery and equipment, 3 to 10 years.

     GOODWILL -- Goodwill arising from the acquisition of Anthony Pools is being amortized using the straight-line method over fifteen years. The Company periodically evaluates the

                                                            FINANCIAL STATEMENTS

                          ANTHONY & SYLVAN POOLS, INC.

recoverability of goodwill by comparing the book value of such assets to expected future cash flows of the acquired businesses, on an undiscounted basis, over the remaining amortization period of the asset. At December 31, 1996, no such impairment has been recorded.

     WARRANTY -- The Company accrues an estimate of warranty claims based on its estimate of the aggregate liability for claims based on Anthony & Sylvan's historical experience. The portion of claims Anthony & Sylvan estimates will not be paid within one year is included in other long-term liabilities.

     INCOME TAXES -- The Company is included in the consolidated federal income tax return of the Parent. All tax amounts have been recorded as if Anthony & Sylvan filed separate federal and state tax returns. The provision for income taxes included in the statement of operations includes federal, state and local taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and has been computed as if Anthony & Sylvan was a stand-alone entity. The accompanying balance sheet includes deferred tax amounts applicable to Anthony & Sylvan.

     REVENUE RECOGNITION -- Revenue from pool installation contracts is recognized on the percentage-of-completion accounting method based on the proportion of total costs incurred on the contract as a percentage of total estimated contract costs. Revisions in cost and revenue estimates are reflected in the period in which the facts requiring such revisions become known. Provision is made currently for estimated losses on uncompleted installations. The majority of Anthony & Sylvan's contracts call for progress payments to be made in advance of completing individual phases of the installation until the final phases of installation, at which time the remaining portion is recognized as a contract receivable. Progress payments in excess of revenue recognized are classified as billings in excess of costs and estimated earnings on uncompleted contracts, and are included in accrued expenses. Unbilled contract receivables are not material at any point in time.

     Contract costs include direct material, labor, subcontract costs and overheads. Selling and administrative expenses are charged to income as incurred.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS

     The Parent manages consolidated domestic cash flows. Pursuant to this cash management program Anthony & Sylvan transfers any accumulated cash surplus to the Parent's accounts and the Parent funds cash disbursements, as needed, to maintain minimum account balances. Such cash flow activities serve to increase or decrease Anthony & Sylvan's debt with the Parent.

     The Company purchases swimming pool and spa equipment used in its swimming pool installations from other companies who are also wholly-owned subsidiaries of the Parent.

FINANCIAL STATEMENTS

                          ANTHONY & SYLVAN POOLS, INC.

These purchases are made on an arms length basis, on terms similar to those to which those Companies sell to their other customers and are not subject to any long-term supply agreements. Total purchases from related Companies for the year ended December 31, 1996 and the four months ended April 30, 1997 were $3,985,000 and $1,558,000.

3. ACQUISITION OF ANTHONY POOLS

     In March, 1996, Anthony & Sylvan purchased assets and assumed liabilities of Anthony Pools, a division of Anthony Industries, Inc. for $6,253,000. Anthony Pools was primarily involved in the installation of residential pools. Subsequent to the acquisition Anthony & Sylvan changed its name to Anthony & Sylvan Pools, Inc. The purchase price was paid by issuance of subordinated debt of $6,178,000 (discounted to $5,355,000), warrants to purchase 455,556 shares of the Parent's common stock (at $13.56 per share), and 100,000 shares of the Parent's common stock. The acquisition has been accounted for as a purchase, and thus, the purchase price has been allocated to the assets and liabilities acquired, based on their estimated fair value as of the date of acquisition. The results of operations have been included in Anthony & Sylvan's results since the date of acquisition. The cost in excess of the fair value of the net assets acquired is being amortized on a straight-line basis over fifteen years.

     The following table is a summary of the transaction (dollars in thousands):

Fair value of identifiable assets acquired.............    $7,510
Costs in excess of net assets acquired.................     3,292
Less liabilities assumed...............................    (4,549)
                                                           ------
Net consideration paid for acquisition.................    $6,253
                                                           ======

     The following unaudited pro-forma combined results of operations give effect to the acquisition as though it was completed at the beginning of the period shown. The pro-forma information has been presented for comparative purposes only and does not purport to be indicative of what would have occurred had the acquisition been made at the beginning of the period presented, or of results which may occur in the future (dollars in thousands) (unaudited):

                                                       YEAR ENDED
                                                      DECEMBER 31,
                                                          1996
                                                      ------------
Net sales.........................................      $119,480
Net loss..........................................      $    (50)

4. NOTES PAYABLE

     At December 31, 1996, Anthony & Sylvan had $3,379,000 outstanding under a bank line of credit. These facilities were made available under the Parent's revolving line of credit agreement which allows for borrowings of up to $20 million, subject to sub-limits based on secured accounts receivable, inventory and equipment levels of the Parent and its subsidiaries. Interest was payable at the bank's prime rate (8.25 percent at December 31, 1996) plus

                                                            FINANCIAL STATEMENTS

                          ANTHONY & SYLVAN POOLS, INC.

 .75 percent or the Eurodollar rate plus 2 percent. The line of credit had an expiration date of November 30, 1999. On May 1, 1997, the line of credit was repaid in conjunction with the acquisition of General Aquatics, Inc. by Essef Corporation (see Note 1).

5. LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1996 (dollars in thousands):

Acquisition note.......................................    $5,781
Capital lease obligations..............................       630
                                                           ------
                                                            6,411
Less current maturities................................      (531)
                                                           ------
  Total................................................    $5,880
                                                           ======

     The acquisition note represents a subordinated note payable to Anthony Industries, Inc. in the amount of $6,178,000 due March 1, 2001. Interest accrues at 5.61 percent commencing September 1, 1996. Interest charged through March 1, 1997 is to be converted semiannually to notes with similar terms to the original acquisition note. This note has been discounted to $5,355,000 which represents its fair market value at a 9 percent interest rate. At December 31, 1996 $426,000 of additional notes had been issued for interest charges.

     The Company has capital leases for the purchase of automobiles and other equipment with a net book value of approximately $830,000 at December 31, 1996. The leases are collateralized by the automobiles and the equipment purchased. At December 31, 1996, the total future minimum payments under these leases was $755,000, with $125,000 representing payments for future interest at an average interest rate of approximately 10%.

FINANCIAL STATEMENTS

                          ANTHONY & SYLVAN POOLS, INC.

     Aggregate maturities of long-term debt are the following: 1997, $531,000; 1998, $99,000; and 2001, $5,781,000.

6. INCOME TAXES

     The significant components of the provision/(benefit) for income taxes are as follows (dollars in thousands):

                                                                      FOUR MONTHS
                                                       YEAR ENDED        ENDED
                                                      DECEMBER 31,     APRIL 30,
                                                          1996           1997
                                                      ------------    -----------
Current:
  Federal.........................................        $836          $  (658)
  State...........................................          75              (61)
                                                          ----          -------
       Total current..............................         911             (719)
                                                          ----          -------
Deferred:
  Federal.........................................        (190)            (578)
  State...........................................         (17)             (53)
                                                          ----          -------
       Total deferred.............................        (207)            (631)
                                                          ----          -------
       Total......................................        $704          $(1,350)
                                                          ====          =======

     The consolidated tax provision/(benefit) differs from the tax provision/(benefit) computed at the statutory United States tax rate of 34% for following reasons (dollars in thousands):

                                                                      FOUR MONTHS
                                                       YEAR ENDED        ENDED
                                                      DECEMBER 31,     APRIL 30,
                                                          1996           1997
                                                      ------------    -----------
Tax provision/(benefit) at statutory Federal rate...      $636          $(1,280)
State income taxes..................................        38              (75)
Other items, net....................................        30                5
                                                          ----          -------
Provision/(benefit) for income taxes................      $704          $(1,350)
                                                          ====          =======

7. OPERATING LEASES

     The Company leases some of its facilities and equipment. Total rental expenses under operating leases for the year ended December 31, 1996 and the four months ended April 30, 1997 were approximately $1,819,000 and $536,000, respectively. Minimum annual rental commitments for the next five years under non-cancelable operating leases are the following: 1998, $1,628,000; 1999, $1,150,000; 2000, $876,000; 2001, $582,000; 2002, $297,000; and $664,000
thereafter.

8. RETIREMENT PLANS

     The Company and other subsidiaries of Essef maintain a defined contribution plan covering substantially all of its employees. Participants are permitted to make pretax

                                                            FINANCIAL STATEMENTS

                          ANTHONY & SYLVAN POOLS, INC.

contributions to the plans as a percentage of compensation. The Company matches participant contributions, up to specified limits. Total Company contributions for the year ended December 31, 1996 and for the four months ended April 30, 1997 were approximately $283,000 and $177,000, respectively.

     Until April 30, 1997, Anthony & Sylvan maintained noncontributory defined benefit pension plans covering substantially all of its full-time employees. The plans provided pension benefits that were based on years of service and the employee's total compensation. It was Anthony & Sylvan's policy to make annual contributions required by applicable regulations. The assets and liabilities of the plans were not acquired by Essef Corporation in conjunction with its acquisition of General Aquatics, Inc. (See Note 1).

     Significant assumptions used in the plans' actuarial valuations were:

                                                                         FOUR
                                                                        MONTHS
                                                       YEAR ENDED        ENDED
                                                      DECEMBER 31,     APRIL 30,
                                                          1996           1997
                                                      ------------    -----------
Discount rate.......................................       7.25%          7.25%
Long-term rate of investment return.................       9.00%          9.00%

     Net periodic pension cost consists of the following (dollars in thousands):

                                                                      FOUR MONTHS
                                                       YEAR ENDED        ENDED
                                                      DECEMBER 31,     APRIL 30,
                                                          1996           1997
                                                      ------------    -----------
Service cost-benefits earned during the period......      $18             $ 5
Interest cost on projected benefit obligation.......       63              23
Return on plan assets...............................      (35)            (11)
Net amortization and deferral.......................       42               3
                                                          ---             ---
Net periodic pension cost...........................      $88             $20
                                                          ===             ===

9. LITIGATION

     Certain claims, suits and complaints arising in the ordinary course of business have been filed or are pending against Anthony & Sylvan. In the opinion of management, the results of all such matters will not have a material adverse effect on Anthony & Sylvan's financial position, results of operations or cash flows.

FINANCIAL STATEMENTS

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     On August 26, 1998, Essef issued 24,042 common shares, with an aggregate value of $500,000, to Pools By Andrews, Inc. in connection with Essef's acquisition of Pools By Andrews. This transaction was exempt from registration pursuant to Rule 504 of Regulation D under the Securities Act.

     On June 1, 1998, Essef issued 24,328 common shares, with an aggregate value of $500,000, to Dennis M. O'Hara and Barbara J. O'Hara 1984 Living Trust in connection with Essef's acquisition of Cozad & O'Hara, Inc. This transaction was exempt from registration pursuant to Rule 504 of Regulation D under the Securities Act.

     On January 21, 1998, Essef issued 48,465 common shares, with an aggregate value of $818,832, to the Tegano Family Trust in connection with Essef's acquisition of Tango Pools, Inc. This transaction was exempt from registration pursuant to Rule 504 of Regulation D under the Securities Act.

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VI of Essef's code of regulations provides that Essef will indemnify any director or officer or any former director or officer of Essef or any person who is or has served at the request of Essef as a director, officer or trustee of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements set forth in the Ohio general corporation law as the same may be in effect from time to time.

     Article VI further provides that the indemnification shall not be deemed to restrict the right of Essef to indemnify employees, agents and others as permitted by such law, and shall be in addition to any other rights granted to those seeking indemnification under Essef's articles of incorporation and regulations or any indemnification agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     In addition, Article VI provides that Essef is expressly authorized to enter into agreements which grant rights of indemnification to any person or entity. Essef has entered into indemnification agreements with its directors and executive officers. Pursuant to each indemnification agreement, Essef must indemnify the indemnitee with respect to his activities as a director or officer of Essef and/or as a person who is serving or has served on behalf of Essef as a director, officer or trustee of another corporation, joint venture, trust or other enterprise, domestic or foreign, in which Essef has a direct or indirect ownership interest against expenses actually and reasonably incurred by him in connection with any claim against the indemnitee which is the subject of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise and whether formal or informal, to which the indemnitee was, is or is threatened to be made a party by reason of facts which include the indemnitee's being or having been such a director, officer or representative, to the extent of the highest and most advantageous to the indemnitee, as determined by the indemnitee, of one or any combination of the following:

          (a) The benefits provided by Essef's code of regulations as of the date of the indemnification agreement;

          (b) The benefits provided by Essef's articles of incorporation, regulations or by-laws or their equivalent of Essef in effect at the time expenses are incurred by the indemnitee;

          (c) The benefits allowable under Ohio law in effect as of the date of the indemnification agreement;

          (d) The benefits allowable under the law of the jurisdiction under which Essef exists at the time expenses are incurred by the indemnitee;

          (e) The benefits available under liability insurance obtained by Essef;

          (f) The benefits which would have been available to the indemnitee under his executive liability insurance policy; and

          (g) Such other benefits as are or may be otherwise available to the indemnitee.

     The indemnification agreements provide for the advancement of expenses to the indemnitee if the indemnitee provides Essef with a written undertaking that:

          - the indemnitee has notified Essef of any proceeding;

          - the indemnitee believes he should prevail in the proceeding, and

          - that the indemnitee will reimburse Essef for all expenses if it is determined that the indemnitee is not entitled to indemnification.

     Article VI also authorizes Essef to purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director, officer, employee or agent of Essef, or is or was serving at the request of Essef as a director, trustee, officer, employee or agent of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators), against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, regardless of whether Essef would have indemnified him against such liability under any other provision of Article VI. It further provides that insurance may be purchased from or maintained with a person in which Essef has a financial interest.

     Essef has obtained director and officer liability insurance covering its current executive officers and directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits. The following is a list of exhibits included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request. Items marked with a + are filed with this Amendment No. 1 to Registration Statement. Items marked with an asterisk were previously filed.



EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
  2.1          * Agreement and Plan of Merger dated as of April 30, 1999
               among Pentair, Inc., Northstar Acquisition Company and Essef
                 Corporation (included as Annex A to the proxy
                 statement/prospectus)
  3.1          Third Amended Articles of Incorporation of Essef
               (incorporated by reference to Exhibit 3.1 to Essef's Form
                10-K for the year ended September 30, 1998)
  3.2          Code of Regulations of Essef, as amended (incorporated by
               reference to Exhibit 3.2 to Essef's Form 10-K for the year ended September 30, 1998)
  3.3          * Form of Amended and Restated Articles of Incorporation of
               Anthony & Sylvan
  3.4          * Form of Amended and Restated Code of Regulations of
                 Anthony & Sylvan
  4.1          See Exhibits 3.3 and 3.4 for provisions of the Articles of
               Incorporation and Regulations of Anthony & Sylvan defining the rights of holders of Anthony & Sylvan common shares
  5.1          * Opinion of Squire, Sanders & Dempsey L.L.P. as to the
               legality of the common shares being registered.
 10.1          * 1999 Long-Term Incentive Plan
 10.2          * Form of Executive Employment Agreement between Stuart D.
               Neidus and Anthony & Sylvan
 10.3          * Form of Executive Employment Agreement between Howard P.
               Wertman and Anthony & Sylvan
 10.4          * Form of Executive Employment Agreement between Richard M.
               Kelso and Anthony & Sylvan
 10.5          * Form of Executive Employment Agreement between Mark E.
               Brody and Anthony & Sylvan
 10.6          * Form of Indemnification Agreement with Anthony & Sylvan
 10.7          * Form of Transition Agreement (included as Annex B to the proxy statement/prospectus)
 10.8          * Form of Tax Sharing Agreement (included as Annex C to the proxy statement/prospectus)
  21           + List of subsidiaries of Anthony & Sylvan
 23.1          + Consent of Deloitte & Touche LLP
 23.2          Consent of Squire, Sanders & Dempsey L.L.P. (see Exhibit
                5.1)
 24.1          + Power of Attorney (included elsewhere in Part II of this
               Registration Statement)
 99.1          + Proxy Card of Essef Corporation

     (b) Financial Statement Schedules.


     The following financial statement schedules of Anthony & Sylvan are attached hereto and are filed as part of this Registration Statement:

     Schedule II Anthony & Sylvan Pools Corporation Valuation and Qualifying Accounts.

     All other schedules are omitted because the required information is either presented in the financial statements or notes thereto, or is not applicable, required or material.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the proxy statement/prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was restored) and any deviation from the low or high end of the estimated offering range may be repeated in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
        Statement:

        provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section (d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes as follows:

                  (1) that prior to any public reoffering of the securities
             registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and


                  (2) that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such requests, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the requests.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chardon, State of Ohio, on June 23, 1999.



                                     ANTHONY & SYLVAN POOLS CORPORATION


                                     By: /s/ STUART D. NEIDUS
                                        ----------------------------------------
                                     Stuart D. Neidus

                                     Chairman of the Board


                                     and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on this 23rd day of June, 1999.



               SIGNATURE                                    TITLE
               ---------                                    -----
/s/ STUART D. NEIDUS                       Chairman of the Board and Chief
---------------------------------------    Executive Officer (Principal Executive
Stuart D. Neidus                           Officer)

/s/ MARK E. BRODY*                         Executive Vice President and Chief
---------------------------------------    Financial Officer (Principal Financial
Mark E. Brody                              and Accounting Officer)

/s/ THOMAS B. WALDIN*                      Director
---------------------------------------
Thomas B. Waldin

/s/ MARY ANN JORGENSON*                    Director
---------------------------------------
Mary Ann Jorgenson



* The undersigned, as attorney-in-fact, does hereby sign this Amendment No. 1 to Registration Statement on behalf of each of the officers and directors indicated above.


                                     By: /s/ STUART D. NEIDUS
                                        ----------------------------------------
                                     Stuart D. Neidus

                                                                     SCHEDULE II

                       ANTHONY & SYLVAN POOLS CORPORATION
                       VALUATION AND QUALIFYING ACCOUNTS

                            BALANCE AT                                                  BALANCE
                           BEGINNING OF    CHARGED TO                                   AT END
       DESCRIPTION            PERIOD        EXPENSE      ACQUISITIONS    WRITE-OFFS    OF PERIOD
       -----------         ------------    ----------    ------------    ----------    ---------
ALLOWANCE FOR DOUBTFUL
  ACCOUNTS
  For the year ended
     December 31, 1996         $182           $412           $ --           $134        $  460
  For the four months
     ended April 30, 1997       460            157             --            101           516
  For the eight months
     ended December 31,
     1997                       516            265             --             73           708
  For the year ended
     December 31, 1998          708            447            468            538         1,085
------------------------------------------------------------------------------------------------
RESERVE FOR INVENTORY
  OBSOLESCENCE
  For the year ended
     December 31, 1996          100             --             --             --           100
  For the four months
     ended April 30, 1997       100            119             --             --           219
  For the eight months
     ended December 31,
     1997                       219            266             --             --           485
  For the year ended
     December 31, 1998          485            219             --            470           234

                                 EXHIBIT INDEX


EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
  2.1          * Agreement and Plan of Merger dated as of April 30, 1999
               among Pentair, Inc., Northstar Acquisition Company and Essef
                 Corporation (included as Annex A to the proxy
                 statement/prospectus)
  3.1          Third Amended Articles of Incorporation of Essef
               (incorporated by reference to Exhibit 3.1 to Essef's Form
                10-K for the year ended September 30, 1998)
  3.2          Code of Regulations of Essef, as amended (incorporated by
               reference to Exhibit 3.2 to Essef's Form 10-K for the year ended September 30, 1998)
  3.3          * Form of Amended and Restated Articles of Incorporation of
                 Anthony & Sylvan
  3.4          * Form of Amended and Restated Code of Regulations of
                 Anthony & Sylvan
  4.1          See Exhibit 3.3 and 3.4 for provisions of the Articles of
               Incorporation and Registration of Anthony & Sylvan defining the rights of holders of Anthony & Sylvan common shares
  5.1          * Opinion of Squire, Sanders & Dempsey L.L.P. as to the
               legality of the common shares being registered
 10.1          * 1999 Long-Term Incentive Plan
 10.2          *Form of Executive Employment Agreement between Stuart D.
               Neidus and Anthony & Sylvan
 10.3          * Form of Executive Employment Agreement between Howard P.
               Wertman and Anthony & Sylvan
 10.4          * Form of Executive Employment Agreement between Richard M.
               Kelso and Anthony & Sylvan
 10.5          * Form of Executive Employment Agreement between Mark E.
               Brody and Anthony & Sylvan
 10.6          * Form of Indemnification Agreement with Anthony & Sylvan
 10.7          * Form of Transition Agreement (included as Annex B to the proxy statement/prospectus)
 10.8          * Form of Tax Sharing Agreement (included as Annex C to the proxy statement/prospectus)
  21           + List of subsidiaries of Anthony & Sylvan Pools Corporation
 23.1          + Consent of Deloitte & Touche LLP
 23.2          Consent of Squire, Sanders & Dempsey L.L.P. (see Exhibit
                5.1)
 24.1          + Power of Attorney
 99.1          + Proxy Card of Essef Corporation



     Items marked with a + are filed with this Amendment No. 1 to the Registration Statement. Items marked with an asterisk were previously filed.